Exhibit 10.5

EXECUTION COPY

FIFTY NORTHERN AVENUE LLC

AND

VERTEX PHARMACEUTICALS INCORPORATED

LEASE FOR 50 NORTHERN AVENUE (PARCEL A — FAN PIER)
BOSTON, MASSACHUSETTS

FIFTY NORTHERN AVENUE LLC

AND

VERTEX PHARMACEUTICALS INCORPORATED

LEASE FOR 50 NORTHERN AVENUE (PARCEL A — FAN PIER)
BOSTON, MASSACHUSETTS

TABLE OF CONTENTS

ARTICLE 1.	BASIC TERMS	5

1.01.	Date of Lease:	5
1.02.	Landlord:	5
1.03.	Tenant:	5
1.04.	Address of Property:	5
1.05.	Building, Property and Project:	5
1.06.	Premises:	5
1.07.	Tenant’s Pro Rata Share:	6
1.08.	Term:	6
1.09.	Commencement Date:	6
1.10.	Permitted Uses:	7
1.11.	Broker(s):	7
1.12.	Management Company:	7
1.13.	Security Deposit:	8
1.14.	Parking Access Devices:	8
1.15.	Base Rent:	8
1.16.	Additional Rent:	9
1.17.	Expenses Paid Directly by Tenant:	9
1.18.	Original Address of Landlord for Notices:	9
1.19.	Original Address of Tenant for Notices:	9
1.20.	Finish Work:	10
1.21.	Finish Work Allowance:	10
1.22.	Exhibits:	10

ARTICLE 2.	PREMISES AND APPURTENANT RIGHTS	8

2.01.	Lease of Premises; Appurtenant Rights	8

ARTICLE 3.	LEASE TERM	15

3.01.	Lease Term; Delay in Commencement	15
3.02.	Hold Over	17
3.03.	Right to Extend	18

ARTICLE 4.	RENT	20

4.01.	Base Rent	20
4.02.	Additional Rent	21
4.03.	Late Charge	22
4.04.	Interest	22
4.05.	Method of Payment	22
4.06.	Audit	23
4.07.	Phasing	24

ARTICLE 5.	TAXES	25

5.01.	Taxes	25
5.02.	Definition of “Taxes”	25
5.03.	Personal Property Taxes	27

ARTICLE 6.	UTILITIES	27

6.01.	Utilities	27

ARTICLE 7.	INSURANCE	29

7.01.	Coverage	29
7.02.	Action Increasing Rates	30
7.03.	Waiver of Subrogation	31
7.04.	Landlord’s Insurance	31

ARTICLE 8.	OPERATING EXPENSES	32

8.01.	Operating Expenses	32

ARTICLE 9.	USE OF PREMISES	35

9.01.	Permitted Uses	35
9.02.	Indemnification	35
9.03.	Compliance With Legal Requirements	35
9.04.	Hazardous Substances	37
9.05.	Signs and Auctions	40

9.06.	Landlord’s Access	40
9.07.	Security	41

ARTICLE 10.	CONDITION AND MAINTENANCE OF PREMISES AND PROPERTY	43

10.01.	Condition of Premises and Property	43
10.02.	Exemption and Limitation of Liability	43
10.03.	Landlord’s Obligations	44
10.04.	Tenant’s Obligations	45
10.05.	Tenant Work	47
10.06.	Condition upon Termination	51
10.07.	Decommissioning of the Premises	52

ARTICLE 11.	ROOFTOP LICENSE; ANTENNAS	53

11.01.	Rooftop License	53
11.02.	Installation and Maintenance of Rooftop Equipment	54
11.03.	Interference by Rooftop Equipment	55
11.04.	Relocation of Rooftop Equipment	55

ARTICLE 12.	DAMAGE OR DESTRUCTION; CONDEMNATION	56

12.01.	Damage or Destruction of Premises	56
12.02.	Eminent Domain	58

ARTICLE 13.	ASSIGNMENT AND SUBLETTING	59

13.01.	Landlord’s Consent Required	59
13.02.	Landlord’s Consent	60
13.03.	No Release	62
13.04.	Transfer Disputes	63
13.05.	Additional Procedures	63

ARTICLE 14.	EVENTS OF DEFAULT AND REMEDIES	64

14.01.	Covenants and Conditions	64
14.02.	Events of Default	64
14.03.	Remedies for Default	65

ARTICLE 15.	PROTECTION OF LENDERS	67

15.01.	Subordination and Superiority of Lease	67
15.02.	Attornment	68
15.03.	Rent Assignment	69

15.04.	Other Instruments	70
15.05.	Estoppel Certificates	70

ARTICLE 16.	MISCELLANEOUS PROVISIONS	70

16.01.	Landlord’s Consent Fees	70
16.02.	Notice of Landlord’s Default	71
16.03.	Quiet Enjoyment	71
16.04.	Intentionally Omitted	71
16.05.	Notices	71
16.06.	No Recordation	71
16.07.	Corporate Authority	72
16.08.	Joint and Several Liability	72
16.09.	Force Majeure	72
16.10.	Limitation of Warranties	73
16.11.	No Other Brokers	73
16.12.	Applicable Law and Construction	73
16.13.	Construction on the Property or Adjacent Property	74
16.14.	Confidentiality of Information	75
16.15.	Equal Employment Opportunity	76

ARTICLE 17.	SECURITY DEPOSIT	76

17.01.	Letter of Credit	76
17.02.	Letter of Credit Pledge	77
17.03.	Transfer of Security Deposit	77
17.04.	Release of the Security Deposit	77
17.05.	Reporting Obligations	78

ARTICLE 18.	GOVERNMENT INCENTIVES	78

18.01.	Government Incentives	78

VERTEX PHARMACEUTICALS INCORPORATED

LEASE FOR PARCEL A — FAN PIER
BOSTON, MASSACHUSETTS

ARTICLE 1.
BASIC TERMS

The following terms used in this Lease shall have the meanings set forth below.

1.01.	Date of Lease:	May 5, 2011

1.02.	Landlord:	Fifty Northern Avenue LLC, a Delaware limited liability company

1.03.	Tenant:	Vertex Pharmaceuticals Incorporated, a Massachusetts corporation

1.04.	Address of Property:	Parcel A, Fan Pier, Boston, MA, subject to the provisions of Section 2.01(c)

1.05.	Building, Property and Project:

The 15-story building to be constructed by Landlord and containing, upon completion, approximately 585,456 rentable square feet (the “Building”) in the City of Boston, Massachusetts, located on a parcel of land described in Exhibit 1.05 attached hereto and known as Parcel A, Fan Pier, Boston, Massachusetts (the Building and such parcel of land hereinafter being collectively referred to as the “Property”). The Property is part of a phased development located in the South Boston waterfront area of Boston, Massachusetts, currently consisting of nine (9) lettered parcels to be developed separately with up to nine (9) new buildings, projected to have an aggregate of approximately 3,034,000 square feet of gross floor area dedicated to a mixture of office, laboratory, residential, hotel, retail, civic/cultural uses, accessory parking spaces and maritime uses, together with access roads and landscaped open spaces (as such area is improved from time to time, the “Project”)

1.06	Premises:

Approximately 556,105 rentable square feet, consisting of all of the second through the fifteenth floors of the Building (including a mechanical floor), a portion of the first floor of the Building, a two-story mechanical penthouse in the Building, and a portion of a 3-level below grade structure, all

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as further described on Exhibit 1.06 (the “Premises”), based on a modified ANSI/BOMA Z65.1- 1996 method of measurement and as conclusively agreed to by the parties as set forth in Section 2.01(e).

1.07.	Tenant’s Pro Rata Share:	94.99%

1.08.	Term:

	Initial Term:	The period commencing on the Commencement Date and expiring on the last day of the fifteenth (15th) Lease Year, determined as set forth in the definition of “Lease Year,” below.

	Extension Term:	One (1) additional term of ten (10) years, as further described in, and subject to the provisions of, Section 3.03.

Lease Year:

The first (lst) Lease Year begins on the first Commencement Date to occur and ends on the last day of the twelfth full calendar month after the Final Commencement Date. Each subsequent Lease Year ends twelve months after the preceding one, provided, however, that the fifteenth (15th) Lease Year shall end on the later to occur of (i) the last day of the twelfth month after the fourteenth (14th) Lease Year or (ii) if the Building B Lease (as defined in Section 2.01(g), below) Final Commencement Date (as defined therein) occurs after the Final Commencement Date hereunder, the expiration date of the initial term of the Building B Lease (meaning and intending that the Building B Lease and this Lease be coterminous). The parties acknowledge that the first (lst) Lease Year and the fifteenth (15th) Lease Year each may consist of more than 12 months.

1.09.	Commencement Date:

The earlier of (i) the date Tenant has occupied any portion of the Premises for the conduct of its business, as opposed to occupying any portion of the Premises for the installation of the FF&E Work, as defined in Section 4 of Exhibit 10.03, or (ii) the Substantial Completion Date (as defined in Section 12.01 of Exhibit 10.03). Pursuant to Section 4.07 of this Lease, the Commencement Date may occur in one or more Phases. The Commencement Date

6

shall be determined separately for each Phase and Rent shall be pro-rated based on the ratio of occupied floors to total floors of the Premises (excluding mechanical floors and penthouses in each case) to reflect Tenant’s partial occupancy of the Premises until such time as the Commencement Date occurs with respect to the entire Premises. The Commencement Date upon which the remainder of the Premises is delivered to Tenant shall constitute the “Final Commencement Date”.

The “Estimated Commencement Date” shall mean the date that is 30 months from the issuance of the first building permit for any portion of the Building.

1.10.	Permitted Uses:

Office Uses and Research Center Uses as defined in and limited by the Development Plan for the Fan Pier Development, Planned Development Area #54 approved by the Boston Redevelopment Authority on November 14, 2001, and adopted by the Boston Zoning Commission on February 27, 2002, effective February 28, 2001, as amended by First Amendment to the Development Plan for the Fan Pier Development, Planned Development Area #54 approved by the Boston Redevelopment Authority on December 20, 2007, and adopted by the Boston Zoning Commission on January 30, 2008, effective January 30, 2008 (collectively, the “Development Plan”), and customary uses accessory to Office Uses and Research Center Uses as permitted under the Development Plan. Use of the mechanical penthouse, mechanical rooms, the mechanical floor, telephone closets, storage areas, and similar accessory areas of the Premises constructed as part of the Base Building Work, as defined in Exhibit 10.03, to the extent each are included within the Premises, shall be further limited to the purposes for which they have been constructed.

1.11.	Broker(s):	CB Richard Ellis — N.E. Partners, LP

1.12.	Management Company:	Fallon Management Company LLC c/o The Fallon Company LLC One Marina Park Drive Boston, Massachusetts 02210 Attn: Joseph F. Fallon

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1.13.	Security Deposit:	$17,324,506.50, if, as and when required pursuant to the terms of Article 17.

1.14.	Parking Access Devices:

377, subject to the provisions of Section 2.01(d). In the event occupancy is phased pursuant to Section 4.07, on each Commencement Date Tenant will have the option of accepting any number of Parking Access Devices between the number set forth above and that number pro rata adjusted consistent with the ratio of the rentable square footage in that portion of the Premises for which the Commencement Date has occurred over the total rentable square footage for the entire Premises and on the Final Commencement Date the number of Parking Access Devices shall thereafter be that number set forth at the beginning of this paragraph, subject to the provisions of Section 2.01(d).

1.15.	Base Rent:

Initial Term:

From and after the Commencement Date through the end of the fifth (5th) Lease Year, $34,649,013.00 per annum ($62.50 per rentable square foot for 553,237 rentable square feet of the Premises and $25.00 per rentable square foot for 2,868 rentable square feet of the Premises designated as storage space on Exhibit 1.06 (the “Storage Space”)), subject to phasing pursuant to Section 1.09 and Section 4.07.

From and after the first (1st) day of the sixth (6th) Lease Year through the end of the tenth (10th) Lease Year, $37,422,368 per annum ($67.50 per rentable square foot for 553,237 rentable square feet of the Premises and $27.50 per rentable square foot for the Storage Space).

From and after the first (1st) day of the eleventh (11th) Lease Year through the end of the Initial Term, $40,195,723 per annum ($72.50 per rentable square foot for 553,237 rentable square feet of the Premises and $30.00 per rentable square foot for the Storage Space).

	Extension Terms:	Base Rent shall be one hundred percent (100%) of the Market Rent, as determined pursuant to

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Section 3.03.

1.16.	Additional Rent:	All amounts payable by Tenant under this Lease other than Base Rent, including without limitation:

(i) Tenant’s Pro Rata Share of Taxes (Article 5);

(ii) Utility expenses for the Premises under Article 6 to the extent paid by or to Landlord;

(iii) Tenant’s Pro Rata Share of Operating Expenses (Article 8) (see Section 4.02);

(iv) Payment of the parking contract amounts due pursuant to Section 2.01(d).

1.17.	Expenses Paid Directly by Tenant:	All utilities (except as set forth in Article 6) and services to the Premises.

1.18.	Original Address of Landlord for Notices:	Fifty Northern Avenue LLC c/o The Fallon Company LLC One Marina Park Drive Boston, Massachusetts 02210 Attn: Joseph F. Fallon

and:

Cornerstone Real Estate Advisers LLC 180 Glastonbury Boulevard, Suite 200 Glastonbury, Connecticut 06033 Attn: Linda Houston

With a copy to:

DLA Piper LLP (US) 33 Arch Street Boston, MA 02110 Attn: John E. Rattigan, Esquire

With a copy to:

Day Pitney LLP 242 Trumbull Street Hartford, CT 06103 Attn: James A. McGraw, Esquire

1.19.	Original Address of	Vertex Pharmaceuticals Incorporated 130 Waverly Street

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	Tenant for Notices:	Cambridge, Massachusetts 02139 Attn: Alfred Vaz

With a copy to:

Bowditch & Dewey, LLP 175 Crossing Boulevard Suite 500 Framingham, MA 01702 Attn: Paul C. Bauer, Esquire

1.20.	Finish Work:	All to be designed and constructed by Landlord, pursuant to Tenant’s Program, as further set forth in Section 10.03 and Exhibit 10.03.

1.21.	Finish Work Allowance:	$83,485,550.00 (calculated on the basis of $150 per rentable square foot times 553,237 rentable square feet plus $500,000, subject to adjustment pursuant to Article 18.

1.22.	Exhibits:	Exhibit 1.05:	Property
		Exhibit 1.06:	Premises
		Exhibit 2.01(e):	Measurement Standard
		Exhibit 2.01(f):	Permitted Encumbrances
		Exhibit 2.01(g):	Schedule of Reimbursable Expenditures
		Exhibit 3.01(a):	Form of Confirmation of Commencement Date
		Exhibit 3.01(b):	Tenant’s Existing Lease Terms
		Exhibit 3.03(b)	Parcels B and E Description
		Exhibit 9.01:	Rules and Regulations
		Exhibit 9.04:	Environmental Reports
		Exhibit 9.05	Retail Signage
		Exhibit 10.03:	Work Letter
		Exhibit 10.05(b):	Construction Documents
		Exhibit 10.05(c):	Tenant Work Insurance Schedule
		Exhibit 10.06:	Items That Must Remain On the Premises
		Exhibit 15.01:	Form of Lender’s Subordination, Nondisturbance and Attornment Agreement
		Exhibit 17.01:	Form of Letter of Credit
		Exhibit 18.01(f):	Alternate Economic Benefit Standards

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INDEX OF DEFINED TERMS

—A—

AAA	24
Additional Rent	134
Alternative Extension Term	19
Applicable Preclusion Period	61
Arbitrator	20
Audit Period	23

—B—

BMBL	38
Building	5
Building B	13
Building B Lease	14
Building E	18
Building E Lease	18

—C—

Common Areas and Facilities	8
Comparable Properties	19
Confidential Information	75
Construction Documents	49
control	59
Core Building Systems	48

—D—

Decision Date	19
Decision Notice	19
Declaration	13
Default Rate	22
DEP	13
Development Plan	7
DHHS	38

—E—

Environmental Incidents	38
Environmental Insurance	32
Environmental Law	37
Environmental Reports	39
Estimated Commencement Date	7
Event of Default	64
Existing Mortgage	67
Extension Term	19

—F—

Final Commencement Date	7
Financial Standards	76
First Extension Term	18
Force Majeure	72
FPOC	13

—G—

Governmental Incentives	81

—H—

Hazardous Substances	37

—I—

Indemnitees	35

—L—

Lease	100
Leases	14
LEED	50
Legal Requirement	36
Legal Requirements	36
Letter of Credit	76
Letter of Credit Pledgee	77
Limited Parking Period	12

—M—

Market Rent	19
Material Service Interruption	28
Measurement Standard	13
MIP grant	80

—O—

Occurrences	39
Operating Costs	21
Operating Expenses	32

—P—

Parking Agreement	10
Parking Garage	11
Pedestrian Bridge	75
Percentage Share	32
Permitted Transfer	59
Premises	6
Profits	62
Project	5
Project Document	13
Project Documents	13
Property	5

—R—

Related Entity	59
Reletting Expenses	65
Rent	21
Restricted Parking Rate	12
Rooftop Agreement	54
Rooftop Equipment	54
Rules and Regulations	35

—S—

Security Plan	42
Service Contracts	46
Service Interruption	28
Service Interruption Notice	28
Succession Election Notice	69
Successor	69
Successor Entity	59

—T—

Taxes	25
Tenant Contractor	49
Tenant Environmental Incident	38
Tenant Parties	28
Tenant Party	28
Tenant Property	27
Tenant Work	47
Tenant Work Threshold Amount	48
Tenant’s Architect	49
Tenant’s Audit Notice	23
Tenant’s Damages	15
Tenant’s Existing Leases	15
Term	23
Third Arbitrator	20
Total Operating Costs	21
Transfer	59
Transfer Expenses	62
Transferee	59

—U—

Utility Service	27
Utility Service Provider	27
Utility Services	27
Utility Switching Points	27

ARTICLE 2.
PREMISES AND APPURTENANT RIGHTS

2.01.                     Lease of Premises; Appurtenant Rights.  Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term.  Tenant shall be permitted access to the Building, the Premises and the Parking Garage on a 24 hour per day, 7 day per week basis, subject to the Rules and Regulations, Force Majeure (as hereinafter defined) and Landlord’s reasonable security measures.

(a)                                 Exclusions.  The Premises exclude Common Areas and Facilities of the Property, as defined in Section 2.01(b), and exterior walls, the roof, the stairways and stairwells to the Parking Garage, the portion of the Building identified as “future retail tenants” on Exhibit 1.06, retail loading dock, and pipes, ducts, conduits, wires and appurtenant fixtures located within the Premises but serving other parts of the Property (exclusively or in common).  If the Premises include less than the entire rentable area of any floor from time to time, then the Premises also exclude the common corridors, lobbies, elevator lobby, and lavatories located on such floor.

(b)                                 Appurtenant Rights.  Tenant shall have, as appurtenant to the Premises, rights, in common with others (subject to the Rules and Regulations), to use the Common Areas and Facilities of the Property, to contracts for parking set out in Section 2.01(d), to the signage rights as set out in Section 9.05, to use the rooftop as set out in Article 11, and the exclusive right to access and egress from the Pedestrian Bridge (as set forth in Section 16.13, below).  As used herein, “Common Areas and Facilities” is defined as (i) the common stairways and access ways, lobbies, hallways, entrances, stairs, elevators and any passageways thereto, other areas or facilities within the Building for the general use, convenience and benefit of Tenant and other tenants and occupants of the Building and the common pipes, ducts, conduits, wires, telephone and electrical closets (except on floors leased entirely by Tenant), and appurtenant equipment serving the Premises;  (ii) the common exterior walkways located on the Property and associated with the Building, and (iii) any other common areas and facilities from time to time designated as such by Landlord (provided that no areas initially designated as part of the Premises on Exhibit 1.06 may be designated as a common area).

(c)                                  Reservations.  In addition to other rights reserved herein or by law, Landlord reserves the right from time to time, without unreasonable (except in emergency) interference with Tenant’s rights hereunder, including without limitation Tenant’s use of and access to the Premises:  (i) to make additions to or reconstructions of the Building and to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building, or elsewhere in the Property, provided, however, such installation, reconstruction or relocation shall not materially reduce the usable floor area of the Premises (other than a temporary reduction to accommodate installation, repair, replacement, maintenance and relocation) without the consent of Tenant, which may be granted or withheld in Tenant’s sole discretion and if granted, the Base Rent and

Tenant’s Pro Rata Share shall be proportionately reduced; (ii) to alter or relocate any portion of the Common Areas and Facilities, including the lobbies and entrances (provided that (A) Tenant’s rights under this Lease are not adversely affected in any material respect and (B) with respect to any relocation of the lobby or entrance to the Building or the Premises, other than a temporary relocation to accommodate required work, any such relocation shall be subject to Tenant written approval, in Tenant’s sole discretion), (iii) to grant easements and other rights with respect to the Property, provided such grants do not materially and adversely affect Tenant’s rights under this Lease, and (iv) to change the street address of the Property prior to the date that Landlord commences the Finish Work (and, thereafter, with Tenant’s written consent, not to be unreasonably withheld, conditioned or delayed).  Installations, replacements and relocations within the Premises referred to in clause (i) shall be located as far as practicable in the core areas of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises and Landlord shall minimize the disruption to the Tenant to the degree reasonably practicable.

For the purposes of separately owning and/or financing the portions of the Building comprising retail space and/or the Parking Garage below the Building from the remainder of the Building, the Property may be subdivided into separate lots, submitted to a condominium regime or divided into separate leasehold lots by ground leases to permit such separate ownership and financing of portions of the Property, provided that (a) Tenant’s rights and obligations under this Lease shall not be diminished or negatively affected in anything more than a de minimis manner, (b) there shall not be material interference with (I) access to the Premises from Northern Avenue, (II) Tenant’s ability to otherwise use the number of parking spaces as provided under Section 2.01(d) below, or (III) the ability to use and occupy the Premises for the Permitted Uses, and (c) if the Property is submitted to a condominium regime, the entire Premises shall be contained within a single condominium unit.  In the event the Property, as originally defined herein, is subdivided, then the term “Property” shall be deemed to refer only to the portions of the parcel or parcels of land or air rights on which the Building is located and, at the request of either Landlord or Tenant, Exhibit 1.05 and any Notice of Lease recorded pursuant Section 16.06 shall be amended accordingly.  In the event the Property is submitted to a condominium regime, the Property shall be deemed to be the condominium unit in which the Premises are located (but any such condominium unit shall have the appurtenant rights to which Tenant expressly is entitled under this Lease) and, at the request of either Landlord or Tenant, Exhibit 1.05 and any Notice of Lease recorded pursuant Section 16.06 shall be amended accordingly.  Tenant agrees to enter into any instruments reasonably requested by Landlord in connection with the foregoing, so long as the same are not inconsistent with the rights of Tenant under this Lease and are otherwise reasonably acceptable to Tenant.  Without limiting the generality of the foregoing, such instruments may include a subordination of this Lease to a ground lease or documents creating a condominium on the Property, provided that in the case of a condominium Tenant’s rights under this Lease are not materially affected and that in the case of a ground lease Tenant shall receive a non-disturbance agreement reasonably acceptable to Tenant from any ground lessor having a priority interest over this Lease.  If the Property is subject to a condominium regime under this paragraph, then Landlord shall not exercise its right to vote as a member of the owner’s association of the condominium in a manner that materially and adversely affects Tenant’s rights under this Lease without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and, so long as Tenant is not in default of any of its payment obligations under this Lease, Landlord shall promptly pay all assessments against the condominium unit containing the Premises (which assessments shall be includable within Operating Costs) within the period required under the condominium regime so that no liens for unpaid assessments attach to the Premises.  In the event of any failure by Landlord to pay condominium assessments for any reason (other than Tenant’s failure to pay Operating Costs) such that the condominium association commences an enforcement process against the condominium unit containing the Premises, Tenant shall have the right to pay such assessments directly (and shall provide evidence of such payments to Landlord) and Tenant may offset such expenditures against the next payment or payments of Additional Rent under this Lease.  Following any such event, to the extent permissible under law, the condominium documents shall either be revised to provide for provision of copies of any notice of default to Tenant or Landlord shall otherwise require the condominium association to copy Tenant as a notice party in addition to Landlord, and thereafter copies of invoices for condominium assessments or other material notices that Landlord receives from the condominium association shall be delivered to Tenant and Landlord.  Landlord shall promptly provide Tenant with copies of any notice of nonpayment of condominium assessments (provided that Landlord shall not be in default of this sentence if such amounts are paid by Landlord prior to the exercise of any remedies against the condominium unit containing the Premises).

(d)                                 Parking. During the Term, Landlord shall cause the Parking Garage operator to enter into contracts with Tenant for the number of parking access devices set forth in Section 1.14, permitting the parking of such number of vehicles in unreserved parking spaces in the Parking Garage.  In furtherance of such rights, Landlord has entered into and recorded that certain Garage Reciprocal Easement Agreement (the “Parking Agreement”) described on Exhibit 2.01(f).  Landlord covenants that it shall not grant any other tenant in the Building the right to park exclusively in the portion of the Parking Garage located beneath the Building unless such rights affect a de minimis number of parking spaces for the benefit of the retail tenants in the Building and Landlord offers comparable rights to Tenant.  The monthly rate to be paid by Tenant and its employees under such contracts shall be the prevailing monthly parking rate charged by the Parking Garage operator at the Parking Garage (or surface parking, as applicable), which parking rate may change at any time and from time to time, as determined by such Parking Garage operator, provided that the rate shall not exceed the Designated Percentage (as defined below) of the average full monthly rate offered from time to time to monthly parkers at the One International Place, 125 High Street, and Rowe’s Wharf parking garages (or a replacement public garage serving first class office buildings in the City of Boston Financial District reasonably identified by the parking operator in the event that any such garage ceases to offer monthly parking passes for any 30 or more day period) for the first five Lease Years during the term of this Lease.  Tenant shall have the right to provide Landlord with recommendations from time to time regarding the exercise of the Landlord’s rights to approve the parking garage operator under the Parking Agreement, and Landlord agrees that it shall not vote such rights in favor of employing any particular parking garage operator to which Tenant has bona fide, good faith objections as reasonably and previously described to Landlord in writing (Tenant acknowledging that the Parking Garage requires a parking operator and that Tenant shall reasonably cooperate with Landlord to identify viable recommended candidates for the parking operator position).  As of the date hereof, Tenant acknowledges that Pilgrim Parking, Inc. and Standard Parking Corporation are approved candidates for the position of parking garage operator.  “Designated Percentage” shall mean 45% for the period of the Term ending on the date that is six months following the Final Commencement Date, 65% for the next six month period, and 85% thereafter through the end of the fifth Lease Year.

In addition to the foregoing parking rights, during the first four Lease Years of the Initial Term, for so long as Landlord or its affiliates shall operate surface parking at the Project and subject to the available capacity of such surface parking, Landlord shall cause the operator of such surface parking to enter into contracts with Tenant for the number of parking access devices determined pursuant to the immediately following sentence, permitting the parking of such number of vehicles in unreserved parking spaces in surface parking areas within the Project, for the use of Tenant’s employees at the monthly rate in effect from time to time.  The number of such additional access devices for surface lots shall be the number necessary to achieve a parking ratio of 0.9 spaces per 1,000 rentable square feet of the Premises when aggregated with the parking permitted in the Parking Garage pursuant to this Section 2.01(d).

“Parking Garage”  shall collectively mean (i) the three (3) level subterranean parking garage located below the Building and constructed as part of the Base Building Work, and (ii) such other parking garages as may be constructed from time to time within the Project and subsequently made available to the Building under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect.  Payments under the parking contracts shall constitute Additional Rent for purposes of this Lease.  Payments under this Section shall be made directly to the Parking Garage or applicable parking operator in accordance with the provisions of the parking contracts.  Without limiting Landlord’s other remedies under this Lease, if Tenant shall fail to pay the amounts due under any parking contract for more than ten (10) days after notice of such failure given by Landlord or the applicable parking operator, or if Tenant shall cease to contract for any access device for more than 60 consecutive days, or if Tenant relinquishes in any manner any parking contract(s), then Landlord may permanently terminate Tenant’s rights to the applicable number of access devices immediately upon notice by Landlord to Tenant (such terminations, if any, to be applied first to parking contracts for surface parking hereunder and then to parking contracts in the Parking Garage).  Tenant may irrevocably relinquish any such parking contract(s) on 30 days’ prior written notice to Landlord (in which event the number of parking access devices specified in Section 1.14 shall be deemed to have been reduced accordingly).  If

Landlord shall fail to provide any or all of the parking spaces for Tenant parking hereunder other than due to (i) temporary interruptions of not more than one (1) business day, (ii) the operation of the South Boston Parking Freeze Regulations as set forth in the following paragraph or (iii) Tenant’s default as specified in the preceding sentence, then Tenant shall not be required to make payments under the parking contracts for such parking spaces during the period in which such parking spaces are unavailable.  The Parking Garage operator’s failure to provide the Parking Spaces to Tenant, other than in the event of a temporary closure of the Parking Garage due to casualty, governmental action or other cause beyond Landlord’s and such Parking Garage operator’s reasonable control, or as otherwise permitted hereunder, shall constitute a default by Landlord hereunder, subject to applicable notice and cure periods.

Tenant acknowledges that the Parking Garage and any such surface parking areas are subject to the provisions of the South Boston Parking Freeze Regulations and to one or more Parking Freeze Permits issued thereunder by the City of Boston Air Pollution Control Commission, which regulations and permits require that 20% of the total parking supply in the Parking Garage be set aside for Off-Peak use, and not be available weekdays between 7:30 a.m. and 9:30 a.m.  Tenant acknowledges that the administration of such requirement may from time to time limit the ability of certain of the parking access device holders to enter the Parking Garage or the surface parking areas between 7:30 a.m. and 9:30 a.m. (the “Limited Parking Period”).  Landlord agrees to use commercially reasonable efforts to cause the Parking Garage operator to use reasonable efforts to manage the Parking Garage in a manner that allocates any inconvenience associated with the administration of such requirement proportionately among all tenants using the Parking Garage, so that Tenant’s parking access device holders are not disproportionately inconvenienced.  Furthermore, commencing at such time as the surface parking areas at the Project are no longer sufficient to fulfill the foregoing 20% requirement during the Limited Parking Period, Landlord shall cause the Parking Garage operator to offer a two-tiered rate to tenants at the Project, with a lower rate (the “Restricted Parking Rate”) for the purposes of encouraging use of the Parking Garage at hours other than the Limited Parking Period.  Landlord’s obligation pursuant to the immediately preceding sentence shall not apply during any periods in which the operation of the Parking Garage does not result in Tenant’s being unable to use substantially all of its parking passes during the Limited Parking Period.  Tenant may, however, by 30 days’ prior written notice to Landlord and the parking garage operator, elect to maintain (or cease to maintain, to the extent Tenant previously has elected to maintain) certain of Tenant’s parking passes hereunder at the Restricted Parking Rate; provided, however, that any such election to maintain passes at the Restricted Parking Rate shall be subject to availability, and in no event in excess of the aggregate number of passes then offered at Restricted Parking Rates.

Tenant’s rights under this Section 2.01(d) shall not be assigned or sublicensed except in connection with an assignment or sublease permitted under Article 13.

(e)                                  Measurement.  The parties acknowledge and agree that the square footages set forth herein have been conclusively determined pursuant to a modified ANSI/BOMA Z65.1-1996 method of measurement for useable space in office buildings and consistent as set forth on Exhibit 2.01(e) attached (the “Measurement Standard”).

(f)                                   Matters to Which Lease is Subject.  This Lease, and Tenant’s rights hereunder, are subject and subordinate to the matters listed on Exhibit 2.01(f) and all Legal Requirements, including, without limitation: (i) that certain Declaration of Covenants, Easements and Restrictions by and between Fan Pier Development LLC, a Delaware limited liability company, and Fan Pier Owners Corporation, a Massachusetts corporation (“FPOC”), dated January 31, 2008 and recorded with the Suffolk County Registry of Deeds in Book 43059, Page 1, as amended by that certain First Amendment dated as of the date hereof, to be recorded in the Suffolk County Registry of Deeds, as the same may be further amended from time to time (the “Declaration” ), and any rules or regulations promulgated by or on behalf of the “Developer” or “FPOC” under the Declaration, whether recorded or unrecorded, to the extent of and in accordance with the provisions of the next succeeding sentence, (ii) Consolidated Written Determination dated June 28, 2002 (final decision dated November 21, 2002) issued by issued by the Massachusetts Department of Environmental Protection (“DEP” ) for the Fan Pier Project, as extended by letter from DEP dated April 18, 2007, and the Chapter 91 license for the Building to be issued by DEP, and Chapter 91 License No. 11907 issued by DEP for all of the public realm areas of the Fan Pier Project, recorded with the Suffolk Registry of Deeds in Book 42568, Page 89; (iii) the Development Plan, and (iv) all agreements with the BRA or the City of Boston relating to the Building or the Project (collectively, and as may be amended or supplemented from time to time, the “Project Documents,”  and each individually a “Project Document” ).  There are no existing rules or regulations promulgated under the Declaration as of the date of this Lease and Landlord shall not promulgate such rules or regulations nor enter into an amendment to the Declaration nor shall Landlord enter into any new Project Document or any amendment, termination, cancellation, revision or modification to an existing Project Document that materially, adversely affects Tenant’s rights or privileges under this Lease without the written consent of Tenant, which consent may be granted or withheld in Tenant’s sole discretion.  Landlord shall not be liable to Tenant for any injury, loss, costs, expenses, liabilities, claims or damage (including attorneys’ fees and disbursements) to any person or property arising from or in any related to the proper exercise of the rights of the Developer or FPOC under the Declaration.  Tenant shall cooperate with Landlord as reasonably requested from to time to time in order to permit Landlord or its affiliates to meet reporting requirements under the Project Documents, including without limitation under the Transportation Access Plan Agreement for the Project or the Building, as they may be amended.

(g)                                  Lease Contingency.  Simultaneously with the execution of this Lease, Tenant and an affiliate of Landlord (“Building B Landlord”) are entering into a lease for a building to be constructed on Parcel B of the Project (such building to be referred to as “Building B”, as such Parcel B is more particularly described on

Exhibit 3.03(b), attached, and any such lease of Building B to be referred to as the “Building B Lease”).  This Lease and the Building B Lease (together, the “Leases”) are each contingent upon the issuance of an “approval letter” by the Federal Drug Administration (the “FDA”) of Tenant’s new drug application for telaprevir as a so-called “listed drug”, as such terms are defined in 21 C.F.R 314.3 (the “Telaprevir Approval”).  If the Telaprevir Approval is not issued by the FDA, or the FDA issues a written refusal to approve telaprevir, on or before December 31, 2011, then this Lease shall terminate and be of no further force and effect as of December 31, 2011 except for the obligations that expressly survive the termination hereof.

In the event that this Lease terminates pursuant to the immediately preceding paragraph, then Tenant shall reimburse Fan Pier Development LLC, an affiliate of Landlord, for the actual cost (without mark-up) of (i) fifty percent (50%) of all third party costs and expenses incurred by Fan Pier Development LLC in progressing the design of the Building and (ii) one hundred percent (100%) of all third party costs and expenses incurred by Fan Pier Development LLC in progressing the design of certain elements of Finish Work, including in each case without limitation the fees and expenses payable to the design team for the Building (collectively, “Reimbursable Expenditures”) prior to the execution of the Leases.  Reimbursable Expenditures shall not exceed $3,619,105.00 as detailed on the schedule attached as Exhibit 2.01(g), which schedule reflects a budget of anticipated Reimbursable Expenditures with respect to the Building to (i) progress to the design through the date of the Lease, (ii) re-design the Building to conform the design to The Commonwealth of Massachusetts State Building Code, 7th/8th (as applicable) Edition, and (iii) progress the design of certain elements of Finish Work.  Reimbursable Expenditures shall not include (i) the purchase of any construction materials, (ii) the performance of any construction activity, (iii) payment for any necessary governmental approvals including, but not limited to a building permit, or (iv) the cost of Landlord or its affiliates Fan Pier Development LLC or The Fallon Company, LLC’s overhead, personnel, legal and/or accounting expenses.  Reimbursable Expenditures shall be invoiced in a format and supported by such supporting documentation as Tenant may reasonably require.  Tenant will make payment within thirty (30) days of invoice and upon payment shall receive copies of all design documents for the Building (which copies shall be subject to the terms of architect’s agreements governing use and ownership, copies of which shall be provided to Tenant).  The obligation of Tenant to reimburse Fan Pier Development LLC for Reimbursable Expenditures pursuant to this paragraph shall survive the termination of this Lease, provided, however that all work that results in further Reimbursable Expenditures shall cease as of the date of such termination.  Payments previously made by Tenant to Fan Pier Development LLC pursuant to that certain Feasibility Assessment and Reimbursement Agreement (“Feasibility Agreement”) dated May 29, 2008 by and between Tenant and Fan Pier Development LLC in the amount of $1,450,000.00 shall be treated as a credit against Reimbursable Expenditures as shown on Exhibit 2.01(g) and shall be included in repayments made by the Landlord upon Telaprevir Approval.  The agreement set forth in this paragraph supersedes and terminates the Feasibility Agreement.

In the event Tenant pays the Reimbursable Expenditures as set forth above and within twelve months thereafter Landlord enters into a new lease or leases using the Base Building Work Plans, with a comparable effective rent, then Landlord shall cause its affiliate to return the Reimbursable Expenditures previously received by Landlord or its affiliates to Tenant.

ARTICLE 3.
LEASE TERM

3.01.                     Lease Term; Delay in Commencement.

(a)                                 The Initial Term of this Lease is set forth in Article 1.  Following each Commencement Date, Landlord and Tenant shall enter into a recordable instrument confirming the occurrence of the applicable Commencement Date in the form of Exhibit 3.01(a), attached (provided, however, that the failure to enter into such instrument shall not be deemed to delay the occurrence of the applicable Commencement Date).

(b)                                 Landlord shall endeavor in good faith to Substantially Complete (as defined in Exhibit 10.03) the Landlord Work (as defined in Exhibit 10.03) such that the Final Commencement Date will occur on or before the Estimated Commencement Date, subject to extension for Force Majeure and Tenant Delays (as defined in Exhibit 10.03).  If the Final Commencement Date has not occurred by the Estimated Commencement Date, as extended by Tenant Delay (but not for Force Majeure), then, as Tenant’s sole remedy at law or equity (except as provided in Sections 3.01(c), below), Tenant shall receive a credit against Base Rent in an amount equal to Tenant’s Damages.  “Tenant’s Damages” shall mean the amount of holdover rent, occupancy charges, and additional rent on account of operating expenses, common area maintenance expenses and taxes, and/or damages resulting from Tenant holding over occupancy actually paid by Tenant under the existing leases to which Tenant is a party as such leases are further described in Exhibit 3.01(b), attached (“Tenant’s Existing Leases”) in excess of the amount of rent that otherwise would have been payable in the absence of Tenant’s holdover under Tenant’s Existing Leases for the period commencing on the Estimated Commencement Date, as extended by Tenant Delays (but not Force Majeure), and continuing through the Final Commencement Date.  Responsibility for Tenant’s Damages shall be allocated between the Landlord and the Building B Landlord pursuant to this Section 3.01(b) and Section 3.01(b) of the Building B Lease in proportion to the respective rentable square feet of the premises under such leases.  In no event shall Tenant’s Damages, for which Landlord is responsible to reimburse Tenant, include amounts not described in Exhibit 3.01(b).  Tenant represents to Landlord that the terms set forth in Exhibit 3.01(b), attached, are a true, complete and accurate description of the terms of the Tenant’s Existing Leases governing rent and holdover under Tenant’s Existing Leases and that the term of each of Tenant’s Existing Leases expires as more particularly set forth on Exhibit 3.01(b).  Tenant shall have the right to mitigate both potential Tenant’s Damages and potential occupancy risk by negotiating and entering into extensions of lease term under one or more of Tenant’s Existing Leases or new leases for space in substitution for space under one or more of Tenant’s Existing Leases (“Substitute Leases”), provided that Tenant shall not amend Tenant’s Existing Leases or enter into Substitute Leases in a manner affecting the amount of Tenant’s Damages without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  As it is an important concern for Tenant to protect against occupancy risk, it shall not be per se reasonable to withhold consent solely on the basis that any extension period rent is higher than holding over rent.  In the event Tenant enters into extensions of term for one or more of Tenant’s Existing Leases or one or more Substitute Leases to mitigate potential Tenant’s Damages, Tenant’s Damages with respect to any such extended term or Substitute Lease term shall be calculated on a day-for-day basis based on the amount, if any, by which the rent in effect following the commencement of such extension or Substitute Lease term exceeds the rent in effect prior to the commencement of such extension or a Substitute Lease term (e.g., if a lease currently expires December 31, 2013 with rent at $25 per rentable square foot, Tenant negotiates an extension of the term or Substitute Lease at $35 per rentable square foot, and Landlord delivers the Premises one month following the Estimated Commencement Date (without any Tenant Delay), Landlord would be responsible to Tenant for the $10 per rentable square foot rent differential for one month).  Landlord and Tenant shall cooperate in good faith and reasonably (a) to determine a strategy to deal with any such delay in delivery of the Premises that meets Tenant’s space needs while minimizing excess costs and (b) to mitigate Tenant’s Damages.

(c)                                  Tenant shall have the right to terminate this Lease in accordance with the provisions of this Subsection 3.01(c) if any of the following milestones are not met:  (i) if Landlord has not closed a construction loan to finance construction of the Building on or before the later of (A) the date Tenant delivers to Landlord the Security Deposit if any to the extent required pursuant to Section 17.01, or (B) the date that is ninety (90) days following the Telaprevir Approval for any reason (including without limitation Force Majeure) other than Tenant Delays; (ii) a building permit is not issued for the Building on or before the later of (A) the date Tenant delivers to Landlord the Security Deposit if and to the extent required pursuant to Section 17.01, or (B) the date that is ninety (90) days following the Telaprevir Approval for any reason (including without limitation Force Majeure) other than Tenant Delays (clauses (i) and (ii) above, the “Building A Initial Construction Milestones”); or (iii) the Building B Landlord does not meet all the Building B Initial Construction Milestones, as defined in the Building B Lease.  In the event that any of the foregoing milestones are not met, then Tenant may terminate this Lease upon thirty (30) days’ prior written notice (provided that such termination will not take effect if the construction loan closing, issuance of a building permit and compliance with the Building B Initial Construction Milestones’, to the extent any such milestone had not been met prior to the Tenant’s termination notice hereunder, occurs within such 30 day period), as Tenant’s sole remedy at law or equity.  In the event Tenant terminates this Lease pursuant to the provisions of this Subsection 3.01(c), Tenant shall terminate the Building B Lease and that certain lease (the “Building F Lease”) by and between Tenant and an affiliate of Landlord dated as of the date hereof with respect to the building known as One Marina Park Drive and located on Parcel F (as described in Exhibit 3.03(b)).  Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligation to apply for a building permit or to commence construction of the Landlord Work prior to the date of Telaprevir Approval.  To advance the Final Completion Date, Tenant may elect by written notice (the “Acceleration Notice”) to Landlord to cause Landlord to apply for the building permit prior to Telaprevir Approval by agreeing in such notice to include 100% of the cost of the building permit for the Building as a Reimbursable Expenditure and increase the cap on Reimbursable Expenditures by an equivalent amount; provided, however, that such notice shall only have force and effect if Tenant simultaneously gives an Acceleration Notice to the landlord under the Building B Lease pursuant to Section 3.01(c) of the Building B Lease.

(d)                                 Intentionally Omitted.

(e)                                  The foregoing remedies are Tenant’s sole remedies in the event of a delay in the construction of the Landlord Work, except that if construction of the Landlord Work is materially abandoned for a period of (x) at least ninety (90) consecutive days or (y) at least ninety (90) days in any one-hundred twenty (120) day period, in each case after excavation for the Building foundation commences (for reasons other than Tenant Delays or Force Majeure), then Landlord shall be deemed to be in default under this Lease subject to Landlord’s right to notice and cure under Section 16.02 of this Lease, with a copy of any such default notice simultaneously being delivered to Landlord’s construction lender (the cessation of such abandonment within the period required by Section 16.02 being deemed to be a cure of such default).  Tenant’s sole remedies at law or equity for any default pursuant to the immediately preceding sentence beyond applicable notice and cure periods shall be (x) termination of this Lease by thirty (30) days’ prior written notice to Landlord if such default first arises prior to the time that either Landlord first commences the erection of structural steel for the Building or the Building B Landlord first commences the erection of structural steel for Building B, and/or (y) a claim for actual, direct damages.

3.02.                     Hold Over.  If Tenant (or anyone claiming through Tenant) shall remain in occupancy of the Premises or any part thereof after the expiration or early termination of the Term without a written agreement therefor executed and delivered by Landlord, then, without limiting Landlord’s other rights and remedies, the person remaining in possession shall be deemed a tenant at sufferance, and Tenant shall thereafter pay monthly rent (pro rated for such portion of any partial month as Tenant shall remain in possession) at a rate equal to the higher of 125% for the first 30 days, and 150% thereafter, of (x) the Base Rent rate applicable during the last monthly period immediately preceding such expiration or termination or (y) the fair market rent for Base Rent (which shall be determined on a so-called “triple net” basis), in each case with all Additional Rent also payable as provided in this Lease.  The foregoing provisions shall not serve as permission for Tenant or anyone claiming by, through, or under Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time after the expiration or earlier termination of this Lease to enter and possess the

Premises and remove all property and persons therefrom or to require Tenant to surrender possession of the Premises as provided in this Lease upon the expiration or earlier termination of the Term.  If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold harmless Landlord from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and attorneys’ fees.  No acceptance by Landlord of any Rent during or for any period following the expiration or termination of this Lease shall operate or be construed as an extension or renewal of this Lease.  Should Tenant remain in the Premises on a month-to-month basis with Landlord’s prior and express written approval, such month-to-month tenancy may be cancelled by either party with thirty (30) days’ prior written notice or such lesser time period as may be permitted by Law.  In any case, Tenant shall be liable to Landlord for all damages actually resulting from any failure by Tenant to vacate the Premises or any portion thereof when required hereunder.  The provisions of this Section 3.02 shall survive the termination or earlier expiration of this Lease.

3.03.                     Right to Extend.

(a)                                 First Extension Term.  This Lease may be extended for one (1) additional ten-year period (the “First Extension Term”) by unconditional written notice from Tenant to Landlord delivered at least twenty (20) months before the end of the Initial Term, time being of the essence.  If Tenant does not timely exercise this option, or if on the date of such notice or at the beginning of the First Extension Term an Event of Default is then continuing, then Tenant’s right to extend the Term pursuant to this Section 3.03(a) shall irrevocably lapse, Tenant shall have no further right to extend, and this Lease shall expire at the end of the Initial Term.

(b)                                 Alternative Extension Term.  Simultaneously herewith, Tenant has entered into an agreement (the “Parcel E Agreement”) with an affiliate of Landlord for certain rights to lease a building that is contemplated for construction on Parcel E of the Project (such building to be referred to as “Building E”), as such Parcel E is more particularly described on Exhibit 3.03(b), attached.  If Tenant enters into a lease for Building E pursuant to the Parcel E Agreement (such lease of Building E to be referred to as the “Building E Lease”), then Tenant shall have the following additional extension option with respect to the Building: (a) if Tenant’s right to extend the term of the Building E Lease in compliance with the terms of the Parcel E Agreement has expired without exercise or has been waived, then Tenant may elect to extend the Term of this Lease for such period as will result in the Term of this Lease being coterminous with the term of the Building E Lease, or (b) if Tenant shall have exercised the First Extension Option, and Tenant has extended the term of the Building E Lease in compliance with its terms for a period of ten (10) years, then Tenant may elect to extend the First Extension Term of this Lease for such period as will result in the Term of this Lease being coterminous with the term of the Building E Lease, as so extended, in each case by unconditional written notice from Tenant delivered to Landlord at least twenty (20) months before the end of the Initial Term (with respect to option (a)) or the First Extension Term (with respect to option (b)), time being of the essence (either such extended term being referred to as the

“Alternative Extension Term”).  If Tenant does not timely exercise the options set forth in this paragraph, or if on the date of such notice or at the beginning of the Alternative Extension Term an Event of Default is then continuing, Tenant’s right to extend pursuant to this Section 3.03(b) shall irrevocably lapse, Tenant shall have no further right to extend, and this Lease shall expire at the end of the Initial Term or First Extension Term, as applicable.

All references to the Term shall mean the Initial Term as it may be extended by the First Extension Term and/or the Alternative Extension Term, if any (each, an “Extension Term”).  Each Extension Term shall be on all the same terms and conditions applied to the Initial Term (including without limitation the obligation to pay Additional Rent) except that the Base Rent for each Extension Term shall be as set forth below and Tenant shall have no further right to extend the term of this Lease except as expressly set forth in subparagraph (b), above.

(c)                                  Market Rent.  If Tenant gives Landlord timely notice of its intention to extend the then-current Term of this Lease, whether for the First Extension Term or the Alternative Extension Term, then at least nineteen (19) months before the end of the then-scheduled expiration Term, Landlord shall give Tenant written notice of the then applicable market rent for Tenant’s space, based on similar space in similar Class A office and laboratory buildings in the Seaport District or the Longwood Medical Area (excluding owner-occupied space) of the City of Boston, Massachusetts (such buildings, the “Comparable Properties,” and such rent, the “Market Rent”), taking into account all of the factors that a landlord and tenant would consider in negotiating an arms-length rent for a lease (including without limitation whether or not a brokerage fee is payable in connection therewith).  Base Rent for any Extension Term shall be established as one-hundred percent (100%) of the Market Rent.  Within thirty (30) days after Tenant receives such notice, Tenant shall notify Landlord of its agreement with or objection to Landlord’s determination of the Market Rent, whereupon, if the Tenant objects to such determination, the Market Rent shall be determined in the manner set forth below.  If Tenant does not notify Landlord within such thirty (30) day period of Tenant’s agreement with or objection to Landlord’s determination of the Market Rent, then the Market Rent for the applicable Extension Period shall be deemed to be Landlord’s determination of the Market Rent as set forth in the notice from Landlord described in this subsection and Tenant shall be irrevocably bound to lease the Premises for the applicable Extension Term.  In the event Tenant’s notice objects to such determination, from the date Tenant provides such notice through the date that is seventeen (17) months before the end of the then scheduled expiration Term (the “Decision Date”), Landlord and Tenant shall negotiate in an attempt to reach agreement on the Base Rent for the applicable Extension Period.  Prior to the Decision Date, Tenant shall send a notice rescinding its exercise of the right to extend or requesting arbitration pursuant to Section 3.03(d) below (a “Decision Notice”).  If Tenant fails to send such Decision Notice prior to the Decision Date or sends a notice requesting arbitration pursuant to Section 3.03(d) below, then Tenant shall be irrevocably bound to lease the Premises for the applicable Extension Term and the Market Rent for such Extension Term shall be determined by arbitration in the manner set forth in Section 3.03(d).

(d)                                 Arbitration of Market Rent.  If Tenant notifies Landlord of Tenant’s objection to Landlord’s determination of Market Rent and sends a Decision Notice requesting arbitration under the preceding subsection, such Decision Notice shall also set forth a request for arbitration and Tenant’s appointment of an MAI appraiser having at least ten (10) years’ experience in the Class A office and laboratory leasing market in the Seaport District or the Longwood Medical Area of the City of Boston, Massachusetts, and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior five (5) years (an “Arbitrator”).  Within five (5) days thereafter, Landlord shall by notice to Tenant appoint a second Arbitrator having such experience.  Each Arbitrator shall be advised to determine the Market Rent for the applicable Extension Term within thirty (30) days after Landlord’s appointment of the second Arbitrator.  On or before the expiration of such thirty-(30)-day period, the two Arbitrators shall confer to compare their respective determinations of the Market Rent.  If the difference between the amounts so determined by the two Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts, then the final determination of the Market Rent shall be equal to the average of said amounts.  If such difference between said amounts is greater than ten percent (10%), then the two Arbitrators shall have ten (10) days thereafter to appoint a third Arbitrator (the “Third Arbitrator”), who shall be instructed to determine the Market Rent for the applicable Extension Term within ten (10) days after its appointment by selecting one of the amounts determined by the other two Arbitrators.  Each party shall bear the cost of the Arbitrator selected by such party.  The cost for the Third Arbitrator, if any, shall be shared equally by Landlord and Tenant.  Failure of the Arbitrators, singly or collectively, to complete this process within the time frame set forth (i) shall not terminate the Tenant’s exercise of the applicable Extension Term, or (ii) cause the arbitration process to end; the parties shall thereafter continue to work in good faith to conclude the arbitration process.

ARTICLE 4.
RENT

4.01.                     Base Rent.  On the Commencement Date and thereafter on the first day of each month during the Term, Tenant shall pay Landlord the monthly installment of Base Rent in the manner and as further provided in Section 4.05, below.  If the Commencement Date occurs in Phases, then Tenant shall be entitled to a credit against Base Rent due for the period (the “Early Access Period”) beginning with the first Commencement Date to occur and ending on the day immediately preceding the Final Commencement Date in the amount of any Phasing Premium actually paid by Tenant on account of Finish Work Changes for Phasing under the Work Letter (provided, however, that no such credit shall be due to Tenant from and after the Final Commencement Date, and in no event shall such credit be deemed to exceed the total Base Rent due with respect to the Early Access Period).

4.02.                     Additional Rent.

(a)                                 General.  “Additional Rent” has the meaning set forth in Section 1.16.  “Rent” means Base Rent and Additional Rent.  Landlord shall estimate in advance (i) all Taxes under Article 5, (ii) all utility costs (unless separately metered to or separately contracted for by Tenant) under Article 6, (iii) all insurance premiums to be paid by Landlord under Article 7, and (iv) all Operating Expenses under Section 8.01 (individually all such items in clauses (i) through (iv) being “Operating Costs” and collectively, “Total Operating Costs”) and, commencing on the Commencement Date Tenant shall pay one-twelfth of Tenant’s Pro Rata Share of such estimated Total Operating Costs monthly in advance together with Base Rent.  Landlord shall provide Tenant with such estimate on or before the Commencement Date and on or before each subsequent December 1, for the next ensuing calendar year, during the term of the Lease.  Landlord may adjust its estimates of Total Operating Costs at any time based upon its experience and reasonable anticipation of costs.  Such adjustments shall be effective as of the next Rent payment date after notice to Tenant.  On or before each December 1 following the Commencement Date, Landlord shall provide Tenant with a reasonably detailed statement of the Total Operating Costs paid or incurred by Landlord during the then-current fiscal year (including an estimate on an accrual basis for the period, if any, of such fiscal year following December 1) and Tenant’s Pro Rata Share of such expenses and shall provide Tenant with a final statement within 60 days after the end of each such fiscal year of the Property during the Term (Tenant acknowledging that any Operating Costs on account of the Declaration shall be reconciled separately following Landlord’s receipt of annual accountings thereunder during the term and need not be provided within such 60 day period, but Landlord shall endeavor to provide Tenant with a reconciliation statement for such charges as soon as reasonably practicable following receipt of the annual statement, or any permitted subsequent billing or adjustment, under the Declaration).  Within the next thirty (30) days following delivery of such statements, Tenant shall pay Landlord any underpayment, or Landlord shall credit against Additional Rent next due any overpayment, of Tenant’s Pro Rata Share of such Total Operating Costs.  If the Term expires or this Lease is terminated as of a date other than the last day of a fiscal year, Tenant’s payment of Additional Rent pursuant to this Section 4.02(a) for such partial fiscal year shall be based on Landlord’s best estimate of the items otherwise includable in Total Operating Costs and shall be made on or before the later of (a) thirty (30) days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon Tenant’s receipt of Landlord’s statement of Total Operating Costs for such fiscal year.  This Section 4.02(a) shall survive expiration or earlier termination of the Term.

This Lease requires Tenant to pay directly to suppliers, vendors, carriers, contractors, etc., certain insurance premiums, utility costs, personal property taxes, maintenance and repair costs and other expenses.  If Landlord pays any of these amounts in accordance with this Lease, Tenant shall reimburse such costs in full upon demand with the next monthly Rent payment.  Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due on or before the date for the next monthly Rent payment.  In no event shall Landlord’s failure to demand payment of Additional Rent be deemed a waiver of Landlord’s right to such payment.

(b)                                 Allocation of Certain Operating Costs.  If at any time during the Term, Landlord provides services only with respect to particular portions of the Building or incurs other Operating Costs allocable to particular portions of the Building, then such Operating Costs shall be charged entirely to those tenants, including Tenant, if applicable, of such portions, notwithstanding the provisions hereof referring to Tenant’s Pro Rata Share.  In furtherance of and not in limitation of the foregoing, if it is feasible to differentiate between Taxes allocable to (i) the retail portion of the Building and (ii) the Parking Garage, on the one hand, and Taxes allocable to the remainder of the Building, on the other hand, based on the records of the City of Boston assessors’ office, then Landlord shall allocate such Taxes accordingly such that the retail tenants shall pay 100% of the Taxes allocable to retail space, the Parking Garage owner shall pay 100% of the Taxes allocable to the Parking Garage, and Tenant shall pay 100% of the Taxes allocable to the remainder of the Building.  Landlord acknowledges that it shall use commercially reasonable efforts to have the retail portion of the Building and the Parking Garage assessed separately from the remainder of the Building for the purposes of facilitating the allocation set forth in the immediately preceding sentence (provided that nothing in this sentence shall require Landlord to subject the Building to a condominium or subdivision).

4.03.                     Late Charge.  Tenant acknowledges that if it pays Rent late, Landlord shall incur unanticipated costs, which shall be extremely difficult to ascertain exactly.  Such costs include processing and accounting charges, and late charges that may be imposed on Landlord by any mortgage on the Property.  Accordingly, if Landlord does not receive any Rent payment within five (5) days following its due date, Tenant shall pay Landlord a late charge equal to five (5%) percent of the overdue amount.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord shall incur by reason of Tenant’s payment default.  Payment of the late charge shall not cure Tenant’s payment default or prevent Landlord from exercising other rights and remedies.  No late charges under this Section 4.03 shall accrue until Landlord provides notice of such late payment to Tenant and five (5) days elapse from such notice without Tenant having made such payment; provided, however, that Landlord shall not be required to give such notice more than two times in any 12-month period.

4.04.                     Interest.  Any late Rent shall bear interest from the date due until paid at the annual rate of the Bank of America (or its successor) prime rate of interest plus four percent (4%) per annum (the “Default Rate”) except to the extent such interest would cause the total interest to be in excess of that legally permitted.  Payment of interest shall not cure Tenant’s payment default or prevent Landlord from exercising other rights and remedies.  No interest under this Section 4.04 shall accrue until Landlord provides notice of such late payment to Tenant and five (5) days elapse from such notice without Tenant having made such payment; provided, however, that Landlord shall not be required to give such notice more than one time in any 12-month period.

4.05.                     Method of Payment.  Tenant shall pay the Base Rent to Landlord in advance in equal monthly installments by the first of each calendar month during the Term and the monthly installment of Tenant’s Pro Rata Share of Total Operating Costs as provided in Section 4.02, without offset, deduction or prior demand, except as otherwise expressly set forth herein.  Tenant shall make a ratable payment of Base Rent and Additional Rent for any period of less than a month at the beginning or end of the Term.  All payments of Base Rent, Additional Rent and other sums due shall be paid, without demand, set-off or other deduction, except as otherwise expressly set forth herein, in current U.S. exchange by check drawn on a clearinghouse bank at the Original Address of Landlord or such other place as Landlord may from time to time direct.  Tenant acknowledges that the initial monthly periodic payments under the Lease, including without limitation Base Rent, Taxes and Operating Expenses, will all be made by electronic fund transfer pursuant to wire instructions to be provided by Landlord unless and until otherwise directed by Landlord.

Without limiting the foregoing, except as expressly provided in the immediately following sentence, Tenant’s obligation to pay Rent shall be absolute, unconditional, and independent of any Landlord covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as expressly provided herein, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant waives all rights now or hereafter existing to quit or surrender this Lease or the Premises or any part thereof, or to assert any counterclaim or defense in any action seeking to recover Rent (unless such counterclaim or defense would be lost by Tenant if not raised in such proceeding).  Notwithstanding the foregoing to the contrary, nothing in this paragraph shall be deemed to limit Tenant’s express right to an abatement of Rent or to terminate the Lease, as applicable, on the terms and conditions set forth in Sections 3.01(c), 3.01(e), 6.01, 10.03(c), and 15.02 and Article 12 of this Lease.  Subject to the provisions of this Lease, however, Tenant shall have the right to seek judgments for direct money damages occasioned by Landlord’s breach of its Lease covenants (but may not set-off any such judgment against any Rent or other amount owing hereunder).

It is intended that Base Rent payable hereunder shall be a net return to Landlord throughout the term of this lease, as it may be extended (the “Term”), free of expense, charge, offset, diminution or other deduction whatsoever (except as expressly provided herein) on account of the Premises (excepting Landlord’s financing expenses, federal and state income taxes of general application, and those expenses that this Lease expressly makes the responsibility of Landlord), and all provisions hereof shall be construed in light of such intent.

4.06.                     Audit.  Landlord shall keep books and records regarding Total Operating Costs.  All records shall be retained for at least three (3) years.  At the request of Tenant (“Tenant’s Audit Notice”) given within one hundred eighty (180) days after Landlord delivers Landlord’s statement of Total Operating Costs with respect to any fiscal year during the Term, Tenant (at Tenant’s expense) shall have the right to examine Landlord’s books and records applicable to Total Operating Costs for such fiscal year.  Such right to examine the records shall be exercisable:  (i) upon reasonable advance notice to Landlord and at reasonable times during Landlord’s business hours and (ii) only during the 60-day period (the “Audit Period”) following Tenant’s Audit Notice.  Landlord shall make such books and records available at Landlord’s office in Massachusetts or at the Property, or in electronically accessible form.  In the event an audit of Landlord’s Total Operating Costs for such year, conducted by either a certified public accountant from a nationally-recognized accounting firm or a nationally-recognized commercial real estate services firm, in either case as approved by Landlord for such purpose (such approval not to be unreasonably withheld, conditioned or delayed), indicates that certain items were improperly included in Landlord’s Total Operating Costs and resulted in an overcharge to Tenant and Landlord disputes the results of said audit, then Tenant may request in writing that the disputed amount of Additional Rent for Total Operating Costs for the year in question be determined by an audit conducted by a certified public accountant reasonably selected by both parties, provided that if the parties are unable so to agree within ten (10) days after receipt of Tenant’s notice, then within twenty (20) days after Tenant’s notice is given, Tenant may submit the dispute for determination by an arbitration conducted by the Boston Office of the American Arbitration Association (“AAA”) in accordance with the AAA’s commercial real estate arbitration rules.  The arbitrator shall be selected by AAA and shall be a certified public accountant with at least ten (10) years of experience in auditing Class A commercial office and laboratory buildings and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior five (5) years.  If the Additional Rent due as finally determined for such fiscal year is less than the Additional Rent paid by Tenant, Landlord shall credit the excess against Additional Rent next due from Tenant; Tenant may off-set the same against Additional Rent if Landlord fails to provide such credit to Tenant within fifteen (15) days following notice from Tenant of such overpayment.  Any auditing firm retained by Tenant pursuant to this paragraph shall not be compensated on a contingent fee basis. Notwithstanding the foregoing, Tenant’s request to audit Landlord’s books and records shall not extend the time within which Tenant is obligated to pay the amounts shown on Landlord’s statement of Total Operating Costs, and Tenant may not make the request to audit Landlord’s books and records at any time Tenant is in default of such payments.  In the event the audit determines that Tenant has been overcharged by five percent (5.0%) or more of the Additional Rent due with respect to Total Operating Costs, Landlord shall pay for the cost of said audit.  In all other cases, Tenant shall pay for the cost of said audit.

As a condition precedent to performing any such examination of Landlord’s books and records, Tenant’s examiners shall be required to execute and deliver to Landlord an agreement in form reasonably acceptable to Landlord agreeing to keep confidential any non-public, confidential information that they discover about Landlord or the Building or the Property in connection with such examination and not to disclose the results of such examination except as required by law.  Notwithstanding any prior approval of any examiners by Landlord, Landlord shall have the right to rescind such approval at any time if in Landlord’s reasonable judgment the examiners have breached any confidentiality undertaking to Landlord or cannot provide reasonably acceptable assurances and procedures to maintain confidentiality.

4.07.                     Phasing.  Landlord and Tenant may agree to phase certain aspects of the Landlord Work to accommodate Tenant’s transition into the Building and to mitigate the potential for Tenant’s Damages.  Pursuant to the terms of the Work Letter, Landlord and Tenant shall agree upon a Phasing Schedule, if applicable.  Landlord shall endeavor to complete each portion of the Landlord Work described on the Phasing Schedule by the date referenced thereon, provided that it shall not be a default by Landlord if such milestones are not met.  Each phase described on the Phasing Schedule shall be individually referred to herein as a “Phase” and, collectively, as the “Phases”.  Substantial Completion and the Commencement Date shall be deemed to occur only with respect to the applicable Phase, and Base Rent and Additional Rent on account of Operating Expenses and Taxes shall be pro-rated based on the ratio of occupied floors to total floors (excluding mechanical floors and penthouses in each case) of the Premises to reflect Tenant’s partial occupancy of the Premises until such time as the Final Commencement Date occurs.  The determination of each such Commencement Date shall be documented separately by the parties in accordance with the terms of this Lease.

ARTICLE 5.
TAXES

5.01.                     Taxes.  Tenant covenants and agrees to pay to Landlord as Additional Rent Tenant’s Pro Rata Share of the Taxes for each fiscal tax period, or ratable portion thereof, included in the Term.  If Landlord receives a refund of any such Taxes, Landlord shall credit against Additional Rent next due or, at Landlord’s election, pay Tenant its Pro Rata Share of the refund, in each case after deducting Landlord’s reasonable costs and expenses incurred in obtaining the refund (to the extent such costs and expenses were not previously included in Operating Expenses or Taxes), but in any event such refund to Tenant shall not exceed amounts paid by Tenant for Taxes on account of the period subject to such refund.  Upon Tenant’s request, Landlord shall furnish Tenant with copies of the applicable real estate tax bill.  Tenant shall make estimated payments on account of Taxes in monthly installments on the first day of each month, in amounts reasonably estimated from time to time by Landlord pursuant to Section 4.02(a).

5.02.                     Definition of “Taxes”.  “Taxes” means all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Property, and all penalties and interest thereon (if due to Tenant’s failure to make timely payments), assessed or imposed against the Premises or the Property (including without limitation any personal property taxes levied on the Property or on fixtures or equipment used in connection therewith), other than a federal or state income tax of general application.  Taxes shall not include:  any of the foregoing which are levied or assessed against the Property to the extent not attributable to the Term; inheritance, estate, gift, excise, franchise, income, gross receipts, capital levy, revenue, rent, state, payroll, stamp or profit taxes, however designated; or any interest or penalties resulting from the late payment of taxes by Landlord (except to the extent due to Tenant’s failure to make timely payments), any environmental assessments, charges or liens arising in connection with the remediation of Hazardous Substances (as hereinafter defined) from the Premises or Building, the causation of which arose prior to the Commencement Date of this Lease, or to the extent caused by Landlord, its agents, employees or contractors or any tenant of the Building (other than Tenant or its sublessees or assignees); costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the Premises or Building other than the Finish Work, the Tenant

Work or improvements to the Premises made by or for Tenant, including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans (except to the extent included in the CAM Charges under the Declaration or in the definition of Operating Expenses); reserves for future Taxes; or Taxes allocable to the Parking Garage.  If during the Term the present system of taxation of real or personal property shall be changed so that, in lieu of or in addition to the whole or any part of such tax there shall be assessed, levied or imposed on such property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Date of Lease) measured by or based in whole or in part upon Building valuation, mortgage valuation, rents, services or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term of Taxes; provided, however, that Tenant’s obligation with respect to such substitute taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Building and Property were the only property of Landlord.  Taxes shall also include reasonable expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred by Landlord in connection with any efforts to obtain abatements or reduction or to assure maintenance of Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings.  Landlord shall endeavor to have the Property separately assessed from the remainder of the Project by subdivision, condominium regime, or otherwise.  In the event that the Building is not taxed separately from the remainder of the Project, Landlord will allocate the taxes on a square footage basis or on such other basis that is reasonably appropriate and equitable.  Any exemption from real property taxes for the Property due to any Tax Increment Financing Agreement entered into by the Tenant and the City of Boston shall be allocated entirely to Tenant (i.e. not Tenant’s Pro Rata Share) so that Taxes payable by Tenant reflects such exemption.

Landlord shall, upon the written request of Tenant, commence a proceeding for abatement of real estate Taxes, provided Landlord shall thereafter have the right to settle such proceeding for the benefit of tenants in its reasonable discretion.  From and after the date that Landlord or its affiliates cease to own (directly or indirectly) at least two parcels in the Project (as described in Exhibit 3.03(b)), Tenant may, in its sole discretion and as an alternative to directing Landlord to commence such proceeding, initiate an abatement proceeding for real estate Taxes payable during the Term at Tenant’s sole cost and expense by prior written notice to Landlord and in compliance with any Legal Requirements applicable to such proceeding.  If Tenant pursues an abatement of real estate Taxes pursuant to the immediately preceding sentence, then any abatement proceeds shall be payable to Landlord after deducting Tenant’s reasonable expenses incurred in obtaining such abatement.  In the event of any abatement of Taxes for a period occurring during the term of this Lease, Tenant shall be entitled to Tenant’s Pro Rata Share of any refund (after deducting Landlord’s or Tenant’s, as applicable, reasonable cost in obtaining an abatement, if any, to the extent not previously included in Operating Expenses) but in any event such refund to Tenant shall not exceed the amounts on account of Taxes actually paid by Tenant with respect to the period subject to the abatement.

5.03.                     Personal Property Taxes.  Tenant shall pay directly all taxes charged against Tenant’s trade fixtures, furnishings, equipment, inventory, or other personal property (collectively, “Tenant Property”).  Tenant shall use its best efforts to have Tenant Property taxed separately from the Property.  Landlord shall notify Tenant if any of Tenant Property is taxed with the Property, and Tenant shall pay such taxes to Landlord within thirty (30) days of such notice.

ARTICLE 6.
UTILITIES

6.01.                     Utilities.  Tenant shall pay all charges for water, sewer, gas, electricity and other utilities or like services used or consumed on the Premises (each, a “Utility Service” and collectively the “Utility Services”), and used or consumed by all mechanical equipment serving the Premises, wherever located, whether called use charge, tax, assessment, fee or otherwise as the same become due.  It is understood and agreed that Landlord shall be responsible for bringing each Utility Service described in the Base Building Work to a common switching point(s) at the Building as shown on the Base Building Work Plans (as defined in the Work Letter)(collectively, the “Utility Switching Points”).  As part of the Base Building Work, Landlord shall install a direct meter to measure electricity serving the Premises and, with respect to all other Utility Services being installed as Base Building Work, a direct, sub- or “check” meter for measuring Tenant’s consumption of such Utility Service.  Tenant shall pay all costs and expenses associated with any separately metered utilities (such as electricity and telephone) directly to the applicable service provider.  Tenant shall pay all costs and expenses associated with utility charges that are based on a check- or sub-metering metering installation, based on Landlord’s reading of such meters, directly to Landlord at the same rate paid by Landlord to the provider thereof.  Additional Rent for any check- or sub-metered utilities may be reasonably estimated monthly by Landlord, based on actual readings of sub — and “check” meters where applicable, and shall be paid monthly by Tenant within thirty (30) days after being billed with a final accounting based upon actual bills received from the utility providers following the conclusion of each fiscal year of the Building.  Tenant shall pay for any and all costs to install and connect Utility Services from the Utility Switching Points to the Premises.  Landlord shall be under no obligation as to any Utility Services beyond the foregoing responsibility to bring such Utility Services to the Utility Switching Points and as required in the completion of the Finish Work and Landlord shall not be liable for any interruption or failure in the supply of any utilities or Utility Services, except to the extent expressly set forth below.

To the extent permitted by law, Landlord shall have the right at any time and from time to time during the Term to contract for or purchase one or more Utility Services not being obtained directly by Tenant from any company or third party providing Utility Services (“Utility Service Provider”), subject to Tenant approval of the proposed Utility Service Provider, such approval not to be unreasonably withheld, conditioned or delayed, and provided that such alternate Utility Service Provider shall be retained on market terms and conditions.  In requesting Tenant consent to a proposed Utility Service Provider, Landlord shall provide Tenant with reasonable documentation regarding the proposed contract to permit Tenant to determine whether such terms meet the foregoing standard.  The parties acknowledge that, initially, the only Utility Services not being obtained directly by Tenant are water, sewer and gas, and the City of Boston and Boston Gas Company are the approved initial providers of such respective Utility Services.  Provided there shall be no unreasonable interference with Tenant’s operations within the Premises, Tenant agrees reasonably to cooperate with Landlord and the Utility Service Providers and at all times as reasonably necessary, and on reasonable advance notice, shall allow Landlord and the Utility Service Providers reasonable access to any utility lines, equipment, feeders, risers, fixtures, wiring and any other such machinery or personal property within the Premises and associated with the delivery of Utility Services.

In the event that there shall be an interruption, curtailment or suspension of any Utility Service (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of all or a portion of the Premises (a “Service Interruption”), and if (i) such Service Interruption shall continue for five consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”) and (ii) such Service Interruption shall not have been caused, in whole or in part, by reasons beyond Landlord’s reasonable control (provided, however, that causes beyond Landlord’s reasonable control may be deemed to result in a Material Service Interruption if and to the extent that such cause actually results in coverage under Landlord’s rental interruption insurance) or by an act or omission in violation of this Lease by Tenant or by any negligence of any of Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission (collectively, with Tenant, the “Tenant Parties” or any one of them, including Tenant, a “Tenant Party”) (a Service Interruption that satisfies the foregoing conditions being referred to hereinafter as a “Material Service Interruption”), then Tenant shall be entitled to an equitable abatement of Base Rent and Tenant’s Pro Rata Share of Total Operating Costs, based on the nature and duration of the Material Service Interruption, the area of the Premises affected, and the then current Rent amounts, for the period that shall begin on the commencement of such Material Service Interruption and that shall end on the day such Material Service Interruption shall cease.  A Material Service Interruption lasting more than ninety (90) days shall constitute damage or destruction of Premises and shall be governed by Section 12.01 of this Lease.

Notwithstanding the foregoing, if Landlord disputes whether, or the extent to which, an event is a Material Services Interruption or the amount of Tenant’s abatement of Base Rent and Tenant’s Pro Rata Share of Total Operating Costs, such dispute shall be resolved in accordance with Article 14 of Exhibit 10.03 to this Lease prior to the exercise of any of Tenant’s remedies under this Section 6.01.  The remedies provided in this Section 6.01 shall not apply to casualty or condemnation, which shall be covered elsewhere in this Lease.

ARTICLE 7.
INSURANCE

7.01.                     Coverage.  Tenant shall maintain during the Term insurance for the benefit of Tenant and Landlord (as their interests may appear) from insurers rated at least A-/X by A. M. Best (subject to the provisions of Section 7.02, below), with terms and coverages reasonably satisfactory to Landlord and with such increases in limits as Landlord may from time to time reasonably request consistent with requirements at other Comparable Properties.  Initially, Tenant shall maintain the following:

(a)                                 Commercial general liability insurance naming Landlord, Landlord’s management agents and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal injury, and contractual liability with combined single limits of liability of not less than $10,000,000 for bodily injury and property damage per occurrence with a per location aggregate.

(b)                                 Property insurance that shall be primary on the Tenant Work and Finish Work and Tenant’s property, including its laboratory equipment, office furniture, trade fixtures, office equipment, inventory, merchandise and all other items of Tenant Property, in an amount adequate to cover their replacement cost, including a vandalism and malicious mischief endorsement, and sprinkler leakage coverage; business interruption insurance, loss of income and extra expense insurance covering all perils covered by a standard, “Special Form” (as defined from time-to-time by the insurance industry) property insurance policy.  Such insurance, with respect only to Tenant Work, Finish Work, and Tenant’s BBW, as defined in Exhibit 10.03, shall name Landlord, and Landlord’s mortgagee(s) from time to time as additional loss payees as their interests may appear.  Such insurance shall cover special perils including theft and such other risks Landlord may from time to time reasonably designate if such risks are required by landlords to be insured by tenants of similar properties under similar circumstances, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance, with a deductible amount not to exceed $100,000.

(c)                                  Workers’ compensation insurance with statutory benefits and employers’ liability insurance in the following amounts:  each accident, $1,000,000; disease (policy limit), $1,000,000; disease (each employee), $1,000,000.

In addition, Tenant shall carry such other coverages, and in such amounts, as are required by Landlord from time to time, so long as such coverages and amounts are consistent with Comparable Properties.  Prior to the Date of Lease and on each anniversary of that date (or on the policy renewal date), Tenant shall give Landlord certificate(s) evidencing such coverage and with an affirmative statement of the agent issuing such certificate that it may not be canceled or coverage limits reduced without at least thirty (30) days’ prior written notice to Landlord and Tenant.  Liability insurance maintained by Tenant shall be deemed to be primary insurance, and any liability insurance maintained by Landlord shall be deemed secondary to it.

Tenant may use blanket or excess umbrella coverage to satisfy any of the requirements of this Section 7.01 provided that the Premises is specifically named in any blanket coverage and the limits thereon are available on a per property basis and on such basis comply with the required limits set out herein and that any umbrella coverage is provided on a “following form” basis.

7.02.                     Action Increasing Rates.  Tenant shall comply with Sections 9.01, 9.02, 9.03, and 9.04 and in addition shall not, directly or indirectly, use the Premises in any way that is prohibited by law (nothing in this sentence being deemed to relieve Landlord of its obligations under Sections 9.02 and 9.03).  If Tenant, directly or indirectly, uses the Premises in any way that jeopardizes any insurance coverage carried by Landlord or Tenant as reasonably documented by evidence provided by Landlord to Tenant, then Tenant shall, if such use is in violation of the other terms and conditions of this Lease, promptly stop such use.  Tenant shall, in any event, reimburse Landlord upon demand for all of Landlord’s costs incurred in providing any insurance to the extent attributable to any special endorsement or increase in premium resulting from the particular business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom, including without limitation, any risks or hazards associated with the generation, storage and disposal of so-called biohazards or medical waste.  Notwithstanding the foregoing, Tenant’s use of the Premises for the Permitted Uses, generally (as opposed to Tenant’s particular use) in compliance with the terms and conditions of this Lease shall not be deemed legally prohibited or dangerous to people or property for the purposes of this Section 7.02.  Tenant shall cure any breach of this Lease on account of Tenant’s failure to carry the insurance required by this Section 7.02 within ten (10) days after notice from Landlord and Tenant shall have no further notice or cure right under Article 14 for any such breach.

The parties acknowledge and agree that, as of the date hereof, their respective insurers maintaining the property and commercial general liability insurers coverages required hereunder currently have an A.M. Best rating of A/XII (i.e. in excess of the requirement otherwise set forth in this Article Seven).  If at any time during the term of this Lease the Landlord’s or Tenant’s applicable insurance carriers no longer meet the A/XII standard (but otherwise meets the A-/X standard set forth herein), then, upon at least 30 days’ prior written notice from the other party, such party shall use commercially reasonable efforts to obtain such coverages from an insurer meeting the A/XII standard at the sole cost and expense of the requesting party (to the extent that any such change in carrier results in additional costs) provided that nothing in this sentence shall obligate either party to change its insurance carrier if it would adversely affect coverages being provided to any other property under any blanket policy, result in a default under any other agreement to which the insured is a party, or otherwise be prohibited by the terms of the applicable insurance policy (and provided that in no event can any such request be made more than once in any 12-month period).  Furthermore, to the extent that any provision of Section 7.01 or 7.04 cannot be complied with by Tenant or Landlord, as applicable, due to (i) the general unavailability of any such insurance (rather than unavailability due to condition or risks associated with Tenant or Landlord specifically), or (ii) the inability of any general insurance firms to meet the financial standards set forth herein, such noncompliance shall not constitute an Event of Default hereunder, but instead Landlord and Tenant shall collaborate on a reasonably acceptable alternative (it being agreed that any alternative must be satisfactory to any then-mortgagee of the Property).  If Landlord and Tenant cannot so agree on what is “reasonable” within seven (7) days of their initial meeting, then the matter shall be submitted to arbitration in accordance with the provisions set forth below.

The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of twenty (20) years’ experience in risk management services for buildings of the type and nature of the Building and who has provided such services to buildings and property valued in excess of $100,000,000.00 in the aggregate and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior five (5) years.  Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.

The arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern).  The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.  Any such arbitration shall be commenced within 10 days after demand (or, if later, appointment of the arbitrator).

Within ten (10) days of appointment, the arbitrator shall determine a reasonable alternative to meeting the insurance provision with which the party to this Lease was unable to comply.  The arbitrator’s decision shall be final and binding on the parties.

7.03.                     Waiver of Subrogation.  Landlord and Tenant each waive any and every claim for recovery from the other for any and all loss of or damage to the Property or any part of it, or to any of its contents, to the extent such loss or damage is covered by property insurance or would have been covered by property insurance required hereunder.  Landlord waives any and every such claim against Tenant that would have been covered had the insurance policies required to be maintained by Landlord by this Lease been in force, to the extent that such loss or damage would have been recoverable under such policies.  Tenant waives any and every such claim against Landlord that would have been covered had the insurance policies required to be maintained by Tenant under this Lease been in force, to the extent that such loss or damage would have been recoverable under such policies.  This mutual waiver precludes the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), and Landlord and Tenant each agree to give written notice of this waiver to each insurance company that has issued or shall issue any property insurance policy to it, and to have the policy properly endorsed, if necessary, to prevent invalidation of the insurance coverage because of this waiver.

7.04.                     Landlord’s Insurance.  Landlord shall purchase and maintain during the Term with insurance companies rated at least A-/X by A.M. Best (subject to the provisions of Section 7.02, above) the following:  (i) commercial general liability insurance for incidents occurring in the common areas, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $10,000,000 for bodily injury and property damage per occurrence; and (ii) All Risk property insurance covering property damage to the Building (other than Tenant Work), and loss of rental income (covering off-site events to the extent then available, if such coverage is available at commercially reasonable rates), covering special perils including theft for the full replacement cost value of the Building above foundation walls, with a deductible not to exceed $100,000 unless otherwise agreed by Tenant, with co-insurance waived by inclusion of an agreed amount endorsement together with such other coverages and risks as Landlord shall reasonably decide or a mortgagee or ground lessor may require.  As set forth in Section 4.02(a), a portion of the cost thereof shall be borne by Tenant.  In addition, Landlord shall name Tenant as an additional insured (except with respect to acts of Tenant Parties) on its Pollution Legal Liability policy and any replacement policy obtained by Landlord from time to time during the term hereof (any such policy being referred to herein as “Environmental Insurance”).

ARTICLE 8.
OPERATING EXPENSES

8.01.                     Operating Expenses.  “Operating Expenses” shall mean all costs and expenses associated with the operation, management, maintenance and repair of the Property, together with the Building’s share of costs associated with the operation, management, maintenance and repair of the common areas of the Project.  Operating Expenses include without limitation costs of:  compliance with Landlord’s obligations under Section 10.03(c); planting and landscaping; snow removal; utility, water and sewage services; maintenance of signs (other than tenants’ signs); supplies, materials and equipment purchased or rented; total wage and salary costs paid to, and all contract payments made on account of, all persons engaged in the operation, maintenance, security, cleaning and repair of the Property, including Social Security, old age and unemployment taxes and so-called “fringe benefits” prorated to the extent engaged in such services to or for the Building; services furnished to tenants of the Property, generally; maintenance, repair and replacement of Building equipment and components; utilities consumed and expenses incurred in the operation, maintenance and repair of the Property including, without limitation, oil, gas, hot/chilled water, and electricity (other than electricity to tenants in their demised premises if Tenant is directly responsible for payment under this Lease on account of electricity consumed by Tenant); workers’ compensation insurance and property, liability and other insurance premiums; personal property taxes; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property; fees for required licenses and permits; refuse removal; security; an administrative fee in the initial amount of forty (40) cents per rentable square foot, increasing by five (5) cents per rentable square foot after the third (3rd) Lease Year and every third (3rd) Lease Year thereafter, subject to a cap of fifty-five (55) cents per rentable square foot during the initial term of this Lease and then increasing to a flat sixty (60) cents per rentable square foot (i.e. without further increases) effective on the commencement of the Extension Term; Landlord’s “Percentage Share” of “CAM Charges” (as defined in the Declaration); any periodic assessments, both regular and special, for which Landlord is or becomes responsible under the Project Documents; and costs incurred by Landlord to comply with the terms and conditions of any governmental approvals affecting operations of the Property (including without limitation the Project Documents).  Landlord may use third parties or affiliates to perform any of these services (subject to the limitations on Operating Expenses attributable to services performed by affiliates expressly set forth in the immediately following paragraph), and the cost thereof shall be included in Operating Expenses, provided that Operating Expenses shall not include any property management fee, other than the administrative fee described above.  Landlord shall reasonably allocate the cost of any Operating Expenses incurred jointly for the Property and any other property.  In addition, if Landlord from time to time repairs or replaces any existing improvements or equipment or installs any new improvements or equipment to the Building (including without limitation energy conservation improvements or other improvements), then the cost of such items that are treated as capital expenses pursuant to generally accepted accounting principles (to the extent not excluded below) shall be amortized over their useful life, as reasonably determined by Landlord, together with interest at an actual or imputed interest rate (at the prime rate of interest then being charged by the Bank of America or its successors, plus 4%) and included in Operating Expenses.

Notwithstanding the foregoing, Operating Expenses shall not include:  the cost of designing and constructing the Landlord Work; the costs of initial contributions, exactions, and costs of a capital nature, for which Landlord is or becomes responsible under the Project Documents (except (i) housing exactions in the amount of $5.49 per square foot of gross floor area, as defined in the Boston Zoning Code, of the Building, payable in 12 equal annual installments following the issuance of a certificate of occupancy in accordance with the “Development Impact Project Agreement” listed on Exhibit 2.01(f) and (ii) such costs to the extent included in the CAM Charges paid to FPOC for administration of the Common Areas and Facilities); and costs incurred by Landlord in order to construct the Building and any other improvements at the Property and Project in compliance with the terms and conditions of any governmental approvals affecting operations of the Property (including without limitation the Project Documents), the cost of casualty repairs to the extent covered by insurance (except for reasonable deductibles paid by Landlord under insurance policies maintained by Landlord); costs associated with the operation of the business of Landlord and/or the sale and/or financing of the Property, as distinguished from the cost of Property operations, maintenance and repair; any ground or underlying lease rental; costs of disputes between Landlord and its employees, tenants or contractors; bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or the Property; costs incurred by Landlord to the extent that Landlord is reimbursed by insurance proceeds or is otherwise reimbursed by third parties; expenses in connection with services or other benefits that are not offered to Tenant or to the extent that any other tenant is charged for directly; management fees paid or charged by Landlord in connection with the management of the Building; amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters; costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the

Building; salaries of executives and owners not directly employed in the management/operation of the Building; the cost of work done (including without limitation leasehold improvements and redecoration work) or services furnished by Landlord exclusively for a particular tenant; the cost of soil and groundwater testing, remediation and other response actions, except to the extent the need therefor arises from any negligence or willful misconduct of Tenant or Tenant’s employees, agents or contractors, or any default of Tenant under this Lease; advertising and other fees and costs (including without limitation legal, architectural and brokerage fees and tenant improvement allowances) incurred in procuring tenants; costs incurred in connection with causing the Base Building Work to comply with Legal Requirements existing as of the Commencement Date; repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Base Building Work or common areas during any warranty period (to the extent covered by warranty) or to comply with any requirements of any governmental authority in effect as of the Commencement Date; costs of repairs, restoration, replacements or other work occasioned by (i) fire, windstorm or other casualty and either (a) paid by insurance required to be carried by Landlord under this Lease, or (b) otherwise paid by insurance (not including any deductible paid by Landlord) then in effect obtained by Landlord, (ii) the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, to the extent that Landlord is compensated by such governmental authority for such repairs, restoration, replacements or other work, or (iii) the act of any other tenant in the Building, or any other tenant’s agents, employees, licensees or invitees to the extent the applicable cost is recovered from such person; Landlord’s general overhead and administrative expenses not related to the Building; non-cash items, such as deductions for depreciation and amortization of the Building (except with respect to capital expenditures as specified above) and the Building equipment, or interest on capital invested; costs incurred due to violation by Landlord or any other tenant in the Building of the terms and conditions of any lease; salaries, wages, or other compensation to any employee of Landlord to the extent not assigned to the operation, management, maintenance, or repair of the Building, including accounting or clerical personnel and other overhead expenses of Landlord (except to the extent providing services, such as accounting, for which Landlord would otherwise use a third-party provider); costs of the initial construction of the Base Building Work; repair of defects in the Base Building Work identified in the one year period after substantial completion of the Base Building Work; any expenses related to real estate taxes, insurance, and all expenses for the construction, operation, repair and maintenance of the Parking Garage.  None of the foregoing exclusions from Operating Expenses shall be deemed to entitle Tenant to an exclusion on account of any portion of CAM Charges, Tenant acknowledging that Landlord may vote as part of FPOC on matters affecting the CAM Charges but does not control FPOC.  Landlord agrees that it shall not exercise its vote as part of FPOC in a manner that modifies the items includable in CAM Charges such that there would be a material increase in CAM Charges resulting from the inclusion of items that would otherwise be excludable as an Operating Expense hereunder (if not part of CAM Charges) without Tenant’s prior approval.

Tenant shall pay Tenant’s Pro Rata Share of Operating Expenses in accordance with Section 4.02.

ARTICLE 9.
USE OF PREMISES

9.01.       Permitted Uses.  Tenant may use the Premises only for the Permitted Uses described in Section 1.10.  Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by applicable laws or insurance requirements relating to Tenant’s use of the Premises.  Tenant shall comply with Landlord’s rules and regulations (the “Rules and Regulations”) promulgated from time to time, provided the same are not inconsistent with or in limitation of the provisions of this Lease and are reasonable, and Tenant shall use reasonable efforts to cause its agents, contractors, customers and business invitees to comply therewith.  Landlord’s initial Rules and Regulations are attached hereto as Exhibit 9.01.

9.02.       Indemnification.  From and after the Commencement Date, Tenant shall assume exclusive control of all areas of the Premises, including all improvements, utilities, equipment, and facilities therein.  Tenant is responsible for the Premises and all of Tenant’s improvements, equipment, facilities and installations, wherever located on the Property and all liabilities, including without limitation tort liabilities incident thereto.  Tenant shall indemnify, save harmless and defend Landlord, and its members, managers, officers, directors, mortgagees, and employees (collectively, “Indemnitees”) from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including reasonable attorneys’ fees) arising in whole or in part out of (i) any injury, loss, theft or damage (except to the extent due to the negligence or willful misconduct of the Indemnitees and their respective agents, contractors or Landlord or its employees) to any person or property while on or about the Premises or, to the extent caused by the negligence or willful misconduct of Tenant, the Property; (ii) any condition within the Premises, or, to the extent caused by the negligence or willful misconduct of Tenant, the Property and, in each, except for conditions existing prior to the date that Tenant first takes occupancy of the Premises; and (iii) the use of the Premises by, or any act or omission of, Tenant or persons claiming by, through or under Tenant, or any of its agents, employees, independent contractors, suppliers or invitees.

Landlord shall indemnify, save harmless and defend Tenant, and its members, managers, officers, directors, and employees from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) arising in whole or in part out of any injury, loss, theft or damage (except to the extent due to the negligent acts or omissions of Tenant, its employees, contractors or agents) to any person or property while on or about the common areas of the Property to the extent resulting from the negligent acts or omissions or willful misconduct of Landlord, its employees, agents or contractors.

The provisions of this Section 9.02 shall survive the expiration or earlier termination of this Lease.

9.03.       Compliance With Legal Requirements.  Tenant shall not cause or permit the Premises, or cause (or permit Tenant Parties to cause) the portions of the Property other than the Premises, to be used in any way that violates any law, code, ordinance, restrictive covenant, encumbrance, governmental regulation, order, permit, approval, Project Document, or any provision of this Lease (each a “Legal Requirement”, and collectively the “Legal Requirements”), or constitutes a nuisance or waste, and shall comply with all Legal Requirements applicable to the Premises and Property.  Tenant shall obtain and pay for all permits and shall promptly take all actions necessary to comply with all Legal Requirements, including without limitation the Occupational Safety and Health Act, applicable to Tenant’s use of the Premises.  Notwithstanding the foregoing two sentences to the contrary, Landlord shall be responsible for the compliance of the Base Building Work and the Finish Work with all Legal Requirements as of the Commencement Date.  Tenant shall maintain in full force and effect all certifications or permissions required for Tenant’s operations at the Premises.  Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits, certifications, permissions and the like and complying with all reporting requirements directly relating or incident to:  the conduct of its activities on the Premises; its scientific experimentation; transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste.  Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord, Tenant shall furnish Landlord with copies of all such permits that Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits that Tenant possesses or has obtained with respect to the Premises.  Tenant shall promptly give notice to Landlord of any written orders, warnings or violations relative to the above received from any federal, state, or municipal agency or by any court of law and shall promptly comply with and cure the conditions causing any such violations in accordance with applicable Legal Requirements.  Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that:  (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, reasonably acceptable to Landlord to protect Landlord, the Building and the Property from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that it exhausts all available appeals without success, and (v) Tenant shall certify to Landlord’s reasonable satisfaction that Tenant’s decision to delay such cure shall not result in any actual or threatened bodily injury or property damage to Landlord, any tenant or occupant of the Building or the Property, or any other person or entity.

Landlord shall be responsible for the compliance of the structural elements, roof and building systems to the Utility Switching Points of the Building, and the common areas of the Building and the Property, with all Legal Requirements except to the extent compliance is required due to Tenant’s particular use of the Premises, as opposed to the Permitted Uses generally.

9.04.       Hazardous Substances.  “Environmental Law” means all statutes, laws, rules, regulations, codes, ordinances, authorizations and orders of federal, state and local public authorities pertaining to any Hazardous Substances or to environmental compliance, contamination, cleanup or disclosures of any release or threat of release to the environment, of any Hazardous Substances, including, without limitation, the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; the Clean Water Act, 33 U.S.C. § 1251, et seq.; the Clean Air Act, 42 U.S.C. § 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f-300j, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq.; the Solid Waste Disposal Act, 42 U.S.C § 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.  Section 9601 et seq.; the Federal Resource Conservation and Recovery Act, 42 U.S.C.  Section 6901 et seq.; the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17, 1986); M.G.L. c.21C; and oil and hazardous materials as defined in M.G.L. c.21E, as any of the same are from time to time amended, and the rules and regulations promulgated thereunder, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, and all other federal, state and local statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders regulating the generation, storage, containment or disposal of any Hazardous Substances, including but not limited to those relating to lead paint, radon gas, asbestos, storage and disposal of oil, biological, chemical, radioactive and hazardous wastes, substances and materials, and underground and above-ground oil storage tanks; and any amendments, modifications or supplements of any of the foregoing.

“Hazardous Substances” means, but shall not be limited to, any hazardous substances, hazardous waste, environmental, biological, chemical, radioactive substances, oil, petroleum products and any waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including without limitation any asbestos (whether or not friable) and any asbestos-containing materials, lead paint, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials that are regulated by any Environmental Law.

Tenant may generate, produce, bring upon, use, store or treat Hazardous Substances in the Premises in connection with its operations at the Premises provided that (x) such use is in compliance with all applicable Legal Requirements, including without limitation Environmental Laws, and in compliance with the terms and conditions of this Lease, (y) as to any Hazardous Substances, processes, or procedures not then subject to Legal Requirements, such activities are conducted in accordance with standard laboratory practices for tenants conducting similar operations in Comparable Properties, and do not endanger or create a hazard to public health, safety or welfare or to the environment, within the Building or in the area of the Property, generally, and (z) in no event shall Tenant generate, produce, bring upon, use, store or treat Hazardous Substances with a risk category higher than Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as may be reasonably selected by Landlord if applicable to similar facilities in the City of Boston, provided that such new or replacement standards may update requirements but shall not be materially more restrictive on Tenant’s use than Biosafety Level 2 as of the Date of Lease.  In all events Tenant shall comply with all applicable provisions of the BMBL.  Furthermore, beginning on the Commencement Date, on an annual basis or upon Landlord’s request following the occurrence of any Environmental Incident, or on no more than one additional occasion during any year if reasonably requested by Landlord’s mortgagee(s) in connection with any financing or refinancing of the Property, Tenant shall provide Landlord with a list detailing the types and amounts of all Hazardous Substances being generated, produced, brought upon, used, stored, treated or disposed of by or on behalf of Tenant in or about or on the Premises, Building or Property and, upon Landlord’s request, copies of any manifests or other federal, state or municipal filings by Tenant with respect to such Hazardous Substances (redacted to protect confidential information to the extent such redactions are permitted by the applicable federal, state or municipal authorities having jurisdiction over such filings).  Tenant agrees to pay the reasonable cost of any environmental inspection or assessment requested by any lender that holds a security interest in the Property or this Lease, or by any insurance carrier, to the extent that such inspection or assessment pertains to any release, reasonable threat of release, contamination, or a loss or damage or determination of condition related to the foregoing (together, “Environmental Incidents”) in the Premises other than Environmental Incidents arising prior to the Commencement Date or migrating to the Premises from some other part of the Building or Property due to environmental conditions existing prior to the Commencement Date or through no fault, act or omission of Tenant.

If any transportation to or from, or any storage, use or disposal of Hazardous Substances on or about, the Property by any Tenant Party results in any escape, or release, reasonable threat of release, contamination of the soil or surface or ground water or any loss or damage to person or property (any such event, a “Tenant Environmental Incident”), Tenant agrees to:  (a) notify Landlord immediately of the occurrence; (b) after consultation with Landlord, clean up the occurrence in full compliance with all applicable Environmental Laws and (c) indemnify, save harmless and defend the Indemnitees from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including reasonable attorneys’ fees) arising in whole or in part out of such occurrence.  In the event of such occurrence, Tenant agrees to cooperate fully with Landlord and provide such documents, affidavits, and information and take such actions as may be requested by Landlord from time to time (1) to comply with any Environmental Law or Legal Requirement, (2) to comply with any request of any mortgagee, insurer or tenant, and/or (3) for any other reason deemed necessary by Landlord in its sole discretion.  In the event of any such occurrence that is required to be reported to a governmental authority under any Environmental Law or Legal Requirement, Tenant shall simultaneously deliver to Landlord copies of any notices given or received by Tenant and shall promptly pay when due any fine or assessment against Landlord, Tenant, or the Premises or Property relating to such occurrence.

Tenant acknowledges that it has received and reviewed certain environmental reports listed on Exhibit 9.04 (the “Environmental Reports”) regarding the condition of the Property and that, upon the Commencement Date, subject to the provisions of this paragraph, Tenant shall accept the Premises in the condition existing as of the date of this Lease with respect to the presence of Hazardous Substances.  Notwithstanding the foregoing, Landlord shall and hereby does indemnify Tenant and hold Tenant harmless from and against any and all expense, loss, and liability suffered by Tenant on account of response actions arising out of any Environmental Incidents, in, around, or under the Premises, Building or the Property, but in any case only to the extent that all of the following conditions are satisfied:  (A) such Environmental Incident was caused by Landlord or by any third party (including prior owners or operators of the Property) whether accidental, intentional, or negligent, (B) either legal action has been commenced or threatened in writing against Tenant by a third party (other than a Tenant Party) for failure to undertake a response action with respect to such Environmental Incident or a governmental agency has issued an order to Tenant to undertake response actions with respect to such Environmental Incident, and (C) Tenant is denied coverage under the Environmental Insurance, following any applicable appeals from such denial, with respect to such Environmental Incident (any event meeting the foregoing criteria, but excluding any Tenant Environmental Incident, being referred to herein as “Occurrences”).  For the purposes of this paragraph, “response” has the meaning set forth in Section 2 of Chapter 21E of the Massachusetts General Laws.  Expenses, losses and liabilities, as described above, shall include, without limitation (i) any and all expenses that Tenant may incur to comply with any Environmental Laws on account of such Occurrences; (ii) any and all costs that Tenant may incur in studying or remedying any Occurrences at or arising from the Premises, Building or the Property; (iii) any and all costs that Tenant may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances on account of such Occurrences; (iv) any and all fines, penalties or other sanctions assessed upon Tenant on account of such Occurrences; (v) any and all reasonable legal and professional fees and costs incurred by Tenant in connection with the foregoing; and (vi) losses due to bodily injury or physical damage to property incurred by Tenant due to Landlord’s failure to undertake response actions required pursuant to, and within time periods required by, Legal Requirements on account of any such Occurrences.  Tenant’s right to the foregoing indemnities shall be conditioned on Tenant giving prompt written notice to Landlord of any claim, demand or threat of claim or demand made upon Tenant by any governmental agency or other person.  Landlord shall have the right, but not any obligation, to control the defense of any such matter which could result in an indemnification obligation by Landlord under this provision.  Landlord shall be subrogated to any and all claims, rights and defenses Tenant has against other persons with respect to any such matter, and Tenant shall not settle, compromise or adjust any such claim or right or any indemnified matter without the prior written consent of Landlord.

The provisions of this Section 9.04 shall survive the expiration or earlier termination of this Lease.

9.05.       Signs and Auctions.  Tenant, at Tenant’s expense and subject to Landlord’s reasonable approval with respect to the location and design, shall have the exclusive right to install and maintain (i) reasonable amounts of non-retail signage in the Building lobby identifying Tenant and (ii) reasonable amounts of non-retail exterior signage on the Building identifying Tenant to the extent permitted by all Legal Requirements.  Tenant shall be entitled, at Tenant’s sole cost and expense, to Tenant’s Pro Rata Share of any monument signage to which the Building has rights in the Project.  Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.  Landlord shall have the reserved right to install directional signage in the main lobby of the Building to direct visitors to the Parking Garage, subject to Tenant’s approval of the location of such signage (which approval shall not be unreasonably withheld, conditioned or delayed), to install signage identifying the retail tenants in the Building on (x) the exterior of the Building in the locations and subject to the limitations set forth on Exhibit 9.05, attached, and (y) subject to Tenant’s approval of the location, size and aesthetics of such signage (which approval shall not be unreasonably withheld, conditioned or delayed) in the Building lobby (if such retail tenants’ premises are accessible from the lobby), and to install signage identifying Landlord and Landlord’s property manager at the Building (but not within the Premises).  Landlord shall cooperate with Tenant as is reasonably required, in Landlord’s capacity as owner of the Building, to apply for and obtain approvals from municipal authorities for any exterior signage pursuant to clause (ii) above, without any obligation for Landlord to incur any out-of-pocket expenses on account of such cooperation except to the extent that Tenant reimburses Landlord for the same.

9.06.       Landlord’s Access.  Landlord or its agents may enter the Premises at all reasonable times (i) to show the Premises to potential and actual buyers, investors, lenders, or, in the last eighteen (18) months of the Term (provided that Tenant has not timely exercised its right to extend the Term pursuant to Section 3.03), prospective tenants; (ii) to inspect and monitor Tenant’s compliance with Legal Requirements governing Hazardous Substances, and to inspect the Premises to determine whether Tenant is in compliance with the terms of this Lease, but any entries pursuant to this clause (ii) shall require at least two (2) business days’ prior notice, shall be during normal business hours (unless otherwise agreed by Tenant) and shall not occur more often than once annually during the term of this Lease except where a notice of default has been provided to Tenant or where such inspections are required by Landlord’s mortgagees or insurers; (iii) for purposes described in Sections 2.01(c), 9.04 and/or 10.04(b), or (iv) for any other purpose Landlord reasonably deems necessary in connection with the exercise of Landlord’s rights and obligations under this Lease.  Landlord shall give Tenant reasonable prior notice (which shall be not less than 24 hours and may be via e-mail to vertex_operations@vrtx.com or an alternative e-mail address provided to Landlord in writing from time to time) of such entry.  Landlord shall cooperate with Tenant to schedule any such entry and activity at a time designed to reduce any inconvenience to Tenant.  Tenant shall have the right to have a representative of Tenant accompany Landlord during any such entry, but entry shall not be prohibited if Tenant fails to provide an accompanying representative (in the event of which failure, Landlord shall attempt at least one phone call to each Tenant’s Designated Representative (as defined below), if any then exists, to notify Tenant of such failure prior to any entry).  However, in case of emergency, Landlord may enter any part of the Premises with such notice as is reasonably practicable or without prior notice if notice is impracticable and without Tenant’s representative, if necessary, and shall, if no notice was provided (Landlord agreeing that it shall endeavor to provide an e-mail notice to the e-mail address provided above), promptly notify Tenant of the nature and extent of such entry.  During Landlord’s access of the Premises, Landlord shall comply with reasonable security provisions required by Tenant to preserve the confidential nature of information in whatever form maintained within the Premises.  For safety, security, confidentiality or compliance with law purposes, Tenant may designate certain limited areas as limited access areas to be shown on plans provided by Tenant to Landlord and updated by Tenant as reasonably necessary in the future to which Landlord and related parties shall not have access except in an emergency or as otherwise reasonably necessary and then only in accordance with a mutually agreed-upon plan to protect Tenant’s reasonable concerns regarding safety, security and confidentiality, provided that such limited access areas shall be reasonably identified and necessary to protect the health of persons or security of confidential and proprietary information.  Landlord and Tenant will develop a protocol limiting and controlling the distribution of Landlord’s keys or other access devices to the Premises.  “Tenant’s Designated Representative” shall mean (a) a person with an office at the Premises identified by Tenant in writing to Landlord from time to time as the primary point of contact for Landlord’s access to the Premises and (b) the on-site supervisor of Tenant’s private security, if any, that is then on duty.  Tenant shall provide Landlord with a phone number for Tenant’s Designated Representative with any notice designating such person, and any change in the identification of Tenant’s Designated Representative shall take effect five (5) business days following delivery of such notice to Landlord.

9.07.       Security.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, to provide any security measures that Tenant requires within, and at the entries to, the Premises.  Tenant shall provide Landlord with a written description of its security plan from time to time, outlining Tenant’s security measures to the extent applicable to visitors, guests, and others entitled to access the Premises (Tenant being permitted to redact from such security plan any Confidential Information, as defined in Section 16.14).  Tenant’s security plan shall include the designation of a person or persons who shall be on the Premises 24 hours, seven days a week to the extent required for the purposes of fulfilling municipal fire command obligations (Landlord acknowledging that such person may be a third-party contractor or designee thereof).  Tenant shall have reasonable access to the Property outside the Premises to install and operate any such security measures, including installation of security video cameras in the Premises and Common Areas and Facilities located on the Property (and the retail loading docks on the Property), subject to Landlord’s reasonable approval.  In no event may Tenant’s security measures restrict or impede access to the Parking Garage through the main lobby of the Building.

Landlord shall develop, or cause to be developed by FPOC, jointly with Tenant and subject to Tenant approval, such approval not to be unreasonably withheld,

conditioned or delayed, a commercially reasonable security and operations plan (the “Security Plan” ) for the exterior perimeter and common areas of the Building and the Parking Garage.  Operating Costs of security outside of the Premises related to Tenant’s use of the Premises that are in excess of those typically anticipated for the other uses at the Project will be allocated entirely to Tenant.  Landlord shall provide for security to the Property in accordance with the Security Plan.  Notwithstanding the fact that Landlord provides security services at the Property at any time during the Term, to the extent permitted by applicable law, Landlord shall not be deemed to owe Tenant, or any person claiming by, through or under Tenant, any special duty or standard of care as a result of Landlord’s provision of such security services other than the duty or standard of care that would have applied without such services and in no event shall Landlord be responsible for the efficacy of any such security measures.

Tenant acknowledges and agrees that all maintenance, repair, replacement, operation and administration of the “Fan Pier Project Common Areas and Facilities” (as defined in the Declaration) are under the control of the Developer or FPOC and that the Developer’s or FPOC’s election to provide mechanical surveillance or to post security personnel in the Fan Pier Project Common Areas and Facilities is subject to the Developer’s or FPOC’s sole discretion.  Landlord will provide, and cause Landlord affiliates owning parcels within the Project to provide, in the Declaration a definition of “First Class Standard” for the maintenance and operation of Fan Pier Project Common Areas and Facilities, as follows: “the standard according to which first class multi-use developments including office, research laboratory, hotel and residential buildings therein of a size and otherwise reasonably comparable to the Project are then being maintained in major urban areas within the United States. Without limiting the generality of the foregoing, with respect to the level of security in the Fan Pier Project Common Areas and Facilities, First Class Standard shall not be less than the following from and after the Substantial Completion of the Building: a sufficient number of trained security personnel shall patrol the Fan Pier Common Areas and Facilities so as to walk the perimeter of all of the Initial Improvements (as defined in the Declaration) and through the Open Space Areas (as defined in the Declaration) at intervals of approximately every hour on a 24 hour/7 days per week basis. Such security personnel shall be equipped with communication equipment for contacting 911 in case of emergency, and shall log their rounds using fobs such as Detex system.”  The Landlord shall exercise reasonable efforts to prevent future amendment of the Declaration to reduce this level of security.  Notwithstanding anything to the contrary contained in this Lease, Landlord’s sole responsibility with respect to the maintenance, repair, replacement, operation, administration or the provision of surveillance or security in the Fan Pier Project Common Areas and Facilities shall be to use commercially reasonable efforts to enforce the obligations of the Developer or FPOC under the Declaration.  Tenant shall hold Landlord harmless from any claim concerning the failure to maintain any portion of the Fan Pier Project Common Areas and Facilities, other than a failure of Landlord to use commercially reasonable efforts to enforce the Developer or FPOC’s obligations under the Project Documents or to the extent such failure results from a failure to fund Landlord’s share of assessments under the Declaration (other than as a result of Tenant’s default).

ARTICLE 10.
CONDITION AND MAINTENANCE OF PREMISES AND PROPERTY

10.01.     Condition of Premises and Property.  Tenant acknowledges that except for any express representations in this Lease, neither Landlord nor any person acting under Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use.  Tenant represents and warrants that Tenant has made its own inspection and inquiry regarding the Property and is not relying on any representations of Landlord or any Broker or persons acting under either of them except for any express representations in this Lease.

10.02.     Exemption and Limitation of Liability.

(a)           Exemption from Liability.  Tenant shall insure its personal property under a “Special Form” (as defined by the insurance industry).  Landlord shall not be liable for any damage or injury to the person, property or business (including loss of revenue, profits or data) of any Tenant Party except to the extent of any damage or injury to persons or property arising from Landlord’s negligence or willful misconduct (but subject to the provisions of Section 7.03 and exclusions from liability set forth in Section 10.02(c), and nothing in this sentence shall be construed to limit Tenant’s express remedies pursuant to Sections 6.01 and 12.01 of this Lease).  Except as otherwise expressly provided in this Lease, this exemption shall apply whether such damage or injury is caused by (among other things): (i) fire, steam, electricity, water, gas, sewage, sewer gas or odors, snow, ice, frost or rain; (ii) the breakage, leaking, obstruction or other defects of pipes, faucets, sprinklers, wires, appliances, plumbing, windows, air conditioning or lighting fixtures or any other cause; (iii) any other casualty or any Taking; (iv) theft; (v) conditions in or about the Property or from other sources or places; or (vi) any act or omission of any other tenant.

(b)           Limitations On Liability.  Tenant agrees that Landlord shall be liable only for breaches of its covenants occurring while it is owner of the Property (provided, however, that if Landlord from time to time is lessee of the ground or improvements constituting the Building, then Landlord’s period of ownership of the Property shall be deemed to mean only that period while Landlord holds such leasehold interest).  Upon any sale or transfer of the Building (or Landlord’s interest as ground lessee, as applicable), the transferor Landlord (including any mortgagee) shall be freed of any liability or obligation thereafter arising to the extent that such liabilities and obligations are assumed by such transferee and, thereafter, Tenant shall look solely to the transferee Landlord as aforesaid for satisfaction of such liability or obligation.  Tenant and each person acting under Tenant agrees to look solely to Landlord’s interest from time to time in the Property, including the rents, insurance proceeds and condemnation proceeds therefrom, for satisfaction of any claim against Landlord.  No owner, trustee, beneficiary, partner, member, manager, agent, or employee of Landlord (or of any mortgagee or any lender or ground or improvements lessor) nor any person acting under any of them shall ever be personally or individually liable to Tenant or any person claiming under or through Tenant for or on account of any default by Landlord or failure by Landlord to perform any of its obligations hereunder, or for or on account of any amount or obligations that may be or become due under or in connection with this Lease or the Premises; nor shall it or they ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Property.  No owner, trustee, beneficiary, partner, member, manager, agent or employee of Tenant nor any person acting under any of them shall ever be personally or individually liable to Landlord or any person acting under or through Landlord for or on account of any default by Tenant or failure by Tenant to perform any of its obligations that may be or become due under or in connection with this Lease or the Premises.  No deficit capital account of any member or partner of Landlord shall be deemed to be a liability of such member or partner or an asset of Landlord.

(c)                                  No Indirect or Consequential Damages.  In no event shall Landlord or Tenant ever be liable to the other for indirect or consequential damages (including loss of revenue, profits, or data); provided, however, that no remedies or damages expressly provided in this Lease shall be considered indirect or consequential, and that the provisions of this Section 10.02(c) shall not apply to Sections 3.02 and 9.04 of this Lease.

10.03.              Landlord’s Obligations.

(a)                                 Base Building Work. Landlord shall construct the Base Building Work as further set forth on Exhibit 10.03, attached.

(b)                                 Finish Work.  Landlord shall construct the Finish Work as further set forth in Exhibit 10.03, attached.  Payments for such Finish Work and other provisions relating to Finish Work will be as provided in Exhibit 10.03.

(c)                                  Repair and Maintenance.  Subject to the provisions of Article 12, and except for damage caused by any act or omission of Tenant or persons acting under Tenant, Landlord shall make such repairs and replacements to the roof structure and roof membrane; exterior walls; floor slabs, footings, foundations, columns, and other structural components of the Building; glass in exterior windows and exterior doors of the Building; and other Building systems up to the Utility Switching Points, as may be necessary to properly maintain them in good repair and condition.  Landlord shall have no obligation to repair or maintain any portion of the Premises or perform any service, except as specifically set forth in this paragraph.  Tenant shall promptly report in writing to Landlord any defective condition known to it that Landlord is required to repair.  Tenant waives the benefit of any present or future law that provides Tenant the right to repair the Premises or Property at Landlord’s expense or to terminate this Lease because of the condition of the Property or Premises (but nothing in this sentence shall be deemed to limit Tenant’s exercise of the remedies expressly provided in the immediately following paragraph).

If Landlord is in default in the performance of any of its obligations under this Section 10.03(c), beyond applicable notice and cure periods, then Tenant shall have the right to remedy such default on Landlord’s behalf (provided that Tenant uses reasonable efforts to avoid violating or rendering void any warranties maintained by Landlord), in which event Landlord shall reimburse Tenant within thirty (30) days after invoice for all reasonable costs and expenses incurred by Tenant in connection therewith. If (i) Landlord disputes Tenant’s right to have undertaken any such remedy or the amount of reimbursement claimed by Tenant, (ii) Tenant obtains a final, unappealable judgment against Landlord for failure to reimburse Tenant for such costs, and (iii) Landlord fails to pay such costs to Tenant within fifteen (15) days following notice from Tenant of such judgment, then Tenant shall have the right to recover the same plus reasonable costs of enforcement by an abatement of Base Rent, provided that such abatement (and the accrual of any interest on such amounts) shall cease at such time as and to the extent that payment is tendered to Tenant. Notwithstanding the foregoing, if the amount of the abatement is more than 5% of the aggregate amount of Base Rent due in any month, then the amount abated in any one month shall not exceed 5% of the Base Rent and the excess amount of the abatement shall be carried forward with interest at the Default Rate.

Tenant’s self-help rights under this Section 10.03(c) shall be exercised by Tenant only (i) with respect to conditions actually existing within the Premises (and not affecting the structural components of the Building or systems serving other tenants of the Building) or repairs to the roof of the Building required to prevent water infiltration into, or water damage to, the Premises (and conducted in accordance with the roof warranty for the Building, Tenant to provide Landlord with evidence that such warranty remains in effect upon completion of any such repairs), (ii) with respect to conditions that materially affect Tenant’s ability to use and enjoy the Premises, and (iii) after Tenant has provided Landlord with notice of Tenant’s intention to exercise such right, and Landlord has failed to commence action to remedy the condition complained of within ten (10) days after its receipt of such notice (or if Landlord commences to do the act required within such period but fails to proceed diligently thereafter). Tenant’s remedies under this Section 10.03(c) are personal to Tenant and may not be exercised by any subtenants or assignees (other than an assignee that is a Related Party or Successor Entity) against Landlord. Tenant shall indemnify, save harmless and defend Landlord and its members, managers, officers, mortgagees, agents, employees, independent contractors, invitees and other persons acting under them from and against all liability, claim or cost (including reasonable attorneys’ fees) arising in whole or in part out of any negligence or willful misconduct in connection with Tenant’s exercise of its remedies pursuant to this Section 10.03(c).

10.04.              Tenant’s Obligations.

(a)                                 Repair and Maintenance.  Except for work that Section 10.03 or Article 12 requires Landlord to do, Tenant at its sole cost and expense shall keep the Premises including without limitation all elevators; elevator shafts; heating, ventilation and air conditioning equipment; fixtures, systems and equipment of any type serving the Premises, and now or hereafter on the Premises, or elsewhere serving the Premises, in good order, condition and repair (and at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term), normal wear and tear, casualty and condemnation (to the extent the responsibility of Landlord pursuant to Article 12 hereof) excepted; shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and shall make all repairs and replacements and do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen.  The foregoing shall include without limitation Tenant’s obligation to repair, maintain, and replace floors and floor coverings, to paint and repair walls and doors, to replace and repair all glass in windows and doors of the Buildings (except glass in the exterior walls of the Buildings and in exterior doors), ceiling tiles, lights and light fixtures, pipes, conduits, wires, drains and the like in the Premises and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or any Tenant Party or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work.  Tenant shall secure, pay for, and keep in force third-party maintenance and service contracts with appropriate and reputable service companies approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) providing for the regular maintenance of all elevators, elevator shafts, heating, ventilation and air conditioning equipment, Building systems, the Building life safety system including the emergency generator connected to the Building life safety system and the fire command center; and other elements of the Premises within Tenant’s repair and maintenance responsibility that landlords of Comparable Properties typically service by use of third-party service companies (collectively, the “Service Contracts”), copies of which shall be provided to Landlord, and Tenant shall provide to Landlord in a timely manner such periodic inspection reports (but no less frequently than annually) as are prepared by the service providers under the Service Contracts.

Without limitation, Tenant shall be responsible for heating, ventilating and air-conditioning systems to the extent exclusively serving the Premises and Utility Services serving the Premises from the Utility Switching Points.  If anything required pursuant to this Section 10.04(a) to be repaired cannot be fully repaired or restored, Tenant upon prior notice to Landlord shall replace it at Tenant’s cost, even if the benefit or useful life of such replacement extends beyond the Term provided, however that if, in the last three years of the Term, (i) the replacement has been approved in advance and in writing by Landlord, not to be unreasonably withheld, and (ii) the property subject to replacement will become the property of Landlord pursuant to the terms of this Lease at the conclusion of the Term, then within ninety (90) days after the expiration of the Term, Landlord shall reimburse Tenant for the unamortized portion of the capital replacement calculated as follows:  upon receipt of notice from Tenant of the need for such capital replacement, Landlord and Tenant shall cooperate to determine the estimated cost of such replacement.  The actual cost of the replacement, as documented by Tenant and subject to Landlord’s approval (which shall not be unreasonably withheld), shall be amortized over the useful life of such replacement as reasonably determined by Landlord on a straight line basis together with interest at the prime interest rate from time to time announced by Bank of America (or any successor financial institution).  Tenant shall transfer to Landlord all of its rights and interests in any warranties, together with copies of the same, related to said replacement at the conclusion or earlier expiration of the Term.  Tenant acknowledges that Landlord has the right, but not the obligation, to reduce the amount payable at the conclusion of the Term to Tenant pursuant to this paragraph by any amounts of Rent then due and payable to Landlord.

Tenant shall hire its own cleaning contractor for the Premises.  Notwithstanding anything to the contrary in this Lease, it is expressly understood and agreed that Landlord shall have no liability or responsibility for the storage, containment or disposal of any Hazardous Substances generated, stored or contained by Tenant, Tenant hereby agreeing to store, contain and dispose of any and all such Hazardous Substances at Tenant’s sole cost and expense in accordance with the provisions of Article 9 hereof.

Tenant acknowledges that the Parking Garage is open to the general public and that access to the Parking Garage must be maintained open to the public through the main Building lobby and the common stairways and stairwells providing access to the Parking Garage from the lobby at all times during the Term, subject to matters described in Article 12.  Stairways and stairwells and elevators serving the Parking Garage shall be differentiated and secured from stairways, stairwells and elevators serving the Building so that there is no direct access from the Parking Garage to the upper floors of the Building without entering the lobby.  Notwithstanding anything to the contrary herein, such lobby shall be maintained by Tenant in a condition consistent with main building lobbies in Class A office buildings in the Seaport District of the City of Boston, Massachusetts.

(b)                       Landlord’s Right to Cure.  If Tenant does not perform any of its obligations under Section 10.04(a), Landlord upon twenty (20) days’ prior notice to Tenant (or without prior notice in the case of an emergency) may perform such maintenance, repair or replacement on Tenant’s behalf, and Tenant shall reimburse Landlord for all costs reasonably incurred, plus an administrative charge of ten percent (10%) of such costs, within thirty (30) days following invoice from Landlord.

(c)                        Other Tenant Work.  Tenant shall perform all work, other than the Landlord Work, required to prepare the Premises for Tenant’s use and occupancy.

10.05.              Tenant Work.

(a)                       General.  “Tenant Work” shall mean all work, including demolition, improvements, additions and alterations, in or to the Premises other than the Landlord Work.  Without limitation, Tenant Work includes any penetrations in the walls, partitions, ceilings or floors and all attached carpeting, all signs visible from the exterior of the Premises, and any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like).  All Tenant Work shall be subject to Landlord’s prior written approval and shall be arranged and paid for by

Tenant all as provided herein; provided that any interior, non-structural Tenant Work (including any series of related Tenant Work projects) that (a) costs less than $500,000.00 (the “Tenant Work Threshold Amount” , (b) does not adversely affect any fire-safety, telecommunications, electrical, mechanical, or plumbing systems of the Building (“Core Building Systems”) (it being agreed that the mere use of such Core Building Systems in a manner within the designed load and capacity of such Core Building Systems, and in accordance with applicable operating specifications, is not deemed to have an adverse affect in and of itself), and (c) does not adversely affect any penetrations in or otherwise affect any walls, floors, roofs, or other structural elements of the Building or any signs visible from the exterior of the Premises or any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like) shall not require Landlord’s prior approval if Tenant delivers the Construction Documents (as defined in Section 10.05(b)) for such work to Landlord at least five (5) business days’ prior to commencing such work.  When Tenant requests Landlord’s approval pursuant to the foregoing sentence with respect to Tenant Work requiring Landlord’s prior written approval, such approval shall be granted or denied by Landlord within ten (10) business days after Landlord’s actual receipt of such request provided that Tenant indicates in a prominent location and in prominent bold type, that Landlord is obligated to respond to such request within ten (10) business days.  Landlord shall not unreasonably withhold, condition or delay Landlord’s approval of Tenant Work, but Landlord’s disapproval of proposed Tenant Work shall not be unreasonable where, in Landlord’s reasonable judgment, such proposed Tenant Work (i) adversely affects any structural component of the Building, (ii) would be incompatible with the Core Building Systems, (iii) affects the exterior or the exterior appearance of the Building or common areas within or around the Building or other property than the Premises, (iv) diminishes the value of the Premises or the Property, or (v) requires any unusual expense to readapt the Premises.  Landlord shall cooperate with Tenant, at no cost and liability to Landlord, to execute any permit applications requiring execution by the Building owner in connection with Tenant Work.  Prior to commencing any Tenant Work affecting air disbursement from ventilation systems serving the Premises or the Building, including without limitation the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form, reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.  In its grant of approval of any Tenant Work, in order to require that Tenant remove at Tenant’s cost such Tenant Work at the end of the Term, Landlord must notify Tenant of such restoration requirement contemporaneously with Landlord’s approval of the plans and specifications for such Tenant Work.  If Tenant Work did not require prior approval by Landlord, Landlord may require that such Tenant Work be removed at the end of the Term if such Tenant Work is not readily useable for first class office and laboratory purposes.

(b)                       Construction Documents.  No Tenant Work shall be effected except in accordance with complete, coordinated construction drawings and specifications

(“Construction Documents”) prepared in accordance with Exhibit 10.05(b).  Before commencing any Tenant Work requiring Landlord’s approval hereunder, Tenant shall obtain Landlord’s prior written approval of the Construction Documents for such work, which approval shall not be unreasonably withheld, conditioned or delayed.  The Construction Documents shall be prepared by an architect or, where applicable, a qualified engineer (in either case, “Tenant’s Architect”) registered in the Commonwealth of Massachusetts, experienced in the construction of tenant space improvements in comparable buildings in the area where the Premises are located and, if the value of such Tenant Work will equal or exceed the Tenant Work Threshold Amount or will affect any Core Building Systems or structural components of the Building, the identity of such Tenant’s Architect shall be approved by Landlord in advance, such approval not to be unreasonably withheld.  Tenant shall be solely responsible for the liabilities associated with and expenses of all architectural and engineering services relating to Tenant Work and for the adequacy, accuracy, and completeness of the Construction Documents even if approved by Landlord (and even if Tenant’s Architect has been otherwise engaged by Landlord in connection with the Building).  The Construction Documents shall set forth in detail the requirements for construction of the Tenant Work and shall show all work necessary to complete the Tenant Work including all cutting, fitting, and patching and all connections to the mechanical, electrical, and plumbing systems and components of the Building.  Submission of the Construction Documents to Landlord for approval shall be deemed a warranty that, except as is specifically and expressly set forth therein, all Tenant Work described in the Construction Documents (i) complies with all applicable laws, regulations, building codes, and highest design standards, (ii) does not materially and adversely affect any structural component of the Building, (iii) is compatible with and does not adversely affect the Core Building Systems, (iv) does not affect any property other than the Premises, and (v) conforms to floor loading limits specified by Landlord.  The Construction Documents shall comply with Landlord’s requirements for the uniform exterior appearance of the Building.  Landlord’s approval of Construction Documents shall signify only Landlord’s consent to the Tenant Work shown and shall not result in any responsibility of Landlord concerning compliance of the Tenant Work with laws, regulations, or codes, or coordination or compatibility with any component or system of the Building, or the feasibility of constructing the Tenant Work without damage or harm to the Building, all of which shall be the sole responsibility of Tenant.

(c)                        Performance.  The identity of any person or entity (including any employee or agent of Tenant) performing or designing any Tenant Work (“Tenant Contractor”) shall, if the cost of such work in any instance is in excess of the Tenant Work Threshold Amount or will affect any Core Building Systems or structural components of the Building or involves any work other than interior, nonstructural alterations, be approved in advance by Landlord, such approval not to be unreasonably withheld.  Once any Tenant Contractor has been approved, then the same Tenant Contractor may thereafter be used by Tenant for the same type of work until Landlord notifies Tenant that such Tenant Contractor is no longer approved.  Tenant shall procure at Tenant’s expense all necessary permits and licenses before undertaking any Tenant Work.  Tenant shall perform all Tenant Work at Tenant’s risk in compliance with all applicable laws and in a good and workmanlike manner employing new materials of good quality and producing a result at least equal in quality to the other parts of the Premises.  When any Tenant Work is in progress, Tenant shall cause to be maintained insurance as described in the Tenant Work Insurance Schedule attached as Exhibit 10.05(c) and such other insurance as may be reasonably required by Landlord covering any additional hazards due to such Tenant Work, and, if the cost of such Tenant Work exceeds $500,000 also such bonds or other assurances of satisfactory completion and payment as Landlord may reasonably require, in each case for the benefit of Landlord.  If the Tenant Work in any instance requires Landlord’s approval hereunder, Tenant shall reimburse Landlord for Landlord’s reasonable third party, out of pocket costs of reviewing the Construction Documents and proposed Tenant Work and inspecting installation of the same, such reimbursement to be made within thirty (30) days after submission by Landlord of invoices for such costs and expenses.  So long as the Construction Documents and Tenant Work comply with the requirements of this Lease, Tenant’s obligation to reimburse Landlord pursuant to the immediately preceding sentence for review of Construction Documents shall not exceed $25,000, which amount shall be increased annually to reflect increases in the Consumer Price Index for all Urban Wage Earners and Clerical Workers, All Items, for Boston, Massachusetts published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84 = 100), with respect to any one project.  At all times while performing Tenant Work, Tenant shall require any Tenant Contractor to comply with all applicable Legal Requirements and Landlord’s Rules and Regulations relating to such work.  Each Tenant Contractor working on the roof of the Building shall coordinate with Landlord’s roofing contractor, shall comply with its requirements and shall not violate existing roof warranties.  Each Tenant Contractor shall work on the Premises without causing delay to or impairing of any guaranties, warranties or the work of any other contractor.

(d)                       Payment.  Tenant shall pay the entire cost of all Tenant Work, including without limitation any services provided to Tenant or those claiming by or through Tenant in connection with Tenant Work giving rise to a lien pursuant to the Massachusetts General Laws, so that the Premises, including Tenant’s leasehold, shall always be free of liens for labor or materials or as otherwise provided under such statutes.  If any such lien is filed, then Tenant shall promptly (and always within twenty (20) days) discharge the same.

(e)                        LEED Certification.  The Base Building Work has been registered to qualify for Leadership in Energy and Environmental Design (“LEED”) Core & Shell status as established by the U.S. Green Council based on the LEED Core & Shell standards in effect as of the date of such registration.  Any Tenant Work shall comply with the standards necessary to maintain the applicable LEED Core & Shell certification of the Building.

(f)                         Other.  Tenant must schedule and coordinate all aspects of Tenant Work with the Landlord’s property manager or designated representative.  If an operating engineer is required by any union regulations, Tenant shall pay for such engineer.  If shutdown of risers and mains for electrical, mechanical and plumbing work is required, such work shall be supervised by Landlord’s representative (the reasonable costs of which shall be included in Operating Expenses, notwithstanding anything to the contrary set forth in Section 8.01).  No work shall be performed to portions of Building systems that serve other tenants without Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and all such work shall be performed under Landlord’s supervision.  Except in case of emergency, at least two (2) business days’ prior notice must be given to the Building management office prior to the shutdown of fire, sprinkler and other alarm systems, and in case of emergency, prompt notice shall be given.  In the event that such work unintentionally alerts the Fire or Police Department or any private alarm monitoring company through an alarm signal, Tenant shall be responsible for any fees or charges levied in connection with such alarm.  Tenant shall pay to Landlord such charges as may from time to time be in effect with respect to any such shutdown.  All demolition, installations, removals or other work that is reasonably likely to inconvenience other tenants of the Building or disturb Building operations must be scheduled with the Building manager at least twenty-four (24) hours in advance.

Each Tenant Contractor and Tenant shall assure that any Tenant Work is carried out without disruption from labor disputes arising from whatever cause, including disputes concerning union jurisdiction and the affiliation of workers employed by said Tenant Contractor or its subcontractors.  Tenant shall be responsible for, and shall reimburse Landlord for, all actual costs and expenses, including reasonable attorneys’ fees incurred by Landlord in connection with the breach by any Tenant Contractor of such obligations.  If Tenant does not promptly resolve any labor dispute caused by or relating to any Tenant Contractor, Landlord may in its sole discretion request that Tenant remove such Tenant Contractor from the Property, and if such Tenant Contractor is not promptly removed, Landlord may prohibit such Tenant Contractor from entering the Property.

Upon completion of any Tenant Work, Tenant shall give to Landlord (i) a permanent certificate of occupancy and any other final governmental approvals required for such work, (ii) copies of “as built” plans, (iii) proof of payment for all labor and materials, and (iv) an assignment of all warranties for such Tenant Work to the extent such warranties extend beyond the then-scheduled expiration of the Term in compliance with, and subject to the terms of, such contracts or warranties.

10.06.              Condition upon Termination.  At the expiration or earlier termination of the Term, Tenant (and all persons claiming through Tenant) shall without the necessity of notice deliver the Premises broom-clean, in compliance with the requirements of Section 10.07 and in good and tenantable condition, reasonable wear and tear and (subject to the provisions of Article 12) damage by casualty or taking excepted.  As part of such delivery, Tenant shall also provide keys (or lock combinations, codes or electronic passes) to any locks in and to the Premises to Landlord; provide Landlord with copies of any owners’ manuals or software required for the operation of equipment or systems remaining in the Premises; remove all signs installed by Tenant wherever located (other than those that are required under applicable laws, such as exit signs), all Tenant

Work or Finish Work designated by Landlord for removal by Tenant at the time of approval of such Tenant Work or Finish Work or, with respect to work not requiring Landlord’s approval, at the time Tenant gives notice to Landlord that Tenant is undertaking such work pursuant to this Article 10 (provided, however, that Landlord may only require the removal of Finish Work that results in changes to the structural components (including without limitation columns and floor slabs), exterior walls, and, other than Rooftop Equipment and related Finish Work that is integral to the function of Finish Work installations, equipment or systems that will remain in the Premises in compliance with this Lease, the roof of the Building); and remove all Tenant Property and other personal property whether or not bolted or otherwise attached (provided, however, than in no event shall the items described on Exhibit 10.06, attached, be considered Tenant Property or personal property, and such items shall remain in the Premises notwithstanding anything to the contrary in this Lease).  Notwithstanding the foregoing or anything to the contrary herein, Landlord may not, as a condition to Landlord’s approval of any Alterations or Finish Work, require Tenant to remove or restore the Premises at the expiration of the Term with respect to any Alteration or Finish Work that is standard laboratory equipment and improvements customarily found in comparable first class laboratory buildings.  Tenant shall repair all damage that results from such removal and restore the Premises substantially to the condition it was in prior to installation of the removed property (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles).  Any property not so removed shall be deemed abandoned, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord upon demand to the extent such cost exceeds the value received, if any, from any sale of such property.  The covenants of this Section shall survive the expiration or earlier termination of the Term.

10.07.              Decommissioning of the Premises.  Prior to the expiration of this Lease (or within sixty (60) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in and/or serving the Premises, and all exhaust or other ductwork in and/or serving the Premises, in each case which has carried or released or been exposed to any Hazardous Substances (as defined in Section 9.04 hereof), and shall otherwise clean the Premises so as to permit the report hereinafter called for by this Section 10.07 to be issued.  Prior to the expiration of this Lease (or within sixty (60) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall show:

(a)                       that the Hazardous Substances described in the first sentence of the immediately preceding paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with applicable Environmental Laws; and

(b)                       that Hazardous Substances described in the first sentence of this Section 10.07, if any, have been removed in accordance with applicable Environmental Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with applicable Environmental Laws (as defined in Section 9.04 hereof) without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Substances and without giving notice in connection with such Hazardous Substances; and

(c)                        that the Premises may be reoccupied for office or laboratory use, as applicable, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Substances and without incurring regulatory requirements or giving notice in connection with Hazardous Substances.

Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Substances as Hazardous Substances instead of non-hazardous materials (and in no event shall “special costs” or “special procedures” mean costs or procedures incurred in the removal of any materials, property or equipment that (i) contain Hazardous Substances as a component material, or which component materials are inherently hazardous (i.e., copper piping/wiring), and (ii) are ordinarily and customarily used in connection with first class office use, such as the component parts of light bulbs, joint compounds, ordinary building materials and the like).  The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results.

If Tenant fails to perform its obligations under this Section 10.07, without limiting any other right or remedy, Landlord may, on five (5) Business Days’ prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection with such work.  In addition, any such reimbursement shall include a ten percent (10%) administrative fee (but in no event less than $1,000) to cover Landlord’s overhead in undertaking such work.  Tenant’s obligations under this Section 10.07 shall survive the expiration or earlier termination of this Lease.

ARTICLE 11.
ROOFTOP LICENSE; ANTENNAS

11.01.              Rooftop License.  Effective as of the Commencement Date and subject to Legal Requirements, including without limitation Federal Aviation Administration height restrictions, Landlord grants Tenant the appurtenant and irrevocable (except upon the expiration or earlier termination of this Lease) rights at no additional rental charge, but otherwise subject to the terms and conditions of this Lease, to install, operate, maintain, repair, replace, upgrade and remove, at no additional cost to Tenant and solely for accessory use to operations within the Premises, certain equipment customarily installed on rooftops at Class A office and laboratory buildings in the City of Boston including, without limitation, cable, wiring, rooftop antennae, satellite dishes, microwave dishes and other equipment associated with telecommunications on the roof of the Building (the “Rooftop Equipment”) in locations reasonably approved by Landlord (Tenant acknowledging that Landlord requires certain rooftop areas on the roof of the upper mechanical penthouse of the Building for use by other tenants in the Building and for use by Landlord) and as necessary to connect such equipment, in the common areas of the Building.

11.02.              Installation and Maintenance of Rooftop Equipment.  Tenant shall install the Rooftop Equipment at its sole cost and expense (except as otherwise provided with respect to the Finish Work), at such times and in such manner as Landlord may reasonably designate and in accordance with all of the applicable provisions of this Lease regarding Tenant Work.  Tenant shall not install or operate the Rooftop Equipment until it receives prior written approval of the Construction Documents in accordance with Section 10.05(a).  Landlord may withhold approval of the installation or operation of the Rooftop Equipment if the same reasonably would be expected to damage the structural integrity of the Building or interfere with Building operations or systems.

Tenant shall engage Landlord’s roofer (or another roofing contractor reasonably approved by Landlord and approved by Landlord’s roof manufacturer) before beginning any rooftop installations or repairs of the Rooftop Equipment, whether under this Article 11 or otherwise, and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof.  Tenant shall obtain a letter from Landlord’s roof manufacturer following completion of such work stating that the roof warranty remains in effect, if required pursuant to the terms of the roof warranty.  Tenant, at its sole cost and expense, shall inspect areas on the rooftop where the Rooftop Equipment is located at least twice annually and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of the Rooftop Equipment.  Tenant covenants that the installation, existence, maintenance and operation of the Rooftop Equipment shall not violate any Legal Requirements or constitute a nuisance under law.  Tenant shall pay Landlord on demand (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Rooftop Equipment under this Article 11 and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation or existence of the Rooftop Equipment.  Landlord shall provide in every other lease of space in the Building that permits rooftop access, and in every license or other agreement regarding use of the roof of the Building, (any of the foregoing, a “Rooftop Agreement”) that if such other tenant’s rooftop equipment interferes with Tenant’s Rooftop Equipment, such other tenant will remove or relocate its equipment as necessary to avoid such interference.  Landlord assumes no responsibility for interference in the operation of the Rooftop Equipment caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by the Rooftop Equipment, but Landlord shall reasonably cooperate with Tenant (at no cost to Landlord) to resolve any such interference and shall use commercially reasonable efforts to (at no cost to Landlord) enforce Landlord’s rights under any Rooftop Agreements to prevent such interference.

11.03.              Interference by Rooftop Equipment.  If Tenant’s Rooftop Equipment (i) causes physical damage to the structural integrity of the Building, or (ii) materially, adversely interferes with any of the Building’s mechanical or other systems, Tenant shall within five (5) business days of notice (which may be by e-mail if given to vertex_operations@vrtx.com or an alternative e-mail address provided to Landlord in writing from time to time) of a claim of interference or damage reasonably cooperate with Landlord to determine the source of the damage or interference and effect a prompt solution at Tenant’s expense (if Rooftop Equipment caused such interference or damage).  In the event Tenant disputes Landlord’s allegation that Rooftop Equipment is causing a problem with the Building (including, but not limited to, the electrical, HVAC, and mechanical systems of the Building), in writing delivered within five (5) days of receiving Landlord’s notice claiming such interference, then Landlord and Tenant shall meet to discuss a solution, and if within seven (7) days of their initial meeting Landlord and Tenant are unable to resolve the dispute, then the matter shall be submitted to arbitration in accordance with the provisions set forth below.

The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior five (5) years.  Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.

The arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern).  The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.  Any such arbitration shall be commenced within ten (10) days after demand (or, if later, appointment of the arbitrator).

Within ten (10) days of appointment, the arbitrator shall determine whether or not the Rooftop Equipment is causing a problem with the Building or Property and/or any other tenants’ equipment in the Building or Property as set forth above, and the appropriate resolution, if any.  The arbitrator’s decision shall be final and binding on the parties.  If Tenant shall fail to cooperate with Landlord in resolving any such interference or if Tenant shall fail to implement the arbitrator’s decision within twenty (20) days after it is issued, Landlord may at any time thereafter and at Tenant’s sole costs and expense relocate the item(s) of the Rooftop Equipment in dispute in a manner consistent with the arbitral decision in addition to pursuing any other remedies under this Lease.

11.04.              Relocation of Rooftop Equipment.  Based solely on Landlord’s good faith determination that such a relocation is necessary for the use of the upper penthouse roof for retail and restaurant tenants of the Building, Landlord reserves the right to cause Tenant to relocate any (x) Rooftop Equipment or (y) any other pipes, ducts, conduits, wires and appurtenant fixtures, in each case to the extent necessary for use of, and access to, the lower penthouse roof to comparably functional space on the roof, penthouse, or Premises, as applicable (which space shall be subject to the prior written approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed) by giving Tenant prior notice of such intention to relocate.  If within thirty (30) days after receipt of such notice Tenant has not agreed with Landlord on the space to which such equipment is to be relocated, the timing of such relocation, and the terms of such relocation, then the parties may arbitrate the dispute in accordance with the process set forth in Section 11.03 above.  Landlord agrees to pay the reasonable cost of moving such equipment to such other space, taking such other steps necessary to ensure comparable functionality of equipment, and finishing such space to a condition comparable to the then condition of the current location of such equipment.  Tenant shall arrange for the relocation of the affected equipment within sixty (60) days after a comparable space is agreed upon or selected by Landlord.  Any actions by Landlord in connection with a relocation under this Section 11.04 shall be performed in a manner designed to minimize interference with Tenant’s business.

ARTICLE 12.
DAMAGE OR DESTRUCTION; CONDEMNATION

12.01.              Damage or Destruction of Premises.  If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section, Landlord shall proceed with diligence, subject to then applicable Legal Requirements, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building and any ground lessor) to repair or cause to be repaired such damage (other than any Tenant Work).  In no event shall Landlord be responsible for contributing more than one hundred thousand dollars ($100,000.00) of any deductible or co-payment towards the completion of such repairs unless (a) (i) Tenant and any mortgagee of the Property have agreed that Landlord may carry a larger deductible and (ii) Tenant pays its Pro Rata Share of the amount of any such deductible or co-payment in excess of one hundred thousand dollars ($100,000.00) (it being the intent that Tenant shall share in the payment of such increased deductible in consideration for any savings of Operating Expenses that would result) or (b) Landlord is then maintaining a higher deductible in violation of the provisions of Section 7.04.  All such repairs made necessary by the negligence or willful misconduct of Tenant shall be made at the Tenant’s expense to the extent that the cost of such repairs are less than the deductible amount in Landlord’s insurance policy.  The cost of any repairs performed under this Section by Landlord at Tenant’s expense (including costs of design fees, financing, and charges for administration, overhead and construction management services by Landlord and Landlord’s contractor) shall constitute Additional Rent hereunder.  All repairs to and replacements of Tenant’s personal property shall be made by and at the expense of Tenant, and Tenant shall promptly restore any Tenant Work, or, if the Lease has been terminated pursuant to the provisions of this Section 12.01, demolish and remove any damaged Tenant Work prior to surrendering the Premises (but in any event only to the extent of insurance proceeds received by Tenant or, if Tenant fails to carry any required insurance hereunder, the insurance proceeds that would have been received by Tenant if Tenant had been maintaining the required coverages).  If the Premises or any part thereof shall have been rendered unfit for use and occupation for the Permitted Use hereunder by reason of such damage, the Base Rent, Tenant’s Pro Rata Share of Total Operating Costs, and (other than then-outstanding amounts of Rent and reimbursements or payments that are not in the nature of an occupancy charge, such as applicable reimbursements of Landlord’s third-party costs under Section 10.05, allocations of excess security services under Section 9.07, reimbursements of Tenant Shortfall under Section 18.01(b), reimbursements under Section 10.04(b), or Additional Rent payable under this Article 12) all other Additional Rent, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to Tenant Property, and any Tenant Work) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty, plus an additional thirty (30) day period.  Landlord shall not be liable for delays in the making of any such repairs that are due to Force Majeure, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage, provided, however, that Base Rent, Tenant’s Pro Rata Share of Total Operating Costs, and all other Additional Rent (other than then-outstanding amounts of Rent and reimbursements or payments that are not in the nature of an occupancy charge, such as applicable reimbursements of Landlord’s third-party costs under Section 10.05, allocations of excess security services under Section 9.07, reimbursements of Tenant Shortfall under Section 18.01(b), reimbursements under Section 10.04(b), or Additional Rent payable under this Article 12) shall be abated to the extent set forth above during any delay not caused by Tenant.

If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last eighteen (18) months of the Term, as the Term may have been extended, that the cost to repair such damage is reasonably estimated to exceed one-half of the total Base Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, (ii) Legal Requirements prohibit Landlord from restoring the Building to the condition substantially existing prior to such casualty, or (iii) at any time damage to the Building occurs by fire or other insured casualty and any mortgagee or ground lessor shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee or ground lessor regarding such situation, following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant.  If any mortgagee or ground lessor refuses to permit insurance proceeds to be applied to replacement of the Premises, and neither Landlord, such mortgagee or ground lessor has commenced such replacement within three (3) months following adjustment of such casualty loss with the insurer, then Tenant may, until any such replacement commences, terminate this Lease by giving at least thirty (30) days prior written notice thereof to Landlord and such termination shall be effective on the date specified if such replacement has not then commenced.  In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Article 1 for the end of the Term and the Base Rent and Additional Rent (to the extent not abated as set forth above) shall be apportioned as of such date.

If less than eighteen (18) months remain in the Term at the time of such casualty (or Material Service Interruption, as applicable) and (i) a Material Service Interruption shall have occurred and service has not been restored within ninety (90) days or (ii) in Landlord’s reasonable estimate the time to restore the Premises will take more than one-half of the then remaining Term, then Tenant may upon thirty (30) days’ prior written notice terminate this Lease provided that such termination election shall be null and void if Landlord completes such restoration within thirty (30) days of such notice or if Tenant exercises its right to extend the term pursuant to Section 3.03(a) of this Lease.

12.02.              Eminent Domain.  In the event that all or any substantial part of the Premises or the Building or the common areas at the Property necessary for use and operation of the Premises or Building are taken (other than for temporary use, hereafter described) by public authority under power of eminent domain (or by conveyance in lieu thereof), then by notice given within three months following the recording of such taking (or conveyance) in the appropriate registry of deeds, this Lease may be terminated at either party’s election thirty (30) days after such notice, and Rent shall be apportioned as of the date of termination.  If this Lease is not terminated as aforesaid, subject to the rights of mortgagees Landlord shall within a reasonable time thereafter, diligently restore what may remain of the Premises (excluding any personal property of Tenant, Tenant Work or other items installed or paid for by Tenant that Tenant is permitted or may be required to remove upon expiration) to a tenantable condition for occupancy by Tenant for the Permitted Uses.  In the event some portion of rentable floor area of the Premises is taken (other than for temporary use) and this Lease is not terminated, Base Rent shall be proportionally abated for the remainder of the Term.  In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking that is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, then Tenant shall pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations hereunder with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

If in the last two years of the Term of this Lease, any Taking renders 50% or more of the Premises untenantable, and in either case restoration of the effects of such Taking cannot be repaired or restored in Landlord’s reasonable estimate within the lesser of one (1) year or one-half of the then-remaining Term from the date of such Taking, Tenant may upon thirty (30) days’ prior written notice terminate this Lease provided that such termination election shall be null and void if Landlord completes such restoration within thirty (30) days of such notice or if Tenant exercises its right to extend the Term pursuant to Section 3.03(a) of this Lease.

Any damages that are expressly awarded to Tenant on account of its relocation expenses, and specifically so designated, shall belong to Tenant.  Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any taking or by reason of any act of any public authority for which damages are payable, provided, however, that Tenant shall receive, subordinate to the repayment of any mortgage lender holding a mortgage on the Property out of any amount actually received by Landlord and pari passu with amounts payable to Landlord, an amount equal to the unamortized expense of the Excess Costs actually paid by Tenant under the Work Letter, amortized on a straight line item over the initial Term of this Lease.  Subject to its rights hereunder, Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise.

ARTICLE 13.
ASSIGNMENT AND SUBLETTING

13.01.              Landlord’s Consent Required.  Except for a Permitted Transfer, as defined below, Tenant shall not transfer any part of the Premises or of its interest in this Lease to any other entity, whether by sale, assignment, mortgage, sublease, license, transfer, operation of law (including, without limitation by merger, consolidation, sale or other transfer of all or substantially all of the stock or assets of Tenant, or otherwise) or act of Tenant (each a “Transfer” ) without Landlord’s prior written consent as provided in Section 13.02 below.  Consent to one Transfer does not imply consent to any other Transfer or waive the consent requirement.  Any attempted Transfer without consent shall be void at the election of Landlord.  Any entity to which a Transfer is made is a “Transferee.”

The following transactions (any of them, a “Permitted Transfer”) shall not require the consent of Landlord provided that Landlord shall receive prior notice thereof plus reasonable evidence upon closing that the transaction is in fact one of the following (and provided further that the proposed Transfer complies with all other provisions of this Lease, including, without limitation, this Article 13 (other than the first paragraph of this Section 13.01), does not alter Landlord’s rights under this Lease, and does not impose any additional obligation on Landlord):

(a)                                 Any Transfer to an entity acquiring all or substantially all of the stock or assets of Tenant, whether by way of merger, consolidation, acquisition or otherwise (any such entity, a “Successor Entity”), so long as the resulting tenant under the Lease has a creditworthiness at least equal to or greater than Tenant’s as of the date of this Lease or at the time of proposed Transfer, whichever is greater; or

(b)                                 Any Transfer to an entity directly or indirectly controlled, controlling, or under common control with Tenant (any such entity, a “Related Entity”) so long as in the case of an assignment either the original Tenant or the assignee has a creditworthiness at least equal to or greater than Tenant’s as of the date of this Lease or at the time of proposed Transfer, whichever is greater.  For purposes of this clause (b), “control” shall mean possession of more than 50 percent ownership of the shares of beneficial interest of the entity in question together with the power to control and manage the affairs thereof either directly or by election of directors and/or officers.

For purposes of this Section 13.01, “substantially all” of Tenant’s assets shall include without limitation the transfer of assets having a value of more than 75% of the total value, as opposed to number, of Tenant’s assets other than (i) by license of the right to use pharmaceutical products developed by Tenant in the ordinary course of Tenant’s business, or (ii) in an arm’s length transaction in which Tenant obtains market value for such assets and the consideration paid to Tenant is retained by Tenant and available to pay amounts due under the Lease as they become due, and/or otherwise used by Tenant in the ordinary course of business (i.e., such consideration is not distributed to stockholders or otherwise transferred to another party).

Notwithstanding anything to the contrary herein, so long as Tenant’s shares are traded on a nationally recognized stock exchange, any sale of Tenant’s shares shall not be deemed a Transfer subject to the provisions of this Article 13.

Tenant acknowledges that the covenants contained in this Section 13.01 are material to the transaction contained herein and that Landlord shall have, in addition to any other rights and remedies available under this Lease or at law, the right to seek injunctive relief and/or specific performance in order to enforce such covenants.

13.02.              Landlord’s Consent.  Tenant’s request for Landlord’s consent to any Transfer shall be made at least thirty (30) days prior to the effective date of the proposed Transfer, describe the details of the proposed Transfer, including the name, business and financial condition of the prospective Transferee, and the financial terms of the proposed Transfer (e.g., payments in consideration of the proposed Transfer, term, rent and security deposit); Tenant shall also provide any other information Landlord reasonably deems relevant, including without limitation the proposed form of Transfer documentation.  Landlord shall not unreasonably withhold, condition or delay (more than ten (10) business days following receipt of Tenant’s request for consent with all information required herein) its consent to any assignment or subletting of the Premises, provided that Tenant is not then in default under this Lease (following the giving of notice of such default, where applicable) but it shall not be deemed unreasonable for Landlord to deny consent for the following reasons, among others:  (i) the business of the proposed Transferee and the proposed use of the Premises are inconsistent with the Permitted Uses; (ii) Landlord’s reasonable dissatisfaction with the net worth and financial condition of the proposed Transferee as it relates to such Transferee’s proposed obligations if such Transfer, together with other transfers then in effect, is for more than forty percent (40%) of the Premises; (iii) Tenant’s failure to be in compliance with all of its obligations under this Lease, (iv) the Transferee’s proposed particular use of the Premises is reasonably incompatible with a first class mixed use office and laboratory building, taking into account the existing tenant and use mix at the Project, due to Landlord’s reasonable dissatisfaction with the Transferee’s business reputation (meaning objective, reported facts, such as a current or recent criminal conviction or indictment, that would lead a disinterested third person to have reasonable, serious concerns about the moral or ethical integrity of the Transferee’s business standards), or an occupancy that will result in a use of the Building that is open to the general public, (v) the Transferee is either a municipal, national or foreign governmental agency or instrumentality thereof, (vi) the Transferee has filed a petition for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act, or if any similar petition has been filed against such Transferee, within the previous 30 months, (vii) the Transfer in question would result in a violation of any Legal Requirement, including without limitation any Legal Requirement governing contracts or agreements with so-called “prohibited persons” under the laws, rules and regulations promulgated by the Office of Foreign Asset Control in the United States Department of the Treasury or any Legal Requirement under the Employee Retirement Income Security Act of 1974, as amended.

Subject to the next sentence, during the Applicable Preclusion Period (as defined below) with respect to either Building E or Building F, it shall not be unreasonable for Landlord to withhold consent to an assignment of this Lease or sublease of greater than of 100,000 rentable square feet of the Premises that solely consists of office space in each instance to: (i) any tenant at the Project or entity directly or indirectly controlled by, controlling, or under the common control with, any other tenant at the Project, unless there is no comparable space then available to be offered for lease by Landlord or its affiliates at the Project; or (ii) any party then negotiating with Landlord or its affiliates (as evidenced by a then-effective lease term sheet or proposal prepared by any party to the proposed transaction or its agents) to lease other space at the Project, unless there is no comparable space then available to be offered for lease by Landlord or its affiliates at the Project. For the purposes of this paragraph, “comparable” space shall mean space available for an initial term of at least 75% (and not more than 150%) of the term offered by Tenant, with a rentable square footage of not less than 75% (and not more than 125%) of that offered by Tenant, and, to the extent Tenant’s proposed Transfer is for laboratory uses (as determined on a full-floor by full-floor basis), is laboratory space. It shall not be a breach of this Lease for Tenant to offer to make, or enter into negotiations with, an entity not actually known by it to be covered by clauses (i) or (ii) above, provided that it shall not be unreasonable for Landlord to disapprove any proposed assignment, sublet or transfer to any of the foregoing entities under such circumstances and for such reasons, and if Tenant unknowingly makes an offer or enters into negotiations with any of the foregoing, Tenant shall withdraw the offer and terminate negotiations immediately upon written notice from Landlord that the provisions of this paragraph are applicable. The “Applicable Preclusion Period” shall mean, (a) with respect to Parcel F, commencing on the Date of Lease and expiring on the first to occur of the date that at least 75% of the building located on Parcel F has been initially leased, or the later of (i) thirty-six (36) months following the first Commencement Date to occur under either this Lease or the Building B Lease or (ii) one year following the effective date, if any, of Tenant’s early termination of the Building F Lease pursuant to Section 3.04 thereof, and, (b) with respect to Building E, commencing on the first to occur of (x) January 1, 2014 or (y) such date as Tenant waives its rights to lease Building E pursuant to the Parcel E Agreement and expiring on the first to occur of (A) the date that at least 75% of the building located on Parcel E (as described in Exhibit 3.03(b)) at the Project pursuant to the Development Plan has been initially leased or (B) forty-two months following the expiration of Tenant’s right to lease Parcel E pursuant to the Parcel E Agreement.

At Landlord’s election, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Profits on any Transfer other than a Permitted Transfer as and when received by Tenant, unless Landlord notifies Tenant and the Transferee that the Transferee shall pay Landlord’s share of the Profits directly to Landlord.  “Profits” means (A) all rent, fees and other consideration paid for or in respect of the Transfer, including fees in excess of reasonable amounts under any collateral agreements (the intent being to prohibit Tenant from shifting occupancy costs to collateral agreements), less (B) the Rent and other sums payable under this Lease (or if the Transfer is a sublease of part of the Premises, allocable to the subleased premises) and all reasonable costs and expenses directly incurred by Tenant for reasonable real estate broker’s commissions and reasonable costs of renovation or construction of tenant improvements required by the Transfer, and reasonable legal fees (collectively, “Transfer Expenses”).  Without limiting the generality of the first sentence of this section, any lump-sum payment or series of payments (including for the purchase or use of Tenant Work and Finish Work) on account of any Transfer shall be deemed to be Profits to the extent to which such lump sum payments exceed the sum of (x) the present value of the Rent and other charges to be paid hereunder discounted at the rate of four percent (4%) and (y) Tenant’s Transfer Expenses (pro rated based (a) on floor area in the case of a subletting, license or other occupancy of less than the entire area of the Premises and (b) over the remaining Term).  Tenant may recover these reasonable costs and expenses before paying Profits to Landlord.  Tenant shall give Landlord a written statement certifying all amounts to be paid from any Transfer (including any collateral agreements) within thirty (30) days after the transfer agreement is signed and from time to time thereafter on Landlord’s request, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statements.  On written request, Tenant shall promptly furnish to Landlord copies of all Transfer documents, certified by Tenant to be complete, true and correct.

13.03.              No Release.  Notwithstanding any Transfer and whether or not the same is consented to, the liability of Tenant to Landlord shall remain direct and primary.  Any Transferee (other than a subtenant of less than all or substantially all of Tenant’s interest in the Premises) shall be jointly and severally liable with Tenant to Landlord for the performance of all of Tenant’s covenants under this Lease; and such Transferee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be a default).  Tenant hereby irrevocably authorizes Landlord, upon the occurrence of a default (following the giving of notice of such default, where applicable) to collect Rent from any Transferee (and upon notice any Transferee shall pay directly to Landlord) and apply the net amount collected to the Rent and other charges reserved under this Lease.  No Transfer (whether or not consented to by Landlord, and whether or not such consent is required) shall be deemed a waiver of the provisions of this Section, or the acceptance of the Transferee as a tenant, or a release of Tenant from direct and primary liability for the performance of all of the covenants of this Lease.  The consent by Landlord to any Transfer shall not relieve Tenant or any Transferee from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further Transfer by Tenant or such Transferee.  Notwithstanding anything to the contrary in the documents effecting the Transfer, Landlord’s consent shall not alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate.

13.04.              Transfer Disputes.  In the event that Tenant disputes whether Landlord’s disapproval of a Transfer is reasonable, either party may submit such dispute to mediation and the parties shall seek to identify within ten (10) days after initiation of mediation a mutually acceptable mediator, who shall mediate the dispute in accordance with the AAA Commercial Mediation Rules, except that the mediator selected pursuant to this paragraph shall act as the administrator of the mediation and shall have all of the powers and duties conferred on the AAA pursuant to said Rules.  Any conflicts between said Rules and this paragraph shall be resolved in favor of this paragraph.  If the parties are unable or fail timely to agree upon the mediator, upon request of either party, the dispute shall be submitted for mediation to Boston office of the AAA or its successor entity.  If neither the AAA nor any successor entity exists at the time of the dispute, the dispute shall be submitted for mediation to the largest private provider of dispute resolution services then doing business in the greater Boston area.

Attendance at the mediation shall be limited to the parties and their counsel.  All information exchanged or presented to the mediator in these proceedings, whether in oral, written, or other form, and the results of the proceedings, shall be confidential and except as required by law shall not be disclosed to any person or entity, without prior written permission from both parties.  A party offering evidence or information in mediation shall not be precluded thereby from offering that evidence or information in any other proceeding.  The mediation proceeding shall take place, and the mediator shall issue his or her report, within 30 days following the submission of the dispute to mediation.  Following any such mediation, if any such dispute remains unresolved, either party may initiate litigation to resolve such dispute and, notwithstanding anything to the contrary contained in this paragraph, the mediator’s report shall be admissible in any such court proceeding as evidence.

Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any Transferee nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, assignment, license, concession or other agreement for use, occupancy or utilization of space in the Premises that provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, assignment, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

13.05.              Additional Procedures.  At least five (5) days prior to any Transfer for which Tenant has already received Landlord’s consent hereunder, or any Transfer for which no consent is required, Tenant shall deliver to Landlord (i) a true and complete copy of the fully executed instrument or instruments evidencing any Transfer, and (ii) a written agreement of the Transferee agreeing with Landlord to perform and observe all of the terms, covenants, and conditions of this Lease undertaken by such Transferee.  Tenant shall pay to Landlord, as Additional Rent, Landlord’s reasonable attorneys’ fees in reviewing any proposed Transfer, whether or not Landlord consents.

ARTICLE 14.
EVENTS OF DEFAULT AND REMEDIES

14.01.              Covenants and Conditions.  Tenant’s performance of each of its obligations under this Lease is a condition as well as a covenant.  Tenant’s right to continue in possession of the Premises is conditioned upon such performance.  Time is of the essence in performance of all covenants and conditions set forth herein.

14.02.              Events of Default.  If Tenant fails to pay amounts of Base Rent or regular monthly recurring payments of Additional Rent (such as Operating Costs or parking charges) when due and such default continues for five (5) days, or, with respect to any non-recurring payment of Additional Rent, fails to pay any such Additional Rent when due and such default continues for five (5) days following notice from Landlord, or if more than three default notices are properly given in any 12-month period, or if Tenant (or any Transferee of Tenant) makes any Transfer of the Premises in violation of this Lease, or if a petition is filed by Tenant (or any Transferee) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act, or if any similar petition is filed against Tenant (or any transferee) and such petition filed against Tenant or any transferee is not dismissed within sixty (60) days thereafter, or if any representation or warranty made by Tenant is untrue in any material respect, or if Tenant fails to perform any other covenant or condition hereunder and such default continues longer than any period (following notice, if expressly required) expressly provided for the correction thereof (and if no period is expressly provided then for thirty (30) days after notice is given, provided, however, that such period shall be reasonably extended in the case of any such non-monetary default that cannot be cured within such period (but in any event shall not exceed 180 days in the aggregate) only if the matter complained of can be cured, Tenant begins promptly and thereafter diligently completes the cure, and Tenant gives Landlord notice of such intent to cure within ten (10) days after notice of such default), then, and in any such case, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach, immediately or at any time thereafter without further demand or notice in accordance with process of law, enter upon any part of the Premises in the name of the whole, or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord’s former estate.  Any default beyond applicable notice and cure periods by Tenant is referred to herein as an “Event of Default”.  At Landlord’s election such notice of termination may be included in any notice of default, subject to any applicable cure period.  Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of Rent or prior breach; and Tenant waives all statutory and equitable rights to its leasehold (including rights in the nature of further cure or redemption, if any, to the extent such rights may be waived).  If Landlord engages attorneys in connection with any failure to perform by Tenant hereunder, Tenant shall reimburse Landlord for the reasonable fees of such attorneys on demand as Additional Rent.  Without implying that other provisions do not survive, the provisions of this Article shall survive the Term or earlier termination of this Lease.

14.03.              Remedies for Default.

(a)                                 Reletting Expenses Damages.  If the Term of this Lease is terminated for default, Tenant covenants, as an additional cumulative obligation after such termination, to pay all of Landlord’s reasonable costs, including reasonable attorneys fees, related to Tenant’s default and in collecting amounts due and all reasonable expenses in connection with reletting, including tenant inducements to new tenants, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like (together, “Reletting Expenses”).  It is agreed that Landlord may (i) relet the Premises or part or parts thereof for a term or terms that may be equal to, less than or exceed the period that would otherwise have constituted the balance of the Term, and may grant such tenant inducements, including free rent, as Landlord in its sole discretion considers advisable, and (ii) make such alterations to the Premises as Landlord in its sole discretion considers advisable, and no failure to relet or to collect rent under any reletting shall operate to reduce Tenant’s liability.  Landlord shall use reasonable efforts to relet the Premises.  Any such obligation to relet will be subject to Landlord’s reasonable objectives of developing its property and the Project in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like.  Landlord’s Reletting Expenses together with all other sums provided for whether incurred prior to or after such termination will be due upon demand.

(b)                                 Termination Damages.  If the Term of this Lease is terminated for default, unless and until Landlord elects lump sum liquidated damages described in the next paragraph, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all of its obligations in the same manner as if the Term had not been terminated.  In calculating such amounts Tenant will be credited with the net proceeds of any rent then actually received by Landlord from a reletting of the Premises after deducting all Rent that has not then been paid by Tenant, provided that Tenant shall never be entitled to receive any portion of the re-letting proceeds, even if the same exceed the Rent originally due hereunder.

(c)                                  Lump Sum Liquidated Damages.  If this Lease is terminated for default, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay forthwith to Landlord at Landlord’s election made by written notice at any time after termination, as liquidated damages a single lump sum payment equal to either (x) the sum of (i) all sums to be paid by Tenant and not then paid at the time of such election, plus, (ii) the excess of the present value of all of the Rent reserved for the residue of the Term (with Additional Rent deemed to increase 5% in each year on a compounding basis) over the present value of the aggregate fair market rent and Additional Rent payable (if less than the Rent payable hereunder) on account of the Premises during such period, which fair market rent shall be reduced by reasonable projections of vacancies and by Landlord’s Reletting Expenses described above to the extent not theretofore paid to Landlord) or (y) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant under this Lease.  (The Federal Reserve discount rate (or equivalent) shall be used in calculating such present values under clause (x)(ii), and in the event the parties are unable to agree on such fair market rent, the matter shall be submitted, upon the demand of either party, to the office of the AAA closest to the Property, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be a licensed real estate broker with at least ten (10) years experience in the leasing of 1,000,000 or more square feet of floor area of buildings similar in character and location to the Premises, and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior five (5) years, whose decision shall be conclusive and binding on the parties.)

(d)                                 Remedies Cumulative; Jury Waiver; Late Performance.  The remedies to which Landlord may resort under this Lease, and all other rights and remedies of Landlord are cumulative, and any two or more may be exercised at the same time except where this Lease specifically provides otherwise, such as the provisions of Sections 14.03(b) and (c) and the provisions of Sections 14.03(c)(x) and (y).  Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time, but not to exceed the limitations set forth in this Section 14.03; and Tenant agrees that the fair value for occupancy of all or any part of the Premises at all times shall never be less than the Base Rent and all Additional Rent payable from time to time.  Tenant shall also indemnify and hold Landlord harmless in the manner provided in Section 9.02 if Landlord shall become or be made a party to any claim or action necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.  LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION TO WHICH THEY ARE PARTIES, and further agree that any action arising out of this Lease (except an action for possession by Landlord, which may be brought in whatever manner or place provided by law) shall be brought in the Trial Court, Superior Court Department, in the county where the Premises are located.

(e)                                  Waivers; Accord and Satisfaction.  No consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions.  Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of Rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach.  No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Rent due shall be deemed to be other than on account of the earliest installment of such Rent.  No endorsement or statement on any check or in any letter accompanying any check or payment shall be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy.  The acceptance by Landlord of any Rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.  Tenant shall not interpose any counterclaim or counterclaims (other than compulsory counterclaims that would be lost if not interposed) in a summary proceeding or in any action based on non-payment of Rent.

(f)                                   Landlord’s Curing.  If Tenant fails to perform any covenant within any applicable cure period, then Landlord at its option may (without waiving any right or remedy for Tenant’s non-performance) at any time thereafter perform the covenant for the account of Tenant.  Tenant shall upon demand reimburse Landlord’s cost (including reasonable attorneys’ fees) of so performing on demand as Additional Rent.  Notwithstanding any other provision concerning cure periods, Landlord may cure any non-performance for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances if curing prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or Building or possible injury to persons, or to protect Landlord’s interest in the Premises or Building.

ARTICLE 15.
PROTECTION OF LENDERS

15.01.              Subordination and Superiority of Lease.  Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to any lien of the holder of any future mortgage, and to the rights of any lessor under any ground or improvements lease of the Building (all mortgages and ground or improvements leases of any priority are collectively referred to in this Lease as “mortgage,” and the holder or lessor thereof from time to time as a “mortgagee”), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof; provided that any subordination of this Lease shall be conditioned upon Landlord delivering to Tenant a written, recordable subordination, non-disturbance and attornment agreement from the mortgagee seeking to have this Lease subordinated to its interest in the form attached as Exhibit 15.01 (or in such other form as such mortgagee may reasonably request).  Tenant shall not be required to execute any subordination, non-disturbance and attornment agreement and this Lease shall not be subordinate to any junior mortgage where a mortgagee having priority over such junior mortgage has prohibited execution of a further subordination, nondisturbance and attornment agreement in any agreement with Tenant and has not consented to Tenant so executing a subordination, nondisturbance and attornment agreement with respect to such junior mortgage.  Landlord represents and warrants that the only mortgage to which this Lease is subject as of the execution date is that certain mortgage (the “Existing Mortgage”) to Anglo Irish Bank Corporation plc, dated September 29, 2005, and recorded at Book 38144, Page 301 of the Suffolk County Registry of Deeds.  Landlord shall provide to Tenant, within 45 days after the date of this Lease, a written agreement from the lender (and upon which Tenant may rely) under the Existing Mortgage confirming that such lender will deliver a discharge or partial release of the Existing Mortgage upon the issuance of a building permit and closing of the construction loan for the Base Building Work.

Tenant agrees that this Lease shall survive the merger of estates of ground (or improvements) lessor and lessee, if any.  Until a mortgagee (either superior or subordinate to this Lease) forecloses Landlord’s equity of redemption (or terminates or succeeds to a new lease in the case of a ground or improvements lease) no mortgagee shall be liable for failure to perform any of Landlord’s obligations (and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord’s interest and then only as limited herein).  Tenant shall, if requested by Landlord or any mortgagee, give notice of any alleged non-performance on the part of Landlord to any such mortgagee provided that an address for such mortgagee has been designated to Tenant in writing, and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no less than thirty (30) days (to be reasonably extended in the same manner Landlord’s cure period is to be extended and for such additional periods as is necessary to allow such Mortgagee to take possession of the Property) following Landlord’s cure period during which such mortgagee may, but need not, cure any non-performance by Landlord.  The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any person that may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Premises.  This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver the subordination, nondisturbance and attornment agreement in the form of Exhibit 15.01 (or in such other form as such mortgagee may reasonably request).

15.02.              Attornment.  If Landlord’s interest in the Property is acquired by mortgagee or purchaser at a foreclosure sale, Tenant shall, at the election of such mortgagee or purchaser, attorn to the transferee of or successor to Landlord’s interest in the Property and recognize it as Landlord under this Lease.  Tenant waives the protection of any statute or rule of law which gives Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the mortgagee and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the mortgagee shall not be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease (nothing in this clause (i) being deemed to relieve any mortgagee succeeding to the interest of Landlord hereunder of its continuing obligations as landlord under this Lease from and after the date of such succession), (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant (except to the extent any such deposit is actually received by such mortgagee), (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of this Lease subsequent to such mortgage, or by any previous prepayment of Rent for more than one (1) month, which was not approved in writing by the mortgagee, or bound by the indemnity set forth in Section 9.04, (v) liable beyond mortgagee’s interest in the Property, (vi) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant or the payment of the Finish Work Allowance, or (vii) required to remove any person occupying the Premises or any part thereof, except if such person claims under the mortgagee.  Tenant agrees that any present or future mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgagee (or the priority of its ground lease) to some or all provisions of this Lease.  Nothing in the preceding sentences of this Section 15.02 shall prohibit Tenant from exercising its right to terminate this Lease pursuant to Section 3.01(c) and clause (x) of Section 3.01(e) of this Lease on the conditions set forth therein.  Notwithstanding the foregoing, in the event that mortgagee or, other than an entity controlling, controlled by or under common control with Landlord, a purchaser at a foreclosure sale (a “Successor”) succeeds to the interest of Landlord prior to the completion of Building (including Base Building and Finish Work), such Successor shall have thirty (30) days to send written notice to Tenant stating whether or not it intends to be bound to perform work remaining to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant and agrees to advance the Finish Work Allowance.  For the purposes of the immediately preceding sentence, control shall have the meaning set forth in Section 13.01(b).  In the event in such notice it states that it intends to be so bound, then such provisions of this Lease shall be binding on the Successor.  In the event the Successor states that it does not intend to be so bound or fails to timely provide notice to Tenant within such thirty (30) day period, then (A) prior to the date that Tenant has made Tenant’s first payment towards the Excess Costs under the FW Contract under the Work Letter, Tenant shall have the right, by written notice to the Successor (a “Succession Election Notice”) within sixty (60) days following notice of such acquisition, to either (I) terminate this Lease, or (II) continue this Lease, deposit such Excess Costs in escrow with the Successor to be held and disbursed against the costs to construct the Finish Work as they are incurred on behalf of Tenant in the manner provided under the Work Letter, and complete the Finish Work itself at its expense and otherwise in accordance with the terms of this Lease and to the extent the Finish Work Allowance is not disbursed by the Successor) reduce the Rent by the amount of the unadvanced Finish Work Allowance amortized over the Term with interest at the rate of 8% per annum; or (B) from and after the date that Tenant has made Tenant’s first payment towards the Excess Costs under the FW Contract under the Work Letter, Tenant shall have the right, by giving a Succession Election Notice to the Successor within sixty (60) days following notice of such acquisition, to either (X) terminate this Lease, or (Y) continue this Lease and complete the Finish Work itself at its expense and otherwise in accordance with the terms of this Lease and (to the extent the Finish Work Allowance is not disbursed by the Successor reduce the Rent by the amount of the unadvanced Finish Work Allowance amortized over the Term with interest at the rate of 8% per annum; provided, however, that the Successor can render any Succession Election Notice pursuant to clause (A) or (B), above, null and void and of no force and effect if, within thirty (30) days after the giving of such notice by Tenant, the Successor agrees to be bound by the applicable provisions of this Lease.  Tenant’s failure to give a Succession Election Notice in the time period(s) required above shall be deemed to be an election pursuant to the clause (II) or (Y) of the immediately preceding sentence, as applicable.

15.03.              Rent Assignment.  If from time to time Landlord assigns this Lease or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but, subject to the limitations herein including Sections 15.01 and 10.02(b), the assignee shall be responsible only for non-performance of Landlord’s obligations that occur after it succeeds to, and only during the period it holds possession of, Landlord’s interest in the Premises after foreclosure or voluntary deed in lieu of foreclosure.

15.04.              Other Instruments.  The provisions of this Article shall be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of this Lease (and being otherwise commercially reasonable) from time to time requested by Landlord or any mortgagee, consistent with the terms of this Lease with respect to the rights of Tenant, and further agrees that its failure to do so within ten (10) days after written request shall be a default for which this Lease may be terminated without further notice.  Without limitation, where Tenant in this Lease indemnifies or otherwise covenants for the benefit of mortgagees, such agreements are for the benefit of mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such mortgagee.

15.05.              Estoppel Certificates.  Within ten (10) days after request by a party to this Lease, the other party shall execute, acknowledge and deliver a written statement certifying:  (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of Base Rent and other charges and the time period covered; (iv) that to the knowledge of the party executing the certificate, the party requesting such certificate is not in default under this Lease (or, if in default, describing it in reasonable detail); and (v) such other information with respect this Lease as may be reasonably requested or which any prospective purchaser or encumbrancer of the Property may require (which with respect to a statement requested of the Tenant may include whether the Tenant then meets the Financial Standard).  Any certificate delivered under this Section shall be for the benefit of specified third parties only and neither party to this Lease shall have the right to rely on a certification delivered under this Section by the other party to this Lease, except to the extent that Landlord relies on such statements when making any certifications, representations or warranties to such third parties.  The party receiving any such statement may deliver the statement to any such prospective purchaser or encumbrancer, or with respect to a statement requested by Tenant, Tenant’s auditor, which may rely conclusively upon such statement as true and correct.  The party requesting such estoppel certificate shall promptly reimburse the other party upon written demand for the reasonable out-of-pocket attorneys’ fees and expenses incurred to review, modify, and prepare such certificate, but in any event not to exceed $1,500 in any one instance.

ARTICLE 16.
MISCELLANEOUS PROVISIONS

16.01.              Landlord’s Consent Fees.  In addition to fees and expenses in connection with Tenant Work, as described in Section 10.05, Tenant shall pay Landlord’s reasonable fees and expenses, including legal, engineering and other consultants’ fees and expenses, incurred in connection with Tenant’s request for Landlord’s consent under Article 13 (Assignment and Subletting) or in connection with any other act by Tenant which requires Landlord’s consent or approval under this Lease.

16.02.              Notice of Landlord’s Default.  Tenant shall give notice of Landlord’s failure to perform any of its obligations under this Lease to Landlord, and to any mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been given to Tenant.  Landlord shall not be in default under this Lease unless Landlord (or such mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice.  However, if such non-performance requires more than thirty (30) days to cure, such period shall be reasonably extended in the case of any such non-performance that cannot be cured by the payment of money where such non-performance can be cured (but in any event shall not exceed 180 days in the aggregate), and Landlord begins promptly within said thirty (30) day period and thereafter diligently completes the cure.  In no event shall Landlord be liable for indirect or consequential damages arising out of any default by Landlord under this Lease.

16.03.              Quiet Enjoyment.  Landlord agrees that, so long as Tenant is not in default under the terms of this Lease, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without disturbance by Landlord or by any person claiming through or under Landlord, subject to the terms of this Lease.

16.04.              Cooperation With Accounting.  Upon the written request of Tenant, not more often than quarterly (other than as set forth in the Work Letter), Landlord will provide Tenant with financial information with respect to Operating Expenses and Taxes incurred to date for the then-current year (including capital expenditures for the Building even if not includable within Operating Expenses hereunder) to the extent available to Landlord, as is reasonably required by Tenant’s accountants and auditors for Tenant to comply with lease accounting requirements applicable to Tenant (provided that nothing herein shall be deemed to expand, modify or limit Tenant’s rights under Article 4 of this Lease, and any such information and Tenant’s rights to the same shall be subject to the provisions of Section 4.06 as if it were an audit of Landlord’s books and records).  Tenant shall reimburse Landlord for the reasonable out-of-pocket costs to provide such information as Additional Rent within 30 days after invoice.

16.05.              Notices.  All notices, requests and other communications required under this Lease shall be in writing, addressed as specified in Article 1, and shall be (i) personally delivered, (ii) sent by certified mail, return receipt requested, postage prepaid, or (iii) delivered by a national overnight delivery service that maintains delivery records.  All notices shall be effective upon delivery (or refusal to accept delivery).  Either party may change its notice address upon written notice to the other party.  Notices under this Lease may be given by counsel for either party.

16.06.              No Recordation.  Tenant shall not record this Lease.  Either Landlord or Tenant may require that a statutory notice, short form or memorandum of this Lease executed by both parties be recorded.  Tenant may record any subordination agreement (notifying Landlord of the date and book and page number) or request Landlord to record it on Tenant’s behalf.  The party requesting or requiring such recording shall pay all expenses, transfer taxes and recording fees.

16.07.              Corporate Authority.  Tenant warrants and represents that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant has duly executed and delivered this Lease; (d) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Lease; and (e) this Lease is a valid and binding obligation of Tenant in accordance with its terms.  This warranty and representation shall survive the termination of the Term.

Landlord represents and warrants that (a) Landlord is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Landlord has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Landlord has duly executed and delivered this Lease; (d) the execution, delivery and performance by Landlord of this Lease (i) are within the powers of Landlord, (ii) have been duly authorized by all requisite action, (iii) will not violate any provisions of law or any order of any court or agency of government, or any agreement or other instrument to which Landlord is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Landlord’s property, except by the provisions of this Lease; and (e) this Lease is a valid and binding obligation of Landlord in accordance with its terms.  This warranty and representation shall survive the termination of the Term.

16.08.              Joint and Several Liability.  If more than one party signs this Lease as Tenant, they shall be jointly and severally liable for all obligations of Tenant.

16.09.              Force Majeure.  Except where Force Majeure is expressly excluded elsewhere in this Lease, if a party cannot perform any of its obligations due to events beyond its reasonable control (other than the inability to make payments when due), the time provided for performing such obligations shall be extended by a period of time equal to the duration of the events.  Events beyond a party’s reasonable control include without limitation acts of God, war, civil commotion, labor disputes, strikes, terrorist attacks, fire, flood or other casualty, the inability to obtain labor or material from customary sources on customary terms, government regulation or restriction (as distinguished from inability to obtain permits in the ordinary course), abnormal weather conditions (meaning circumstances in which adverse weather conditions significantly exceed those that have historically been encountered, or may reasonably be expected to be encountered, at the Property, and, with respect to the construction of Landlord Work, solely to the extent the applicable contractor is entitled to a delay in time for performance on account of such abnormal weather conditions), neglects or delays of the other party, or any similar event to the foregoing.  Events described in this Section 16.09 are referred to herein as “Force Majeure”.

16.10.              Limitation of Warranties.  Landlord and Tenant expressly agree that, other than those warranties expressly set forth in this Lease, there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease.

16.11.              No Other Brokers.  Landlord and Tenant represent and warrant to each other that the Broker(s) named in Article 1 are the only agents, brokers, finders or other parties with whom such party has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property.  Landlord and Tenant agree to indemnify and hold the other harmless from any claim, demand, cost or liability, including attorneys’ fees and expenses, asserted by any party other than the brokers named in Article 1 based upon dealings of that party with the indemnifying party.  Landlord shall be responsible for the payment of any brokerage fees to the brokers named in Article 1.  The provisions of this Section shall survive the Term or early termination of this Lease.

16.12.              Applicable Law and Construction.  This Lease may be executed in counterparts, shall be construed as a sealed instrument, and shall be governed exclusively by the provisions hereof and by the laws of the state where the Property is located without regard to principles of choice of law or conflicts of law.  A facsimile signature to this Lease shall be sufficient to prove the execution by a party.  If any provisions shall to any extent be invalid, the remainder shall not be affected.  Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Premises and supersedes all prior agreements and dealings between them.  There are no oral agreements between Landlord and Tenant relating to this Lease or the Premises.  This Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant.  The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns, subject to Article 13.  The titles are for convenience only and shall not be considered a part of this Lease.  This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease.  If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the purported exercise shall be ineffective.  The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision.  Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion.  The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant and approved by the holder of any mortgage of the Premises having the right to approve this Lease.  Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant.  This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible.  If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment.

16.13.              Construction on the Property or Adjacent Property.

(a)                                 Tenant acknowledges that Landlord and/or its affiliates is or are undertaking or may undertake major renovations and/or construction at the Project.  Landlord shall have the right, in connection with the development, redevelopment, alteration, improvement, operation, maintenance, or repair of the Project, to subject the Property and its appurtenant rights to easements for the construction, reconstruction, alteration, improvement, operation, repair or maintenance of elements thereof, for access and egress, for parking, for the installation, maintenance, repair, replacement or relocation of utilities serving the Project and to subject the Property to such other rights, agreements, and covenants for such purposes as Landlord may determine.  Tenant hereby agrees that this Lease shall be subject and subordinate to any such matters that do not materially interfere with Tenant’s use of the Premises.  Neither Tenant nor any persons acting under Tenant shall take any action to oppose the Project, nor, to the extent within Tenant’s control, shall the Tenant knowingly permit any Tenant Parties to take any action in opposition to the Project.

Landlord and its affiliates and their respective agents, employees, licensees and contractors shall also have the right to enter on the Property or Building to undertake work pursuant to any easement granted pursuant to the above paragraph; to shore up the foundations and/or walls of the Building; to erect scaffolding and protective barricades around, within or adjacent to the Building; and to do any other act necessary for the safety of the Building or the expeditious completion of such work.  Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Section provided that Landlord complies with this Section 16.13.  Landlord shall use reasonable efforts to minimize the extent and duration of any inconvenience, annoyance or disturbance to Tenant resulting from any work pursuant to this Section in or about the Building, consistent with accepted construction practice.  Landlord shall inform Tenant and work reasonably with Tenant to create an operating plan to ensure the minimization of inconvenience, annoyance and disturbance to Tenant and shall continue such consultative process throughout the course of completion of the work (provided that Landlord shall not be obligated to incur additional costs in excess of $50,000 as a result).  For the purposes of mitigating against potential adverse impacts on Tenant’s operations as a result of activities permitted under this Section 16.13, Landlord and Tenant agree to cooperate with each other as is reasonably required during the design of the Finish Work and any Tenant Work to identify reasonable measures to reduce vibration risk to any unusually vibration-sensitive Tenant equipment in the Premises.

Tenant acknowledges that, in connection with the Building B Lease and the exercise of its rights under this Section 16.13, Landlord shall cause (or permit to be caused) the construction of a pedestrian bridge from Building B to the Premises in a location to be reasonably approved by Tenant.  Any such pedestrian bridge (the “Pedestrian Bridge”) shall be considered part of Building B, subject to Tenant’s appurtenant rights as set forth in Section 2.01(b) above. Landlord shall (if required), with Tenant’s cooperation, re-balance Building heating, ventilation and air-conditioning systems following the construction of the Pedestrian Bridge.

16.14.              Confidentiality of Information.

Landlord agrees to hold any proprietary information identified as confidential by Tenant in writing and supplied to Landlord pursuant to this Lease, excluding any information required to be filed with a governmental agency (“Confidential Information”) in confidence.  Notwithstanding the foregoing, Landlord may disclose such Confidential Information to its attorneys, accountants, property managers, real estate brokers, investors, lenders, attorneys, and consultants in connection with the financing or sale of the Property or Landlord’s review of such information to the extent (a) such parties need to know the Confidential Information for the purpose of evaluating the proposed transaction, (b) Landlord informs such parties of the confidential nature of the Confidential Information and (c) such parties agree to hold the Confidential Information in confidence.  Landlord will use reasonable efforts to cause such parties to observe the terms of this agreement, and Landlord will be responsible for any breach of this provisions by any such parties.

Landlord acknowledges and agrees that Tenant shall not have an adequate remedy at law in the event of a breach of this provision by Landlord, that Tenant will suffer irreparable damage and injury if Landlord breaches this Section 16.14, and that Tenant, in addition to any other rights and remedies available under this Lease or otherwise, shall be entitled to an injunction to be issued by a court of competent jurisdiction restricting Landlord from committing or continuing any violation of this Section 16.14.

The term “Confidential Information” does not include information that (i) is publicly known at the time of delivery, (ii) subsequently becomes publicly known through no breach of this Section 16.14 by Landlord or its representatives, (iii) Landlord can demonstrate was in its possession at the time of disclosure and was not acquired by it directly or indirectly from Tenant on a confidential basis, (iv) becomes available to Landlord on a non-confidential basis from a source other than the Tenant and which source, to the best of Landlord’s knowledge, is not under an obligation of confidence to Tenant or (v) is disclosed in the course of litigation between Landlord and Tenant or Landlord and any other third party.

16.15.              Equal Employment Opportunity.  If and to the extent applicable to each of them, Landlord and Tenant shall comply with the requirements of 41 C.F.R. Sections 60-1.4(a)(7), 60-300.5(d), 60-741.5(d), and 29 C.F.R. part 471, Appendix A to Subpart A.

ARTICLE 17.
SECURITY DEPOSIT

17.01.              Letter of Credit.  If, at any time following the Telaprevir Approval, Tenant has an unrestricted cash, cash equivalent and marketable securities balance of less than $300,000,000, as determined in accordance with generally accepted accounting principles, consistently applied (the “Financial Standard”) then Tenant shall provide to Landlord as security for the performance of the obligations of Tenant hereunder a letter of credit in the amount specified in Section 1.13 in accordance with this Section (as renewed, replaced, and/or reduced pursuant to this Section, the “Letter of Credit” ).  The Letter of Credit shall be in the form attached as Exhibit 17.01 to this Lease or such other form as Landlord may reasonably approve.  If there is more than one Letter of Credit so delivered by Tenant, such Letters of Credit shall be collectively hereinafter referred to as the “Letter of Credit”.  The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank reasonably acceptable to Landlord that has an office in Boston, Massachusetts, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating either (a) that Landlord is entitled to draw on the Letter of Credit in accordance with this Lease or (b) that Tenant has not delivered to Landlord a new Letter of Credit having a commencement date immediately following the expiration of the existing Letter of Credit in accordance with the requirements of this Lease, (iii) shall be payable to Landlord and its successors in interest as the Landlord and shall be freely transferable at nominal cost, (iv) shall be for an initial term of not less then one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least sixty (60) days prior to the scheduled expiration date, give Landlord written notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord.  Notwithstanding the foregoing, the term of the Letter of Credit for the final period of the Term shall be for a term ending not earlier then the date sixty (60) days after the last day of the Term.

If (x) Tenant shall be in default under this Lease, after the expiration of any applicable notice or cure period (or if transmittal of a default or other notice is stayed or barred by applicable bankruptcy or other law); (y) not less then thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit having a commencement date immediately following the expiration of the existing Letter of Credit in accordance with this Section; or (z) (i) the credit rating of the long-term debt of the issuer of the Letter of Credit (according to Moody’s, Standard & Poor’s or similar national rating agency reasonably identified by Landlord) is downgraded to a grade below investment grade; or (ii) the issuer of the Letter of Credit enters into any supervisory agreement with any governmental authority; or (iii) the issuer of the Letter of Credit fails to meet any capital requirements imposed by applicable law, then, in any of such events under this clause (z), unless Tenant delivers to Landlord a replacement Letter of Credit complying with the terms of this Lease within ten (10) days after demand therefor from Landlord, Landlord shall have the right to draw upon the

Letter of Credit in full or in part without giving any further notice to Tenant.  Such failure to timely deliver a new Letter of Credit pursuant to this Section 17.01 shall be deemed to be an Event of Default by Tenant (without the necessity of further notice or cure period notwithstanding anything in this Lease to the contrary).  Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s default and/or any other damages to which Landlord is entitled under this Lease.  Any funds drawn by Landlord on the Letter of Credit and not applied against amounts due hereunder shall be held by Landlord as a cash security deposit, provided that Landlord shall have no fiduciary duty with regard to such amounts, shall have the right to commingle such amounts with other funds of Landlord, and shall pay no interest on such amounts.  After any application of the Letter of Credit against amounts due hereunder by Landlord in accordance with this paragraph, Tenant shall reinstate the Letter of Credit to the amount then required to be maintained hereunder, within thirty (30) days of demand.  Within sixty (60) days after the expiration or earlier termination of the Term the Letter of Credit and any cash security deposit then being held by Landlord, to the extent not applied, shall be returned to Tenant provided that no default of which Tenant then has notice (to the extent that such notice is required) is then continuing.

17.02.              Letter of Credit Pledge.  The Landlord may pledge its right and interest in and to the Letter of Credit to any mortgagee or ground lessor and, in order to perfect such pledge, have such Letter of Credit held in escrow by such mortgagee or ground lessee or grant such mortgagee or ground lessee a security interest therein.  In connection with any such pledge or grant of security interest by the Landlord to a mortgagee or ground lessee (“Letter of Credit Pledgee”), Tenant covenants and agrees to cooperate as reasonably requested by the Landlord, in order to permit the Landlord to implement the same on terms and conditions reasonably required by such mortgagee or ground lessee.  In the event that the Letter of Credit is ever held by any party in escrow including but not limited to a Letter of Credit Pledgee, Landlord shall provide in the documentation of any such escrow or pledge or other assignment of the Letter of Credit to a Letter of Credit Pledgee, and the Letter of Credit Pledgee or other party given possession of the Letter of Credit shall agree, that the Letter of Credit Pledgee or such other party shall release the Letter of Credit in the event Landlord is required to release the Letter of Credit pursuant to Section 17.04 hereunder.

17.03.              Transfer of Security Deposit.  In the event of a sale or other transfer of the Building or transfer of this Lease, Landlord shall transfer the Letter of Credit to the transferee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security.  The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee.  Tenant shall be responsible for any of the costs associated with such transfer that are in excess of nominal costs.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the proceeds thereof, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

17.04.              Release of the Security Deposit.  At any time (but no more than once per calendar year) after Tenant provides the Letter of Credit hereunder, if Tenant meets the

Financial Standard and provided that there is not an ongoing Event of Default hereunder at the time of such request, Landlord shall release the Letter of Credit, if any, then held by Landlord.  If Landlord has so released the Letter of Credit (whether one or more times), and thereafter Tenant fails to meet the Financial Standard, as reasonably determined by Landlord, Tenant shall, within ten (10) days thereafter, be obligated to reinstate the Letter of Credit.

17.05.              Reporting Obligations.  Unless Tenant is a public company, and Tenant’s applicable quarterly and annual filings clearly set forth the information necessary to determine whether Tenant meets the Financial Standard in connection with the periodic determination of whether Tenant meets the Financial Standard, Tenant shall, upon request in each instance by Landlord, furnish to Landlord the following: (x) within sixty (60) days after each of its first three fiscal quarters during each fiscal year of the Term (and ninety (90) days after the fourth fiscal quarter during each fiscal year) an unaudited financial statement of Tenant together with a letter from the chief financial officer of Tenant stating, to the best of his or her knowledge, whether or not Tenant meets the Financial Standard (together with a copy of the most recently filed United States Securities and Exchange Commission form 10Q, if Tenant is lawfully required to file such a report), and (y) within one hundred fifty (150) days after each of Tenant’s fiscal years during the Term audited financial statements of the Tenant for the prior fiscal year (together with a copy of the most recently filed United States Securities and Exchange Commission form 10K, if Tenant is lawfully required to file such a report).  If any of the financial documentation required under Section 17.05 is not provided when required, and if Tenant fails to furnish the same to Landlord within fifteen (15) days of Landlord’s written request therefor, and if Tenant has not cured such failure within five (5) business days after receiving a second written request from Landlord (provided both of such notices contain a prominent reference to this Section in bold print stating that the failure to provide such financial statements shall result in a default under this Lease), then Tenant shall be in default under this Lease and the unrestricted cash, cash equivalent and marketable securities of the Tenant shall be deemed to be zero until financial statements are provided in accordance with this Section 17.05. Unless public by other means, Landlord will maintain confidential such statements, except as required by applicable law or Court order; however Landlord may provide information from such statements to Landlord’s accountants, lenders, attorneys and partners, as long as Landlord advises the recipients of the existence of Landlord’s confidentiality obligation.

ARTICLE 18.
GOVERNMENT INCENTIVES

18.01.              Government Incentives.

(a)                                                         The parties acknowledge that Landlord or an affiliate of Landlord has submitted to The Commonwealth of Massachusetts an application for approval of the Project as an Economic Development District under St. 2006, c.293 §§ 5-12, as amended by St. 2008, c.129 (the “I3 Program”) for state infrastructure development assistance that will finance, through tax exempt bonds issued by The Massachusetts Development Finance Agency, the cost of certain of the utilities, streets, sidewalks, water transportation facilities, parks and other public infrastructure to be constructed at the Project in the amount of $50,000,000.00 pursuant to a Preliminary Economic Development Proposal dated April 8, 2011, as supplemented on April 22, 2011, to the Secretary of the Massachusetts Executive Office of Administration and Finance (the “Secretary”), the Mayor of the City of Boston, the Massachusetts Development Finance Agency (the “Agency”) and the Commissioner of the Massachusetts Department of Revenue, a copy of which has been provided to Tenant (the “Preliminary Application”).  Pursuant to the Preliminary Application and the I3 Program, such bonds would be paid by dedication of new state tax revenue from income taxes to be generated by eligible new jobs created by Tenant in the Building and the premises leased under the Building B Lease and, to the extent includable under the I3 Program, the Building F Lease and the Building E Lease.  Tenant shall reasonably cooperate with Landlord and/or an affiliate of Landlord in providing employment and wage information in connection with such application and the I3 Program.  Landlord shall use commercially reasonable, good faith efforts to obtain approval for the funding of such infrastructure development under the I3 Program, including without limitation the submission of an Economic Development Proposal (the “Final Application”) to the Secretary and the Agency for final approval if the Preliminary Application (as it may be supplemented or amended in accordance with the I3 Program) is approved by the Secretary and the City of Boston, but it shall not be a default of the Landlord hereunder if the Preliminary Application or the Final Application is not so approved or if by reason of any condition in the approved Final Application any portion of the bonds are not issued.  Landlord’s obligations under this Section 18(a) and Section 18(b) below shall terminate on the earlier to occur of the date that either the Preliminary Application or the Final Application for coverage under the I3 Program is first denied or rejected, whether by the City of Boston, the Secretary, the Agency or any other state agency with jurisdiction over the I3 Program, or the I3 Program is no longer in full force and effect.

(b)                                                         Tenant shall be entitled to an increase in the Finish Work Allowance equal to an amount (the “I3 Amount”) equal to fifty-one percent (51%) of the amount of the net proceeds (i.e. net of all transaction and issuance costs associated therewith incurred by Landlord or its affiliates) of that portion of the state infrastructure development assistance actually received by the Landlord or its affiliates for the Project based upon the new state tax revenue from eligible new jobs created by Tenant to the extent approved by the Commonwealth of Massachusetts (the “Tenant Supported Bonds”), as such assistance is actually received from time to time by Landlord or its affiliates on account of I3 Program funds obtained pursuant to the application by Landlord as described in Section 18(a), above.

If and to the extent that Landlord or any of its affiliates is required to reimburse the City of Boston the amount of any shortfall of the allocable debt service apportioned to the Property under the I3 Program (the “Tenant Shortfall”) from time to time, in consideration of any Finish Work Allowance actually received by Tenant on account of the I3 Program, then Tenant shall pay to Landlord, as Additional Rent, one hundred percent (100%) of the amount of any Tenant Shortfall that Landlord is required to pay

(whether contractually, through liens placed by the City of Boston on the Property, or otherwise) within thirty (30) days following written demand by Landlord so that Landlord can pay such amounts as and when due from Landlord or an affiliate of Landlord to the City of Boston.  From and after the date the Final Application is approved, if Tenant is entitled to an increase in the Finish Work Allowance pursuant to the terms of this subsection (b), then Tenant shall provide to Landlord, within 10 days of Landlord’s written request from time to time, such information regarding the number of Tenant’s current and projected employees, payroll, and income taxes withheld thereon as may be required for compliance by Landlord or any affiliate of Landlord with respect to Chapter 293 §§ 5 through 12 of the 2006 Massachusetts Acts and Resolves, as amended by Chapter 129 of the 2008 Massachusetts Acts and Resolves; 801 C.M.R 51.00 et seq;  and Technical Information Release 08-18 issued by the Massachusetts Department of Revenue.  Tenant’s obligations to pay any Tenant Shortfall to Landlord pursuant to this paragraph shall survive the termination or earlier expiration of this Lease.

(c)                                                          Prior to the Final Commencement Date, Landlord and Landlord affiliates shall reasonably cooperate with Tenant at no cost and expense to Landlord and Landlord affiliates in applying for available forms of state financial assistance for life science companies at the Building, including without limitation for a MassWorks Infrastructure Program grant (a “MIP grant”), if legally possible.  Such cooperation shall include Landlord’s (and as applicable, Landlord affiliates’) application for a MIP grant to be used for infrastructure costs at the Project, if legally possible.  Landlord will increase the Finish Work Allowance by an amount equal to fifty-one percent (51%) of the amount of the net proceeds (i.e. net of all transaction costs incurred by Landlord or its affiliates) of any MIP grant or financial assistance actually received by Landlord expressly by reason of Tenant’s tenancy in the Premises and as a result of an application filed prior to the Commencement Date, as such MIP grant funds or other assistance are actually received from time to time by Landlord.  Landlord shall use commercially reasonable, good faith efforts to obtain a MIP grant for infrastructure costs at the Project prior to the Commencement Date, if legally possible, but it shall not be a default of the Landlord hereunder if the Project is not so approved.

(d)                                                         Landlord shall reasonably cooperate with Tenant at no cost and expense to Landlord in making application for other available forms of state financial assistance with respect to Tenant’s relocation to the Building.  The whole of any economic benefit from any such state financial assistance based solely on Tenant’s occupancy of the Premises shall inure solely to Tenant.  If legally required, Landlord or its affiliate shall join as applicant with Tenant for a Tax Increment Financing Agreement for the Project with the City of Boston, but all of the benefits from such agreement (and any obligations associated therewith) shall accrue solely to Tenant.

(e)                                                          To the extent any costs, expenses or benefits must be allocated among one or more buildings occupied by Tenant at Fan Pier under this Section 18.01 and equivalent provisions under other leases between Tenant and Landlord or its affiliates, such allocations shall be made based upon the square footage of the buildings, the qualified Tenant employees therein, or such other method as is reasonably determined by Landlord.

(f)                                                           Tenant intends to apply to the Massachusetts Economic Assistance Coordinating Council for designation of the Building as a Certified Project, as defined in 402 C.M.R. Section 2, and for approval of a Tax Increment Financing Agreement (a “TIFA”) with the City of Boston with respect to the Premises.  If Tenant actually so applies and the Certified Project Application, including a TIFA providing for an exemption percentage as would result in a projected total savings of approximately $12,000,000 commencing July 1, 2014 in the aggregate with all other TIFAs Tenant obtains at the Project applicable during such period from the real estate taxes that would otherwise be payable with respect to the Premises and the premises under the Building B Lease, in the aggregate, is not approved by the City of Boston on or before June 1, 2011, then Tenant at Tenant’s option by notice to the Landlord given no earlier than June 2, 2011 and no later than June 10, 2011 may, in conjunction with a simultaneous termination of all other Tenant leases at the Project, terminate this Lease by written notice to Landlord, effective as of the date of such notice (provided, however, that Landlord may render such termination notice null and void by, within thirty (30) days thereafter, irrevocably committing in writing to provide Tenant with an alternate economic benefit of equal or better value based on the standards set forth on Exhibit 18.01(f), attached).  If legally required, Landlord and any affiliate of Landlord, including Fan Pier Development LLC, shall join as applicant with Tenant for a TIFA with the City of Boston.

(g)                                                          To the extent the Finish Work Allowance as increased by the I3 Amount and, if legally possible, the MIP Grant (collectively, the “Governmental Incentives”)  exceeds the Excess Costs, or any portion of the Governmental Incentives is received by Landlord after the Tenant has paid all of the Excess Costs such that Tenant would not otherwise receive the benefit of such Governmental Incentives, Landlord shall pay to Tenant such excess following the final reconciliation contemplated by Sections 11.02 and 11.06 of the Work Letter.

[BALANCE OF PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have caused this Lease to be executed as of the day and year first above written.

LANDLORD:

FIFTY NORTHERN AVENUE LLC, a Delaware limited liability company

By:	Fan Pier Development LLC, a Delaware limited liability company, its Manager

By:	Cornerstone Real Estate Advisers LLC, a Delaware limited liability company, its Manager

By:	/s/ David J. Reilly
Name:	David J. Reilly
Title:	President/Chief Executive Officer

TENANT:

VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation

By:	/s/ Ian F. Smith
	Name:	Ian F. Smith
	Title:	Chief Financial Officer

By:	/s/ Matthew W. Emmens
	Name:	Matthew W. Emmens
	Title:	President & CEO

EXHIBIT 1.05

PROPERTY

A certain parcel of land located on the northeast side of Northern Avenue near the intersection of Courthouse Way in Boston, Massachusetts, bounded and described as follows:

Beginning at a point on the northeasterly sideline of Northern Avenue, said point being S 58°06’49”E, a distance of 9.47 feet along said sideline of Northern Avenue from the intersection of the southeasterly sideline of Courthouse Way;

Thence turning and running N 31°53’11”E, a distance of 210.00 feet;

Thence turning and running S 58°06’49”E, a distance of 230.50 feet by Subsurface Parcel A;

Thence turning and running S 31°53’11”W, a distance of 210.00 feet by Subsurface Parcel A to a point on the northeasterly sideline of Northern Avenue;

Thence turning and running N 58°06’49”W, a distance of 230.50 feet by said sideline of Northern Avenue to the point of beginning.

The above described parcel of land contains an area of about 48,405 square feet (about 1.111 acres) and is shown as Parcel A on a plan titled “Subdivision Plan of Land, Fan Pier, Northern Avenue, Boston, Massachusetts,” dated April 15, 2011, prepared by Nitsch Engineering, Inc.

SUBSURFACE PARCEL A

A certain parcel of land located on the northeast side of Northern Avenue near the intersection of Courthouse Way in Boston, Massachusetts, bounded and described as follows:

Beginning at a point on the northeasterly sideline of Northern Avenue, said point being S 58°06’49”E, a distance of 239.97 feet along said sideline of Northern Avenue from the intersection of the southeasterly sideline of Courthouse Way;

Thence turning and running N 31°53’11”E, a distance of 210.00 feet by Parcel A;

Thence turning and running N 58°06’49”W, a distance of 230.50 feet by Parcel A;

Thence turning and running N 31°53’11”E, a distance of 13.25 feet;

Thence turning and running S 58°06’49”E, a distance of 256.00 feet by Subsurface Parcel B;

Thence turning and running S 31°53’11”W, a distance of 223.25 feet by Sub-Surface Parcel F to a point on the northeasterly sideline of Northern Avenue;

Thence turning and running N 58°06’49”W, a distance of 25.50 feet along said sideline of Northern Avenue to the point of beginning.

The above described parcel of land has an upper limit that ends at Elevation 15.67 (Boston City Base), contains an area of about 8,747 square feet, and is shown as Sub-Surface Parcel A on a plan titled “Subdivision Plan of Land, Fan Pier, Northern Avenue, Boston, Massachusetts,” dated April 15, 2011, prepared by Nitsch Engineering, Inc.

BELOW GRADE DISCONTINUANCE PARCEL

A certain parcel of land located on the northeast side of Northern Avenue, in Boston, Massachusetts, bounded and described as follows:

Beginning at a point on the northeasterly sideline of Northern Avenue, said point being S 58°06’49”E, a distance of 8.03 feet from Courthouse Way;

Thence continuing S 58°06’49”E, a distance of 257.44 feet along said northeasterly sideline of Northern Avenue;

Thence turning and running S 31°53’11”W, a distance of 3.00 feet;

Thence turning and running N 58°06’49”W, a distance of 257.44 feet;

Thence turning and running N 31°53’11”E, a distance of 3.00 feet to the point of beginning.

The above described parcel is vertically below the street from elevation -18.0, Boston City Base, to elevation -23.5, Boston City Base, contains an area of about 772 square feet, and is shown as “Area of Below Grade Discontinuance “A”,” on a plan titled “Subdivision Plan of Land, Fan Pier, Northern Avenue, Boston, Massachusetts,” dated April 15, 2011, prepared by Nitsch Engineering, Inc.

ABOVE GRADE DISCONTINUANCE PARCEL

A certain parcel of land located on the northeast side of Northern Avenue in Boston, Massachusetts, bounded and described as follows:

Beginning at a point on the northeasterly sideline of Northern Avenue, said point being S 58°06’49”E, a distance of 106.97 feet from Courthouse Way;

Thence continuing S 58°06’49”E, a distance of 50.00 feet along said northeasterly sideline of Northern Avenue;

Thence turning and running S 31°53’11”W, a distance of 10.50 feet;

Thence turning and running N 58°06’49”W, a distance of 50.00 feet;

thence turning and running N 31°53’11”E, a distance of 10.50 feet to the point of beginning.

The above described parcel is vertically above the street from elevation 35.4, Boston. City Base, to elevation 38.9, Boston City Base, contains an area of about 525 square feet and is shown as “Area of Above Grade Discontinuance” on a plan titled “Subdivision Plan of Land, Fan Pier, Northern Avenue, Boston, Massachusetts,” dated April 15, 2011, prepared by Nitsch Engineering, Inc.

EXHIBIT 1.06

PREMISES

See attached plan.

Permise Plan
Office Premise

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOUMAS & ASSOCIATES ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

LEVEL P3 PREMISE PLAN

V-A2.P3

Permise Plan
Office Premise

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA -
Shell and Core
Issue for GMP

Drawing Title
LEVEL P2 PREMISE PLAN

V-A2.P2

Premise Plan
Office Area (Garage)
Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

Drawing Title
LEVEL P1 PREMISE PLAN

V-A2.P1

Permise Plan
Office Area
Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

LEVEL 1 PREMISE PLAN

V-A2.01

Permise Plan

- Exhaust Shaft
- Office Area
- Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOUKOLAS & ASSOCIATES ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

Key Plan

Stamp

Revisions

No.	Description	Date

Drawing Title
LEVEL 3 PREMISE PLAN

V-A2.02

Permise Plan

- Exhaust Shaft
- Office Area
- Tenant Stairs and Elevators

The Fallon Company Fan Pier - Building A 50 Northern Avenue Boston, MA	TK&A TSOUMIDES & ASSOCIATES ARCHITECTS	50 Northern Avenue Fan Pier Building "A" Boston, MA Shell and Core Issue for GMP	LEVEL 3 PREMISE PLAN	V-A2.03

Premise Plan
Exhaust Shaft
Office Area
Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

LEVEL 4 PREMISE PLAN

V-A2.04

Permise Plan

- Exhaust Shaft
- Office Area
- Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
THORNTON & ASSOCIATES ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

LEVEL 5 PREMISES PLAN

V-A2.05

Permise Plan

- Exhaust Shaft
- Office Area
- Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOUFLOU & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

Key Plan

Stamp

Revision
No. Description Date

Drawing Title
LEVEL 6 PREMISE PLAN

V-A2.06

Permise Plan

- Exhaust Shaft
- Office Area
- Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOIANDIOSI & ASSOCIATES ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

LEVEL 7 PREMISE PLAN

V-A2.07

Permise Plan

- Exhaust Shaft
- Office Area
- Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

Key Plan

Stamp

Revisions
No. Description Date

Drawing Title
LEVEL 1 MECHANICAL
PREMISE PLAN

V-A2.08

Permise Plan

- Exhaust Shaft
- Office Area
- Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for BRP

LEVEL 3 MECHANICAL
MEZZANINE PREMISE
PLAN

V-A2.08M

Permise Plan

- Exhaust Shaft
- Office Area
- Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A

TSOUMOGAS & ASSOCIATES ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

LEVEL 9 PREMISES PLAN

V-A2.09

Permise Plan

- Exhaust Shaft
- Office Area
- Tenant Stairs and Elevators

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOMIDES & ASSOCIATES ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

Drawing Title
LEVEL 10 PREMISE PLAN

V-A2.10

Permise Plan

- Exhaust Shaft
- Office Area

The Fallon Company
Fan Pier – Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for DMP

Drawing Title
LEVEL 11 PREMISE PLAN

V-A2.11

Permise Plan

Exhaust Shaft

Office Area

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A

TSOI/KOBUS & ASSOCIATES ARCHITECTS

60 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

LEVEL 13 PREMISE PLAN

V-A2.12

Permise Plan

- Exhaust Shaft
- Office Area

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

LEVEL 13 PREMISE PLAN

V-A2.13

Permise Plan

- Exhaust Shaft
- Office Area

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

Key Plan

Stamp

Revisions

No.	Description	Date

Drawing Title
LEVEL 14 PREMISE PLAN

Drawing No.
V-A2.14

Premise Plan

- Exhaust Shaft
- Office Area

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

Drawing Title
LEVEL 15 PREMISE PLAN

V-A2.15

Permise Plan
Exhaust Shaft
Office Area

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for GMP

LEVEL PENTHOUSE
PREMISE PLAN

V-A2.16

Permise Plan

- Exhaust Shaft
- Office Area

The Fallon Company Fan Pier - Building A 50 Northern Avenue Boston, MA	TK&A TSOI/KOBUS & ASSOCIATES ARCHITECTS	Owner Architect	50 Northern Avenue Fan Pier Building "A" Boston, MA Shell and Core Issue for GMP	Key Plan 	Scale	Drawing Title LEVEL PENTHOUSE MEZZANINE PREMISE PLAN V-A2.16M

Permise Plan
Office Area

The Fallon Company
Fan Pier - Building A
50 Northern Avenue
Boston, MA

TK&A
TSOI/KOBUS & ASSOCIATES
ARCHITECTS

50 Northern Avenue
Fan Pier Building "A"
Boston, MA
Shell and Core
Issue for BMP

Key Plan

Stamp

Revisions
No. Description Date

Drawing Title
ROOF PREMISE PLAN

V-A2.17

EXHIBIT 2.01(e)

MEASUREMENT STANDARD

Measurements as shown on those certain plans dated May 2, 2011 and prepared by Tsoi/Kobus & Associates entitled “50 Northern Avenue Fan Pier Building “A”, Boston MA, Shell and Core Progress Print, consisting of 21 sheets from V-A1.01D through and including V-Al.P3D and the table entitled “The Fallon Company — Fan Park Parcel “A” attached hereto.

EXHIBIT 2.01(f)

PERMITTED ENCUMBRANCES

Record Title Matters:

1.              Any facts, rights, interests, or claims which are not shown by the records but which would be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

2.              Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

3.              Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

4.              Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the date hereof.

5.             Real estate taxes and municipal charges as follows:

Real estate taxes and municipal charges which may constitute liens.

6.              Rights of the United States Government in the nature of the Federal Navigational Servitude to establish and move harbor, bulkhead and pierhead lines, and to remove or compel the removal of fill and improvements thereon lying below the original high water mark without compensation, as affected by Department of Army Permit dated October 17, 2007, Permit No. 2006-4108.

7.              Terms, conditions and provisions of the following licenses to fill issued by the Commonwealth of Massachusetts:

a.                                      License #229, dated July 24, 1874;

b.                                      License #555, dated August 5, 1890;

c.                                       License #167 dated January 10,1916 and recorded in Book 3932, Page 541;

d.                                      License #647 of the Department of Public Works, dated April 12, 1926, recorded at Book 4786, Page 472;

e.                                       License #1681 of the Department of Public Works, dated June 11, 1935, recorded in Book 5532, Page 573;

f.                                        License #2712 of the Board of Harbor and Land Commissioners, dated February 3, 1903, recorded in Book 2881, Page 507;

g.                                       License #4888 recorded in Book 7990, Page 263;

h.                                      License #5554 of the Department of Public Works dated May 28, 1969, recorded in Book 8289, Page 343;

i.                                          License #5882 of the Department of Public Works, dated April 21,1971, recorded in Book 8441, Page 332.

8.                                      Terms, conditions, reservations, restrictions and provisions of Consolidated Written Determination pursuant to M.G.L. c. 91, Waterways Application No. W02-0404-N, issued by the Commonwealth of Massachusetts, Executive Office of Environmental Affairs, Department of Environmental Protection and dated June 28, 2002 (the “CWD”), extension issued by the Commonwealth of Massachusetts, Executive Office of Environmental Affairs, Department of Environmental Protection dated April 18, 2007 (as so extended, the “CWD”) and as affected by:

(1)                                 Terms, conditions and provisions of Chapter 91 (Parking/Interim Harborwalk) License No. 9968 between the Commonwealth of Massachusetts Department of Environmental Protection and the Fan Pier Land Company dated April 23, 2004 and recorded in Book 34676, Page 146;

as replaced and superseded by License No. 9968A, dated June 2, 2010, recorded in Book 46483, Page 118 and License Plan 9968, as supplemented by License Plan 9968A, recorded in Plan Book 2010, Page 174;

(2)                                 Terms, conditions and provisions of a Chapter 91 to be issued by the Commonwealth of Massachusetts Department of Environmental Protection to Fifty Northern Avenue LLC, recorded.*

(3)                                 Terms, conditions and provisions of Chapter 91 License No. 11907 between the Commonwealth of Massachusetts Department of Environmental Protection and the Fan Pier Development LLC, recorded on October 4, 2007 in Book 42568, Page 89; as affected by Partial Certificate of Compliance Pursuant to Waterways Licensing Regulations 310 CMR 9.19, dated May 5, 2010, recorded in Book 46393, Page 165 (affects appurtenant rights under Declaration of Covenants, Easements and Restrictions recorded on February 4, 2008 in Book 43059, Page 1, only).

9.                                 Public Easement for Courthouse Way pursuant to Public Improvements Commission L11328 and L11329 of 1998.

10.                          Avigational Easement pursuant to the provisions of 49 U.S.C. §1501 and Notice under Federal Avigational Regulations (14 C.F.R., Part 77) as affected by Determinations of No Hazard issued under the 2005-ANE-605-OE (Building A) dated September 16, 2005, as extended by extension dated March 7, 2007, as affected by Supplemental Notice dated September 7, 2008:

11.                               License, Maintenance and Indemnification Agreement, dated as of October 25, 2007, by and between the City of Boston, by and through its Public Improvement Commission and Fan Pier Development LLC, recorded on February 4, 2008 in Book 43058, Page 252.

12.                               Declaration of Covenants, Easements and Restrictions, dated as of January 31, 2008, by and between Fan Pier Development LLC and Fan Pier Owners Corporation, recorded on February 4, 2008 in Book 43059, Page 1.

as affected by a First Amendment to Declaration of Covenants, Easements and Restrictions, dated as of the date hereof, by and among Fan Pier Development LLC, Fan Pier Owners Corporation and Fallon Cornerstone One MPD LLC, to be recorded.*

13.                               The covenants and restrictions set forth in the Quitclaim Deed of Fan Pier Development LLC to Fifty Northern Avenue LLC, dated as of the date hereof and to be recorded.*

14.                              Garage Reciprocal Easement Agreement dated as of the date hereof, by and among Fan Pier Development LLC, Fallon Cornerstone One MPD LLC, Fifty Northern Avenue LLC, and Eleven Fan Pier Boulevard LLC, to be recorded.*

15.                               Easement Agreement dated as of the date hereof by and between Fifty Northern Avenue LLC and Eleven Fan Pier Boulevard LLC to be recorded.*

16.                               Temporary Construction Easement, dated as of the date hereof from Fan Pier Development LLC, as Grantor, to Fifty Northern Avenue LLC and Eleven Fan Pier Boulevard LLC, as Grantees, to be recorded.*

17.                               Permanent Groundwater Cut-Off Easement (Fan Pier Parcel A), dated as of the date hereof by Fan Pier Development LLC, as Grantor, to Fifty Northern Avenue LLC, as Grantee, to be recorded.

18.                               Fan Pier Parcel F Temporary Groundwater Cut-Off Easement dated January 31, 2008 from Fan Pier Development LLC, as Grantor, to Fallon Cornerstone One MPD LLC , as Grantee, as amended by Amendment to Fan Pier Parcel F Temporary Groundwater Cut-Off Easement (Fan Pier Parcels A, F) dated as of the date hereof by and between Fifty Northern Avenue LLC and Fallon Cornerstone One MPD LLC, to be recorded.*

The following matters affect appurtenant rights under the Declaration of Covenants, Easements and Restrictions recorded on February 4, 2008 in Book 43059, Page 1, only:

19.                               Order of Conditions dated May 5, 1970 and recorded in Book 8363, Page 474 and Permit under G. L. c 130 s. 27A, dated January 27, 1971 and recorded in Book 8418, Page 471.

20.                               Order of Conditions issued by the Boston Conservation Commission DEP File Number 006-0973 dated June 18, 2003 and recorded in Book 34849, Page 62.

21.                               a. Order of Conditions issued by the Boston Conservation Commission DEP File Number 006-1111, dated May 21, 2007 and recorded in Book 42080, Page 107;

b. as affected by a Partial Certificate of Compliance, dated April 14, 2010, recorded in Book 46393, Page 161;

c. as affected by an Extension Permit for Orders of Conditions, dated March 24, 2010, recorded in Book 46393, Page 163;

d. as affected by an Amended Order of Conditions by the Boston Conservation Commission, dated June 7, 2010, recorded in Book 46588, Page 58.

22.                               Order of Conditions by the Conservation Commission of the City of Boston recorded on June 16, 2008 in Book 43677, Page 300..

23.                               a. Grant of Easement and Easement Agreement, dated as of February 28, 2008, by and between Fan Pier Development LLC, as Grantor, and Boston Water and Sewer Commission, recorded on March 25, 2008 in Book 43294, Page 257;

b. see also plan entitled, “Sewer & Water Easement Plan Fan Pier Development Northern Avenue, Boston, Massachusetts,” recorded as Plan No. 178 of 2008.;

24.                               Easement for Electric Service from Fan Pier Land Company to Boston Edison Company dated September 14, 2005 and recorded in Book 38054, Page 136.

25.                               Easement for Electric Service by Fan Pier Development LLC to NStar Electric Company, dated as of August 6, 2008, recorded in Book 44041, Page 107.

26.                               Easement for Gas Service by Fan Pier Development LLC to Boston Gas Company, dated as of January 27, 2009, recorded in Book 44549, Page 210.

27.                               Other below-grade utility easements as may be required to serve the Project so long as such easements do not materially and adversely affect Tenant’s rights under the Lease.

*Landlord shall provide Tenant with copies of these agreements as recorded and with the relevant recording information promptly following receipt by Landlord.

Project Approvals:

1.                                      The following documents submitted to the Executive Office of Environmental Affairs - MEPA Unit by Fan Pier Land Company (the “Prior Developer”) with respect to the Fan Pier Project:

Environmental Notification Form filed November 15, 1999;

Draft Environmental Impact Report filed April 18, 2000; and

Final Environmental Impact Report filed July 31, 2001 (“FEIR”).

2.                                      Certificate of the Secretary of Environmental Affairs (the “Secretary”) on the FEIR dated September 14, 2001.

3.                                      Request for Advisory Opinion dated November 17, 2007 submitted on behalf of Fan Pier Development LLC to the Secretary, and Advisory Opinion of the Secretary dated December 20, 2007 issued in response thereto.

4.                                      Determination of “no adverse effect” for the Fan Pier Project issued by the Massachusetts Historical Commission dated July 5, 2000.

5.                                      South Boston Waterfront District Municipal Harbor Plan submitted by the City of Boston and the Boston Redevelopment Authority (“BRA”) to the Secretary in July, 2000; Decision on the City of Boston’s South Boston Waterfront District Municipal Harbor Plan issued by the Secretary on December 6, 2000; Amendment to the City of Boston’s South Boston Waterfront District Municipal Harbor Plan submitted by the City of Boston and the Boston Redevelopment Authority to the Secretary in November, 2002; and Decision on the City of Boston’s South Boston Waterfront District Municipal Harbor Plan Amendment issued by the Secretary on December 31 2002.

6.                                      Application dated January 4, 2002 submitted on behalf of the Prior Developer to the Massachusetts Department of Environmental Protection (“DEP”) for a Consolidated Written Determination.

7.                                      Consolidated Written Determination dated June 28, 2002 (final decision dated November 21, 2002) issued by DEP for the Fan Pier Project (the “CWD”).

8.                                      Application dated September 8, 2008 by Fifty Northern Avenue LLC to DEP for a Chapter 91 License for Parcel A pursuant to the CWD, and the Chapter 91 License to be issued pursuant thereto.

9.                                      Development Plan for the Fan Pier Development, Planned Development Area #54 approved by the Boston Redevelopment Authority on November 14, 2001, and adopted by the Boston Zoning Commission on February 27, 2002, effective February 28, 2001, as amended by First Amendment to the Development Plan for the Fan Pier Development, Planned Development Area #54 approved by the Boston Redevelopment Authority on December 20, 2007, and adopted by the Boston Zoning Commission on January 30,

2008, effective January 30, 2008.

10.                               Map Amendment No. 397 approving the Development Plan and creating Planned Development Area special purpose overlay district No. 54 adopted by the Zoning Commission on February 27, 2002 and approved by the Mayor of the City of Boston on March 1, 2002.

11.                               Letter Agreement dated November 14, 2001 between the Prior Developer and the BRA with respect to, inter alia, affordable housing, as affected by Letter Agreement dated November 7, 2007 from the BRA to Fan Pier Development LLC regarding the revised Affordable Housing Plan for Fan Pier.

12.                               The following documents submitted to the BRA by the Prior Developer pursuant to Article 80, Subpart B, Large Project Review and Related Approvals, Sections 80B-1 through 80B-6 of the Boston Zoning Code:

Project Notification Form filed November 15, 1999;

Draft Project Impact Report filed April 18, 2000; and

Final Project Impact Report filed July 31, 2001 (“FPIR”).

13.                               Final Adequacy Determination for the Fan Pier Project issued by the BRA with respect to the FPIR on November 28, 2001.

14.                               Boston Civic Design Commission approval for Fan Pier Parcel A dated February 5, 2008.

15.                               Partial Certificate of Compliance and Partial Certification of Consistency for the Parcel A Project to be issued by the BRA to the Commissioner of the City of Boston Inspectional Service Department (“ISD”).

16.                               Building Permit to be issued by ISD for the Parcel A Project.

17.                               Letter dated October 10, 2007 from the Secretary of the Executive Office of Transportation to the Commissioner of ISD authorizing issuance of building permits for structures on Fan Pier under Massachusetts General Laws, Chapter 40, Section 54A.

18.                               Intentionally Omitted.

19.                               Votes of the City of Boston Public Improvement Commission adopted on October 25, 2007 as follows:

Approving the street names of Marina Park Drive, Bond Drive and Fan Pier Boulevard as private ways open to public travel

Approving the line and grade of Marina Park Drive, Bond Drive and Fan Pier Boulevard as private ways open to public travel;

Approving Specific Repairs to the public ways of Courthouse Way and Northern Avenue.

20.                               Votes of the City of Boston Public Improvement Commission adopted on March 24, 2011 as follows:

Approving the street names Liberty Drive and the extension of Fan Pier Boulevard from Bond Drive to Liberty Drive as private ways open to public travel;

Approving the line and grade of Liberty Drive and the extension of Fan Pier Boulevard from Bond Drive to Liberty Drive as private ways open to public travel;

Approving Specific Repairs to the public ways of Courthouse Way

Approving an earth retention system in Courthouse Way

21.                               Agreement Re: Non Exclusive Permit To Construct Temporary Earth Retention System And Temporary Support of Subsurface Construction (Fan Pier Project, Building A and Building F, Northern Avenue and Courthouse Way) dated October 25, 2007 by and between the City of Boston and Fan Pier Development LLC.

22.                               License, Maintenance and Indemnification Agreement, Petition By Fan Pier Development LLC for Approval of Specific Repairs (Northern Avenue and Courthouse Way), dated October 25, 2007 by and between the City of Boston by and through its Public Improvement Commission and Fan Pier Development LLC.

23.                               License, Maintenance and Indemnification Agreement, Petition By Fan Pier Development LLC for Approval of Marquee or Canopy (Northern Avenue) dated October 25, 2007 by and between the City of Boston by and through its Public Improvement Commission and Fan Pier Development LLC.

24.                               Agreement Re: Non Exclusive Permit To Construct Temporary Earth Retention System And Temporary Support of Subsurface Construction (Fan Pier Project, Building A and Building B, Courthouse Way) to be entered into by and between the City of Boston and. Fifty Northern Avenue LLC and Eleven Fan Pier Boulevard LLC.

25.                               License, Maintenance and Indemnification Agreement, Petition By Fan Pier Development LLC for Approval of Specific Repairs (Courthouse Way), to be entered into by and between the City of Boston and. Fifty Northern Avenue LLC and Eleven Fan Pier Boulevard LLC.

26.                               Parking Freeze Permit issued by the City of Boston Air Pollution Control Commission APCC ID # 32.00, 61.04c dated September 30, 2007, Revised December 12, 2007, authorized to be revised by the Commission at its meeting on April 13, 2011*.

27.                              Parking Freeze Permit to be issued by the City of Boston Air Pollution Control Commission for the Parcel A Project.

28.                               Determinations of No Hazard issued under the 2005-ANE-605-OE (Building A) dated September 16, 2005, as extended by extension dated March 7, 2007, as affected by Supplemental Notice dated September 7, 2008, and by various email correspondence with the FAA.

29.                               National Pollutant Discharge Elimination System General Permit for Storm Water Discharges from Construction Activities issued by the US Environmental Protection Agency (“EPA”), and the Storm Water Pollution Prevention Plan adopted in connection therewith.

30.                               NPDES General Permit MAG07000 (the “Dewatering General Permit”) and the Notice of Intent submitted by McPhail Associates, Inc. on behalf of Parcels A and B on April 25, 2011 to EPA for coverage under the Dewatering General Permit to the EPA, including without limitation the requirements to monitor discharges to insure that the discharges comply with the effluent and other limitations contained in the Dewatering General Permit.

31.                               Department of the Army Permit (Corps of Engineers) No. 2006-4108.

32.                               Application for 401 Water Quality Certification submitted by Fan Pier Development LLC to DEP, and 401 Water Quality Certification dated August 31, 2007 issued in response thereto.

33.                               Federal Consistency Certification dated October 2, 2007 issued by the Massachusetts Office of Coastal Zone Management.

Article 80 Agreements

1.                                      Development Impact Project Agreement for Parcel A Project at Fan Pier by and between Fifty Northern Avenue LLC and the Boston Redevelopment Authority (the “BRA”)*;

2.                                      Cooperation Agreement for Fan Pier Parcel A by and between Fifty Northern Avenue LLC and the BRA*;

3.                                      Transportation Access Plan Agreement by and between Fifty Northern Avenue LLC and the City of Boston, acting through its Transportation Department, which shall be substantially similar to the Transportation Access Plan Agreement for Parcel F dated August 5, 2008, by and between the City of Boston acting through its Transportation Department and Fallon Cornerstone One MPD LLC*.

4.                                      Boston Residents Construction Employment Plan for Fan Pier Parcel A by and among Fifty Northern Avenue LLC, the BRA, and Boston Employment Commission*;

5.                                      Memorandum of Understanding for Fan Pier Parcel A by and between Fifty Northern Avenue LLC and the City of Boston acting by and through its Economic Development and Industrial Commission Office of Jobs and Community Services*; and

6.                                      First Source Agreement for Fan Pier Parcel A by and between Fifty Northern Avenue LLC and the City of Boston acting by and through its Economic Development and Industrial Commission/Office of Jobs and Community Services.*

*Landlord shall provide Tenant with copies of these agreements as fully executed or issued, as applicable, promptly following receipt by Landlord.

EXHIBIT 2.01(g)

SCHEDULE OF REIMBURSABLE EXPENSES

EXHIBIT 3.01(a)

FORM OF CONFIRMATION OF
COMMENCEMENT DATE

Reference is made to the Lease for Parcel A, Fan Pier, Boston, Massachusetts dated                                between Fifty Northern Avenue LLC, as landlord, and Vertex Pharmaceuticals Incorporated, as tenant (the “Lease”). The terms listed below are used as defined in the Lease.

Landlord and Tenant confirm the following:

Commencement Date for             Phase:

[If applicable: Final Commencement Date:                                       ]

[If applicable: Expiration of Initial Term:                                          ]

LANDLORD:

FIFTY NORTHERN AVENUE LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 3.03(b)

PARCEL B AND E DESCRIPTION

PARCEL B

A certain parcel of land located northeasterly of Northern Avenue in Boston, Massachusetts, bounded and described as follows:

Beginning at the southwest corner of the herein described parcel, said corner is located N 31°53’11”E, a distance of 252.00 feet from the northeasterly sideline of Northern Avenue;

Thence continuing N 31°53’11”E, a distance of 172.00 feet;

Thence turning and running S 58°06’49”E, a distance of 230.50 feet by Subsurface Parcel B;

Thence turning and running S 31°53’11”W, a distance of 172.00 feet by Subsurface Parcel B;

Thence turning and running N 58°06’49”W, a distance of 230.50 feet by Subsurface Parcel B to the point of beginning.

The above described parcel contains an area of about 39,646 square feet and is shown as Parcel B on a plan titled “Subdivision Plan of Land, Fan Pier, Northern Avenue, Boston, Massachusetts” dated April 15, 2011, prepared by Nitsch Engineering, Inc.

SUBSURFACE PARCEL B

A certain parcel of land located northeasterly of Northern Avenue in Boston, Massachusetts, bounded and described as follows:

Beginning at the southwest corner of the herein described parcel, said corner is located N 31°53’11”E, a distance of 223.25 feet from the northeasterly sideline of Northern Avenue;

Thence continuing N 31°53’11”E, a distance of 28.75 feet;

Thence turning and running S 58°06’49”E, a distance of 230.50 feet by Parcel B;

Thence turning and running N 31°53’11”E, a distance of 172.00 feet by Parcel B;

Thence turning and running N 58°06’49”W, a distance of 230.50 feet by Parcel B;

Thence turning and running N 31°53’11”E, a distance of 40.00 feet;

Thence turning and running S 58°06’49”E, a distance of 273.00 feet;

Thence turning and running S 31°53’11”W, a distance of 214.50 feet by Subsurface Parcel E;

Thence turning and running N 58°06’49”W, a distance of 17.00 feet by Subsurface Parcel F;

Thence turning and running S 31°53’11”W, a distance of 26.25 feet by Subsurface Parcel F;

Thence turning and running N 58°06’49”W, a distance of 256.00 feet by Subsurface Parcel A to the point of beginning.

The above described parcel has an upper limit that ends at Elevation 15.67 (Boston City Base), contains an area of about 25,632 square feet and is shown as Subsurface Parcel B on a plan titled “Subdivision Plan of Land, Fan Pier, Northern Avenue, Boston, Massachusetts” dated April 15, 2011, prepared by Nitsch Engineering, Inc.

AIR SPACE PARCEL B

A certain parcel of land located northeasterly of Northern Avenue in Boston, Massachusetts, bounded and described as follows:

Beginning at a point of the northerly line of Parcel A, said point being S 58°06’49”E, a distance of 84.08 feet from the northwest corner of Parcel A and being the southwest corner of the herein described parcel;

Thence turning and running N 31°53’11”E, a distance of 42.00 feet to a point on the southerly line of Parcel B;

Thence turning and running S 58°06’49”E, a distance of 12.75 feet along said line of Parcel B;

Thence turning and running S 31°53’11”W, a distance of 42.00 feet to a point on the northerly line of Parcel A;

Thence turning and running N 58°06’49”W, a distance of 12.75 feet by said line of Parcel A to the point of beginning.

The above described parcel begins at elevation 72.75, Boston City Base, and extends to Elevation 110.42 Boston City Base, contains an area of about 536 square feet and is shown as Air Space Parcel B on a plan titled “Subdivision Plan of Land, Fan Pier, Northern Avenue, Boston, Massachusetts” dated April 15, 2011, prepared by Nitsch Engineering, Inc.

PARCEL E

A certain parcel of land located northeasterly of Northern Avenue in Boston, Massachusetts, bounded and described as follows:

Beginning at the at southwest corner of the herein described parcel, said point being N 31°53’11”E, a distance of 252.00 feet from the northeasterly sideline of Northern Avenue at a point S 58°06’49”E, a distance of 307.97 feet along said sideline of Northern Avenue from the intersection of the southeasterly sideline of Courthouse Way;

Thence running N 31°53’11”E, a distance of 172.00 feet by Subsurface Parcel E;

Thence turning and running S 58°06’49”E, a distance of 136.99 feet by Subsurface Parcel E;

Thence turning and running S 31°53’11”W, a distance of 172.00 feet by Subsurface Parcel E;

Thence running and running N 58°06’49”W, a distance of 136.99 feet by Subsurface Parcel E to the point of beginning.

The above described parcel contains an area of about 23,561 square feet and is shown as Parcel E on a plan titled “Subdivision Plan of Land, Fan Pier, Northern Avenue, Boston, Massachusetts” dated April 15, 2011, prepared by Nitsch Engineering, Inc.

SUBSURFACE PARCEL E

A certain parcel of land located northeasterly of Northern Avenue in Boston, Massachusetts, bounded and described as follows:

Beginning at a point on the northerly line of Subsurface Parcel F, said point being S 58°06’49”E, a distance of 17.00 feet from the northwest corner of Subsurface Parcel F and being the southwest corner of the herein described parcel;

thence turning and running N 31°53’11”E, a distance of 214.50 feet by Subsurface Parcel B;

thence turning and running S 58°06’49”E, a distance of 199.51 feet;

thence turning and running S 31°53’11”W, a distance of 214.50 feet;

thence turning and running N 58°06’49”W, a distance of 199.51 feet by Subsurface Parcel F to the point of beginning.

Excluded from the above described parcel is Parcel E shown on the aforementioned plan.

The above described parcel has an upper limit that ends at elevation 15.67, Boston City Base, contains an area of about 19,233 square feet and is shown as Subsurface Parcel E on a plan titled “Subdivision Plan of Land, Fan Pier, Northern Avenue, Boston, Massachusetts” dated April 15, 2011, prepared by Nitsch Engineering, Inc.

EXHIBIT 9.01

RULES AND REGULATIONS

1.                                      The common entrances, lobbies, elevators, sidewalks, and stairways of the Building and the Property shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Building.

2.                                      Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Building at Landlord’s expense, unless such study reveals that Tenant has exceeded the floor loads, in which case Tenant shall pay the cost of such survey.

3.                                      Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside of the Building. Bicycles shall not be left unattended in common areas of the Building or Property except in designated areas.

4.                                      The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passage ways or other public places in the Building, shall not be covered or obstructed by Tenant except as permitted pursuant to approved Construction Documents. Tenant shall not place objects against glass partitions or doors, or windows or adjacent to any common space, that would be unsightly from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5.                                      Tenant shall not make noises, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or that would be in violation of applicable Legal Requirements or detectible in any material respect outside of the Premises.

6.                                      No awning or other projections shall be attached to the outside walls or windows. Except as otherwise permitted in the Lease, no curtains, blinds, shades, screens or signs, other than those, if any, specified by Landlord, shall be attached to, hung in, or used in connection with any exterior window or door of the Building without the prior written consent of Landlord.

7.                                      Tenant shall keep its doors locked and other means of entry to its space in the Building closed and secured.

8.                                      The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

9.                                      Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

10.                               No smoking is permitted in the Building.

11.                               All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description through any Building common areas must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. There shall not be used in any common areas of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

12.                               Tenant shall not disturb, solicit or canvas any owners or occupants of any adjacent properties and shall cooperate to prevent same.

13.                               No person shall go on the roof of the Property without Landlord’s permission except to perform Tenant’s obligations, or to exercise Tenant’s rights, under the Lease.

14.                               Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing a program of inspections, tests and maintenance system including weekly visual inspection of all sprinkler system valves on or within the Premises, quarterly and annual inspections and tests of the devices by licensed third party professionals, and periodic training of personnel responsible for the system.

15.                               In the event of any conflict between the provisions of these Rules and Regulations and the provisions of the Lease, the provisions of the Lease shall govern. Wherever Landlord’s consent is required under these Rules and Regulations, such consent shall not be unreasonably withheld conditioned, or delayed. These Rules and Regulations shall not be enforced in a discriminatory manner against Tenant.

EXHIBIT 9.04

ENVIRONMENTAL REPORTS

Reports prepared by Haley & Aldrich, Inc. as follows:

1.                                      Preliminary Geotechnical Evaluations for The Proposed Development of Piers 1, 2 and 3, South Boston, Massachusetts, dated October 1984.

2.                                      Phase I Geotechnical Data Report, Fan Pier Development, South Boston, Massachusetts dated April 30, 1986.

3.                                      Report on Preliminary Characterization of Soil, Proposed Fan Pier Development, Northern Avenue, Boston, Massachusetts dated February, 2000.

4.                                      Phase II Comprehensive Site Assessment Report and Response Action Outcome Statement, Fan Pier, South Boston, Massachusetts RTN-19647 dated June 17, 2004.

Reports prepared by McPhail Associates, Inc. as follows:

Entire Fan Pier Site

Phase I Environmental Site Assessment, 28 - 120 Northern Avenue, October 7, 2005.

Fan Pier Cove

1.                                      Marine Sediment Sampling Plan, Fan Pier Cove, November 1, 2007.

2.                                      Results of Marine Sediment Sampling — Fan Pier Cove, January 7, 2008.

3.                                      Geotechnical Data Report, Fan Pier Cove, January 8, 2008.

Parcel A

1.                                      Soil Management Plan, Fan Pier - Parcel A, April 1, 2011.

2.                                      Foundation Engineering Report, Fan Pier - Parcel A, March 10, 2011.

EXHIBIT 9.05

RETAIL SIGNAGE

varies
sign type A
3'
sign type B
3'
blade sign
type D
3'
+/- 4'
+/-14'
+/- 10' 6"
4'
+/- 3' 3 "
sign type C

50 Northern Avenue - Proposed Retail Signage Locations

EXHIBIT 10.03

WORK LETTER

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to said terms in the Lease to which this Work Letter is attached as Exhibit 10.03. This Work Letter is expressly subject to the provisions of the Lease and supplements the Lease. The provisions herein should be read consistently with the Lease, provided, however, in the event of any inconsistency between this Work Letter and the Lease, the terms and conditions of the Lease shall, in all instances, and for all purposes, control.

ATTACHMENTS:

Attachment 1 - Base Building Work Plans (Including Allocation of Responsibility and Tenant’s Base Building Work)
Attachment 2 - Critical Dates
Attachment 3 - Construction Schedule

ARTICLE 1

Definitions

1.01.                     Definitions. The following terms shall have the meanings indicated or referred to below:

“Agreed Tenant Delay” — See Section 4.01.

“Base Building Work” means the base building shell and core, base building mechanical systems and site work contemplated by the Base Building Work Plans, subject to Permitted Base Building Changes.

“Base Building Work Plans” see Section 3.01.

“Base Building Work Change” see Section 8.01.

“Base Building Work Change Notice” see Section 8.01.

“Base Price” — See Section 11.01.

“BPC Documents” means Construction Documents (as defined in Section 10.05 of the Lease, and which shall meet the requirements set forth as Exhibit 10.05(b) to the Lease) that are 100% complete and sufficient for the determination of the guaranteed maximum price of the Finish Work as well as for obtaining a building permit from the City of Boston Inspectional Services Department.

“BBW Architect” means Tsoi/Kobus & Associates, Inc.

“Construction Lender” — See Section 15.1.

“Construction Loan” — See Section 15.1.

“Construction Schedule” — See Section 7.04.

“Critical Dates” means the design and construction milestones set forth on Attachment 2 attached hereto.

“Delay” means a Tenant Delay or a Landlord Delay.

“Development Fee” — See Section 11.05.

“Direct Costs” — See Section 11.05.

“Dispute” — See Section 14.01.

“Final Punchlist” — See Section 13.01.

“Finish Work” — See Section 4.01.

“Finish Work Allowance” — See Section 11.01.

“Finish Work Change” — See Section 8.03.

“Finish Work Reconciliation Statement” — See Section 11.06.

“FF&E” — See Section 4.01.

“FF&E Work” — See Section 4.01.

“FW Architect” — See Section 2.01.

“FW Plans” — See Section 4.01.

“Hard Costs” — See Section 11.01.

“Landlord Delay” — See Section 12.02.

“Landlord’s Authorized Representative” — See Section 2.03.

“Landlord’s MEP Engineer” means AHA Consulting Engineers, Inc..

“Landlord’s Structural Engineer” means McNamara/Salvia, Inc..

“Landlord Work” — means the Finish Work and the Base Building Work.

“Occupancy Documentation” — See Section 9.01.

“Permitted Base Building Changes” — See Section 8.01.

“Phase” and “Phasing” — See Section 4.07 of the Lease.

“Phasing Premium” — See Section 11.01.

“Phasing Schedule” — See Section 11.01.

“Qualified Arbitrator” means an independent third party real estate professional with at least twenty (20) years of experience in disputes involving the design and construction of multi-tenant, first-class, office and laboratory developments that has not worked for either party or its affiliates at any time during the prior five (5) years.

“Soft Costs” — See Section 11.01.

“Space Plan” — See Section 4.01.

“Substantial Completion” — See Section 12.01.

“Tenant’s Architect” means a licensed architect reasonably approved by Landlord.

“Tenant Delay” — See Section 12.02.

“Tenant’s Authorized Representative” — See Section 2.03.

“Tenant’s BBW” — See Section 11.01.

ARTICLE 2

Engagement of Architect and Engineers; and Tenant’s
and Landlord’s Representative

2.01.                     Landlord has engaged the BBW Architect for the Base Building Work. The BBW Architect has retained Landlord’s MEP Engineer as the electrical, fire protection, and mechanical engineer and Landlord’s Structural Engineer as the structural engineer in connection with the design of the Base Building Work.

2.02.                     Landlord shall retain an architect (the “FW Architect”) for the Finish Work. Tenant shall have the right to approve (such approval not to be unreasonably withheld, conditioned or delayed) the identity of the FW Architect. Tenant acknowledges that any of Tsoi/Kobus & Associates, Elkus-Manfredi Associates, Ltd., or ARC/Architectural Resources Cambridge are hereby deemed approved for such purpose. Landlord shall issue a mutually agreed-upon Request for Proposals with respect to the selection of the FW Architect and the parties shall collaborate on review of proposals received by the Landlord. Tenant shall approve the FW Architect no later than the Critical Date for such approval set forth on Attachment 2. The FW Architect shall retain Landlord’s MEP Engineer and, if necessary due to the nature of the Finish Work (as defined below), will retain Landlord’s Structural Engineer in connection with the design of the Finish Work. Even though such architect and engineers may have been otherwise engaged by Landlord in connection with the Building, Tenant shall be responsible for the expenses of all architectural and engineering services relating to the Finish Work (subject to reimbursement from the Finish Work Allowance as provided in Section 11.01). The FW Architect and engineers will comply with the provisions of this Exhibit 10.03, including without limitation the Critical Dates.

2.03.                     Landlord shall engage the services of the BBW Architect and the FW Architect, respectively, under contracts that properly allocate the design responsibilities to each of the respective architects, and to ensure that the construction of the Base Building Work and Finish Work are well coordinated. Tenant shall have the right to review and approve the architectural contract for the Finish Work prior to execution, which approval shall not be unreasonably withheld or conditioned and shall be deemed granted if not given or withheld with specific explanation within five (5) business days following Landlord’s delivery of the proposed contract to Tenant. It is intended by the parties that the preparation of the FW Architect’s contract shall take into account the terms of the BBW Architect’s contract so as to avert gaps or inconsistent standards and requirements. In the event that Tenant timely and reasonably objects to any matters in the proposed FW Architect’s contract, Landlord and Tenant shall attempt to resolve such objections and in the event any such objection is not resolved within ten (10) business days following Tenant’s objection, such unresolved matters shall constitute a Dispute which shall be resolved pursuant to Article 14 of this Work Letter. Landlord’s agreement with the FW Architect shall require the FW Architect to incorporate the Landlord’s MEP Engineer and the Landlord’s Structural Engineer into its team and to work closely with such parties so as to ensure coordination of the complete design package. If Landlord should elect to replace the BBW Architect, Landlord’s MEP Engineer, Landlord’s Structural Engineer, or the FW Architect and engage a replacement architect or engineer to fulfill the responsibilities contemplated to be undertaken by the respective architect or engineer on behalf of Landlord (the parties hereby agreeing that such a replacement of an architect or engineer will not be implemented without good cause), the identity of the replacement shall be subject to the Tenant’s approval, which shall not be unreasonably withheld or delayed. Tenant may request in writing the replacement of the FW Architect provided Tenant has good cause to do so, in which event, if Landlord consents, Landlord shall follow the process set forth in the preceding sentence. If Landlord does not consent to replacement of the FW Architect, the parties shall attempt to resolve such dispute and, in the event such dispute is not resolved within ten (10) business days following Tenant’s request, such unresolved matters shall constitute a Dispute which shall be resolved pursuant to Article 14 of this Work Letter. In no event may Tenant request the replacement of the FW Architect prior to the later of (i) commencement of the FW Architect’s construction administration duties under the FW Architect’s contract and (ii) the FW Architect’s performance of its duties necessary for the issuance of a building permit for the Finish Work. The parties shall cooperate to provide information to each other regarding the design of the Base Building Work and Finish Work, respectively, as they progress, including by inviting each other to regularly scheduled design team meetings.

2.04.                     Alfred Vaz is Tenant’s Authorized Representative and shall have full power and authority to act on behalf of Tenant on any matters relating to Finish Work. Tenant may name a replacement Authorized Representative from time to time by written notice to Landlord making reference to this Exhibit 10.03. Richard Martini is Landlord’s Authorized Representative and shall have full power and authority to act on behalf of Landlord on any matters relating to Landlord Work. Landlord may name a replacement Landlord’s Authorized Representative from time to time by written notice to Tenant making reference to this Exhibit 10.03.

ARTICLE 3

Base Building Work Plans and Specifications

3.01.                     BBW Architect has prepared, and Tenant has approved, the Guaranteed Maximum Price and Permit Set of plans and the allocation of responsibility listed on Attachment 1 to this Exhibit 10.03 (collectively, and as they may be further developed into construction documents and/or revised pursuant to this Work Letter, the “Base Building Work Plans”). The Base Building Work shall be further described in final construction documents, which construction documents shall be consistent with a first class office and laboratory building and Attachment 1 (subject to changes not requiring Tenant’s approval pursuant to Section 8.01, below, and changes otherwise approved by Tenant in accordance with this Work Letter). Landlord shall provide Tenant with copies of the construction documents for Tenant’s review, comment and, to the extent applicable under Section 8.01, approval prior to finalization by Landlord. Tenant shall review, comment upon (if desired) and approve to the extent provided in Section 8.01 such plans by written notice in sufficient detail for Landlord to be able to reply, within ten (10) business days following the delivery of such plans to Tenant. If Tenant fails to review, comment and/or approve such plans within such ten (10) business day period, then Tenant shall be deemed to have waived its right to comment and/or approve, as applicable. Nothing in the preceding two sentences shall be deemed to provide Tenant with a right to approve such construction documents except to the extent that Base Building Work Changes require Tenant’s approval pursuant to Section 8.01. Landlord shall endeavor to provide Tenant with copies of changes to the Base Building Work Plans as such changes are made, subject to the provisions of Section 8.01. Landlord represents and warrants that, upon completion of the Base Building Work, the Building and the common facilities serving the Building shall be in compliance with all applicable laws, codes, ordinances, rules and regulations, including without limitation the Americans with Disabilities Act, but such representation excludes other tenant improvements being constructed by or on behalf of other tenants at the Property and the design and construction of the FF&E Work (it being acknowledged that neither Landlord nor Tenant is responsible for the compliance of the Building, and common facilities serving the Building, with all applicable laws, codes, ordinances, rules and regulations to the extent that any noncompliance is caused by such other tenant’s work). Landlord shall take commercially reasonable efforts to enforce any applicable lease provisions to cause any other tenants at the Building to comply with such laws, codes, ordinances, rules and regulations and promptly correct any such noncompliance prior to the Commencement Date.

ARTICLE 4

Finish Work Plans and Specifications

4.01.                     Tenant shall prepare the program for the design of the Finish Work (“Tenant’s Program”) for the initial improvements to the entire Premises necessary to make the entire Premises ready for Tenant’s occupancy and as contemplated by the allocation of responsibility attached as Attachment 1 to this Exhibit 10.03 (the “Finish Work”) for use by the FW Architect in developing the FW Plans, such Tenant’s Program to be produced no later than the Critical Date set forth on Attachment 2. The FW Architect shall prepare, at Tenant’s expense (subject to the Finish Work Allowance as provided in Section 11.01) Schematic Drawings, Design Development Documents and the BPC Documents that are reasonably consistent with the Tenant’s Program and any interim plans and specifications previously approved by Tenant, as further set forth below. For purposes of this Work Letter, any interim plans and specifications submitted to Tenant for approval and the BPC Documents prepared by the FW Architect for the Finish Work are referred to herein as “FW Plans”. The Finish Work does not include any installation of Tenant’s trade fixtures, technology equipment, furniture, special equipment, and the like (the “FF&E”). The installation of Tenant’s FF&E (the “FF&E Work”) shall be performed by Tenant pursuant to Article 9, below. FW Plans shall be submitted by Landlord to

Tenant for Tenant’s review and approval pursuant to the Critical Dates as set forth on Attachment 2; Landlord’s approval of Tenant’s Program and Tenant’s approval of the FW Plans shall signify only the party’s consent to the Finish Work shown and shall not result in any responsibility of Landlord (with respect to Tenant’s Program) or Tenant (with respect to all other FW Plans) concerning compliance of the Finish Work with laws, regulations, or codes, or coordination with any component or system of the Building, all of which shall be the sole responsibility of Tenant (with respect to Tenant’s Program ) and Landlord (with respect to all other FW Plans).

Tenant shall review and approve, or disapprove by written notice in sufficient detail for Landlord to be able to reply, within ten (10) business days following delivery of any FW Plans to Tenant by Landlord, including without limitation the BPC Documents. The schematic design documents for the Finish Work and any subsequently submitted plans and specifications for the Finish Work must comply with the intent of Tenant’s Program, as affected by any modifications reasonably necessary to comply with Legal Requirements and to be compatible with the Base Building Work. If Tenant fails to review and approve, or disapprove by written notice in sufficient detail for Landlord to be able to reply within such ten (10) business days, FW Plans properly submitted to Tenant for approval by Tenant hereunder pursuant to the Critical Dates (provided that such submittal by Landlord was accompanied by a cover letter with a statement, in bold and prominent print and referencing this Section 4.01, stating that failure to respond may result in deemed approval), and Landlord transmits a second, subsequent written notice, and Tenant shall fail to reply within an additional five (5) business day period following delivery of such second, subsequent written notice, then Tenant shall be deemed to have approved such FW Plans. All approvals, inspections, and requirements of Tenant with respect to the FW Plans and Finish Work shall be for Tenant’s benefit only, may not be relied on by Landlord, and shall not affect Landlord’s responsibility for the same. Simultaneously with its approval of the BPC Documents for the Finish Work, Tenant shall, as a Finish Work Change, notify Landlord of Tenant’s proposed schedule for phased occupancy of the Premises, if any, in writing with reasonable detail sufficient for the bidding of the Finish Work in a manner that will allow delivery of the Landlord Work in accordance with such schedule, and with all material aspects of such phasing schedule included therein.

Tenant has no obligation to approve any Finish Work not consistent with Tenant’s Program or FW Plans previously approved by Tenant or reasonably inferable therefrom, other than inconsistencies resulting from changes necessary to make the Finish Work comply with Legal Requirements or compatible with the Base Building Work. Landlord has no obligation to approve any Finish Work Changes requested by Tenant if, in Landlord’s reasonable judgment, such Finish Work Changes (i) would delay completion of any of the Landlord Work or cause Landlord to miss any Critical Date unless Tenant agrees in writing that such work constitutes an Agreed Tenant Delay and Landlord and Tenant agree in writing to the amount of time of such Agreed Tenant Delay (Landlord having no obligation to agree to any such delays to the extent such delays in completion of the Base Building Work exceed thirty (30) days in the aggregate or otherwise delay Landlord from obtaining a building permit for the Landlord Work beyond the date Landlord is obligated to obtain the same pursuant to this Lease, or cause Landlord to miss any deadline set forth in Landlord’s construction loan, in each case as determined by Landlord in its reasonable discretion); (ii) would materially increase the cost of operating the Building or increase the cost of performing any other work in the Building, unless in each case Tenant agrees to pay such costs, (iii) is incompatible with, or adversely affects, the design, function, quality, equipment, structural integrity, or systems of the Building, or otherwise is not fully coordinated with the Base Building Work, (iv) is inconsistent with the construction of tenant improvements in a long term large-user, first class office and laboratory lease, (v) requires a change in the Base Building Work, (vi) causes the Base Building Work to violate any Legal Requirement, or (vii) otherwise does not comply with the provisions of this Lease (including, without limitation, Section 10.05). By its execution of the Lease, and its submission of the Tenant Program and Finish Work Changes, Tenant will be deemed to have approved of, and shall be legally responsible for, such Tenant Program and Finish Work Changes. Notwithstanding the foregoing or anything herein to the contrary, if, following the date for Tenant’s approval of Tenant’s Long Lead Package (as set forth in the Critical Dates) any Finish Work or Finish Work Change reasonably specifies a long lead item, such as custom cabinetry or a piece of specialized equipment, that Landlord reasonably determines could not be delivered and installed in a manner consistent with the completion of the applicable portion of the Finish Work by the Estimated Commencement Date and Landlord notifies Tenant of such fact promptly after such long lead item is identified by Landlord, which notification shall be no later than forty-five (45) days following Tenant approval of the BPC Documents, then such long lead item may be completed by Landlord following the date of Substantial Completion based on an installation schedule reasonably determined by Landlord without constituting a Landlord or Tenant Delay hereunder or otherwise delaying the occurrence of the Commencement Date. Landlord shall cooperate with Tenant to assist Tenant in identifying any such long lead items as Tenant’s design progresses and, subject to the provisions of this Work Letter, Tenant shall be permitted to substitute or delete such item for the purposes of completing the applicable portion of the Finish Work by the applicable Critical Dates.

ARTICLE 5

Engagement of Contractor

5.01.                     Tenant shall have the right to approve (such approval not to be unreasonably withheld, conditioned or delayed) the identity of the general contractor for the Base Building Work, which contractor shall be retained pursuant to a construction contract with Landlord. Tenant acknowledges that any of Turner Construction Company, Walsh Construction, Skanska Building (USA), or John Moriarty & Associates are hereby deemed approved for such purpose. Landlord shall endeavor to provide that, under the terms of Landlord’s construction contract, the contractor shall take remedial action to correct material delays in the progress of the construction of Base Building Work (as measured in relation to certain milestones to be identified in such contract) to the extent that such delays are within the reasonable control of the contractor. If such a provision is included in the construction contract, Landlord shall use good faith, commercially reasonable efforts to enforce the rights described in the immediately preceding sentence.

5.02.                     Landlord shall retain a general contractor to construct the Finish Work that is reasonably approved by Tenant for such purpose (Tenant agreeing that any of Turner Construction Company, Walsh Construction, or John Moriarty & Associates are hereby deemed approved). Tenant shall have the right to review and approve the construction contract for the

Finish Work, which approval shall not be unreasonably withheld or conditioned and shall be deemed granted if not given or withheld with specific explanation within five (5) business days following Landlord’s delivery of the proposed contract to Tenant. Such contract shall provide that the contractor must take remedial action to correct material delays in the progress of the construction of Finish Work (as measured in relation to certain milestones to be identified in such contract) to the extent that such delays are within the reasonable control of the contractor. Landlord shall use good faith, commercially reasonable efforts to enforce the rights described in the immediately preceding sentence. Tenant, acting through Landlord, shall, to the extent such contract requires approval of the use of contingency, have the right to reasonably approve the contractor’s use of the contingency under the construction contract for the Finish Work to ensure that the contingency is first applied to matters other than those arising out of Tenant Delay, Finish Work Changes, or change orders for which Landlord is responsible under this Lease.

ARTICLE 6

Construction of the Base Building Work

6.01.                     Landlord shall perform Base Building Work in a good and workmanlike manner, using new materials of first quality, and in accordance with applicable laws and all applicable ordinances, orders and regulations of governmental authorities. The Base Building Work shall be at Landlord’s sole cost and expense except as set forth in this Exhibit 10.03 and shall be performed substantially in accordance with the Base Building Work Plans.

From time to time during the construction of the Base Building Work, Landlord shall allow Tenant’s authorized representatives to review and make copies of plans and specifications including all changes thereto and generally to review the progress of Landlord Work. Such reviews shall be scheduled so as not to interfere with the conduct of Landlord Work. Tenant shall have the right, subject to reasonable protocols established by Landlord, to have representatives of Tenant attend project meetings relating to the Base Building Work (which meetings shall be held at reasonable intervals, taking into consideration the status of design and construction).

6.02.                     The Base Building Work has been registered to qualify for Leadership in Energy and Environmental Design (“LEED”) Core & Shell status as established by the U.S. Green Council based on the LEED Core & Shell standards in effect as of the date of such registration. Landlord will use commercially reasonable efforts to obtain LEED Core & Shell certification upon completion of the Base Building Work; Tenant acknowledging that it shall not be a default of Landlord hereunder if the Building does not obtain such certification so long as Landlord files an application for certification in good faith and in compliance with the terms of the LEED program. Any Tenant Work, and the design of the Finish Work, shall comply with the standards necessary to maintain the applicable LEED Core & Shell certification of the Building.

ARTICLE 7

Construction of the Finish Work

7.01.                     Landlord shall cause the Finish Work to be constructed at Tenant’s sole cost and expense (subject to reimbursement from the Finish Work Allowance to the extent applicable and subject to exclusion of certain costs as expressly set forth in this Work Letter) in accordance with, and subject to, the provisions of this Work Letter. Landlord shall not be responsible for any aspects of the design of Tenant’s Program. Landlord shall not charge any supervisory or management fees with respect to the Finish Work other than the Development Fee.

At all times, Tenant will act promptly (and in any case within five (5) business days following delivery of written notice from Landlord unless expressly provided otherwise herein) on any construction-related questions or matters, including without limitation requests for information, product and material submittals, shop drawings, final color approvals and substitutions, and LEED, commissioning, balancing and testing related correspondence and questions.

7.02.                     Landlord shall cause the construction of the Finish Work to occur in a good and workmanlike manner substantially in accordance with the BPC Documents, and using new materials of first quality. Landlord shall use reasonable efforts to cause the Finish Work to be constructed in accordance with the Construction Schedule; provided, however, that Tenant’s sole rights and remedies for Landlord’s failure to do so are as set forth in Section 3.01 of the Lease. Landlord is authorized to proceed with the Finish Work shown on the final, approved BPC Documents, on the date that is ten (10) days after Landlord first delivers the Base Price to Tenant. With respect to Finish Work Changes (as defined in Section 8.03) submitted after Landlord is initially authorized (or deemed authorized) to proceed with Finish Work, Landlord shall be deemed authorized to proceed with such Finish Work Change upon approval thereof by Landlord without further notice to or from Tenant.

7.03.                     Landlord shall cause FW Architect to inspect the Finish Work periodically as appropriate to the stage of construction, but in any event no less often than weekly, as it progresses and to sign off on each requisition by the Finish Work contractor contemporaneously with Landlord’s review and approval of such requisition. FW Architect’s acceptance of Finish Work shall be deemed conclusive on behalf of Tenant. Tenant shall have the right to attend the meetings in which such requisition is reviewed by Landlord and the FW Architect, and, from the date of this Lease through the completion of payment to the general contractor, architects and engineers related to the Base Building Work and the Finish Work, Landlord will provide to Tenant within five (5) days after each month end (or if not received by such time by Landlord, then Landlord’s reasonable estimate as to such costs) with documentation of the hard costs of constructing, and soft costs for architectural, engineering and other consulting services for the design of, the Base Building Work and the Finish Work, including a copy of each approved AIA form G702 and G703 requisition for payment submitted by the contractor, and copies of invoices referenced therein to the extent requested by Tenant following approval of such requisition by the BBW Architect or FW Architect, as applicable, together with invoices submitted by architects and engineers.

7.04.                     A preliminary construction schedule for the completion of the Landlord Work is attached hereto as Attachment 3 (the “Construction Schedule”). The Construction Schedule may be revised from time to time by Landlord with reasonable notice to Tenant as necessary for Landlord to Substantially Complete the Landlord Work in accordance with the Critical Dates or to reflect actual construction progress (nothing in this sentence, however, being deemed to permit Landlord to extend the Critical Dates except as may be reasonably approved by Tenant or otherwise permitted pursuant to the express terms of this Work Letter, or to give Tenant less than 60 days to complete the FF&E Work); any such revision of the Construction Schedule whether or not reasonably approved by Tenant shall be independent of Tenant’s rights and remedies for Landlord’s failure to Substantially Complete the Landlord Work by the Estimated Commencement Date as set forth in the Lease (subject to Tenant Delay and other limitations as set forth in the Lease), otherwise comply with timeframes set forth in the Lease or this Work Letter, or meet the Critical Dates (as they may be modified with Tenant’s reasonable approval or as permitted pursuant to the express terms of this Work Letter).

7.05.                     Prior to the bidding of the Finish Work establishing the Base Price, Landlord and Tenant shall determine whether Landlord, Tenant, or the general contractor shall carry the so-called “builder’s risk” insurance on the Finish Work and the amount of any deductibles to be carried (which shall be commercially reasonable). The cost of such insurance and any such deductibles shall be includable as a Direct Cost (as defined in Section 11.05, below) if and to the extent incurred by Landlord or contractor and, for the purposes of crediting any Governmental Incentives received by Landlord, shall be considered a payment of Excess Costs by Tenant if and to the extent incurred by Tenant. Regardless of who carries the builder’s risk coverage, Landlord and Tenant shall each be identified as additional insureds and loss payees to the extent of their interests (except to the extent that either Landlord or Tenant is the named insured, as applicable).

7.06.                     Tenant may require that the FW Architect’s contract provide for the Finish Work to be designed to qualify for then-applicable Leadership in Energy and Environmental Design (“LEED”) Commercial Interior status as established by the U.S. Green Council based on the LEED Commercial Interior standards. If Tenant makes such election in writing during the course of reviewing and approving the FW Architect’s contract, then Landlord will use commercially reasonable efforts to obtain LEED Commercial Interior registration of the Finish Work (such efforts to be a Direct Cost). Tenant acknowledges that it shall not be a default of Landlord hereunder if the Premises does not obtain such registration or any subsequent LEED certification so long as Landlord files an application for registration or, if applicable, certification in good faith and in compliance with the terms of the LEED program. The design and construction of the Landlord Work shall comply with the standards necessary to maintain the applicable LEED Commercial Interior certification of the Premises, if any, and, if Tenant does not elect to pursue LEED Commercial Interior status for the Finish Work, then Landlord and Tenant shall cooperate to see that the design of the Finish Work is, to the extent feasible, used to enhance the LEED designation of the Base Building Work (i.e. by the allocation of applicable Finish Work items to the rating system checklist conditions necessary for the Building to obtain a LEED determination of a higher level, such allocation being solely for the purposes of obtaining such higher LEED designation and not to shift Finish Work to Base Building Work).

ARTICLE 8

Changes in the Work

8.01.                     Tenant shall have the right to approve any material changes in the Base Building Work Plans (“Base Building Changes”), which approval shall not be unreasonably withheld, conditioned or delayed and is subject to the provisions of Section 3.01, above, and this Section  8.01. Notwithstanding the foregoing to the contrary, in no event shall Tenant have the right to disapprove any Base Building Changes that (x) are required to comply with Legal Requirements (including without limitation to conform the design to The Commonwealth of Massachusetts State Building Code, 7th/8th (as applicable) Edition) or interpretations of Legal Requirements by municipal authorities having jurisdiction over the Landlord Work or (y) affect only the retail portion of the Building (collectively, (x)-(y), being referred to herein is the “Permitted Base Building Changes”). Furthermore, and not in limitation of the foregoing, implementation of alternatives or qualified substitutions as described in approved Base Building Work Plans, further development of Base Building Work Plans consistent with previously approved Base Building Work Plans (or work reasonably inferable therefrom), and minor changes to reflect field conditions or unforeseen conditions, are not material changes and do not require Tenant’s approval hereunder. Tenant acknowledges that Landlord may engage in value engineering of the Base Building Work and agrees to cooperate reasonably to accomplish any such value engineering, including by reasonably approving Base Building Changes prior to the final pricing of Base Building Work Plans by Landlord’s contractor. If Tenant disapproves of any change that Landlord believes is a Permitted Base Building Change or an immaterial change permitted hereunder, Landlord may submit such dispute to Arbitration pursuant to Article 14. Landlord shall endeavor to provide Tenant with copies of any changes to the Base Building Work Plans at Tenant’s sole cost and expense and shall keep the Base Building Work Plans and any change thereto in Landlord’s project site office for Tenant’s inspection and copying from time to time (Tenant acknowledges that minor changes not requiring Tenant’s consent hereunder and field changes may not be reflected in such documentation until a reasonable period after implementation).

If Landlord desires to make a material change to the Base Building Work that is not a Permitted Base Building Change (a “Base Building Work Change”), then Landlord shall promptly so notify Tenant and request Tenant’s approval of the same (which notice shall include a description of the changes in text and/or preliminary plans and/or specifications showing such change), shall provide Tenant with programmatic or conceptual plans describing the changes to the Finish Work required by the proposed Base Building Work Change, and shall also notify Tenant of the additional costs, if any, that Landlord reasonably estimates it will incur in the redesign and construction of the Finish Work as a result of the Base Building Work Change (provided that no such additional costs shall be deemed to accrue prior to the date that Tenant approves the schematic design documents for the Finish Work). Within five (5) business days after delivery of such notice (a “Base Building Work Change Notice”) to Tenant, Tenant shall notify Landlord whether Tenant approves such change or, if not, the revisions required to be made by Landlord (if any can be made to satisfy Tenant). Tenant shall not unreasonably withhold any approval of a requested Base Building Work Change and Tenant agrees to cooperate with Landlord in approving changes in the Base Building Work necessary to satisfy Landlord’s schedule, permitting, budgetary, and financing requirements so long as the Base

Building Work is consistent with standards for a first class office and laboratory building and Landlord pays for (i) all reasonable additional costs for redesign of the Finish Work following the time that Tenant approves Landlord’s schematic design documents, together with (ii) additional costs to construct the Finish Work resulting from such changes, as such costs are incurred. In any event, Landlord shall pay the additional costs of the FW Architect, if any, necessary to redesign the Finish Work and the additional costs, if any, necessary to construct the Finish Work due to a Base Building Work Change. If Tenant does not respond to a Base Building Work Change Notice as set forth above, the applicable Base Building Work Change shall be deemed approved by Tenant. Any Base Building Work Change approved by Tenant, or deemed approved by Tenant, shall thereafter be considered a Permitted Base Building Change. Landlord shall provide Tenant all reasonable cost accounting information regarding such work provided to Landlord by the FW Architect, and, at Landlord’s sole cost and expense, shall cause the final amount due for such work to be determined in accordance with Section 11.02 of this Exhibit 10.03. If and to the extent that any Base Building Work Change causes a delay to Landlord’s submission of any plans required to be submitted by Landlord to Tenant under this Lease, the same shall constitute a Landlord Delay as further set forth in Section 12.02 of this Exhibit 10.03.

8.02.                     Intentionally Omitted.

8.03.                     Subject to the provisions of Section 4.01 of this Work Letter, Tenant may, from time to time, by written order to Landlord on a form reasonably specified by Landlord (“Finish Work Change”), request Landlord approval of a change in the Finish Work shown on the BPC Documents or FW Plans previously approved by Tenant, which Landlord approval shall not be unreasonably withheld or conditioned, and Landlord shall approve or disapprove any requested Finish Work Change within ten (10) business days after delivery of such Finish Work Change to Landlord. FW Plans shall not be modified in any material respect except with Landlord’s and Tenant’s prior written approval; and all modifications to FW Plans, whether material or not, shall be made only by Finish Work Change submitted in timely fashion to Landlord and approved by Landlord. Tenant shall pay the cost to design and construct any Finish Work Change as further described in Section 11.02, below.

ARTICLE 9

FF&E Work/Tenant’s early entry

9.01.                     Any FF&E Work necessary to obtain a temporary certificate of occupancy or other evidence that Tenant is lawfully entitled to occupy the Premises for the Permitted Use (the “Occupancy Documentation”) from the City of Boston shall be completed by Tenant in a timely manner (subject to extension for Force Majeure, to the extent such events result in an extension of the time for performance of the Landlord Work) and otherwise in accordance with the Critical Dates. If Tenant does not perform the FF&E Work in a timely manner, then Landlord shall have the right, at Tenant’s expense pursuant to Section 14.03(f) of the Lease, to do such work as is necessary to obtain the Occupancy Documentation upon prior written notice to Tenant.

9.02.                     Prior to the Commencement Date, Tenant may, at Tenant’s sole risk and expense, enter portions of the Premises reasonably necessary for the FF&E Work, in each case in accordance with the Construction Schedule.

As a condition to Tenant’s entry into the Premises prior to the Commencement Date, Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all of Tenant’s insurance and indemnity obligations and other obligations governing the conduct of Tenant at the Property under this Lease. Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work or inspections in the Premises prior to the Commencement Date shall be subject to all of the terms, conditions and requirements contained herein (including without limitation the provisions of Article 7 of the Lease) and, prior to such entry, Tenant shall provide Landlord with evidence of the insurance coverages required pursuant to Article 7 of the Lease. Tenant and any Tenant contractor performing any work or inspections in the Premises prior to the Commencement Date shall use reasonable efforts not to interfere in any way with construction of, and shall not damage the Landlord Work or the common areas or other parts of the Building, and Landlord and Landlord’s contractor shall make efforts to reasonably accommodate Tenant’s and Tenant’s contractor’s entry into the Premises pursuant to this Section 9.02 so long as it is consistent with the Construction Schedule. Neither Tenant, nor any Tenant contractor performing any work or inspections in the Premises prior to the Commencement Date shall cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with an entry under this Section 9.02. Without limiting the generality of the foregoing, to the extent that the commencement or performance of Landlord Work is delayed on account in whole or in part of any act, omission, neglect, or default by Tenant or any Tenant contractor, then such delay shall constitute a Tenant Delay as provided in Section 12.02 of this Exhibit 10.03.

Any requirements of any Tenant contractor performing any work or inspections in the Premises prior to the Commencement Date, for any reason, for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for by Tenant and arranged between such Tenant contractor and Landlord or Landlord’s contractor based on the actual, reasonable cost thereof determined on a time and materials basis. Should the work of any Tenant contractor performing any work or inspections in the Premises prior to the Commencement Date depend on the installed field conditions of any item of Landlord Work, such Tenant contractor shall ascertain such field conditions after installation of such item of Landlord Work. Neither Landlord nor Landlord’s contractor shall ever be required or obliged to alter the method, time or manner for performing Landlord Work or work elsewhere in the Building, on account of the work of any such Tenant contractor. Tenant shall cause each Tenant contractor performing work on the Premises prior to the Commencement Date to clean up regularly and remove its debris from the Premises and Building. The FF&E Work shall be performed in accordance with the provisions of Section 10.05 of the Lease.

ARTICLE 10

Cooperation

10.01.              Each party shall use reasonable efforts to cause its contractors and/or consultants to cooperate so as to complete the Base Building Work, Finish Work, and FF&E Work in an expeditious manner, provided that nothing herein shall require the Landlord to incur any additional expense or delay in construction of the Landlord Work.

ARTICLE 11

Payment of Costs

11.01.              Landlord shall provide Tenant with an allowance for the costs of constructing the Finish Work (the “Hard Costs”) and architectural, engineering and other project consulting fees incurred in the design of the Finish Work (the “Soft Costs”) in the amount of the Finish Work Allowance (as defined in Section 1.21 of the Lease) provided, however, that the Finish Work Allowance is subject to increase pursuant to the express terms of Article 18 of the Lease, and the Finish Work Allowance shall be reduced by (i) an amount equal to the costs allocable to certain Base Building Work being done at Tenant’s expense as further described on Attachment 1 hereto (such work being referred to herein as “Tenant’s BBW”) as described below, and (ii) the cost of any Finish Work Changes to the extent approved prior to the determination of the Excess Costs (the Finish Work Allowance, as adjusted pursuant to this sentence being referred to herein as the “Allowance Construction Amount”). All construction and design costs for the Finish Work in excess of the Allowance Construction Amount shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement or allowance therefor. The cost of Tenant’s BBW shall mean the Direct Costs of such work (with references to Finish Work in the definition of Direct Costs meaning Tenant’s BBW for this purpose), provided, however, that (x) the hard costs of Tenant’s BBW shall be specified as a line item or line items in the schedule of values set forth in Landlord’s construction contract for the Base Building Work and submitted to Tenant for Tenant’s review prior to the execution of such contract, (y) the design costs of Tenant’s BBW shall be segregated from other Base Building Work design costs by the BBW Architect, and (z) other Direct Costs that are shared with costs of the Base Building Work shall be equitably allocated between the Base Building Work and the Tenant’s BBW. All such costs shall be deducted from the Finish Work Allowance prior to establishing the Excess Costs pursuant to Section 11.03, below. Landlord shall endeavor to keep an on-going separate accounting of the costs of Tenant’s BBW and shall make such accounting available to Tenant upon Tenant’s request from time to time. The additional costs of the FW Architect, if any, necessary to redesign the Finish Work and the additional costs, if any, necessary to construct the Finish Work due to a Base Building Work Change shall not constitute Hard Costs or Soft Costs and shall be paid for by Landlord without deduction against the Finish Work Allowance.

Landlord shall use reasonable efforts to notify Tenant of the estimated cost of the Finish Work (taking into account the Direct Costs, as described in Section 11.05, below) within thirty (30) days following Tenant’s approval of design development drawings. Tenant shall have ten (10) business days following Landlord’s delivery of the estimated cost of the Finish Work to Tenant to propose any initial Finish Work Changes that Tenant may reasonably determine are necessary to keep the cost of the Finish Work within Tenant’s budget. Upon Tenant’s approval of the BPC Documents, Landlord shall then direct its general contractor to solicit at least three bids (or such fewer number of bids as Landlord and Tenant may reasonably agree, if three bids are impractical in light of the nature of the item and the Landlord’s Construction Schedule) for each trade agreed to be so bid between Landlord and Tenant. The Finish Work shall be bid in a manner allowing for the comparison of the cost to construct the Finish Work pursuant to Tenant’s proposed phasing schedule, if any, and the cost to construct the Finish Work without regard for Tenant’s proposed phasing schedule. Landlord and Tenant shall determine the trades to be bid and whether such subcontractors shall be required to obtain performance and/or payment bonds on or before the Critical Date for submission of Tenant’s BPC Documents, and, if they are unable to reach agreement on the identity of such trades and whether performance and/or payment bonds shall be required, shall submit such dispute to resolution by arbitration pursuant to Article 14, below. Tenant acknowledges and agrees that Landlord shall be permitted to require performance and/or payment bonds where required by Landlord’s lender and that such costs shall be considered Direct Costs. Landlord shall promptly supply Tenant with such detailed information about bid requests and negotiations with contractors as Tenant may reasonably request, provided that any delays resulting from Tenant’s failure to act within five (5) business days following Landlord’s delivery of such information to Tenant shall constitute a Tenant Delay. In the case of each bid request, Landlord will accept the lowest responsible bid from a pre-qualified contractor that can meet the Construction Schedule (as defined below), unless Landlord and Tenant reasonably determine otherwise. In the case of each bid by a bidder that has not been pre-qualified by Landlord, Landlord reserves the right to reject such bid if Landlord reasonably concludes, after consultation with and reasonable input from Tenant, that the bidder is not sufficiently experienced or otherwise is undesirable to Landlord and, if no bidders have been pre-qualified, to select any qualified bidder that can meet the Construction Schedule.

Landlord shall notify Tenant of the final guaranteed maximum price construction cost of the Finish Work, including without limitation the cost premium, if any, for the Landlord Work associated with meeting Tenant’s proposed phasing schedule (the “Phasing Premium”), promptly upon receipt from the general contractor, which notice shall set forth on a detailed line item basis the elements of such cost, including, without limitation, the contractor’s fee, general conditions costs, the contractor’s contingency, and the overhead and mark-up for change orders (the “Base  Price”), to be calculated based on the approved BPC Documents and Tenant’s proposed phasing plan, if any. Tenant shall have ten (10) business days following Landlord’s delivery of the notice of the Base Price to Tenant to propose any changes to the phasing schedule that Tenant may reasonably determine are necessary to reduce the amount of any Phasing Premium, any such proposed change being deemed to be a Finish Work Change. Within sixty (60) days following the determination of the Base Price, Landlord and Tenant shall cooperate to complete the details of the phasing schedule in a manner that will allow Landlord to meet the Construction Schedule and, if desired by Tenant, allow the parties to adjust the Phasing Premium. Such final phasing schedule shall be referred to herein as the “Phasing Schedule”. Costs of Building services or facilities (such as electricity, heating, ventilation, air-conditioning, and cleaning) actually required to implement the Finish Work and other costs of the Finish Work to the extent required to be paid by Tenant under this Work Letter shall thereafter be added to the Base Price. To the extent that any of such services are provided to the Base Building Work and Finish Work in a manner that cannot reasonably be segregated (e.g. where there are not separate utility meters), the cost of such services shall be equitably allocated between the Base Building Work and the Finish Work.

11.02.              To the extent that the Finish Work Allowance has not been applied to Soft Costs or Hard Costs in accordance with this Section 11.02, then Tenant may request no later than the date that is sixty (60) days following the final reconciliation date pursuant to Section 11.06, below, that such amounts be disbursed by Landlord to reimburse Tenant for Tenant’s out-of-pocket costs to install the FF&E Work or any of Tenant’s reasonable third-party costs to move into the Premises, in each case by written request to Landlord accompanied by invoices for such costs.

11.03.              Any Finish Work the cost of which exceeds the Allowance Construction Amount and any Finish Work Changes shall be performed and furnished at the sole expense of Tenant except as expressly set forth herein. The extent by which the cost of the Finish Work, as reasonably estimated by Landlord and including the guaranteed maximum price under the construction contract for the Finish Work (the “FW Contract”), but excluding any additional costs necessary to redesign the Finish Work and construct the Finish Work due to a Base Building Work Change, exceeds the Allowance Construction Amount, is referred to as the “Excess Costs”. All costs being funded by the Allowance Construction Amount shall be co-funded, on an ongoing basis, with Tenant and Landlord each bearing a fifty (50%) percent share of such costs until Tenant has fully funded the Excess Costs and thereafter the remainder of the amounts applied towards the cost of the Finish Work shall be paid by Landlord using the Allowance Construction Amount until the Finish Work Allowance has been used in full. Landlord shall be responsible for only those change orders under the FW Contract that (i) result from delay in delivering the Base Building Work (and then only to the extent such delays are not attributable to Tenant’s Program or other Tenant Delay) and (ii) arise on account of a Base Building Work Change as provided pursuant to Section 8.01, above. Tenant shall be responsible for all other change orders under the FW Contract, subject to Tenant’s rights under Section 5.02, above.

11.04.              Tenant shall pay Landlord for Excess Costs, Finish Work Changes and any other amounts due under this Work Letter within fifteen (15) days following delivery by Landlord of each invoice therefore (together with a copy of the general contractor’s requisition, bills and/or invoices to which it applies). Tenant shall pay the entire amount of each such invoice to Landlord as Additional Rent.

11.05.              The cost of the Finish Work (including any Finish Work performed pursuant to a Finish Work Change) shall be equal to Landlord’s Direct Costs (as defined below) incurred in connection with undertaking the Finish Work. Landlord’s “Direct Costs” shall mean a development fee (the “Development Fee”) payable to Landlord or its affiliate in an amount equal to three percent (3%) of the Base Price or Finish Work Changes, as applicable; costs to design the Finish Work; all costs of insuring the Finish Work (to the extent not paid directly by Tenant) and all costs of obtaining permits and inspections required by governmental authorities in connection with the Finish Work; Landlord’s out of pocket costs for office/reprographics/travel; Landlord’s out-of-pocket design fees and costs for coordinating the Finish Work; third-party inspections (to the extent not attributable to Base Building Work); special security, if any, requested by Tenant; peer review costs; the costs to employ a clerk-of-the-works; and testing costs; plus the total cost payable by Landlord (or its general contractor) to subcontractors, materialmen, laborers, etc. (including any portions of such reasonable amounts designated subcontractor’s or materialmen’s profit, fee, overhead, and the like) and, as provided in the FW Contract, so-called general conditions items paid to the general contractor; a general contractor’s fee payable to the general contractor; bonds; utilities; temporary heating installation, maintenance and operation; stored materials; and a reasonable general contractor’s contingency. The FW Contract shall provide for a guaranteed maximum price and the FW Design contract shall provide for a fixed fee, plus reimburseables, to the FW Architect. Tenant shall have no right to object to the cost of any item of Landlord’s Direct Costs (other than objections based on the inclusion of costs, or the amounts of such included costs, in violation of the terms of Landlord’s contract with the general contractor) after the time that Tenant has authorized Landlord to proceed with the applicable Finish Work or been deemed to authorize Landlord to proceed pursuant to the terms of this Exhibit 10.03. Landlord’s Direct Costs may include any materials and equipment purchased to be part of Finish Work and stored on the Property or some other location approved by Landlord and all deposits made on the purchase of such materials and equipment, provided that any invoice for elements of work stored at a location other than the Property shall contain copies of third party invoices therefor and evidence that such property is covered by Landlord’s or the general contractor’s insurance.

In addition to any other exclusions set forth herein, Direct Costs shall also exclude the following (which shall not be considered a cost of the Finish Work or, with respect to (b)-(g), Tenant’s BBW):

a)             Costs for improvements that are not substantially in accordance with the FW Plans (or reasonably inferable therefrom), except to the extent of a Finish Work Change submitted or approved by Tenant;

b)             Costs applicable to Base Building Work Changes requested by Landlord as further described in Section 8.01, above;

c)              Landlord’s attorneys’ fees and other costs incurred in connection with review, negotiation or preparation of construction contracts, and Landlord’s attorneys’ fees, experts’ fees and other costs of legal and arbitration proceedings to resolve construction disputes except as otherwise provided pursuant to Article 14, below;

d)             Loan fees, mortgage brokerage fees, interest and other costs of financing construction costs;

e)              Costs incurred as a consequence of construction defects within the first year following the Commencement Date and costs resulting from delays caused by Base Building Work Changes as expressly provided pursuant to Section 11.03 above;

f)               Costs covered by warranties and/or insurance; and

g)              Penalties and late charges attributable to Landlord’s failure to timely pay construction costs in accordance with this Work Letter unless caused by Tenant’s failure to timely pay Landlord as specified herein.

11.06.              Within ninety (90) days of the completion of all items of Finish Work listed on the Final Punchlist, Landlord shall provide Tenant with a final invoice prepared by Landlord for all Excess Costs and Finish Work Changes (the “Finish Work Reconciliation Statement”). Such statement shall be conclusive between the parties unless the statement is incorrect and is disputed by Tenant by notice to Landlord given within ten (10) days of Landlord’s delivery to Tenant’s of the statement. Upon issuance thereof, there shall be adjustments between Landlord and Tenant to the end that Landlord shall have received the exact amount due to Landlord hereunder on account of Excess Costs and Finish Work Changes. Any overpayment by Tenant shall be credited against the next payments of Base Rent due hereunder or, if the Lease has terminated for reason other than a default by Tenant, shall be paid by Landlord to Tenant. Any underpayment by Tenant shall be due and payable within twenty (20) days after Landlord’s invoice.

All payments required to be made by Tenant under this Finish Work Letter, whether to Landlord or to third parties, shall be deemed “Additional Rent” for purposes of the Lease.

ARTICLE 12

Substantial Completion; Delays

12.01.              “Substantially Complete” “Substantial Completion” and “Substantially Completed” shall mean that the Landlord Work is sufficiently complete so that (i) a certificate of occupancy has been issued for the Building (whether temporary or permanent) or, if with respect to a Phase, for the applicable Phase, (ii) Tenant can lawfully occupy, use and enjoy the Premises or, if with respect to a Phase, for the applicable Phase for the Permitted Use (assuming Tenant completes the FF&E Work) without material interference on account of the completion of the Final Punchlist (as provided under Article 13, below), and (iii) all Base Building Work systems (for the applicable Phase, where relevant) are tested, operational and balanced as required to ensure proper functioning of such Base Building Work and with all necessary operational permits in effect for the Base Building Work, in any event without regard for Tenant’s particular use of the Premises, as opposed to office and laboratory use, generally. BBW Architect’s determination of Substantial Completion shall be conclusive as between the parties unless disputed by Tenant within five (5) business days following written notice thereof. Any dispute regarding the occurrence of Substantial Completion shall be resolved pursuant to Article 14, below. Substantial Completion will be determined on a Phase-by-Phase basis.

12.02.              A delay in the commencement, performance or Substantial Completion of Landlord Work as a result of any of the following is referred to herein as a “Tenant Delay”:

i.                                          any Finish Work Change requested by Tenant (other than as expressly provided pursuant to Section 8.01, above with respect to Base Building Changes);

ii.                                       the failure of Tenant to make any submission or to respond to any submission to Tenant from Landlord (including without limitation the submissions described on Attachment 2) on or before the deadline for such submission or response as set forth in the Lease or this Work Letter;

iii.                                    any other act, or failure to act within the time periods required under this Work Letter or the Lease (where action by Tenant is required under this Work Letter or the Lease), that results in a delay to the completion of Landlord Work (provided that any Tenant Delay pursuant to this clause (iii) shall not be deemed to accrue unless and until Landlord delivers notice of such event with a statement, in bold and prominent print and referencing this Section 12.02, that a Tenant Delay has occurred and describing the event giving rise to such Tenant Delay); or

iv.                                   delays resulting from the installation, prosecution, or failure to complete Tenant’s FF&E Work that affect Landlord’s ability to obtain Occupancy Documentation for the Premises and Building (provided that Landlord has then completed all Base Building Work necessary for obtaining such Occupancy Documentation).

The occurrence of a Tenant Delay shall not in and of itself constitute an Event of Default under the Lease or this Work Letter provided that Tenant shall reimburse Landlord, as Additional Rent, for any increase in the actual out-of-pocket costs of the Landlord Work (or other work being constructed by Landlord in the Building) resulting from a Tenant Delay within thirty (30) days after billing. Such reimbursement, together with the acceleration of the date that the Landlord Work is deemed to be Substantially Complete as described below and the extension of Landlord’s time to perform the Landlord Work as set forth in the Lease, shall be Landlord’s sole recourse at law or in equity for delays in construction of the Landlord Work on account of Tenant Delay (nothing in this paragraph, however, shall be deemed to waive any other rights or remedies of Landlord with respect to the event giving rise to a Tenant Delay, such as a claim of default for Tenant’s failure to comply with the covenants of Article 10 of this Lease).

A delay in the final approval by Tenant of the BPC Documents for the Finish Work, or any Tenant plans subject to a Critical Date pursuant to Section 4.01 of this Exhibit 10.03 as a result of any of the following is referred to herein as a “Landlord Delay”:

i.                                          any failure of Landlord to submit such BPC Documents or plans for approval to Tenant by the applicable Critical Date (subject to extension for Tenant Delay);

ii.                                       any Base Building Work Change requested by Landlord;

iii.            any other act or omission of Landlord, any Landlord contractor, or any of their officers, employers, agents, or contractors (provided that any Landlord Delay pursuant to this clause (iii) shall not be deemed to accrue unless and until Tenant delivers notice of such event with a statement, in bold and prominent print and referencing this Section 12.02, that a Landlord Delay has occurred and describing the event giving rise to such Landlord Delay).

For each day of Landlord Delay, the Tenant’s obligation to approve the BPC Documents (or other applicable FW Plans or other Tenant obligations pursuant to Attachment 2) shall be deemed to be extended by one day.

12.03.              In calculating the length of Delays (as defined below), Delays shall be determined on a net basis, i.e. taking into account the effect of other Delays. Any Landlord Delay or Tenant Delay of less than a full day shall be deemed to be equal to a delay of one full day. The date that the Landlord Work is deemed to be Substantially Complete for the purpose of determining Commencement Dates shall be deemed to occur one day earlier for each day of Tenant Delay, taking into account any periods of Landlord Delay. In connection therewith, Landlord and Tenant have agreed to determine the length of any Tenant Delay and Landlord Delay (together, “Delays”) as follows: any Delays pursuant to clause “(ii)” in the definition of Tenant Delay shall be equal to one day for each day that the applicable Delay continues beyond the applicable time period required for response under this Lease, (ii) in the event of any “Agreed Tenant Delay” or “Agreed Landlord Delay” referenced in this Lease, the length of such Delay shall be as agreed upon in writing by the parties at the time such Delay arises, and (iii) with respect to any other Delay, the party claiming such Delay shall notify the other in writing of the claimed estimated length of such Delay within ten (10) business days after its occurrence and the party to whom such claim is made may elect by written notice delivered to the other within ten (10) business days thereafter to dispute the claimed estimated Delay in accordance with Article 14, below. Unless such estimate is disputed by written notice delivered within such ten (10) business day period, the claimed estimated Delay shall be deemed the length of such Delay.

ARTICLE 13

Completion of Finish Work; Punch Lists

13.01.              On a date or dates reasonably specified by Landlord (but not later than two days following Substantial Completion), Landlord and Tenant shall inspect the Finish Work for the purpose of preparing a list of the items then remaining to be completed (any such list, a “Final Punchlist”). The Final Punchlist shall consist only of customary punchlist type items that can be completed within 30 days following delivery of the Premises to Tenant (or such longer period as is reasonably required provided that the completion of such items shall not materially interfere with Tenant’s occupancy, use or enjoyment of the Premises) and any items of a seasonal nature; all other Finish Work must be complete (subject to latent defects, which Landlord shall remedy as provided below) for Substantial Completion to occur. The Final Punchlist will be prepared on a Phase-by-Phase basis. Landlord shall, within ten (10) business days after the date of such inspection, submit such Final Punchlist to Tenant, and Tenant shall sign and return the Final Punchlist to Landlord within five (5) business days of Landlord’s delivery of such Final

Punchlist to Tenant (or, if earlier, by the day before Tenant takes occupancy of the Premises), noting any items which Tenant reasonably believes should be added thereto. Items shall not be added to the Final Punchlist by Tenant after it is delivered to Landlord, but this shall not relieve Landlord from its liability to correct latent defects pursuant to the terms set forth below. If the Final Punchlist is not executed by Tenant and returned to Landlord within such five (5) business day period, then Tenant shall be deemed to have accepted the Final Punchlist as submitted to Tenant by Landlord without modification and, except as set forth on the Final Punchlist, Landlord shall have no further obligation to cause any other Finish Work to be completed except as provided below with respect to latent defects. With respect to items on the Final Punchlist not in dispute, Landlord shall cause such items to be completed in a diligent manner during regular business hours, but in a manner that will seek to minimize interruption of Tenant’s use and occupancy. In any event, Landlord shall use commercially reasonable efforts to complete all Finish Work punch list work within thirty (30) days (or such longer period as is reasonably required with respect to applicable items), other than matters that cannot be completed owing to their seasonal nature, and subject to extension for Force Majeure and Tenant Delays. With respect to any disputed Final Punchlist items, Landlord shall cause such items to be completed in like manner, but Landlord may nevertheless reserve Landlord’s rights to require Tenant to pay the costs therefor as Excess Costs provided that Landlord gives Tenant notice that Landlord believes that such work constitutes Excess Costs as soon as reasonably practicable.

Except for uncompleted items of Finish Work specified in the Final Punchlist and for latent defects, Tenant shall be deemed to have accepted all elements of Finish Work on the Commencement Date. In the case of a dispute concerning the completion of items of Finish Work specified in the Final Punchlist, such items shall be deemed completed and accepted by Tenant upon the delivery to Tenant of a certificate of BBW Architect that such items have been completed unless the certification reasonably is disputed by Tenant by a notice to Landlord given within five (5) business days of Landlord’s delivery of the certification to Tenant, in which case such dispute shall be resolved pursuant to Article 14 of this Exhibit 10.03. In the case of latent defects in Finish Work appearing after the Commencement Date, Tenant shall be deemed to have waived any claim for correction or cure thereof on the earlier of the date that is eleven (11) months following the Commencement Date if Tenant has not then given notice of such defect to Landlord. For the purposes of this Lease, “latent defects” shall mean defects in the construction of the Finish Work that are not readily observable by visible inspection at the time the Final Punchlist is prepared or cannot be ascertained by reason of seasonality, and were not observable at the time of any FW Architect inspection pursuant to Section 7.03, above. Landlord shall cause Landlord’s contractor so to remedy, repair or replace any such latent defects identified by Tenant within the foregoing time periods, such action to occur as soon as practicable during normal working hours and so as to avoid any unreasonable interruption of Tenant’s use of the Premises. If timely and adequate notice has been given and if Landlord has other guarantees, contract rights, or other claims against contractors, materialmen or architects Landlord shall, with regard to any such latent defects or any other defects in the Finish Work not resulting from Tenant’s acts or omissions, exercise reasonable efforts (which shall not require any litigation or alternative dispute resolution) to enforce such guarantees or contract rights. The foregoing shall constitute Landlord’s entire obligation with respect to all latent defects in the Finish Work. Promptly following the Final Commencement Date, Landlord shall assign any contractor or manufacturer warranties on the Finish Work to Tenant in compliance with, and subject to the terms of, such contracts or warranties.

ARTICLE 14

Dispute Resolution

14.01.              In the event of a controversy, dispute or claim arising out of, from or relating to the interpretation, performance or breach of the provisions of this Work Letter whether based on contract, tort, equity or statute and including disputes concerning entitlement to and exercise of termination rights or default remedies (collectively, a “Dispute”), senior representatives of the parties shall meet and attempt to resolve the Dispute in good faith. If the Dispute is not resolved pursuant to this procedure within five (5) business days after the commencement of such procedure, then either party thereafter may pursue arbitration in accordance with, this Article 14.

Any Dispute that is not resolved by negotiation of the senior representatives of the parties within the five (5) day time period described in the preceding paragraph shall be subject to binding arbitration in accordance with this Article 14. The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration laws. Unless the parties mutually agree otherwise, such arbitration shall be in accordance with the expedited Construction Industry Arbitration Rules of the American Arbitration Association (or any successor organization) currently in effect, shall be binding and shall be concluded, with a decision issued, no later than ten (10) business days after the date that such dispute is submitted for arbitration. The demand for arbitration shall be filed in writing with the other party and with the arbitrator(s). All arbitration proceedings shall be heard and decided by a single arbitrator, who shall be as follows, subject to availability (the parties agreeing that, in the event any such arbitrator is unavailable, the next-listed arbitrator shall be used):

(a) First preference: Wally McDonough

(b) Second preference: Jack Spignesi

(c) Third preference: John Fieldsteel

Notwithstanding the foregoing, the parties may agree in writing from time to time to modify or supplement the foregoing list of pre-approved arbitrators. Any arbitration conducted pursuant to this Article 14 shall be conducted in as expeditious manner as possible to avoid delays in the construction of Landlord Work.

If none of the foregoing single arbitrators is available, than such proceeding shall be heard and decided by three (3) Qualified Arbitrators (as defined in Section 1.1), of whom at least one (1) shall be an attorney. The three (3) arbitrators shall be appointed by the president of the Greater Boston Real Estate Board. Unless the parties otherwise agree, pre-hearing discovery shall be limited to production of documents and other things as contemplated by Rule 34(a) of the Federal Rules of Civil Procedure. In all arbitration proceedings, the award of the arbitrators shall not be limited to a single dollar amount, but (a) shall indicate the arbitrator’s decision respecting the various claims, Disputes or other matters in question presented by each party and (b) shall contain a brief statement of the reasons supporting the arbitrators’ decision. The parties shall comply with any orders of the arbitrator establishing deadlines for any such proceeding. The fee of the arbitrator(s) shall be paid equally by the parties. Each party shall pay all other costs incurred by it in connection with the arbitration; provided, however, that the arbitrator(s) in any arbitration proceeding between the parties shall have the power and authority to award to the prevailing party all reasonable costs and expenses (including attorneys’ fees, arbitration fees, witness fees and court reporter costs) incurred by the prevailing party in connection with such arbitration. The arbitrator or arbitrators, if applicable, shall decide the dispute by written decision.

The Landlord and the Tenant agree that no Dispute at any time during or after the completion of the Base Building Work or the Finish Work shall be brought before any court except for purposes of enforcement.

Notwithstanding anything to the contrary, (i) in the event of any arbitration proceeding between either Landlord or Tenant and the contractor for the Base Building Work or Finish Work, or the BBW Architect or FW Architect, arising out of or relating to the design or construction of the Landlord Work or any portion thereof, the parties agree that each party may join the other, where appropriate, in any such proceedings, and that such proceedings may be consolidated with any proceedings between Tenant and Landlord under this Article 14 as necessary to avoid inconsistent results and (ii) either Landlord or Tenant may join other parties in any arbitration proceeding hereunder with respect to any claim, dispute or other matter in question arising out of the design or construction of the Landlord Work; provided, however, that (a) there is one or more common questions of law or fact involving the Landlord or Tenant, as applicable, and such third party and (b) the presence of the Landlord or Tenant, as applicable, is reasonably required to afford complete relief to the other party to the Lease or to avoid inconsistent outcomes affecting the other party to the Lease. Each of the construction and design contracts for the Base Building Work and Finish Work shall contain provisions requiring the respective contractors and architects to comply with the provisions of this paragraph.

The provisions of this Article 14 shall not apply to disputes arising under the Lease or Disputes relating to the Landlord Work first arising from or after the date that is one year following the Final Commencement Date.

Attachment 1

Base Building Work Plans
(Including Allocation of Responsibility and Tenant’s Base Building Work)

To the extent of any conflict between the attached list of plans and any specifications attached, the plans shall govern.

The plans and specifications include Base Building elements to be constructed and paid for by Landlord that are identified on the allocation of responsibility attached hereto as “By Landlord” and certain elements of Finish Work that are identified on the allocation of responsibility attached hereto as “By Tenant” and “By Landlord at Tenant’s Cost” Such elements of Finish Work are shown in the plans and specifications to insure coordination between Base Building Work and Finish Work but are not part of the Base Building Work.

Latest Date Status	Table of Contents
01 April 11 GMP Edition	Section 00 3119 Existing Condition Information
01 April 11 GMP Edition	Section 00 5300 Computer File Transmittal Agreement
01 April 11 GMP Edition	Section 00 9318 Requests For Information

Division 01 General Requirements

01 April 11 GMP Edition	Section 01 1215 Other Contractors Employed By Owner
01 April 11 GMP Edition	Section 01 2300 Alternates
01 April 11 GMP Edition	Section 01 2500 Substitution Procedures
01 April 11 GMP Edition	Section 01 3000 Administrative Requirements
01 April 11 GMP Edition	Section 01 3300 Submittal Procedures
22 April 11 GMP Edition	Section 01 3329 Sustainable Design Reporting
01 April 11 GMP Edition	Section 01 3524 Safety Requirements
01 April 11 GMP Edition	Section 01 3544 Unknown Existing Materials Procedures
01 April 11 GMP Edition	Section 01 3560 Rodent Control
01 April 11 GMP Edition	Section 01 4000 Quality Requirements
01 April 11 GMP Edition	Section 01 4012 Abbreviations and Definitions
01 April 11 GMP Edition	Section 01 4320 Quality Assurance During Construction
01 April 11 GMP Edition	Section 01 4337 In Place Samples
01 April 11 GMP Edition	Section 01 4339 Mock Ups
01 April 11 GMP Edition	Section 01 4400 Engineering by Contractor
01 April 11 GMP Edition	Section 01 4517 Field Testing of Exterior Assemblies
01 April 11 GMP Edition	Section 01 4610 Remedial Work to Correct Errors
01 April 11 GMP Edition	Section 01 5000 Temporary Facilities and Controls
01 April 11 GMP Edition	Section 01 6000 Product Requirements
01 April 11 GMP Edition	Section 01 6115 Fastener Requirements

01 April 11 GMP Edition	Section 01 6402 Owner Furnished Requirements
01 April 11 GMP Edition	Section 01 7302 Execution Requirements
01 April 11 GMP Edition	Section 01 7328 Cutting Requirements
22 April 11 GMP Edition	Section 01 7419 Construction Waste Management
01 April 11 GMP Edition	Section 01 7600 Protecting Installed Construction
01 April 11 GMP Edition	Section 01 7700 Closeout Procedures
01 April 11 GMP Edition	Section 01 7836 Warranties
22 April 11 GMP Edition	Section 01 8113 Sustainable Design Requirements
22 April 11 GMP Edition	Section 01 8119 Indoor Air Quality Requirements
01 April 11 GMP Edition	Section 01 8120 Air Quality Requirements

Division 02 Existing Conditions

Division 03 Concrete

22 April 11 GMP Edition	Section 03 3000 Cast-In-Place Concrete
01 April 11 GMP Edition	Section 03 3013 Cast-In-Place Concrete - Sitework
01 April 11 GMP Edition	Section 03 4500 Precast Architectural Concrete
22 April 11 GMP Edition	Section 03 6000 Grout
22 April 11 GMP Edition	Section 03 7000 Mass Concrete

Division 04 Masonry

01 April GMP Edition	Section 04 2110 Veneer Masonry
01 April GMP Edition	Section 04 2210 Concrete Unit Masonry
22 April GMP Edition	Section 04 2300 Reinforced Unit Masonry

Division 05 Metals

01 April 11 GMP Edition	Section 05 0502 Architecturally Exposed Structural Steel
01 April 11 GMP Edition	Section 05 0505 Welding Metals
01 April 11 GMP Edition	Section 05 0510 Hot Dip Galvanizing
01 April 11 GMP Edition	Section 05 0515 Factory Applied Metal Finishes
22 April 11 GMP Edition	Section 05 1200 Structural Steel
22 April 11 GMP Edition	Section 05 3000 Metal Decking
01 April 11 GMP Edition	Section 05 4110 Structural Light Gage Metal Framing
01 April 11 GMP Edition	Section 05 5002 Miscellaneous Metal Fabrications
01 April 11 GMP Edition	Section 05 5005 Steel Lintels
01 April 11 GMP Edition	Section 05 5006 Steel Pipe Bollards
01 April 11 GMP Edition	Section 05 5008 Elevator Metals
01 April 11 GMP Edition	Section 05 5009 Edge Angles
01 April 11 GMP Edition	Section 05 5010 Counter Top Supports
01 April 11 GMP Edition	Section 05 5012 Overhead Door Frames
01 April 11 GMP Edition	Section 05 5100 Metal Stairs
01 April 11 GMP Edition	Section 05 5133 Ladders
01 April 11 GMP Edition	Section 05 5200 Metal Railings
01 April 11 GMP Edition	Section 05 5300 Metal Gratings
01 April 11 GMP Edition	Section 05 5970 Garage Metals

01 April 11 GMP Edition	Section 05 5980 Waste Container Metals
22 April 11 GMP Edition	Section 05 7500 Decorative Formed Metal

Division 06 Wood, Plastics, and Composites

22 April 11 GMP Edition	Section 06 1053 Miscellaneous Rough Carpentry
01 April 11 GMP Edition	Section 06 1643 Gypsum Sheathing
22 April 11 GMP Edition	DELETED ~~Section 06 4024 Security Desk Assembly~~

Division 07 Thermal and Moisture Protection

01 April 11 GMP Edition	Section 07 1326 Self Adhering Sheet Waterproofing
01 April 11 GMP Edition	Section 07 1480 Containment Waterproofing
01 April 11 GMP Edition	Section 07 1615 Cementitious Waterproofing
01 April 11 GMP Edition	Section 07 1810 Traffic Bearing Waterproofing
01 April 11 GMP Edition	Section 07 1910 Water Repellent for Horizontal Concrete
22 April 11 GMP Edition	Section 07 2100 Façade Insulation & Safing
01 April 11 GMP Edition	Section 07 2110 Architectural Thermal Insulation
01 April 11 GMP Edition	Section 07 2135 Sprayed Mineral Fiber Insulation
01 April 11 GMP Edition	Section 07 2700 Air Barrier System
01 April 11 GMP Edition	Section 07 4222 Corrugated Metal Panels
22 April 11 GMP Edition	Section 07 4245 Composite Metal Panels
01 April 11 GMP Edition	Section 07 5400 Thermoplastic Membrane Roofing
01 April 11 GMP Edition	Section 07 6400 Flashings Built Into Walls
01 April 11 GMP Edition	Section 07 7110 Roof Edges
01 April 11 GMP Edition	Section 07 7233 Roof Hatches
01 April 11 GMP Edition	Section 07 8100 Applied Fireproofing
01 April 11 GMP Edition	Section 07 8410 Fire Stopping and Smoke Stopping
22 April 11 GMP Edition	Section 07 9100 Façade Sealants
01 April 11 GMP Edition	Section 07 9200 Joint Sealants
01 April 11 GMP Edition	Section 07 9201 Joint Sealants — Sitework
01 April 11 GMP Edition	Section 07 9220 Acoustical Joint Sealants
01 April 11 GMP Edition	Section 07 9800 Compressible Fillers

Division 08 Openings

01 April 11 GMP Edition	Section 08 1110 Steel Doors and Frames
22 April 11 GMP Edition	Section 08 1400 Wood Doors
01 April 11 GMP Edition	Section 08 3100 Access Doors and Panels
01 April 11 GMP Edition	Section 08 3323 Overhead Coiling Doors
01 April 11 GMP Edition	Section 08 4114 Garage Entrances and Vestibules
22 April 11 GMP Edition	Section 08 4120 Stainless Steel Entrances and Storefronts
22 April 11 GMP Edition	Section 08 4230 Revolving Doors
22 April 11 GMP Edition	Section 08 4430 Unitized Curtain Wall Systems
22 April 11 GMP Edition	Section 08 8100 Exterior Glass and Glazing
01 April 11 GMP Edition	Section 08 8300 Mirrors
01 April 11 GMP Edition	Section 08 8710 Door Hardware

01 April 11 GMP Edition	Section 08 9110 Louvers

Division 09 Finishes

01 April 11 GMP Edition	Section 09 0510 Requirements for Subfloors
01 April 11 GMP Edition	Section 09 2215 Interior Non Structural Metal Framing
01 April 11 GMP Edition	Section 09 2225 Interior Suspension Systems
01 April 11 GMP Edition	Section 09 2618 Integrally Colored Plaster
01 April 11 GMP Edition	Section 09 2813 Cementitious Backing Boards
01 April 11 GMP Edition	Section 09 2900 Gypsum Board
01 April 11 GMP Edition	Section 09 2905 Exterior Gypsum Board
01 April 11 GMP Edition	Section 09 3000 Tiling
01 April 11 GMP Edition	Section 09 5100 Acoustical Ceilings
01 April 11 GMP Edition	Section 09 5410 Lay In Gypsum Board Ceiling
01 April 11 GMP Edition	Section 09 6120 Interior Concrete Treatment
01 April 11 GMP Edition	Section 09 6500 Resilient Flooring
01 April 11 GMP Edition	Section 09 6510 Resilient Base
01 April 11 GMP Edition	Section 09 6722 Mechanical Equipment Room Flooring
01 April 11 GMP Edition	Section 09 7810 Fiberglass Panel Finish
01 April 11 GMP Edition	Section 09 8100 Acoustic Insulation
01 April 11 GMP Edition	Section 09 9000 Painting and Coating

Division 10 Specialties

22 April 11 GMP Edition	Section 10 1400 Signage
22 April 11 GMP Edition	Section 10 1405 Fire Safety Partition Signs
01 April 11 GMP Edition	Section 10 2113 Toilet Compartments
01 April 11 GMP Edition	Section 10 2600 Wall and Door Protection
01 April 11 GMP Edition	Section 10 2618 Vehicular Bumpers
01 April 11 GMP Edition	Section 10 2813 Toilet Accessories
01 April 11 GMP Edition	Section 10 4116 Emergency Key Cabinets
01 April 11 GMP Edition	Section 10 4314 Automated External Defibrillators
01 April 11 GMP Edition	Section 10 4415 Fire Extinguishers and Cabinets
01 April 11 GMP Edition	Section 10 7315 Exterior Glass Canopy

Division 11 Equipment

22 April 11 GMP Edition	Section 11 0150 Parking Access & Revenue Control System
01 April 11 GMP Edition	Section 11 1300 Loading Dock Equipment
22 April 11 GMP Edition	DELETED ~~Section 11 1400 Pedestrian Control Equipment~~
01 April 11 GMP Edition	Section 11 2425 Maintenance Anchors
01 April 11 GMP Edition	Section 11 8200 Solid Waste Handling Equipment

Division 12 Furnishings

01 April 11 GMP Edition	Section 12 3640 Stone Counter Tops
01 April 11 GMP Edition	Section 12 4813 Entrance Floor Mats and Frames
01 April 11 GMP Edition	Section 12 9300 Site Furnishings

01 April 11 GMP Edition	Section 12 9313 Bicycle Racks

Division 14 Conveying Equipment

22 April 11 GMP Edition	Section 14 2100 Electric Traction Elevators
22 April 11 GMP Edition	Section 14 2150 Machine Room Less Elevators

Division 21 Fire Suppression

22 April 11 GMP Edition	Section 21 0000 Fire Protection

Division 22 Plumbing

22 April 11 GMP Edition	Section 22 0000 Plumbing

Division 23 Heating, Ventilating, and Air Conditioning

22 April 11 GMP Edition	Section 23 0000 Heating, Ventilation and Air Conditioning

Division 26 Electrical

22 April 11 GMP Edition	Section 26 0000 Electrical
22 April 11 GMP Edition	Section 26 0010 Fire Alarm
22 April 11 GMP Edition	Section 26 5113 Architectural Lighting Fixtures
01 April 11 GMP Edition	Section 26 5600 Exterior Lighting
22 April 11 GMP Edition	Section 26 5600 Schedule

Division 31 Earthwork

01 April 11 GMP Edition	Section 31 0000 Earthwork
01 April 11 GMP Edition	Section 31 2001 Management and Disposition of Excavated Material
01 April 11 GMP Edition	Section 31 2500 Erosion and Sedimentation Controls
01 April 11 GMP Edition	Section 31 4116 Excavation Support System
01 April 11 GMP Edition	Section 31 4117 Geotechnical Instrumentation

Division 32 Exterior Improvements

01 April 11 GMP Edition	Section 32 1000 Bases, Ballasts and Paving
01 April 11 GMP Edition	Section 32 1313 Portland Cement Concrete Pavement
01 April 11 GMP Edition	Section 32 1316 Bituminous Concrete Pavement
01 April 11 GMP Edition	Section 32 1413 Concrete Unit Paving
01 April 11 GMP Edition	Section 32 1440 Granite Pavers and Flush Curbs
01 April 11 GMP Edition	Section 32 8000 Irrigation
01 April 11 GMP Edition	Section 32 9115 Planting Soils
01 April 11 GMP Edition	Section 32 9119 Landscape Grading
01 April 11 GMP Edition	Section 32 9300 Trees

Division 33 Utilities

01 April 11 GMP Edition	Section 33 0000 Utilities
01 April 11 GMP Edition	Section 33 1000 Water Utilities
01 April 11 GMP Edition	Section 33 2400 Monitoring Wall

01 April 11 GMP Edition	Section 33 3000 Sanitary Sewerage Utilities
01 April 11 GMP Edition	Section 33 4000 Storm Drain Utilities

Appendix A

22 April 11 GMP Edition	Cladding Wind Load Study — Draft Final Report by RWDI

Appendix B

22 April 11 GMP Edition	Finish Legend

End of Contents

Sheet #	Drawing Title
00 GENERAL
	COVER SHEET	X
G0.00	DRAWING INDEX	X
G0.01	SITE PLAN	X
Volume 1
01 GEOTECHNICAL
GT1.00	APPROXIMATE PLAN LIMITS OF FORMER STRUCTURES	X
GT1.01	ADDITIONAL DETAILS OF FORMER STRUCTURES	X
GT1.02	ENLARGED PLAN AND SECTIONS THROUGH NORTHERN AVENUE SEAWALL	X
GT2.00	UNDERSLAB FOUNDATION DRAINAGE PLAN	X
GT3.00	BASE BID LIMITS OF OVEREXCAVATION WITHIN FORMER SLIP	X

02 CIVIL
C1.01	SITE UTILITY PLAN	X
C1.02	48” STORM DRAIN PLAN AND PROFILE	X
C2.01	SITE GRADING PLAN	X
C3.01	ROADWAY LAYOUT PLAN	X
C4.01	CIVIC DETAILS	X
C4.02	CIVIC DETAILS	X
C4.03	CIVIC DETAILS	X
C4.04	CIVIL DETAILS	X
C5.01	EROSION CONTROL PLAN
C6.01	SIGNAGE PAVEMENT MARKING PLAN	X

03 LANDSCAPE		X
L1.01	MATERIALS PLAN	X
L1.02	LAYOUT PLAN	X
L1.04	IRRIGATION PLAN	X
L2.01	DETAILS	X
L2.02	PLANTING DETAILS	X
L2.03	SITE FURNISHING	X

04 ARCHITECTURAL
A0.00	GENERAL NOTES & ABBREVIATIONS	X
A0.01	CODE SUMMARY
A0.02	LEVEL P3 FIRE RATING AND EXIT DIAGRAM	X
A0.03	LEVEL P2 FIRE RATING AND EXIT DIAGRAM	X
A0.04	LEVEL P1 FIRE RATING AND EXIT DIAGRAM	X
A0.05	LEVEL 1 FIRE RATING AND EXIT DIAGRAM	X
A0.06	LEVEL 2 FIRE RATING AND EXIT DIAGRAM	X
A0.07	LEVELS 3-6 FIRE RATING AND EXIT DIAGRAM	X
A0.08	LEVEL 7 FIRE RATING AND EXIT DIAGRAM	X
A0.09	LEVEL 8 FIRE RATING AND EXIT DIAGRAM	X
A0.10	LEVEL 8M FIRE RATING AND EXIT DIAGRAM	X
A0.11	LEVELS 9-10 FIRE RATING AND EXIT DIAGRAM	X
A0.12	LEVELS 11-15 FIRE RATING AND EXIT DIAGRAM	X
A0.13	LEVEL 16 FIRE RATING AND EXIT DIAGRAM	X
A0.14	LEVEL 16M FIRE RATING AND EXIT DIAGRAM	X
A0.15	ROOF LEVEL FIRE RATING AND EXIT DIAGRAM	X
A0.20	SLAB EDGE	X
A0.50	OVERALL LEVEL P3 AND LEVEL P2 FLOOR PLANS	X
A0.51	OVERALL LEVEL P1 AND LEVEL 1 FLOOR PLANS	X
A0.52	OVERALL LEVEL 2 AND LEVEL 3-6 FLOOR PLANS	X
A0.53	OVERALL LEVEL 7, LEVEL 8 AND 8M FLOOR PLANS	X
A0.54	OVERALL LEVEL 9 AND LEVEL 10 FLOOR PLANS	X
A0.55	OVERALL LEVEL 11-15 AND LEVEL 16 FLOOR PLANS	X
A0.56	OVERALL LEVEL 16M AND ROOF FLOOR PLANS	X
A1.01	LEVEL P3 FLOOR PLAN - SOUTH	X
A1.02	LEVEL P3 FLOOR PLAN - NORTH	X
A1.03	LEVEL P2 FLOOR PLAN - SOUTH	X
A1.04	LEVEL P2 FLOOR PLAN - NORTH	X
A1.05	LEVEL P1 FLOOR PLAN - SOUTH	X
A1.06	LEVEL P1 FLOOR PLAN - NORTH	X
A1.07	LEVEL 1 FLOOR PLAN - SOUTH	X

A1.08	LEVEL 1 FLOOR PLAN - NORTH	X
A1.09	LEVEL 2 FLOOR PLAN - SOUTH	X
A1.10	LEVEL 2 FLOOR PLAN - NORTH	X
A1.11	LEVELS 3-6 FLOOR PLAN - SOUTH	X
A1.12	LEVELS 3-6 FLOOR PLAN - NORTH	X
A1.13	LEVEL 7 FLOOR PLAN - SOUTH	X
A1.14	LEVEL 7 FLOOR PLAN - NORTH	X
A1.15	LEVEL 8 FLOOR PLAN	X
A1.16	LEVEL 8M FLOOR PLAN	X
A1.17	LEVEL 9 FLOOR PLAN	X
A1.18	LEVEL 10 FLOOR PLAN	X
A1.19	LEVELS 11-15 FLOOR PLAN	X
A1.20	LEVEL 16 FLOOR PLAN	X
A1.21	LEVEL 16M FLOOR PLAN	X
A1.22	ROOF PLAN	X
A1.30	LEVELS P3-P1 ENLARGED FLOOR PLAN	X
A1.31	LEVEL 1 ENLARGED FLOOR PLAN	X
A1.32	LEVEL 2-7 ENLARGED FLOOR PLAN	X
A1.33	LEVEL 8 ENLARGED FLOOR PLAN	X
A1.34	LEVEL 8M ENLARGED FLOOR PLAN	X
A1.35	LEVEL 9 ENLARGED FLOOR PLAN	X
A1.36	LEVELS 10-15 ENLARGED FLOOR PLAN	X
A1.37	LEVEL 16 ENLARGED FLOOR PLAN	X
A1.38	LEVEL 16M ENLARGED FLOOR PLAN	X
A2.01	LEVEL P3 REFLECTED CEILING SOUTH	X
A2.02	LEVEL P3 REFLECTED CEILING NORTH	X
A2.03	LEVEL P2 REFLECTED CEILING SOUTH	X
A2.04	LEVEL P2 REFLECTED CEILING NORTH	X
A2.05	LEVEL P1 REFLECTED CEILING SOUTH	X
A2.06	LEVEL P1 REFLECTED CEILING NORTH	X
A2.07	LEVEL 1 REFLECTED CEILING SOUTH	X
A2.08	LEVEL 1 REFLECTED CEILING NORTH	X
A2.09	LEVEL 2 REFLECTED CEILING SOUTH	X
A2.10	LEVEL 2 REFLECTED CEILING NORTH	X
A2.11	LEVELS 3-6 REFLECTED CEILING SOUTH	X
A2.12	LEVELS 3-6 REFLECTED CEILING NORTH	X
A2.13	LEVEL 7 REFLECTED CEILING SOUTH	X
A2.14	LEVEL 7 REFLECTED CEILING NORTH	X
A2.15	LEVEL 8 REFLECTED CEILING PLAN	X
A2.16	LEVEL 8M REFLECTED CEILING PLAN	X
A2.17	LEVEL 9 REFLECTED CEILING PLAN	X

A2.18	LEVEL 10 REFLECTED CEILING PLAN	X
A2.19	LEVELS 11-15 REFLECTED CEILING PLAN	X
A2.20	LEVEL 16 REFLECTED CEILING PLAN	X
A2.21	LEVEL 16M AND STAIR PENTHOUSE REFLECTED CEILING PLAN	X
A3.01	SOUTH ELEVATION & HIDDEN ELEVATIONS	X
A3.02	WEST ELEVATION & HIDDEN ELEVATIONS	X
A3.03	NORTH ELEVATION & HIDDEN ELEVATIONS	X
A3.04	EAST ELEVATION & HIDDEN ELEVATIONS	X
A3.05	AXONOMETRIC VIEWS	X
A3.11	ENLARGED ELEVATION, PLAN AND SECTION AT STORE FRONT/ ENTRY	X
A3.12	TYPICAL CURTAINWALL SYSTEM A	X
A3.13	TYPICAL CURTAINWALL SYSTEM B	X
A3.14	TYPICAL CURTAINWALL SYSTEM C	X
A3.15	TYPICAL CURTAINWALL SYSTEM D	X
A3.51	BUILDING SECTIONS	X
A3.52	BUILDING SECTIONS	X
A4.01	WALL SECTIONS	X
A4.02	WALL SECTIONS	X
A4.11	PARTIAL SECTION AT BUILDING BASE AND STREET	X
A4.12	PARTIAL SECTION AT BUILDING BASE AND STREET (FAN PIER BLVD)
A4.13	PARTIAL WALL SECTIONS AT BUILDING BASE	X
A4.14	PARTIAL WALL SECTIONS AT BUILDING BASE	X
A4.15	PARTIAL WALL SECTIONS AT MID-LEVEL MECHANICAL	X
A4.16	PARTIAL WALL SECTIONS AT TYPICAL FLOORS
A4.17	PARTIAL WALL SECTIONS AND DETAILS AT TYPICAL FLOORS
A4.18	PARTIAL WALL SECTIONS AT PENTHOUSE	X
A4.19	PARTIAL WALL SECTIONS AT PENTHOUSE	X
A4.21	SECTION DETAILS @ BASE OF BUILDING	X
A4.22	SECTION DETAILS @ BASE OF BUILDING	X
A4.23	SECTION DETAILS @ BASE OF BUILDING	X
A4.24	SECTION DETAILS @ BASE OF BUILDING
A4.25	SECTION DETAILS @ LEVELS 2 AND 3	X
A4.26	SECTION DETAILS @ LEVELS 2 AND 3	X
A4.27	SECTION DETAILS AT LOUVERS AND PENTHOUSE	X
A4.28	SECTION DETAILS
A4.51	PLAN DETAILS	X
A4.52	PLAN DETAILS	X
A4.53	PLAN DETAILS
A4.54	PLAN DETAILS
A4.61	TYPICAL MULLION PROFILES AND DETAILS	X
A5.01	STAIR 1 PLANS AND SECTIONS	X

A5.02	STAIR 2 PLANS AND SECTIONS	X
A5.03	STAIR 3 PLANS AND SECTIONS	X
A5.04	STAIR 4 & MISCELLANEOUS STAIRS PLANS AND SECTIONS	X
A5.05	STAIR DETAILS	X
A5.11	ELEVATORS 9-12 PIT, HOISTWAY, MACHINE ROOM PLANS AND SECTIONS
A5.12	ELEVATORS 1-8 PIT, HOISTWAY, MACHINE ROOM PLANS AND SECTION
A6.01	LOBBY INTERIOR ELEVATIONS
A6.11	TYP. TOILET CORE PLANS, RCP’s & INTERIOR ELEVATIONS	X
A6.12	TYP. GARAGE ELEV. LOBBY PLANS & DETAILS	X
A6.21	TYPICAL MOUNTING HEIGHTS	X
A6.31	INTERIOR DETAILS
A7.01	DOOR SCHEDULE	X
A7.02	DOOR FRAME TYPES AND DETAILS	X
A7.11	PARTITION TYPES	X
A8.01	FINISH PLANS	X

05 STRUCTURAL
S0.01	GENERAL NOTES	X
S1.P3a	LEVEL P3 FOUNDATION PLAN SOUTH	X
S1.P3b	LEVEL P3 FOUNDATION PLAN NORTH	X
S1.P2a	LEVEL P2 FOUNDATION PLAN SOUTH	X
S1.P2b	LEVEL P2 FOUNDATION PLAN NORTH	X
Sl.Pla	LEVEL P1 FOUNDATION PLAN SOUTH	X
S1.P1b	LEVEL P1 FOUNDATION PLAN NORTH	X
S1.01	LEVEL 1 / GROUND PLAN NOTES & SECTIONS	X
S1.01a	LEVEL 1 GROUD FRAMING PLAN SOUTH	X
S1.01b	LEVEL 1 GROUD FRAMING PLAN NORTH	X
S1.02a	LEVEL 2 FRAMING PLAN SOUTH	X
S1.02b	LEVEL 2 FRAMING PLAN NORTH	X
S1.03a	LEVEL 3 FRAMING PLAN SOUTH	X
S1.03b	LEVEL 3 FRAMING PLAN NORTH	X
S1.04a	LEVEL 4 THRU 7 FRAMING PLAN SOUTH	X
S1.04b	LEVEL 4 THRU 7 FRAMING PLAN NORTH	X
S1.08	LEVEL 8 MECHANICAL LEVEL FRAMING PLAN	X
S1.08M	LEVEL 8M MEZZANINE LEVEL FRAMING PLAN	X
S1.09	LEVEL 9 FRAMING PLAN	X
S1.10	LEVEL 10 FRAMING PLAN	X
S1.11	LEVEL 11 THRU 15 FRAMING PLAN	X
S1.16	LEVEL 16 MECH. FLOOR LOW ROOF FRAMING PLAN	X
S1.16M	LEVEL 16 MECH. PENTHOUSE FLOOR/ROOF FRAMING PLAN	X
S1.17	LEVEL 17 HIGH ROOF FRAMING PLAN	X

S1.18	PART FRAMING PLANS	X
S2.01	COLUMN SCHEDULE I	X
S2.02	COLUMN SCHEDULE II	X
S2.03	COLUMN SCHEDULE III	X
S3.00	CORE SLAB PLANS I	X
S3.01	CORE SLAB PLANS II	X
S3.02	CORE SLAB PLANS III	X
S3.03	CORE SLAB PLANS IV	X
S3.04	CORE SLAB PLANS V	X
S3.05	CORE SLAB PLANS VI	X
S3.10	WALL DIMENSIONAL ELEVATIONS I	X
S3.11	WALL REINFORCING ELEVATIONS I	X
S3.12	WALL DIMENSIONAL ELEVATIONS II	X
S3.13	WALL REINFORCING ELEVATIONS II	X
S3.14	WALL DIMENSIONAL ELEVATIONS III	X
S3.15	WALL REINFORCING ELEVATIONS III	X
S3.16	WALL DIMENSIONAL ELEVATIONS IV	X
S3.17	WALL REINFORCING ELEVATIONS IV	X
S3.20	CORE WALL REINFORCING DETAILS I	X
S3.21	CORE WALL REINFORCING DETAILS II	X
S3.22	CORE WALL REINFORCING DETAILS III	X
S3.23	CORE WALL REINFORCING DETAILS IV	X
S4.01	TYPICAL CONCRETE DETAIL I	X
S4.02	TYPICAL CONCRETE DETAIL II	X
S4.03	TYPICAL CONCRETE DETAIL III	X
S4.04	TYPICAL CONCRETE DETAIL IV	X
S4.05	TYPICAL CONCRETE DETAIL V	X
S4.06	TYPICAL CONCRETE DETAIL VI	X
S4.07	TYPICAL CONCRETE DETAIL VII	X
S5.01	TYPICAL STEEL DETAIL I	X
S5.02	TYPICAL STEEL DETAIL II	X
S5.03	TYPICAL STEEL DETAIL III	X
S5.04	TYPICAL STEEL DETAIL IV	X
S5.05	TYPICAL STEEL DETAIL V	X
S5.06	TYPICAL STEEL DETAIL VI	X
S5.07	TYPICAL STEEL DETAIL VII	X
S5.08	TYPICAL STEEL DETAIL VIII	X
S5.09	TYPICAL STEEL DETAIL IX	X
S5.10	TYPICAL STEEL DETAIL X	X
S5.11	TYPICAL STEEL DETAIL XI	X
S5.12	TYPICAL STEEL DETAIL XII	X

S5.13	TYPICAL STEEL DETAIL XIII	X
S5.14	TYPICAL STEEL DETAILS XIV	X
S5.15	TYPICAL STEEL DETAIL XV	X
S6.01	PRECAST CONNECTION DETAILS SHEET I
S6.02	PRECAST CONNECTION DETAILS SHEET II

Volume 2
00 GENERAL
G0.00	DRAWING INDEX	X

06 FIRE PROTECTION
FP0.01	FIRE PROTECTION LEGEND, NOTES AND DETAILS	X
FP1.P3A	FIRE PROTECTION LEVEL P3 PARKING GARAGE PLAN SOUTH	X
FP1.P3B	FIRE PROTECTION LEVEL P3 PARKING GARAGE PLAN NORTH	X
FP1.P2A	FIRE PROTECTION LEVEL P2 PARKING GARAGE PLAN SOUTH	X
FP1.P2B	FIRE PROTECTION LEVEL P2 PARKING GARAGE PLAN NORTH	X
FP1.P1A	FIRE PROTECTION LEVEL P1 PARKING GARAGE PLAN SOUTH	X
FP1.P1B	FIRE PROTECTION LEVEL P1 PARKING GARAGE PLAN NORTH	X
FP1.01A	FIRE PROTECTION LEVEL 1 GROUND FLOOR PLAN SOUTH	X
FP1.01B	FIRE PROTECTION LEVEL 1 GROUND FLOOR PLAN NORTH	X
FP1.02A	FIRE PROTECTION LEVEL 2 BUILDING BASE PLAN SOUTH (LABORATORY)	X
FP1.02B	FIRE PROTECTION LEVEL 2 BUILDING BASE PLAN NORTH (LABORATORY)	X
FP1.03A	FIRE PROTECTION LEVEL 3BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FP1.03B	FIRE PROTECTION LEVEL 3BUILDING BASE PLAN - NORTH (LABORATORY)	X
FP1.04A	FIRE PROTECTION LEVEL 4 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FP1.04B	FIRE PROTECTION LEVEL 4 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FP1.05A	FIRE PROTECTION LEVEL 5 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FP1.05B	FIRE PROTECTION LEVEL 5 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FP1.06A	FIRE PROTECTION LEVEL 6 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FP1.06B	FIRE PROTECTION LEVEL 6 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FP1.07A	FIRE PROTECTION LEVEL 7 TOWER PLAN (VIVARIUM)	X
FP1.07B	FIRE PROTECTION LEVEL 7 TOWER PLAN (VIVARIUM)	X
FP1.08	FIRE PROTECTION LEVEL 8 MECHANICAL FLOOR PLAN	X
FP1.09	FIRE PROTECTION LEVEL 9 TOWER PLAN (OFFICE, ASSEMBLY)	X
FP1.10	FIRE PROTECTION LEVEL 10 TOWER PLAN (OFFICE, ASSEMBLY)	X
FP1.11	FIRE PROTECTION LEVEL 11 TOWER PLAN (OFFICE)	X
FP1.12	FIRE PROTECTION LEVEL 12 TOWER PLAN (OFFICE)	X
FP1.13	FIRE PROTECTION LEVEL 13 TOWER PLAN (OFFICE)	X
FP1.14	FIRE PROTECTION LEVEL 14 TOWER PLAN (OFFICE)	X
FP1.15	FIRE PROTECTION LEVEL 15 TOWER PLAN (OFFICE)	X

FP1.16	FIRE PROTECTION LEVEL 16 PENTHOUSE FLOOR PLAN	X
FP1.16M	FIRE PROTECTION LEVEL 16M PENTHOUSE MEZZANINE FLOOR PLAN	X
FP1.17	FIRE PROTECTION ROOF PLAN	X
FP2.00	FIRE PROTECTION RISER DIAGRAM	X

07 FIRE ALARM
FA0.01	FIRE ALARM LEGEND, NOTES, DETAILS AND RISER DIAGRAM	X
FA1.P3A	FIRE ALARM LEVEL P3 PARKING GARAGE PLAN SOUTH	X
FA1.P3B	FIRE ALARM LEVEL P3 PARKING GARAGE PLAN NORTH	X
FA1.P2A	FIRE ALARM LEVEL P2 PARKING GARAGE PLAN SOUTH	X
FA1.P2B	FIRE ALARM LEVEL P2 PARKING GARAGE PLAN NORTH	X
FA1.P1A	FIRE ALARM LEVEL P1 PARKING GARAGE PLAN SOUTH	X
FA1.P1B	FIRE ALARM LEVEL P1 PARKING GARAGE PLAN NORTH	X
FA1.01A	FIRE ALARM LEVEL 1 GROUND FLOOR PLAN SOUTH	X
FA1.01B	FIRE ALARM LEVEL 1 GROUND FLOOR PLAN NORTH	X
FA1.02A	FIRE ALARM LEVEL 2 BUILDING BASE PLAN SOUTH (LABORATORY)	X
FA1.02B	FIRE ALARM LEVEL 2 BUILDING BASE PLAN NORTH (LABORATORY)	X
FA1.03A	FIRE ALARM LEVEL 3 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FA1.03B	FIRE ALARM LEVEL 3 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FA1.04A	FIRE ALARM LEVEL 4 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FA1.04B	FIRE ALARM LEVEL 4 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FA1.05A	FIRE ALARM LEVEL 5 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FA1.05B	FIRE ALARM LEVEL 5 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FA1.06A	FIRE ALARM LEVEL 6 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FA1.06B	FIRE ALARM LEVEL 6 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FA1.07A	FIRE ALARM LEVEL 7 TOWER PLAN (VIVARIUM)	X
FA1.07B	FIRE ALARM LEVEL 7 TOWER PLAN (VIVARIUM)	X
FA1.08	FIRE ALARM LEVEL 8 MECHANICAL FLOOR PLAN	X
FA1.08M	FIRE ALARM LEVEL 8 MEZZANINE MECHANICAL FLOOR PLAN	X
FA1.09	FIRE ALARM LEVEL 9 TOWER PLAN (OFFICE, ASSEMBLY)	X
FA1.10	FIRE ALARM LEVEL 10 TOWER PLAN (OFFICE, ASSEMBLY)	X
FA1.11	FIRE ALARM LEVEL 11 TOWER PLAN (OFFICE)	X
FA1.12	FIRE ALARM LEVEL 12 TOWER PLAN (OFFICE)	X
FA1.13	FIRE ALARM LEVEL 13 TOWER PLAN (OFFICE)	X
FA1.14	FIRE ALARM LEVEL 14 TOWER PLAN (OFFICE)	X
FA1.15	FIRE ALARM LEVEL 15 TOWER PLAN (OFFICE)	X
FA1.16	FIRE ALARM LEVEL 16 PENTHOUSE FLOOR PLAN	X
FA1.16M	FIRE ALARM LEVEL 16M PENTHOUSE MEZZANINE FLOOR PLAN	X
FA1.17	FIRE ALARM ROOF PLAN	X

08 PLUMBING

P0.01	PLUMBING LEGEND AND DIAGRAM SHEET	X
P0.02	PLUMBING WATER AND GAS RISER DIAGRAMS	X
P0.03	PLUMBING DRAINAGE RISER DIAGRAMS	X
P0.04	PLUMBING DRAINAGE AND NATURAL GAS RISER DIAGRAMS	X
P1.P3A	PLUMBING LEVEL P3 PARKING GARAGE PLAN - SOUTH	X
P1.P3B	PLUMBING LEVEL P3 PARKING GARAGE PLAN - NORTH	X
P1.P2A	PLUMBING LEVEL P2 PARKING GARAGE PLAN -SOUTH	X
P1.P2B	PLUMBING LEVEL P2 PARKING GARAGE PLAN - NORTH	X
P1.P1A	PLUMBING LEVEL P1 PARKING GARAGE PLAN - SOUTH	X
P1.P1B	PLUMBING LEVEL P1 PARKING GARAGE PLAN - NORTH	X
P1.01A	PLUMBING LEVEL 1 GROUND FLOOR PLAN - SOUTH	X
P1.01B	PLUMBING LEVEL 1 GROUND FLOOR PLAN - NORTH	X
P1.02A	PLUMBING LEVEL 2 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.028	PLUMBING LEVEL 2 FLOOR PLAN - NORTH (LABORATORY)	X
P1.03A	PLUMBING LEVEL 3 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.03B	PLUMBING LEVEL 3 FLOOR PLAN - NORTH (LABORATORY)	X
P1.04A	PLUMBING LEVEL 4 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.04B	PLUMBING LEVEL 4 FLOOR PLAN - NORTH (LABORATORY)	X
P1.05A	PLUMBING LEVEL 5 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.05B	PLUMBING LEVEL 5 FLOOR PLAN - NORTH (LABORATORY)	X
P1.06A	PLUMBING LEVEL 6 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.06B	PLUMBING LEVEL 6 FLOOR PLAN - NORTH (LABORATORY)	X
P1.07A	PLUMBING LEVEL 7 FLOOR PLAN -SOUTH (LABORATORY)	X
P1.07B	PLUMBING LEVEL 7 FLOOR PLAN - NORTH (LABORATORY)	X
P1.08	PLUMBING LEVEL 8 MECHANICAL FLOOR PLAN	X
P1.08M	PLUMBING LEVEL 8 MECHANICAL MEZZANINE FLOOR PLAN	X
P1.09	PLUMBING LEVEL 9 FLOOR PLAN (LABORATORY)	X
P1.10	PLUMBING LEVEL 10 FLOOR PLAN (OFFICE)	X
P1.11	PLUMBING LEVEL 11 FLOOR PLAN (OFFICE)	X
P1.12	PLUMBING LEVEL 12 FLOOR PLAN (OFFICE)	X
P1.13	PLUMBING LEVEL 13 FLOOR PLAN (OFFICE)	X
P1.14	PLUMBING LEVEL 14 FLOOR PLAN (OFFICE)	X
P1.15	PLUMBING LEVEL 15 FLOOR PLAN (LABORATORY)	X
P1.16	PLUMBING LEVEL 16 PENTHOUSE FLOOR PLAN	X
P1.16M	PLUMBING LEVEL 16M PENTHOUSE MEZZANINE FLOOR PLAN	X
P1.17	PLUMBING ROOF PLAN	X

09 MECHANICAL
H0.01	HVAC - LEGEND, ABBREVIATIONS, GENERAL NOTES AND DRAWING LIST	X
H0.02	HVAC SCHEDULES 1	X
H0.03	HVAC SCHEDULES 2	X

H0.04	HVAC SCHEDULES 3	X
H0.05	HVAC DETAILS 1	X
H0.06	HVAC DETAILS 2	X
H0.07	HVAC DETAILS 3	X
H0.08	HVAC CUSTOM AHU PLANS AND ELEVATIONS	X
H0.09	HVAC CUSTOM EAHU PLANS AND ELEVATIONS	X
H0.10	HVAC SUPPLY AND EXHAUST AIR RISER DIAGRAMS	X
H0.11	HVAC - STAIR NO. 1A AND 1B VESTIBULE AND STAIR PRESSURIZATION RISER DIAGRAMS	X
H0.12	HVAC - STAIR NO. 2, 3 & 4 PRESSURIZATION RISER DIAGRAMS	X
H0.13	HVAC FUEL OIL PIPING SCHEMATIC	X
H0.14	HVAC CHILLED & CONDENSER WATER PLANT PIPING FLOW DIAGRAM	X
H0.15	HVAC PROCESS, RETAIL AND CONDENSER WATER PIPING RISER DIAGRAMS	X
H0.16	HVAC - PROCESS, RETAIL AND CONDENSER WATER PIPING RISER	X
H0.17	HVAC - PROCESS CHILLED WATER RISER DIAGRAMS	X
H0.18	HVAC - HOT WATER PIPING SCHEMATIC	X
H0.19	HVAC - HEAT RECOVERY PIPING SCHEMATIC	X
H0.20	HVAC - HOT WATER, HEAT RECOVERY AND RELIEF VENT PIPING RISER	X
H1.P3A	HVAC - LEVEL P3 (LOWER LEVEL) PARKING GARAGE PLAN — SOUTH	X
H1.P3B	HVAC - LEVEL P3 (LOWER LEVEL) PARKING GARAGE PLAN — NORTH	X
H1.P2A	HVAC - LEVEL P2 (MIDDLE LEVEL) PARKING GARAGE PLAN —SOUTH	X
H1.P2B	HVAC - LEVEL P2 (MIDDLE LEVEL) PARKING GARAGE PLAN — NORTH	X
H1.P1A	HVAC - LEVEL P1 (UPPER LEVEL) PARKING GARAGE PLAN —SOUTH	X
H1.P1B	HVAC - LEVEL P1 (UPPER LEVEL) PARKING GARAGE PLAN — NORTH	X
H1.01A	HVAC - LEVEL 1 GROUND FLOOR PLAN - SOUTH	X
H1.01B	HVAC - LEVEL 1 GROUND FLOOR PLAN - NORTH	X
H1.02A	HVAC - LEVEL 2 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.02B	HVAC - LEVEL 2 FLOOR PLAN - NORTH (LABORATORY)	X
H1.03A	HVAC - LEVEL 3 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.03B	HVAC - LEVEL 3 FLOOR PLAN - NORTH (LABORATORY)	X
H1.04A	HVAC - LEVEL 4 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.04B	HVAC - LEVEL 4 FLOOR PLAN - NORTH (LABORATORY)	X
H1.05A	HVAC - LEVEL 5 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.05B	HVAC - LEVEL 5 FLOOR PLAN - NORTH (LABORATORY)	X
H1.06A	HVAC - LEVEL 6 FLOOR PLAN -SOUTH (LABORATORY)	X
H1.06B	HVAC - LEVEL 6 FLOOR PLAN - NORTH (LABORATORY)	X
H1.07A	HVAC - LEVEL 7 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.07B	HVAC - LEVEL 7 FLOOR PLAN - NORTH (LABORATORY)	X
H1.08	HVAC - LEVEL 8 FLOOR PLAN	X
H1.08M	HVAC - LEVEL 8 MEZZANINE FLOOR PLAN	X
H1.08S	HVAC - LEVEL 8 AND 8M - SECTIONS	X
H1.09	HVAC - LEVEL 9 FLOOR PLAN (LABORATORY)	X

H1.10	HVAC - LEVEL 10 FLOOR PLAN (OFFICE)	X
H1.11	HVAC - LEVEL 11 FLOOR PLAN (OFFICE)	X
H1.12	HVAC - LEVEL 12 FLOOR PLAN (OFFICE)	X
H1.13	HVAC - LEVEL 13 FLOOR PLAN (OFFICE)	X
H1.14	HVAC - LEVEL 14 FLOOR PLAN (OFFICE)	X
H1.15	HVAC - LEVEL 15 FLOOR PLAN (LABORATORY)	X
H1.16	HVAC - LEVEL 16 - PENTHOUSE FLOOR PLAN	X
H1.16M	HVAC - LEVEL 16M - PENTHOUSE MEZZANINE FLOOR PLAN	X
H1.16S1	HVAC - LEVEL 16 (PENTHOUSE) AND 16M (MEZZANINE) - SECTIONS 1	X
H1.16S2	HVAC - LEVEL 16 (PENTHOUSE) AND 16M (MEZZANINE) - SECTIONS 2	X
H1.17	HVAC - ROOF PLAN	X

10 ELECTRICAL
E0.00	ELECTRICAL LEGEND, NOTES, AND SCHEDULES	X
E0.01	ELECTRICAL DISTRIBUTION RISER DIAGRAM “A”	X
E0.02	ELECTRICAL DISTRIBUTION RISER DIAGRAM “B”	X
E0.03	ELECTRICAL SCHEDULES AND DETAILS	X
E0.04	ELECTRICAL SCHEDULES AND DETAILS	X
E0.05	ELECTRICAL SCHEDULES AND DETAILS	X
E0.06	ELECTRICAL SCHEDULES AND DETAILS	X
E0.07	ELECTRICAL SCHEDULES AND DETAILS	X
E0.08	ELECTRICAL SCHEDULES AND DETAILS	X
E0.09	ELECTRICAL SCHEDULES AND DETAILS	X
E0.10	ELECTRICAL NORTH ELEVATION LIGHTING PLAN	X
E0.11	ELECTRICAL EAST ELEVATION LIGHTING PLAN	X
E0.12	ELECTRICAL SOUTH ELEVATION LIGHTING PLAN	X
E0.13	ELECTRICAL WEST ELEVATION LIGHTING PLAN	X
E1.P3A	ELECTRICAL LEVEL P3 PARKING GARAGE PLAN SOUTH	X
E1.P3B	ELECTRICAL LEVEL P3 PARKING GARAGE PLAN NORTH	X
E1.P2A	ELECTRICAL LEVEL P2 PARKING GARAGE PLAN SOUTH	X
E1.P2B	ELECTRICAL LEVEL P2 PARKING GARAGE PLAN NORTH	X
E1.P1A	ELECTRICAL LEVEL P1 PARKING GARAGE PLAN SOUTH	X
E1.P1B	ELECTRICAL LEVEL P1 PARKING GARAGE PLAN NORTH	X
E1.01A	ELECTRICAL LEVEL 1 GROUND FLOOR PLAN SOUTH	X
E1.01B	ELECTRICAL LEVEL 1 GROUND FLOOR PLAN NORTH	X
E1.02A	ELECTRICAL LEVEL 2 BUILDING BASE PLAN SOUTH (LABORATORY)	X
E1.02B	ELECTRICAL LEVEL 2 BUILDING BASE PLAN NORTH (LABORATORY)	X
E1.03A	ELECTRICAL LEVEL 3 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
E1.03B	ELECTRICAL LEVEL 3 BUILDING BASE PLAN - NORTH (LABORATORY)	X
E1.04A	ELECTRICAL LEVEL 4 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
E1.04B	ELECTRICAL LEVEL 4 BUILDING BASE PLAN - NORTH (LABORATORY)	X

E1.05A	ELECTRICAL LEVEL 5 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
E1.05B	ELECTRICAL LEVEL 5 BUILDING BASE PLAN - NORTH (LABORATORY)	X
E1.06A	ELECTRICAL LEVEL 6 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
E1.06B	ELECTRICAL LEVEL 6 BUILDING BASE PLAN - NORTH (LABORATORY)	X
E1.07A	ELECTRICAL LEVEL 7 TOWER PLAN SOUTH (VIVARIUM)	X
E1.07B	ELECTRICAL LEVEL 7 TOWER PLAN NORTH (VIVARIUM)	X
E1.08	ELECTRICAL LEVEL 8 MECHANICAL FLOOR PLAN	X
E1.08M	ELECTRICAL LEVEL 8 MEZZANINE MECHANICAL FLOOR PLAN	X
E1.09	ELECTRICAL LEVEL 9 TOWER PLAN (OFFICE, ASSEMBLY)	X
E1.10	ELECTRICAL LEVEL 10 TOWER PLAN (OFFICE, ASSEMBLY)	X
E1.11	ELECTRICAL LEVEL 11 TOWER PLAN (OFFICE)	X
E1.12	ELECTRICAL LEVEL 12 TOWER PLAN (OFFICE)	X
E1.13	ELECTRICAL LEVEL 13 TOWER PLAN (OFFICE)	X
E1.14	ELECTRICAL LEVEL 14 TOWER PLAN (OFFICE)	X
E1.15	ELECTRICAL LEVEL 15 TOWER PLAN (OFFICE)	X
E1.16	ELECTRICAL LEVEL 16 PENTHOUSE FLOOR PLAN	X
E1.16M	ELECTRICAL LEVEL 16M PENTHOUSE MEZZANINE FLOOR PLAN	X
E1.17	ELECTRICAL ROOF PLAN	X

11 LIGHTING
LT-1.1	LOBBY LEVEL 1 GROUND FLOOR REFLECTED CEILING PLAN
LT-1.2	LOBBY LEVEL 2 REFLECTED CEILING PLAN
LT-2.0	EXTERIOR BUILDING LIGHTING NORTH ELEVATION
LT-3.0	EXTERIOR BUILDING LIGHTING EAST ELEVATION
LT-4.0	EXTERIOR BUILDING LIGHTING SOUTH ELEVATION
LT-5.0	EXTERIOR BUILDING LIGHTING WEST ELEVATION

12 SECURITY
SE1.P3	LEVEL 3 PARKING
SE1.P2	LEVEL 2 PARKING
SE1.P1	LEVEL 1 PARKING
SE1.1	LEVEL 1
SE1.2	LEVEL 2
SE1.16M	LEVEL 16 PENTHOUSE MEZZANINE
SE1.16P	LEVEL 16 PENTHOUSE
SE2.0	RISER DIAGRAM
SE2.1	CCTV BLOCK DIAGRAM
SE2.2	TYPICALS 1 OF 2
SE2.3	TYPICALS 2 OF 2

13 ELEVATORS
VT01	GENERAL ELEVATOR INFORMATION	X
VT02	PLANS ELEVATORS 1-7	X
VT02A	ALTERNATE PLANS ELEVATORS 1A-7A	X
VT03	HOISTWAY SECTION ELEVATORS 1-7	X
VT03A	ALTERNATE CONTROL ROOM PLAN AND HOISTWAY SECTION ELEVATORS 1A-7A	X
VT04	PLANS ELEVATORS 8-9	X
VT05	HOISTWAY SECTIONS ELEVATORS 9-10	X
VT06	PLANS AND HOISTWAY SECTION ELEVATORS 10-11	X

Sheet #	Drawing Title
00 GENERAL
	COVER SHEET	X
G0.00	DRAWING INDEX	X
G0.01	SITE PLAN	X
Volume 1
01 GEOTECHNICAL
GT1.00	APPROXIMATE PLAN LIMITS OF FORMER STRUCTURES	X
GT1.01	ADDITIONAL DETAILS OF FORMER STRUCTURES	X
GT1.02	ENLARGED PLAN AND SECTIONS THROUGH NORTHERN AVENUE SEAWALL	X
GT2.00	UNDERSLAB FOUNDATION DRAINAGE PLAN	X
GT3.00	BASE BID LIMITS OF OVEREXCAVATION WITHIN FORMER SLIP	X

02 CIVIL
C1.01	SITE UTILITY PLAN	X
C1.02	48” STORM DRAIN PLAN AND PROFILE	X
C2.01	SITE GRADING PLAN	X
C3.01	ROADWAY LAYOUT PLAN	X
C4.01	CIVIC DETAILS	X
C4.02	CIVIC DETAILS	X
C4.03	CIVIC DETAILS	X
C4.04	CIVIL DETAILS	X
C5.01	EROSION CONTROL PLAN
C6.01	SIGNAGE PAVEMENT MARKING PLAN	X

03 LANDSCAPE
L1.01	MATERIALS PLAN	X

L1.02	LAYOUT PLAN	X
L1.04	IRRIGATION PLAN	X
L2.01	DETAILS	X
L2.02	PLANTING DETAILS	X
L2.03	SITE FURNISHING	X

04 ARCHITECTURAL
A0.00	GENERAL NOTES & ABBREVIATIONS	X
A0.01	CODE SUMMARY
A0.02	LEVEL P3 FIRE RATING AND EXIT DIAGRAM	X
A0.03	LEVEL P2 FIRE RATING AND EXIT DIAGRAM	X
A0.04	LEVEL P1 FIRE RATING AND EXIT DIAGRAM	X
A0.05	LEVEL 1 FIRE RATING AND EXIT DIAGRAM	X
A0.06	LEVEL 2 FIRE RATING AND EXIT DIAGRAM	X
A0.07	LEVELS 3-6 FIRE RATING AND EXIT DIAGRAM	X
A0.08	LEVEL 7 FIRE RATING AND EXIT DIAGRAM	X
A0.09	LEVEL 8 FIRE RATING AND EXIT DIAGRAM	X
A0.10	LEVEL 8M FIRE RATING AND EXIT DIAGRAM	X
A0.11	LEVELS 9-10 FIRE RATING AND EXIT DIAGRAM	X
A0.12	LEVELS 11-15 FIRE RATING AND EXIT DIAGRAM	X
A0.13	LEVEL 16 FIRE RATING AND EXIT DIAGRAM	X
A0.14	LEVEL 16M FIRE RATING AND EXIT DIAGRAM	X
A0.15	ROOF LEVEL FIRE RATING AND EXIT DIAGRAM	X
A0.20	SLAB EDGE	X
A0.50	OVERALL LEVEL P3 AND LEVEL P2 FLOOR PLANS	X
A0.51	OVERALL LEVEL P1 AND LEVEL 1 FLOOR PLANS	X
A0.52	OVERALL LEVEL 2 AND LEVEL 3-6 FLOOR PLANS	X
A0.53	OVERALL LEVEL 7, LEVEL 8 AND 8M FLOOR PLANS	X
A0.54	OVERALL LEVEL 9 AND LEVEL 10 FLOOR PLANS	X
A0.55	OVERALL LEVEL 11-15 AND LEVEL 16 FLOOR PLANS	X
A0.56	OVERALL LEVEL 16M AND ROOF FLOOR PLANS	X
A1.01	LEVEL P3 FLOOR PLAN - SOUTH	X
A1.02	LEVEL P3 FLOOR PLAN - NORTH	X
A1.03	LEVEL P2 FLOOR PLAN - SOUTH	X
A1.04	LEVEL P2 FLOOR PLAN - NORTH	X
A1.05	LEVEL P1 FLOOR PLAN - SOUTH	X
A1.06	LEVEL P1 FLOOR PLAN - NORTH	X
A1.07	LEVEL 1 FLOOR PLAN - SOUTH	X
A1.08	LEVEL 1 FLOOR PLAN - NORTH	X
A1.09	LEVEL 2 FLOOR PLAN - SOUTH	X
A1.10	LEVEL 2 FLOOR PLAN - NORTH	X

A1.11	LEVELS 3-6 FLOOR PLAN - SOUTH	X
A1.12	LEVELS 3-6 FLOOR PLAN - NORTH	X
A1.13	LEVEL 7 FLOOR PLAN - SOUTH	X
A1.14	LEVEL 7 FLOOR PLAN - NORTH	X
A1.15	LEVEL 8 FLOOR PLAN	X
A1.16	LEVEL 8M FLOOR PLAN	X
A1.17	LEVEL 9 FLOOR PLAN	X
A1.18	LEVEL 10 FLOOR PLAN	X
A1.19	LEVELS 11-15 FLOOR PLAN	X
A1.20	LEVEL 16 FLOOR PLAN	X
A1.21	LEVEL 16M FLOOR PLAN	X
A1.22	ROOF PLAN	X
A1.30	LEVELS P3-P1 ENLARGED FLOOR PLAN	X
A1.31	LEVEL 1 ENLARGED FLOOR PLAN	X
A1.32	LEVEL 2-7 ENLARGED FLOOR PLAN	X
A1.33	LEVEL 8 ENLARGED FLOOR PLAN	X
A1.34	LEVEL 8M ENLARGED FLOOR PLAN	X
A1.35	LEVEL 9 ENLARGED FLOOR PLAN	X
A1.36	LEVELS 10-15 ENLARGED FLOOR PLAN	X
A1.37	LEVEL 16 ENLARGED FLOOR PLAN	X
A1.38	LEVEL 16M ENLARGED FLOOR PLAN	X
A2.01	LEVEL P3 REFLECTED CEILING SOUTH	X
A2.02	LEVEL P3 REFLECTED CEILING NORTH	X
A2.03	LEVEL P2 REFLECTED CEILING SOUTH	X
A2.04	LEVEL P2 REFLECTED CEILING NORTH	X
A2.05	LEVEL P1 REFLECTED CEILING SOUTH	X
A2.06	LEVEL P1 REFLECTED CEILING NORTH	X
A2.07	LEVEL 1 REFLECTED CEILING SOUTH	X
A2.08	LEVEL 1 REFLECTED CEILING NORTH	X
A2.09	LEVEL 2 REFLECTED CEILING SOUTH	X
A2.10	LEVEL 2 REFLECTED CEILING NORTH	X
A2.11	LEVELS 3-6 REFLECTED CEILING SOUTH	X
A2.12	LEVELS 3-6 REFLECTED CEILING NORTH	X
A2.13	LEVEL 7 REFLECTED CEILING SOUTH	X
A2.14	LEVEL 7 REFLECTED CEILING NORTH	X
A2.15	LEVEL 8 REFLECTED CEILING PLAN	X
A2.16	LEVEL 8M REFLECTED CEILING PLAN	X
A2.17	LEVEL 9 REFLECTED CEILING PLAN	X
A2.18	LEVEL 10 REFLECTED CEILING PLAN	X
A2.19	LEVELS 11-15 REFLECTED CEILING PLAN	X
A2.20	LEVEL 16 REFLECTED CEILING PLAN	X

A2.21	LEVEL 16M AND STAIR PENTHOUSE REFLECTED CEILING PLAN	X
A3.01	SOUTH ELEVATION & HIDDEN ELEVATIONS	X
A3.02	WEST ELEVATION & HIDDEN ELEVATIONS	X
A3.03	NORTH ELEVATION & HIDDEN ELEVATIONS	X
A3.04	EAST ELEVATION & HIDDEN ELEVATIONS	X
A3.05	AXONOMETRIC VIEWS	X
A3.11	ENLARGED ELEVATION, PLAN AND SECTION AT STORE FRONT/ ENTRY	X
A3.12	TYPICAL CURTAINWALL SYSTEM A	X
A3.13	TYPICAL CURTAINWALL SYSTEM B	X
A3.14	TYPICAL CURTAINWALL SYSTEM C	X
A3.15	TYPICAL CURTAINWALL SYSTEM D	X
A3.51	BUILDING SECTIONS	X
A3.52	BUILDING SECTIONS	X
A4.01	WALL SECTIONS	X
A4.02	WALL SECTIONS	X
A4.11	PARTIAL SECTION AT BUILDING BASE AND STREET	X
A4.12	PARTIAL SECTION AT BUILDING BASE AND STREET (FAN PIER BLVD)
A4.13	PARTIAL WALL SECTIONS AT BUILDING BASE	X
A4.14	PARTIAL WALL SECTIONS AT BUILDING BASE	X
A4.15	PARTIAL WALL SECTIONS AT MID-LEVEL MECHANICAL	X
A4.16	PARTIAL WALL SECTIONS AT TYPICAL FLOORS
A4.17	PARTIAL WALL SECTIONS AND DETAILS AT TYPICAL FLOORS
A4.18	PARTIAL WALL SECTIONS AT PENTHOUSE	X
A4.19	PARTIAL WALL SECTIONS AT PENTHOUSE	X
A4.21	SECTION DETAILS @ BASE OF BUILDING	X
A4.22	SECTION DETAILS @ BASE OF BUILDING	X
A4.23	SECTION DETAILS @ BASE OF BUILDING	X
A4.24	SECTION DETAILS @ BASE OF BUILDING
A4.25	SECTION DETAILS @ LEVELS 2 AND 3	X
A4.26	SECTION DETAILS @ LEVELS 2 AND 3	X
A4.27	SECTION DETAILS AT LOUVERS AND PENTHOUSE	X
A4.28	SECTION DETAILS
A4.51	PLAN DETAILS	X
A4.52	PLAN DETAILS	X
A4.53	PLAN DETAILS
A4.54	PLAN DETAILS
A4.61	TYPICAL MULLION PROFILES AND DETAILS	X
A5.01	STAIR 1 PLANS AND SECTIONS	X
A5.02	STAIR 2 PLANS AND SECTIONS	X
A5.03	STAIR 3 PLANS AND SECTIONS	X
A5.04	STAIR 4 & MISCELLANEOUS STAIRS PLANS AND SECTIONS	X

A5.05	STAIR DETAILS	X
A5.11	ELEVATORS 9-12 PIT, HOISTWAY, MACHINE ROOM PLANS AND SECTIONS
A5.12	ELEVATORS 1-8 PIT, HOISTWAY, MACHINE ROOM PLANS AND SECTION
A6.01	LOBBY INTERIOR ELEVATIONS
A6.11	TYP. TOILET CORE PLANS, RCP’s & INTERIOR ELEVATIONS	X
A6.12	TYP. GARAGE ELEV. LOBBY PLANS & DETAILS	X
A6.21	TYPICAL MOUNTING HEIGHTS	X
A6.31	INTERIOR DETAILS
A7.01	DOOR SCHEDULE	X
A7.02	DOOR FRAME TYPES AND DETAILS	X
A7.11	PARTITION TYPES	X
A8.01	FINISH PLANS	X

05 STRUCTURAL
S0.01	GENERAL NOTES	X
S1.P3a	LEVEL P3 FOUNDATION PLAN SOUTH	X
S1.P3b	LEVEL P3 FOUNDATION PLAN NORTH	X
S1.P2a	LEVEL P2 FOUNDATION PLAN SOUTH	X
S1.P2b	LEVEL P2 FOUNDATION PLAN NORTH	X
S1.P1a	LEVEL P1 FOUNDATION PLAN SOUTH	X
S1.P1b	LEVEL P1 FOUNDATION PLAN NORTH	X
S1.01	LEVEL 1 / GROUND PLAN NOTES & SECTIONS	X
S1.01a	LEVEL 1 GROUD FRAMING PLAN SOUTH	X
S1.01b	LEVEL 1 GROUD FRAMING PLAN NORTH	X
S1.02a	LEVEL 2 FRAMING PLAN SOUTH	X
S1.02b	LEVEL 2 FRAMING PLAN NORTH	X
S1.03a	LEVEL 3 FRAMING PLAN SOUTH	X
S1.03b	LEVEL 3 FRAMING PLAN NORTH	X
S1.04a	LEVEL 4 THRU 7 FRAMING PLAN SOUTH	X
S1.04b	LEVEL 4 THRU 7 FRAMING PLAN NORTH	X
S1.08	LEVEL 8 MECHANICAL LEVEL FRAMING PLAN	X
S1.08M	LEVEL 8M MEZZANINE LEVEL FRAMING PLAN	X
S1.09	LEVEL 9 FRAMING PLAN	X
S1.10	LEVEL 10 FRAMING PLAN	X
S1.11	LEVEL 11 THRU 15 FRAMING PLAN	X
S1.16	LEVEL 16 MECH. FLOOR LOW ROOF FRAMING PLAN	X
S1.16M	LEVEL 16 MECH. PENTHOUSE FLOOR/ROOF FRAMING PLAN	X
S1.17	LEVEL 17 HIGH ROOF FRAMING PLAN	X
S1.18	PART FRAMING PLANS	X
S2.01	COLUMN SCHEDULE I	X
S2.02	COLUMN SCHEDULE II	X

S2.03	COLUMN SCHEDULE III	X
S3.00	CORE SLAB PLANS I	X
S3.01	CORE SLAB PLANS II	X
S3.02	CORE SLAB PLANS III	X
S3.03	CORE SLAB PLANS IV	X
S3.04	CORE SLAB PLANS V	X
S3.05	CORE SLAB PLANS VI	X
S3.10	WALL DIMENSIONAL ELEVATIONS I	X
S3.11	WALL REINFORCING ELEVATIONS I	X
S3.12	WALL DIMENSIONAL ELEVATIONS II	X
S3.13	WALL REINFORCING ELEVATIONS II	X
S3.14	WALL DIMENSIONAL ELEVATIONS III	X
S3.15	WALL REINFORCING ELEVATIONS III	X
S3.16	WALL DIMENSIONAL ELEVATIONS IV	X
S3.17	WALL REINFORCING ELEVATIONS IV	X
S3.20	CORE WALL REINFORCING DETAILS I	X
S3.21	CORE WALL REINFORCING DETAILS II	X
S3.22	CORE WALL REINFORCING DETAILS III	X
S3.23	CORE WALL REINFORCING DETAILS IV	X
S4.01	TYPICAL CONCRETE DETAIL I	X
S4.02	TYPICAL CONCRETE DETAIL II	X
S4.03	TYPICAL CONCRETE DETAIL III	X
S4.04	TYPICAL CONCRETE DETAIL IV	X
S4.05	TYPICAL CONCRETE DETAIL V	X
S4.06	TYPICAL CONCRETE DETAIL VI	X
S4.07	TYPICAL CONCRETE DETAIL VII	X
S5.01	TYPICAL STEEL DETAIL I	X
S5.02	TYPICAL STEEL DETAIL II	X
S5.03	TYPICAL STEEL DETAIL III	X
S5.04	TYPICAL STEEL DETAIL IV	X
S5.05	TYPICAL STEEL DETAIL V	X
S5.06	TYPICAL STEEL DETAIL VI	X
S5.07	TYPICAL STEEL DETAIL VII	X
S5.08	TYPICAL STEEL DETAIL VIII	X
S5.09	TYPICAL STEEL DETAIL IX	X
S5.10	TYPICAL STEEL DETAIL X	X
S5.11	TYPICAL STEEL DETAIL XI	X
S5.12	TYPICAL STEEL DETAIL XII	X
S5.13	TYPICAL STEEL DETAIL XIII	X
S5.14	TYPICAL STEEL DETAILS XIV	X
S5.15	TYPICAL STEEL DETAIL XV	X

S6.01	PRECAST CONNECTION DETAILS SHEET I
S6.02	PRECAST CONNECTION DETAILS SHEET II

Volume 2
00 GENERAL
G0.00	DRAWING INDEX	X

06 FIRE PROTECTION
FP0.01	FIRE PROTECTION LEGEND, NOTES AND DETAILS	X
FP1.P3A	FIRE PROTECTION LEVEL P3 PARKING GARAGE PLAN SOUTH	X
FP1.P3B	FIRE PROTECTION LEVEL P3 PARKING GARAGE PLAN NORTH	X
FP1.P2A	FIRE PROTECTION LEVEL P2 PARKING GARAGE PLAN SOUTH	X
FP1.P2B	FIRE PROTECTION LEVEL P2 PARKING GARAGE PLAN NORTH	X
FP1.P1A	FIRE PROTECTION LEVEL P1 PARKING GARAGE PLAN SOUTH	X
FP1.P1B	FIRE PROTECTION LEVEL P1 PARKING GARAGE PLAN NORTH	X
FP1.01A	FIRE PROTECTION LEVEL 1 GROUND FLOOR PLAN SOUTH	X
FP1.01B	FIRE PROTECTION LEVEL 1 GROUND FLOOR PLAN NORTH	X
FP1.02A	FIRE PROTECTION LEVEL 2 BUILDING BASE PLAN SOUTH (LABORATORY)	X
FP1.02B	FIRE PROTECTION LEVEL 2 BUILDING BASE PLAN NORTH (LABORATORY)	X
FP1.03A	FIRE PROTECTION LEVEL 3BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FP1.03B	FIRE PROTECTION LEVEL 3BUILDING BASE PLAN - NORTH (LABORATORY)	X
FP1.04A	FIRE PROTECTION LEVEL 4 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FP1.04B	FIRE PROTECTION LEVEL 4 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FP1.05A	FIRE PROTECTION LEVEL 5 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FP1.05B	FIRE PROTECTION LEVEL 5 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FP1.06A	FIRE PROTECTION LEVEL 6 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FP1.06B	FIRE PROTECTION LEVEL 6 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FP1.07A	FIRE PROTECTION LEVEL 7 TOWER PLAN (VIVARIUM)	X
FP1.07B	FIRE PROTECTION LEVEL 7 TOWER PLAN (VIVARIUM)	X
FP1.08	FIRE PROTECTION LEVEL 8 MECHANICAL FLOOR PLAN	X
FP1.09	FIRE PROTECTION LEVEL 9 TOWER PLAN (OFFICE, ASSEMBLY)	X
FP1.10	FIRE PROTECTION LEVEL 10 TOWER PLAN (OFFICE, ASSEMBLY)	X
FP1.11	FIRE PROTECTION LEVEL 11 TOWER PLAN (OFFICE)	X
FP1.12	FIRE PROTECTION LEVEL 12 TOWER PLAN (OFFICE)	X
FP1.13	FIRE PROTECTION LEVEL 13 TOWER PLAN (OFFICE)	X
FP1.14	FIRE PROTECTION LEVEL 14 TOWER PLAN (OFFICE)	X
FP1.15	FIRE PROTECTION LEVEL 15 TOWER PLAN (OFFICE)	X
FP1.16	FIRE PROTECTION LEVEL 16 PENTHOUSE FLOOR PLAN	X
FP1.16M	FIRE PROTECTION LEVEL 16M PENTHOUSE MEZZANINE FLOOR PLAN	X
FP1.17	FIRE PROTECTION ROOF PLAN	X

FP2.00	FIRE PROTECTION RISER DIAGRAM	X

07 FIRE ALARM
FA0.01	FIRE ALARM LEGEND, NOTES, DETAILS AND RISER DIAGRAM	X
FA1.P3A	FIRE ALARM LEVEL P3 PARKING GARAGE PLAN SOUTH	X
FA1.P3B	FIRE ALARM LEVEL P3 PARKING GARAGE PLAN NORTH	X
FA1.P2A	FIRE ALARM LEVEL P2 PARKING GARAGE PLAN SOUTH	X
FA1.P2B	FIRE ALARM LEVEL P2 PARKING GARAGE PLAN NORTH	X
FA1.P1A	FIRE ALARM LEVEL P1 PARKING GARAGE PLAN SOUTH	X
FA1.P1B	FIRE ALARM LEVEL P1 PARKING GARAGE PLAN NORTH	X
FA1.01A	FIRE ALARM LEVEL 1 GROUND FLOOR PLAN SOUTH	X
FA1.01B	FIRE ALARM LEVEL 1 GROUND FLOOR PLAN NORTH	X
FA1.02A	FIRE ALARM LEVEL 2 BUILDING BASE PLAN SOUTH (LABORATORY)	X
FA1.02B	FIRE ALARM LEVEL 2 BUILDING BASE PLAN NORTH (LABORATORY)	X
FA1.03A	FIRE ALARM LEVEL 3 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FA1.03B	FIRE ALARM LEVEL 3 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FA1.04A	FIRE ALARM LEVEL 4 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FA1.04B	FIRE ALARM LEVEL 4 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FA1.05A	FIRE ALARM LEVEL 5 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FA1.05B	FIRE ALARM LEVEL 5 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FA1.06A	FIRE ALARM LEVEL 6 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
FA1.06B	FIRE ALARM LEVEL 6 BUILDING BASE PLAN - NORTH (LABORATORY)	X
FA1.07A	FIRE ALARM LEVEL 7 TOWER PLAN (VIVARIUM)	X
FA1.07B	FIRE ALARM LEVEL 7 TOWER PLAN (VIVARIUM)	X
FA1.08	FIRE ALARM LEVEL 8 MECHANICAL FLOOR PLAN	X
FA1.08M	FIRE ALARM LEVEL 8 MEZZANINE MECHANICAL FLOOR PLAN	X
FA1.09	FIRE ALARM LEVEL 9 TOWER PLAN (OFFICE, ASSEMBLY)	X
FA1.10	FIRE ALARM LEVEL 10 TOWER PLAN (OFFICE, ASSEMBLY)	X
FA1.11	FIRE ALARM LEVEL 11 TOWER PLAN (OFFICE)	X
FA1.12	FIRE ALARM LEVEL 12 TOWER PLAN (OFFICE)	X
FA1.13	FIRE ALARM LEVEL 13 TOWER PLAN (OFFICE)	X
FA1.14	FIRE ALARM LEVEL 14 TOWER PLAN (OFFICE)	X
FA1.15	FIRE ALARM LEVEL 15 TOWER PLAN (OFFICE)	X
FA1.16	FIRE ALARM LEVEL 16 PENTHOUSE FLOOR PLAN	X
FA1.16M	FIRE ALARM LEVEL 16M PENTHOUSE MEZZANINE FLOOR PLAN	X
FA1.17	FIRE ALARM ROOF PLAN	X

08 PLUMBING
P0.01	PLUMBING LEGEND AND DIAGRAM SHEET	X
P0.02	PLUMBING WATER AND GAS RISER DIAGRAMS	X
P0.03	PLUMBING DRAINAGE RISER DIAGRAMS	X

P0.04	PLUMBING DRAINAGE AND NATURAL GAS RISER DIAGRAMS	X
P1.P3A	PLUMBING LEVEL P3 PARKING GARAGE PLAN - SOUTH	X
P1.P3B	PLUMBING LEVEL P3 PARKING GARAGE PLAN - NORTH	X
P1.P2A	PLUMBING LEVEL P2 PARKING GARAGE PLAN -SOUTH	X
P1.P2B	PLUMBING LEVEL P2 PARKING GARAGE PLAN - NORTH	X
P1.P1A	PLUMBING LEVEL P1 PARKING GARAGE PLAN - SOUTH	X
P1.P1B	PLUMBING LEVEL P1 PARKING GARAGE PLAN - NORTH	X
P1.01A	PLUMBING LEVEL 1 GROUND FLOOR PLAN - SOUTH	X
P1.01B	PLUMBING LEVEL 1 GROUND FLOOR PLAN - NORTH	X
P1.02A	PLUMBING LEVEL 2 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.02B	PLUMBING LEVEL 2 FLOOR PLAN - NORTH (LABORATORY)	X
P1.03A	PLUMBING LEVEL 3 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.03B	PLUMBING LEVEL 3 FLOOR PLAN - NORTH (LABORATORY)	X
P1.04A	PLUMBING LEVEL 4 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.04B	PLUMBING LEVEL 4 FLOOR PLAN - NORTH (LABORATORY)	X
P1.05A	PLUMBING LEVEL 5 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.05B	PLUMBING LEVEL 5 FLOOR PLAN - NORTH (LABORATORY)	X
P1.06A	PLUMBING LEVEL 6 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.06B	PLUMBING LEVEL 6 FLOOR PLAN - NORTH (LABORATORY)	X
P1.07A	PLUMBING LEVEL 7 FLOOR PLAN - SOUTH (LABORATORY)	X
P1.07B	PLUMBING LEVEL 7 FLOOR PLAN - NORTH (LABORATORY)	X
P1.08	PLUMBING LEVEL 8 MECHANICAL FLOOR PLAN	X
P1.08M	PLUMBING LEVEL 8 MECHANICAL MEZZANINE FLOOR PLAN	X
P1.09	PLUMBING LEVEL 9 FLOOR PLAN (LABORATORY)	X
P1.10	PLUMBING LEVEL 10 FLOOR PLAN (OFFICE)	X
P1.11	PLUMBING LEVEL 11 FLOOR PLAN (OFFICE)	X
P1.12	PLUMBING LEVEL 12 FLOOR PLAN (OFFICE)	X
P1.13	PLUMBING LEVEL 13 FLOOR PLAN (OFFICE)	X
P1.14	PLUMBING LEVEL 14 FLOOR PLAN (OFFICE)	X
P1.15	PLUMBING LEVEL 15 FLOOR PLAN (LABORATORY)	X
P1.16	PLUMBING LEVEL 16 PENTHOUSE FLOOR PLAN	X
P1.16M	PLUMBING LEVEL 16M PENTHOUSE MEZZANINE FLOOR PLAN	X
P1.17	PLUMBING ROOF PLAN	X

09 MECHANICAL
H0.01	HVAC - LEGEND, ABBREVIATIONS, GENERAL NOTES AND DRAWING LIST	X
H0.02	HVAC SCHEDULES 1	X
H0.03	HVAC SCHEDULES 2	X
H0.04	HVAC SCHEDULES 3	X
H0.05	HVAC DETAILS 1	X
H0.06	HVAC DETAILS 2	X

H0.07	HVAC DETAILS 3	X
H0.08	HVAC CUSTOM AHU PLANS AND ELEVATIONS	X
H0.09	HVAC CUSTOM EAHU PLANS AND ELEVATIONS	X
H0.10	HVAC SUPPLY AND EXHAUST AIR RISER DIAGRAMS	X
H0.11	HVAC - STAIR NO. 1A AND 1B VESTIBULE AND STAIR PRESSURIZATION RISER DIAGRAMS	X
H0.12	HVAC - STAIR NO. 2, 3 & 4 PRESSURIZATION RISER DIAGRAMS	X
H0.13	HVAC FUEL OIL PIPING SCHEMATIC	X
H0.14	HVAC CHILLED & CONDENSER WATER PLANT PIPING FLOW DIAGRAM	X
H0.15	HVAC PROCESS, RETAIL AND CONDENSER WATER PIPING RISER DIAGRAMS	X
H0.16	HVAC - PROCESS, RETAIL AND CONDENSER WATER PIPING RISER	X
H0.17	HVAC - PROCESS CHILLED WATER RISER DIAGRAMS	X
H0.18	HVAC - HOT WATER PIPING SCHEMATIC	X
H0.19	HVAC - HEAT RECOVERY PIPING SCHEMATIC	X
H0.20	HVAC - HOT WATER, HEAT RECOVERY AND RELIEF VENT PIPING RISER	X
H1.P3A	HVAC - LEVEL P3 (LOWER LEVEL) PARKING GARAGE PLAN - SOUTH	X
H1.P3B	HVAC - LEVEL P3 (LOWER LEVEL) PARKING GARAGE PLAN - NORTH	X
H1.P2A	HVAC - LEVEL P2 (MIDDLE LEVEL) PARKING GARAGE PLAN -SOUTH	X
H1.P2B	HVAC - LEVEL P2 (MIDDLE LEVEL) PARKING GARAGE PLAN - NORTH	X
H1.P1A	HVAC - LEVEL P1 (UPPER LEVEL) PARKING GARAGE PLAN -SOUTH	X
H1.P1B	HVAC - LEVEL P1 (UPPER LEVEL) PARKING GARAGE PLAN - NORTH	X
H1.01A	HVAC - LEVEL 1 GROUND FLOOR PLAN - SOUTH	X
H1.01B	HVAC - LEVEL 1 GROUND FLOOR PLAN - NORTH	X
H1.02A	HVAC - LEVEL 2 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.02B	HVAC - LEVEL 2 FLOOR PLAN - NORTH (LABORATORY)	X
H1.03A	HVAC - LEVEL 3 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.03B	HVAC - LEVEL 3 FLOOR PLAN - NORTH (LABORATORY)	X
H1.04A	HVAC - LEVEL 4 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.04B	HVAC - LEVEL 4 FLOOR PLAN - NORTH (LABORATORY)	X
H1.05A	HVAC - LEVEL 5 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.05B	HVAC - LEVEL 5 FLOOR PLAN - NORTH (LABORATORY)	X
H1.06A	HVAC - LEVEL 6 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.06B	HVAC - LEVEL 6 FLOOR PLAN - NORTH (LABORATORY)	X
H1.07A	HVAC - LEVEL 7 FLOOR PLAN - SOUTH (LABORATORY)	X
H1.07B	HVAC - LEVEL 7 FLOOR PLAN - NORTH (LABORATORY)	X
H1.08	HVAC - LEVEL 8 FLOOR PLAN	X
H1.08M	HVAC - LEVEL 8 MEZZANINE FLOOR PLAN	X
H1.08S	HVAC - LEVEL 8 AND 8M - SECTIONS	X
H1.09	HVAC - LEVEL 9 FLOOR PLAN (LABORATORY)	X
H1.10	HVAC - LEVEL 10 FLOOR PLAN (OFFICE)	X
H1.11	HVAC - LEVEL 11 FLOOR PLAN (OFFICE)	X
H1.12	HVAC - LEVEL 12 FLOOR PLAN (OFFICE)	X

H1.13	HVAC - LEVEL 13 FLOOR PLAN (OFFICE)	X
H1.14	HVAC - LEVEL 14 FLOOR PLAN (OFFICE)	X
H1.15	HVAC - LEVEL 15 FLOOR PLAN (LABORATORY)	X
H1.16	HVAC - LEVEL 16 - PENTHOUSE FLOOR PLAN	X
H1.16M	HVAC - LEVEL 16M - PENTHOUSE MEZZANINE FLOOR PLAN	X
H1.16S1	HVAC - LEVEL 16 (PENTHOUSE) AND 16M (MEZZANINE) - SECTIONS 1	X
H1.16S2	HVAC - LEVEL 16 (PENTHOUSE) AND 16M (MEZZANINE) - SECTIONS 2	X
H1.17	HVAC- ROOF PLAN	X

10 ELECTRICAL
E0.00	ELECTRICAL LEGEND, NOTES, AND SCHEDULES	X
E0.01	ELECTRICAL DISTRIBUTION RISER DIAGRAM “A”	X
E0.02	ELECTRICAL DISTRIBUTION RISER DIAGRAM “B”	X
E0.03	ELECTRICAL SCHEDULES AND DETAILS	X
E0.04	ELECTRICAL SCHEDULES AND DETAILS	X
E0.05	ELECTRICAL SCHEDULES AND DETAILS	X
E0.06	ELECTRICAL SCHEDULES AND DETAILS	X
E0.07	ELECTRICAL SCHEDULES AND DETAILS	X
E0.08	ELECTRICAL SCHEDULES AND DETAILS	X
E0.09	ELECTRICAL SCHEDULES AND DETAILS	X
E0.10	ELECTRICAL NORTH ELEVATION LIGHTING PLAN	X
E0.11	ELECTRICAL EAST ELEVATION LIGHTING PLAN	X
E0.12	ELECTRICAL SOUTH ELEVATION LIGHTING PLAN	X
E0.13	ELECTRICAL WEST ELEVATION LIGHTING PLAN	X
E1.P3A	ELECTRICAL LEVEL P3 PARKING GARAGE PLAN SOUTH	X
E1.P3B	ELECTRICAL LEVEL P3 PARKING GARAGE PLAN NORTH	X
E1.P2A	ELECTRICAL LEVEL P2 PARKING GARAGE PLAN SOUTH	X
E1.P2B	ELECTRICAL LEVEL P2 PARKING GARAGE PLAN NORTH	X
E1.P1A	ELECTRICAL LEVEL P1 PARKING GARAGE PLAN SOUTH	X
E1.P1B	ELECTRICAL LEVEL P1 PARKING GARAGE PLAN NORTH	X
E1.01A	ELECTRICAL LEVEL 1 GROUND FLOOR PLAN SOUTH	X
E1.01B	ELECTRICAL LEVEL 1 GROUND FLOOR PLAN NORTH	X
E1.02A	ELECTRICAL LEVEL 2 BUILDING BASE PLAN SOUTH (LABORATORY)	X
E1.02B	ELECTRICAL LEVEL 2 BUILDING BASE PLAN NORTH (LABORATORY)	X
E1.03A	ELECTRICAL LEVEL 3 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
E1.03B	ELECTRICAL LEVEL 3 BUILDING BASE PLAN - NORTH (LABORATORY)	X
E1.04A	ELECTRICAL LEVEL 4 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
E1.04B	ELECTRICAL LEVEL 4 BUILDING BASE PLAN - NORTH (LABORATORY)	X
E1.05A	ELECTRICAL LEVEL 5 BUILDING BASE PLAN - SOUTH (LABORATORY)	X
E1.05B	ELECTRICAL LEVEL 5 BUILDING BASE PLAN - NORTH (LABORATORY)	X
E1.06A	ELECTRICAL LEVEL 6 BUILDING BASE PLAN - SOUTH (LABORATORY)	X

E1.06B	ELECTRICAL LEVEL 6 BUILDING BASE PLAN - NORTH (LABORATORY)	X
E1.07A	ELECTRICAL LEVEL 7 TOWER PLAN SOUTH (VIVARIUM)	X
E1.07B	ELECTRICAL LEVEL 7 TOWER PLAN NORTH (VIVARIUM)	X
E1.08	ELECTRICAL LEVEL 8 MECHANICAL FLOOR PLAN	X
E1.08M	ELECTRICAL LEVEL 8 MEZZANINE MECHANICAL FLOOR PLAN	X
E1.09	ELECTRICAL LEVEL 9 TOWER PLAN (OFFICE, ASSEMBLY)	X
E1.10	ELECTRICAL LEVEL 10 TOWER PLAN (OFFICE, ASSEMBLY)	X
E1.11	ELECTRICAL LEVEL 11 TOWER PLAN (OFFICE)	X
E1.12	ELECTRICAL LEVEL 12 TOWER PLAN (OFFICE)	X
E1.13	ELECTRICAL LEVEL 13 TOWER PLAN (OFFICE)	X
E1.14	ELECTRICAL LEVEL 14 TOWER PLAN (OFFICE)	X
E1.15	ELECTRICAL LEVEL 15 TOWER PLAN (OFFICE)	X
E1.16	ELECTRICAL LEVEL 16 PENTHOUSE FLOOR PLAN	X
E1.16M	ELECTRICAL LEVEL 16M PENTHOUSE MEZZANINE FLOOR PLAN	X
E1.17	ELECTRICAL ROOF PLAN	X

11 LIGHTING
LT-1.1	LOBBY LEVEL 1 GROUND FLOOR REFLECTED CEILING PLAN
LT-1.2	LOBBY LEVEL 2 REFLECTED CEILING PLAN
LT-2.0	EXTERIOR BUILDING LIGHTING NORTH ELEVATION
LT-3.0	EXTERIOR BUILDING LIGHTING EAST ELEVATION
LT-4.0	EXTERIOR BUILDING LIGHTING SOUTH ELEVATION
LT-5.0	EXTERIOR BUILDING LIGHTING WEST ELEVATION

12 SECURITY
SE1.P3	LEVEL 3 PARKING
SE1.P2	LEVEL 2 PARKING
SE1.P1	LEVEL 1 PARKING
SE1.1	LEVEL 1
SE1.2	LEVEL 2
SE1.16M	LEVEL 16 PENTHOUSE MEZZANINE
SE1.16P	LEVEL 16 PENTHOUSE
SE2.0	RISER DIAGRAM
SE2.1	CCTV BLOCK DIAGRAM
SE2.2	TYPICALS 1 OF 2
SE2.3	TYPICALS 2 OF 2

13 ELEVATORS
VT01	GENERAL ELEVATOR INFORMATION	X
VT02	PLANS ELEVATORS 1-7	X
VT02A	ALTERNATE PLANS ELEVATORS 1A-7A	X

VT03	HOISTWAY SECTION ELEVATORS 1-7	X
VT03A	ALTERNATE CONTROL ROOM PLAN AND HOISTWAY SECTION ELEVATORS 1A-7A	X
VT04	PLANS ELEVATORS 8-9	X
VT05	HOISTWAY SECTIONS ELEVATORS 9-10	X
VT06	PLANS AND HOISTWAY SECTION ELEVATORS 10-11	X

Fan Pier
Fifty Northern Avenue
Allocation of Responsibility between Landlord and Tenant
4/28/2011

DESCRIPTION	By Landlord	By Tenant	Designed And Constructed By Landlord At Tenant's Cost
SITE WORK			
Perimeter sidewalks, street curbs, street trees and site furniture.	X		
BUILDING ENVELOPE			
Core and shell building designed to achieve LEED Certification	X		
Façade of insulated glass curtain wall, precast architectural panels and / or metal panel.	X		
Architecturally integrated mechanical penthouse and screened roof area with space for tenant equipment subject to Landlord approval.	X		
Modifications to façade, penthouse or screen wall system necessary to accommodate tenant requirements, provided that any such modifications must be approved by the Landlord.			X
ROOFING			
TPO thermoplastic roofing system with walking pads to all base building equipment	X		
Modifications to roofing system to accommodate tenant equipment and tenant required roof penetrations and walking pads to tenant equipment.		X	
STRUCTURE			
Steel framing with braced frames and composite steel and concrete floors fireproofed as required by code.	X		
Concrete floor slabs on metal deck with a live load capacity of 100 psf on the typical office and lab floors, 150 psf in mechanical spaces.	X		
Structural upgrades, openings, modifications or other changes to the Base Building to accommodate specific tenant requirements, subject to Landlord approval.		X	
BASE BUILDING COMMON AREAS

Two story entrance lobby with finishes that include stone flooring, wood accent walls, drywall ceilings with appropriate accent lighting.		X	
Parking garage elevator lobby off first floor main lobby. Finishes compliment main entrance lobby finishes.		X	
Main electrical service rooms, main telephone / data room, water and gas service rooms and fire pump room.	X		
Finished interior loading area with two truck bays and one trash bay.	X		
Construction and fit-out of additional loading bays required by tenant for dedicated loading and / or trash.			X
Toilet rooms at each office / lab floor with granite vanity with undermount sinks, contemporary fixtures, tile floors and wet walls.	X		
Janitor closets, telephone and electric closets serving each floor.	X		
GWB at core walls taped and finished, not painted.	X		
Elevator lobbies and tenant entries throughtout building.		X	
Modifications to common areas provided that any such modifications must be approved by Landlord.			X
Finished egress stairs as required by code for office / lab occupancy.	X		
Modifications to egress stairs to meet the requirements of tenant program beyond office / lab occupancy.			X
TENANT AREAS			
Insulation and vapor barrier or curtain wall at exterior wall ready for tenant infrastructure, wall construction and wall finish.	X		
Studs (where required), interior drywall and finish at exterior wall.		X	
Partitions, ceilings, floorings, painting, other finishes, doors, millwork, and all other office and lab build out within tenant Premises.		X	
Building Standard window blinds at all windows.		X	
ELEVATORS			
7 high speed passenger elevators.	X		
One service / freight elevator serving floors 1 through 16.	X		
Additional freight elevator as required to meet tenant requirements.			X
Two Passenger elevators with service directly from main lobby to	X

underground parking levels B1, B2, B3.			
HVAC			
Central air handling units supplying 100% outside air at a rate of approximately 2.25 CFM per usable square foot on floors 2 through 6, 2.0 CFM per usable square foot on floors 7, 9, 15 and 1.25 CFM / square foot on floors 10 through 14.	X		
Hot water plant with boilers and pumps.	X		
Chilled water plant, with chillers, pumps and cooling towers (including an additional capacity of 600 tons of condenser water for tenant use).	X		
Vertical supply ductwork and shafts, extending 3' beyond vertical shafts.	X		
Ductwork, VAV boxes, registers and controls for HVAC in lobby spaces and common areas.		X	
Toilet room exhaust system (base building toilets).	X		
Electric room and mechanical room exhaust.	X		
Automatic Temperature system (core areas).	X		
Cabinet unit heaters as required at base building loading dock and core areas.	X		
condenser water and hot water risers capped and valved at each floor.	X		
Supply and return / exhaust air distribution system within tenant space including all medium pressure and low pressure ducts, diffusers, registers, grilles, terminal boxes, VAV boxes, fan powered units, reheat coils, and hot water piping.		X	
Automatic temperature control system (tenant area).		X	
Tenant general exhaust and lab exhaust fans, ducts and risers, including heat recovery.			X
condenser water and hot water piping to tenant equipment from condenser and hot water risers.		X	
Tenant fume hoods.		X	
Sound attenuation for Tenant equipment to comply with local noise ordinance and best practice given the surrounding uses.		X	
HVAC High Pressure and Atmospheric Pressure Steam Relief Vent Piping Riser Capped at each floor available for tenant tie - in.			X
PLUMBING			
Building water service from municipal water system with backflow	X

preventer and pressure augmented by pressure boosting equipment.			
Domestic waste and vent risers on each floor available for tenant tie-in.	X		
Potable Water riser with capped and valved connections on each floor available for tenant tie-in.	X		
Non-Potable Cold Water riser with capped and valved connections at each floor available for tenant tie-in.			X
Tempered water riser capped and valved at each floor if required by tenant.			X
Plumbing, including production and distribution of hot water, to core restrooms.	X		
Distribution of domestic water from Landlord provided riser and production of hot water for tenant use (potable and non-potable hot water).		X	
Natural gas system to supply base building heating system. Building gas service sized to allow for future restaurants, cafeteria, and generators.	X		
Specialty gasses including manifolds, cylinders, piping, air compressors and vacuum pumps.		X	
Lab waste risers and vents capped at each lab floor.			X
Lab waste treatment and connection to lab waste main and vent.		X	
Spare intake louvers available for tenant use at penthouse mechanical level.			X
Lab waste connection to site with cap connection within Building.	X		
FIRE PROTECTION			
Sprinkler service entrance to building including fire department connection and standpipe in each stair.	X		
Fire pump and related controls.	X		
Core and first floor main lobby sprinkler heads and piping.	X		
Primary sprinkler loop on each floor.	X		
All run outs, upturned heads, and related equipment within shell space of the building as required to obtain a building occupancy permit.	X		
Modifications to sprinkler piping and layout to suit tenant build-out.		X	
Fire extinguishers and cabinets in core areas and main entrance lobby.	X		
Fire extinguishers and cabinets in tenant areas.		X

Base building expandable addressable fire alarm system that meets all high rise code requirements for core & shell building.	X		
Detection and annunciation devices in common areas and main entrance lobby.	X		
Detection and annunciation devices and wiring in tenant spaces as required to tie into base building system.		X	
ELECTRICAL			
Primary electric service to the building is at 13.8kV from NSTAR. NSTAR primary transformer vault is located at Parking Garage Level B2. The 13.8kV primary is stepped down at this location, to the building voltage, 480/277V 3phase 4wire primary service.	X		
480/277V Busway Duct riser through core electric rooms on each floor. Tenant available electrical power is assumed to be distributed as follows: Office lights - 1.5 w/sf, office power - 4 w/sf, office HVAC - 2 w/sf, lab lights - 1.5 w/sf, lab power - 12 w/sf and lab HVAC - 2w/sf.	X		
Service from bus duct to point of use including metering / check metering. Tenant fit up of panels transformers, receptacles and lighting in tenant areas.		X	
Life safety emergency generator and transfer switch to provide stand-by power for code-required egress lighting, fire alarm system, elevator (one at a time) and fire pump.	X		
Backup generator for tenant requirements including transfer switch, standby power busway through core, gas piping or diesel storage tanks and permits, controls and associated base building modifications as required.			X
Service from standby power busway to point of use including tenant fitup of standby power pannels, transformers, etc.		X	
Emergency and egress lighting in core areas, excluding lobbies.	X		
Emergency egress lighting and exit lighting in tenant areas and main building entry lobby, linked to base building life safety emergency generator panel.		X	
SECURITY			
Security at building's main entrance via turnstiles with card access to passenger elevator lobby within main entrance lobby.		X	
CCTV cameras at exterior building perimeter, exterior service entries, parking garage ramp and within parking garage lobbies.	X		
CCTV cameras at Main Lobby, Lobby Level passenger and garage elevator foyers, Lab/research loading dock, service elevator area, first		X

Attachment 2

Critical Dates

Base Building Work

Design Activity for Base Building Work	Completion Date
Estimated Commencement Date	As defined in Section 1.09 of the Lease

Finish Work

Design Activity for Finish Work	Date
Tenant’s Program delivered by Tenant	June 1, 2011
FW Architect Selected by Landlord and approved by Tenant	July 1, 2011
BPC Documents approved by Tenant	December 16, 2011

The foregoing dates are subject to extension for Force Majeure and for Tenant Delay or Landlord Delay, as applicable, and shall be deemed to be extended one day for each day, if any, following May 23, 2011, until the Telaprevir Approval occurs.

Attachment 3

Construction Schedule

Buildings A & B
Fan Pier
Draft Development Schedule

ID	Task Name	Duration	Start	Finish	Pre
1					
2	LOI/Lease	0 days	Tue 10/19/10	Tue 10/19/10	
3	LOI Neg/Signed	85 days	Tue 10/12/10	Tue 2/8/11	
4	Lease Negotiations	70 days	Wed 1/26/11	Tue 5/3/11	3
5	Execute Lease	0 days	Tue 5/3/11	Tue 5/3/11	4
6					
7	Financing	0 days	Tue 10/12/10	Tue 10/12/10	
8	Equity Partner	60 days	Tue 10/12/10	Mon 1/3/11	
9	Neg. Term Sheet	20 days	Wed 1/26/11	Tue 2/22/11	3
10	Const. Financing/Commit.	71 days	Tue 1/25/11	Tue 5/3/11	
11	Loan Documentation	15 days	Wed 5/4/11	Tue 5/24/11	10
12	Loan Closing	0 days	Tue 5/24/11	Tue 5/24/11	11
13					
14	Final Design/Bid/GMP/Permit	0 days	Tue 10/12/10	Tue 10/12/10	
15	Programming/Schem. Design	0 days	Wed 10/13/10	Wed 10/13/10	
16	DD/Scope Package	30 days	Tue 10/12/10	Mon 11/22/10	
17	SS/CD/Scope Package	21 days	Tue 11/23/10	Tue 12/21/10	16
18	GMP Drawings for GC Bidding	104 days	Tue 11/23/10	Fri 4/15/11	16
19	File for Building Permit	54 days	Mon 4/18/11	Thu 6/30/11	18
20	Bid GMP Dwgs	30 days	Mon 4/18/11	Fri 5/27/11	
21	Neg/Execute GMP Contract	3 days	Mon 5/30/11	Wed 6/1/11	20
22	Const. Dwgs - 100% w/GC input	[illegible] days	Fri 5/27/11	Wed 6/29/11	
23					
24	Base Building Construction	0 days	Wed 6/1/11	Wed 6/1/11	
25	Excavation	120 days	Wed 6/1/11	Tue 11/15/11	16
26	Below Grade Concrete	119 days	Fri 11/4/11	Thu 4/19/12	
27	Structural Steel	129 days	Mon 2/6/12	Fri 7/27/12	
28	Exterior Skin	153 days	Wed 4/25/12	Thu 11/22/12	
29	Building Weather Tight	0 days	Mon 10/22/12	Mon 10/22/12	
30	Mechanical Systems	175 days	Mon [illegible]	Fri 4/26/13	
31	Interior Finishes	124 days	Mon [illegible]	Thu [illegible]	
32	Base Building Sub. Complete	0 days	Thu [illegible]	Thu [illegible]	31
33					
34	Tenant Fit-out Design/Bid	0 days	Fri [illegible]	Fri [illegible]	
35	Programming/Conceptual Design	75 days	Fri [illegible]	Thu [illegible]	34
36	Select A/E Firm	21 days	Fri [illegible]	Fri [illegible]	35
37	Schematic Design/ Des. Dev.	55 days	Mon [illegible]	Fri [illegible]	36
38	Construction Documents	65 days	Mon [illegible]	Fri [illegible]	37
39	GC Bid/Neg/Execute Contract	45 days	Mon [illegible]	Fri [illegible]	38
40	Building Permit for TI	65 days	Mon [illegible]	Fri [illegible]	38
41	Procure Long Lead Items	130 days	Mon [illegible]	Fri [illegible]	40
42					
43	Tenant Fit-Out Construction	[illegible] days	Wed 11/21/12	Mon 12/30/13	
44	MEP	145 days	Wed 11/21/12	Tue [illegible]	
45	Interior Walls - Close GWB	96 days	[illegible]	Fri [illegible]	
46	Finishes	99 days	Wed [illegible]	Tue 10/15/13	
47	FF&E	60 days	Thu [illegible]	Mon 12/2/13	
48	Testing & Acceptance	52 days	Tue 10/15/13	Mon 12/23/13	
49	Tenant Occupancy	6 days	Mon 12/23/13	Mon 12/30/13	48

Project: A & B Dev Sched. [illegible]
Date: Wed [illegible]

Task | Split | Progress | Milestone | Summary | Project Summary | External Tasks | External Milestone | Deadline

Page 1

EXHIBIT 10.05(b)

CONSTRUCTION DOCUMENTS

(a)           Preparation of Construction Documents.  The Construction Documents shall include all architectural, mechanical, electrical, fire protection, plumbing and structural drawings and detailed specifications for the Finish Work or Tenant Work, as applicable, and shall show all work necessary to complete the Finish Work or Tenant Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and other components of the Building as well as any re-balancing and re-commissioning scope that is necessary to address Base Building systems affected by the Finish Work or Tenant Work.  Where Finish Work or Tenant Work interfaces with Base Building Work, the Finish Work or Tenant Work design shall visually integrate with the Base Building Work in a manner and with materials and finishes that are compatible with the Base Building finishes in that area.  Landlord reserves the right to reject Construction Documents which in its reasonable opinion fail to comply with this provision.  The Construction Documents shall include but not be limited to:

(i)            Major Work Information: A list of any items or matters which might require structural modifications to the Building, including but not limited to the following:

(1)                                 Location and details of special floor areas exceeding 100 pounds per square foot;

(2)                                 Location and weights of storage files, batteries, HVAC units and technical areas;

(3)                                 Location of any special soundproofing requirements;

(4)                                 Existence of any extraordinary HVAC requirements necessitating perforation of structural members; and

(5)                                 Existence of any requirements for heavy loads, dunnage or other  items affecting the structure.

(ii)           Plans Submission: Two (2) blackline drawings and one (1) CAD disk showing all architectural, mechanical and electrical systems, including cutsheets, specifications and the following:

CONSTRUCTION PLANS:

(1)                                 All partitions shall be shown; indicate ratings of all partitions; indicate all non-standard construction and details referenced;

(2)                                 Dimensions for partition shall be shown to face of drywall; critical tolerances and ± dimensions shall be clearly noted;

(3)                                 All plumbing fixtures or other equipment requirements and any equipment requiring connection to Building plumbing systems shall be noted.

REFLECTED CEILING PLAN:

(1)                                 Layout suspended ceiling grid pattern in each room, describing the intent of the ceiling working point, origin and/or centering; and

(2)                                 Locate all ceiling-mounted lighting fixtures and air handling devices including air dampers, fan boxes, etc., lighting fixtures, supply air diffusers, wall switches, down lights, special lighting fixtures, special return air registers, special supply air diffusers, and special wall switches.

TELECOMMUNICATIONS AND ELECTRICAL EQUIPMENT PLAN:

(1)                                 All telephone outlets required;

(2)                                 All electrical outlets required; note non-standard power devices and/or related equipment;

(3)                                 All electrical requirements associated with plumbing fixtures or equipment; append product data for all equipment requiring special power, temperature control or plumbing considerations;

(4)                                 Location of telecommunications equipment and conduits; and

(5)                                 Components and design of antennas, if any, (including associated equipment) as installed, in sufficient detail to evaluate weight, bearing requirements, wind-load characteristics, power requirements and the effects on Building structure, moisture resistance of the roof membrane and operations of pre-existing telecommunications equipment.

DOOR SCHEDULE:

(1)                                 Provide a schedule of doors, sizes, finishes, hardware sets and ratings; and

(2)                                 Non-standard materials and/or installation shall be explicitly noted.

HVAC:

(1)                                 requiring special temperature and/or humidity control requirements;

(2)                                 Heat emission of equipment (including catalogue cuts), such as CRTs, copy machines, etc.;

(3)                                 Special exhaust requirements for conference rooms, pantry, toilets, radiation, pH neutralization, flammable/chemical storage etc.; and

(4)                                 Any extension of system beyond demised space.

ELECTRICAL:

(1)                                 Special lighting requirements;

(2)                                 Power requirements and special outlet requirements of equipment;

(3)                                 Security requirements;

(4)                                 Supplied telephone equipment and the necessary space allocation for same; and

(5)                                 Any extensions of tenant equipment beyond demised space.

PLUMBING:

(1)                                 Remote toilets;

(2)                                 Pantry equipment requirements;

(3)                                 Remote water and/or drain requirements such as for sinks, ice makers, etc.; and

(4)                                 Special drainage requirements, such as those requiring holding or dilution tanks.

ROOF:

Detailed plan of any existing and proposed roof equipment showing location and elevations of all equipment.

SITE:

Detailed plan, including fencing, pads, conduits, landscaping and elevations of equipment.

SPECIAL SERVICES:

Equipment cuts, power requirements, heat emissions, raised floor requirements, fire protection requirements, security requirements, and emergency power.

(b)           Plan Requirements.  The Construction Documents shall be fully detailed and fully coordinated with each other and with the Base Building design, shall show complete dimensions, and shall have designated thereon all points of location and other matters, including special construction details and finish schedules.  All drawings shall be uniform size, shall incorporate the standard electrical and plumbing symbols, and be at a scale of 1/8” = 1 ‘0” or larger.  Materials and/or installation shall be explicitly noted and adequately specified to allow for performing Landlord review, securing a building permit, pursuing construction pricing, and performing construction.  All equipment and installations shall be made in accordance with standard materials and procedures unless a deviation outside of industry standards is shown on the Construction Documents and approved by Landlord.  To the extent practicable, a concise description of products, acceptable substitutes, and installation procedures and standards shall be provided.  Acceptable manufacturers and vendors should be specified for any products or materials that are to be regionally sourced.  Product cuts must be provided and special mechanical or electrical loads noted.  Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

(c)           Change Orders.  The Construction Documents shall not be changed or modified by Tenant after approval by Landlord without the further approval in writing by Landlord, which approval shall not be unreasonably withheld or delayed as provided in the Lease.

EXHIBIT 10.05(c)

TENANT WORK INSURANCE SCHEDULE

Tenant’s Liability Insurance

Tenant shall be responsible for requiring all Tenant Contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant Contractor or by any person directly or indirectly employed by Tenant or any Tenant Contractor, or by any person for whose acts Tenant or any Tenant Contractor may be liable:

1.                                      Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2.                                      Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3.                                      Claims for damages because of bodily injury, or death of any person other than Tenant’s or Tenant Contractor’s employees.

4.                                      Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by the Tenant or Tenant Contractor or (b) by any other person.

5.                                      Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6.                                      Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Such Tenant’s Contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

Tenant’s Contractors’ Commercial General Liability, Automobile Liability , Workers Compensation, Employers Liability and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

a.	Commercial General Liability:
	Bodily Injury and Property Damage	As Required by Schedule 1.

b.	Commercial Automobile Liability:
	Bodily Injury and Property Damage including non-owned and hired autos	$1,000,000 Each Person $1,000,000 Each Occurrence

c.	Workers Compensation	Statutory Limits

d.	Employer’s Liability:
	Each Accident	$500,000
	Disease — Policy Limited	$500,000
	Disease — Each Employee	$500,000

e.	Umbrella Liability:
	Bodily Injury and Property Damage	As Required by Schedule 1 (excess of coverages a, b & c above)

All subcontractors for such Tenant Contractors shall carry the same coverages and limits as specified above, unless different limits are specifically negotiated with Landlord.

The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least sixty (60) days’ prior written notice has been given to the Landlord.  Certificates of Insurance showing such coverages to be in force shall be filed with the Landlord prior to the commencement of any Tenant Work and prior to each renewal.  Coverage for Completed Operations must be maintained for three years following completion of the work and certificates evidencing this coverage must be provided to the Landlord.

The minimum A.M. Best’s rating of each insurer shall be A-/X.  Landlord shall be named as an Additional Insured under such Tenant’s Contractors’ Commercial General Liability, Auto Liability and Umbrella Liability Insurance policies.

Such Tenant Contractors’ responsibilities include:

•                  Insuring all materials, on an All Risks basis for the full replacement cost, in transit and until delivered to the project site;

•                  insuring all tools and equipment used in the installation process;

•                  assuming costs within the deductible(s) if a property loss is caused by any Tenant Contractor’s failure to take reasonable steps to prevent the loss; and

•                  protecting the site to prevent both natural and man-caused (i.e., arson, theft, vandalism) losses.

Property Insurance Loss Adjustment

Tenant will allow Landlord to participate in adjustment of any insured claim with respect to Tenant Work to the extent of Landlord’s interest therein..

SCHEDULE 1

TENANT CONTRACTOR AND SUBCONTRACTOR INSURANCE LIMIT REQUIREMENTS

Division		Trade Description	Trade Number for Limits Required (See Attached)
1.	Sitework	Earthwork	3
		Excavation	5
		Grading	2
		Paving	2
		Piling/Caisson	3
		Retention	4

2.	Concrete	Formwork	5
		Precasts	5
		Structural	5

3.	Masonry	Masonry	5

4.	Metal and Structural	Metal Deck	4
		Miscellaneous Metals	2
		Structural Steel	5

5.	Carpentry	Millwork	2
		Rough Carpentry	2
		Wood Doors	2

6.	Moisture Protection	Caulking	3
		Damp proofing	3
		Roofing/Sheet Metal	5
		Waterproofing	3

7.	Doors, Windows and Glass	Curtainwall	5
		Glass, Glazing and Aluminum	3
		Hardware	1
		Hollow Metal Work	1

8.	Finishes	Acoustic	2
		Ceramic & Quarry	2
		Covering	2
		Lathe, Plaster & Drywall	2
		Resilient Floor	2
		Paint & Vinyl Wall	2

9.	Specialties	Access Flooring	1

Division		Trade Description	Trade Number for Limits Required (See Attached)
		Partitions	1
		Toilet Accessories	1

10.	Equipment	Crane Operations	4

11.	Furnishings	Suppliers	1

12.	Special Construction	Asbestos Abatement	5
		Blasting	5

13.	Conveying Systems	Elevators	5
		Escalators	5
		Conveyers	3
		Dumbwaiters	3

14.	Mechanical	Fire Protection System	4
		Plumbing	4

15.	HVAC		5

16.	Electrical	Electrical	5

17.	Demolition	More than 3 stories	10
		Three (3) stories or less	5

	General Contractor	Tenant Work costing more than $500,000	10

		All Other Tenant Work	5

Any unusual or specialized renovation or repair work undertaken by Tenant’s General Contractor with respect to this Lease may require other limits of liability than those listed above.  Landlord shall make any determination of revised liability limits in consultation with its risk management staff.

Contractor and Subcontractor Insurance Limit Requirements by Trade Number

The following are Limits of Liability required depending on the Trade Number of the Contractor.

1.	$1,000,000 Each Occurrence
$1,000,000 General Aggregate
$1,000,000 Products & Completed Operations Aggregate

2.	$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate

3.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$1,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$2,000,000 Umbrella Each Occurrence/Aggregate

4.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$2,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$3,000,000 Umbrella Each Occurrence/Aggregate

5.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$3,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$4,000,000 Umbrella Each Occurrence/Aggregate

10.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$8,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence

$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$9,000,000 Umbrella Each Occurrence/Aggregate

EXHIBIT 10.06

ITEMS THAT MUST REMAIN IN PREMISES

Landlord and Tenant agree that the Tenant equipment and systems that were installed as Finish Work, Tenant Work, or Tenant’s BBW and described below must be left at the Premises at the conclusion of the Term.  Such Tenant equipment and systems shall be left in operating condition (but otherwise “as is”).

•                  Access and security systems and all related equipment;

•                  Standby generators and all associated equipment;

•                  HVAC exhaust systems, equipment and related controls;

•                  Optional tempered water system, if installed;

•                  Automatic temperature controlled system;

•                  Fire alarm system and fire safety devices necessary for the continued operation of the building;

•                  Furnishings and equipment serving the public space within the main lobby.

EXHIBIT 15.01

FORM OF LENDER’S
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

WHEN RECORDED MAIL TO

SPACE ABOVE THIS LINE FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereafter referred to as “Agreement”) made as of                        , 20      , by and between                                           , [as lender] [as Administrative Agent for certain lenders] (the “Lender”), having an address at                                                                , and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Tenant”), having an address                                                                                   ,                                       , Massachusetts.

The Lender [is the Administrative Agent for certain lenders] [is the lender] under the Loan Agreement dated                                                  [between] [among] Fifty Northern Avenue LLC (“Landlord”), [the lenders party thereto from time to time] and Lender (which, as the same may hereafter be modified or restated from time to time, will be called herein the “Loan Agreement”).

Pursuant to the Loan Agreement, the Lender is the holder of a certain mortgage and security agreement (which, as the same may be modified or restated from time to time, will be called herein the “Security Instrument”) granted by Landlord to Lender and recorded with the Suffolk County Registry of Deeds at Book                   , Page                 , which constitutes a first lien against the real property described on Schedule A attached hereto (the “Property”).

Tenant has entered into a lease with Landlord dated as of                                     , 2011 (the “Lease”) covering a portion of the Property (the “Premises”)

Relying on the covenants, agreements, representations and warranties contained in this Agreement, Lender and Tenant agree as follows:

1.                                      Subordination of Lease.  The Lease is and shall be subject and subordinate to the Security Instrument and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal amount and other sums secured thereby and interest thereon.

2.                                      Attornment.  Tenant agrees that Tenant will attorn to and recognize: (i) Lender, whether as mortgagee in possession or otherwise; or (ii) any purchaser at a foreclosure sale under the Security Instrument, or any transferee who acquires possession of or title to the Property, or any successors and assigns of such purchasers and/or transferees (each, a “Successor”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the terms and conditions set forth therein.  Such attornment shall be effective and self-operative without the execution of any further instruments by any party hereto; provided, however, that Tenant will, upon request by Lender or any Successor, execute a reasonable written agreement attorning to Lender or such Successor, which agreement shall, in any event, be subject to the terms and provisions of this Agreement.  If requested by Lender or any subsequent owner, Tenant shall execute a new lease with Lender, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

3.                                      Non-Disturbance.  So long as Tenant complies with Tenant’s obligations under this Agreement and is not in default (beyond the expiration of any applicable cure period) under the Lease, Lender will not disturb Tenant’s use, possession and enjoyment of the Premises nor will Tenant’s rights under the Lease be impaired (except as provided in this Agreement) in any foreclosure action, sale under a power of sale, transfer in lieu of the foregoing, or the exercise of any other remedy pursuant to the Security Instrument.

4.                                      Assignment of Leases.  Tenant acknowledges that it has been advised that Landlord has assigned the Lease and the rents thereunder to Lender pursuant to a certain [Assignment                                                       ] from Landlord to Lender (the “Assignment”).  Tenant agrees that if Lender, pursuant to the Assignment, and whether or not it becomes a mortgagee in possession, shall give written notice to Tenant that Lender has elected to require Tenant to pay to Lender the rent and other charges payable by Tenant under the Lease, Tenant shall, until Lender shall have canceled such election, thereafter pay to Lender all rent and other sums payable under the Lease and such payments to Lender shall be treated as payments made under the Lease.  Any such payment shall be made notwithstanding any right of setoff, defense or counterclaim which Tenant may have against Landlord, or any right to terminate the Lease (except to the extent that any such setoff, defense, counterclaim or termination right is expressly set forth in the Lease).

5.                                      Limitation of Liability.  In the event that Lender succeeds to the interest of Landlord under the Lease, or title to the Property, then Lender and any Successor shall assume and be bound by the obligations of the landlord under the Lease which accrue from and after such party’s succession to any prior landlord’s interest in the Premises, but neither Lender nor such Successor shall be: (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under the Lease (nothing in this clause (i) being deemed to relieve Lender or any Successor of its continuing obligations as landlord under the Lease from and after the date of such succession), (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant (except to the extent any such deposit is actually received by Lender or such Successor, as applicable), (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of the Lease subsequent to such Security Instrument, or by any previous prepayment of rent for more than one (1) month, which was not approved in writing by Lender, or (v) liable beyond Lender or such Successor’s, as applicable, interest in the Property.

Furthermore, notwithstanding anything to the contrary contained in this Agreement or in the Lease (including without limitation, Article 10 thereof), neither Lender nor any Successor (other than an entity controlling, controlled by or under common control with Landlord) shall have any obligation to undertake or complete any of the Base Building Work (as defined in the Lease) or advance any portion of the Finish Work Allowance after it succeeds to the interest of Landlord under the Lease or title to the Property (collectively, the “Landlord Work Obligations”).

Notwithstanding the foregoing, in the event that Lender or any Successor (other than an entity controlling, controlled by or under common control with Landlord) succeeds to the interest of Landlord under the Lease, or title to the Property prior to the completion of the Landlord Work Obligations, then Lender or Successor (as applicable) shall have thirty (30) days to send written notice to Tenant stating whether or not it intends to be bound to perform work remaining to be done as part of the Landlord Work Obligations under the Lease to render the Premises ready for occupancy by the Tenant and agrees to advance the Finish Work Allowance.  In the event in such notice it states that it intends to be so bound, then such provisions of the Lease shall be binding on the Lender or Successor (as applicable).  In the event the Lender or Successor (as applicable) states that it does not intend to be so bound or fails to timely provide notice to Tenant within such thirty (30) day period, then (A) prior to the date that Tenant has made Tenant’s first payment towards the Excess Costs under the FW Contract under the Work Letter (as such terms are defined in the Lease), Tenant shall have the right, by written notice to the Lender or Successor (as applicable) (a “Succession Election Notice”) within sixty (60) days following notice of such acquisition, to either (I) terminate the Lease, or (II) continue the Lease, deposit such Excess Costs in escrow with the Lender or Successor (as applicable) to be held and disbursed against the costs to construct the Finish Work as they are incurred on behalf of Tenant in the manner provided under the Work Letter, and complete the Finish Work itself at its expense and otherwise in accordance with the terms of the Lease and (to the extent the Finish Work Allowance is not disbursed by the Lender or Successor (as applicable)) reduce the Rent by the amount of the unadvanced Finish Work Allowance amortized over the Term with interest at the rate of 8% per annum; or (B) from and after the date that Tenant has made Tenant’s first payment towards the Excess Costs under the FW Contract under the Work Letter, Tenant shall have the right, by giving a Succession Election Notice to the Lender or Successor (as applicable) within sixty (60) days following notice of such acquisition, to either (X) terminate the Lease, or (Y) continue the Lease and complete the Finish Work itself at its expense and otherwise in accordance with the terms of the Lease and (to the extent the Finish Work Allowance is not disbursed by the Lender or Successor (as applicable)) reduce the Rent by the amount of the unadvanced Finish Work Allowance amortized over the Term with interest at the rate of 8% per annum; provided, however, that the Lender or Successor (as applicable) can render any Succession Election Notice pursuant to clause (A) or (B), above, null and void and of no force and effect if, within thirty (30) days after the giving of such notice by Tenant, the Lender or Successor (as applicable) agrees to be bound by the applicable provisions of the Lease.  Tenant’s failure to give a Succession Election Notice in the time period(s) required above shall be deemed to be an election pursuant to the clause (II) or (Y) of the immediately preceding sentence, as applicable,

Tenant agrees that any person or entity which at any time hereafter becomes the landlord under the Lease, including without limitation, Lender or any Successor, shall, be liable only for the performance of the obligations of the landlord which arise during the period of its ownership of the Premises (such as any obligation to reconcile payments of Total Operating Costs pursuant to Section 4.02 of the Lease) on account of the fiscal year in which the Lender or any Successor succeeds to Landlord, provided that if the amount of any credit or offset against Additional Rent on account of an overpayment of Total Operating Costs pursuant to Section 4.02 attributable to the period prior to such succession is more than 5% of Additional Rent due in any one month, then the amount credited or offset in any one month after such succession shall not exceed 5% of the Additional Rent and the excess amount of the overpayment shall be carried forward until Tenant is reimbursed (or otherwise receives a credit against Additional Rent) in full) and shall not otherwise be liable for any obligations of the landlord under the Lease which arise prior to or subsequent to such ownership.  Tenant further agrees that any such liability shall be limited to the interest of Lender or such Successor in the Property and in the rents, proceeds and profits therefrom.

6.                                      Right to Cure Defaults.  Tenant agrees to give notice to Lender of any default by Landlord under the Lease, specifying the nature of such default, and thereupon Lender shall have the right (but not the obligation) to cure such default, and Tenant shall not exercise its remedies under the Lease (other than Tenant’s express termination remedies as provided in Sections 3.01(c), 3.01(d), and 3.01(e)) until it has afforded Lender thirty (30) days after Lender’s receipt of such notice to cure such default and a reasonable period of time in addition thereto (i) if the circumstances are such that said default cannot reasonably be cured within said thirty (30) day period and Lender has commenced and is diligently pursuing such cure (but in any event not exceed 180 days in the aggregate on account of the operation of this clause (i)), plus (ii) an unlimited period during any litigation or enforcement action or proceeding, including a foreclosure, bankruptcy, reorganization, possessory action or a combination thereof.  It is specifically agreed that Tenant shall not require Lender to cure any bankruptcy, insolvency or reorganization default on the part of landlord or any breach by landlord of any representation or warranty.

7.                                      Tenant’s Agreements.  Tenant hereby covenants and agrees that: (i) Tenant shall not pay any rent under the Lease more than one month in advance except as expressly provided in the Lease with respect to security deposits, operating expenses, taxes and the like; (ii) Tenant shall have no right to appear in any foreclosure action under the Security Instrument; (iii) Tenant shall not amend or modify the Lease, and Tenant shall have no right to cancel or terminate the Lease, without Lender’s prior written consent, and any attempted amendment, modification, cancellation or termination of the Lease in violation of the foregoing shall be of no force or effect as to Lender; (iv) Tenant shall not subordinate the Lease to any lien or encumbrance (other than the Security Instrument) without Lender’s prior written consent (provided that Tenant shall not be deemed to be in violation of the provisions of this clause (iv) on account of the automatic subordination described in Sections 2.01(f), 15.01 and 16.13 of the Lease); (v) Tenant shall promptly (or within the applicable period of time provided for in the Lease) deliver to Lender, from time to time, a written estoppel statement in the form, and with the certifications, required by the Lease; and (vi) this Agreement satisfies any requirement in the Lease relating to the granting of a non-disturbance agreement.

8.                                      Miscellaneous.

8.1                               The provisions hereof shall be binding upon and inure to the benefit of Tenant and Lender and their respective successors and assigns;

8.2                               Any demands or requests shall be sufficiently given Tenant if in writing and mailed or delivered by United States certified mail, return receipt requested, postage prepaid, or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, to the address of Tenant as set forth in the Lease or such other address as Tenant may specify from time to time and to Lender if in writing and mailed or delivered by United States certified mail, return receipt requested, postage prepaid, or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt to Lender at its address shown above, with a required copy to                                                                               , or such other address as Lender may specify in writing from time to time;

8.3                               This Agreement may not be changed, terminated or modified orally or in any manner other than by an instrument in writing signed by the parties hereto; (iv) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not part of this Agreement;

8.4                               This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts;

8.5                               This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument as of the day and year first above written.

Tenant

VERTEX PHARMACEUTICALS INCORPORATED

By
Name (Print) ,
Title:

,

Lender

By:
Name (Print)
Title:

THE COMMONWEALTH OF MASSACHUSETTS

County of                                        SS.

On this                      day of                               , 20    , before me, the undersigned notary public, personally appeared                                                    proved to me through satisfactory evidence of identification which was                                            to be the person whose name is signed on the preceding or attached document and acknowledged to me that he signed it voluntarily for its stated purpose in his representative capacity for Vertex Pharmaceuticals Incorporated.

Notary Public
My Commission Expires:

[Seal]

THE COMMONWEALTH OF MASSACHUSETTS

County of                                        SS.

On this                      day of                               , 20    , before me, the undersigned notary public, personally appeared                                                    proved to me through satisfactory evidence of identification which was                                            to be the person whose name is signed on the preceding or attached document and acknowledged to me that he signed it voluntarily for its stated purpose in his representative capacity for                                             .

Notary Public
My Commission Expires:

[Seal]

EXHIBIT 17.01

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.                                         ,

DATE:	, 200

BENEFICIARY:

APPLICANT:

AMOUNT: US$	($ and 00/100 U.S. DOLLARS)

EXPIRATION DATE:	, 200

LOCATION AT OUR COUNTERS IN

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                                      IN YOUR FAVOR AVAILABLE BY YOUR DRAFT IN THE FORM OF “ANNEX 1” ATTACHED DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A DATED STATEMENT SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY READING AS FOLLOWS:

(A)                               WE ARE ENTITLED TO DRAW ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN                                     , AS LANDLORD, AND                                       , AS TENANT

OR

(B)                                                                                  HEREBY CERTIFIES THAT IT HAS RECEIVED NOTICE FROM                                              THAT THE LETTER OF CREDIT NO.                                        WILL NOT BE RENEWED, AND THAT IT HAS NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM                                                      SATISFACTORY TO                            AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE LEASE MENTIONED IN THIS LETTER OF CREDIT IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.  PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT OR CONDITION, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU AND THE APPLICANT BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.

THIS LETTER OF CREDIT MAY BE TRANSFERRED (AND THE PROCEEDS HEREOF ASSIGNED), AT THE EXPENSE OF THE APPLICANT (WHICH PAYMENT SHALL NOT BE A CONDITION TO ANY TRANSFER), ONE OR MORE TIMES BUT IN EACH INSTANCE ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE DATED CERTIFICATION PRIOR TO          A.M.          TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:                                                             , ATTENTION: STANDBY LETTER OF CREDIT SECTION OR BY FACSIMILE TRANSMISSION AT: (        )                         ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (        )                         , ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK IN IMMEDIATELY AVAILABLE U.S. FUNDS DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER

PRESENTATION NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1997 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

WE HEREBY CERTIFY THAT THIS IS AN UNCONDITIONAL AND IRREVOCABLE CREDIT AND AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT TO THE EXTENT INCONSISTENT WITH THE EXPRESS TERMS HEREOF, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1997 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”

DATE:

TO:	RE:	STANDBY LETTER OF CREDIT

NO.

ISSUED BY

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND

FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	(Name of Bank)

SIGNATURE OF BENEFICIARY	(authorized signature)

EXHIBIT 18.01(f)

ALTERNATE ECONOMIC BENEFIT STANDARDS

A TIFA incorporating a Tax increment Financing Plan providing for such exemption percentage as would result in a total savings of $12,000,000 during the first 5 years of the term the Leases from the real estate taxes which otherwise would be payable with respect to the Premises.